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HAMPDEN BANCORP, INC. AND SUBSIDIARIES INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HAMPDEN BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Hampden Bancorp, Inc. Stockholder:

        On November 3, 2014, the board of directors of Hampden Bancorp, Inc. unanimously approved a merger agreement between Hampden Bancorp, Inc. and Berkshire Hills Bancorp, Inc. Hampden Bancorp, Inc. is holding a special meeting on Thursday, March 12, 2015 at 10:00 a.m., Eastern Time, at the Sheraton Springfield Monarch Place Hotel, Springfield, Massachusetts 01144, for its stockholders of record on January 29, 2015, to vote on the proposals necessary to complete the merger. If the merger agreement is approved and the merger is subsequently completed, Hampden Bancorp, Inc. will merge with and into Berkshire Hills Bancorp, Inc., Hampden Bancorp, Inc.'s separate corporate existence will thereupon cease and Berkshire Hills Bancorp, Inc. will continue as the surviving corporation.

        Under the terms of the merger agreement, each outstanding share of Hampden Bancorp, Inc. common stock will be converted into the right to receive 0.81 shares of Berkshire Hills Bancorp, Inc. common stock. Berkshire Hills Bancorp, Inc.'s common stock is listed on the New York Stock Exchange under the symbol "BHLB." On January 29, 2015, the closing price of Berkshire Hills Bancorp, Inc. common stock was $25.49 per share.

        Completion of the merger is subject to the receipt of regulatory approvals and the approval of the stockholders of Hampden Bancorp, Inc., as well as customary conditions.

        Hampden Bancorp, Inc.'s board of directors has unanimously determined that the merger and the merger agreement are in the best interests of Hampden Bancorp, Inc. and its stockholders and unanimously recommends that you vote "FOR" the approval of the merger agreement and "FOR" the advisory, non-binding proposal to approve the merger-related executive compensation payable to Hampden Bancorp, Inc.'s named executive officers. The merger cannot be completed unless a majority of the shares of common stock of Hampden Bancorp, Inc. outstanding and entitled to vote at the special meeting vote to approve the merger agreement. Whether or not you plan to attend the special meeting, please take the time to vote by completing the enclosed proxy card and mailing it in the enclosed envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" the approval of the merger agreement, "FOR" the advisory, non-binding proposal to approve the merger-related executive compensation payable to Hampden Bancorp, Inc.'s named executive officers, and "FOR" the approval of the adjournment of the special meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the merger agreement. If you fail to vote, or you do not instruct your broker how to vote any shares held for you in "street name," it will have the same effect as voting "AGAINST" the merger agreement, but will have no impact on the advisory, non-binding proposal to approve the merger-related executive compensation or the proposal to approve an adjournment of the special meeting.

        The accompanying document is being delivered to Hampden Bancorp, Inc. stockholders as Berkshire Hills Bancorp, Inc.'s prospectus for its offering of Berkshire Hills Bancorp, Inc. common stock in connection with the merger, and as a proxy statement for the solicitation of proxies from Hampden Bancorp, Inc. stockholders to vote for the approval of the merger agreement.

        This Proxy Statement/Prospectus provides you with detailed information about the proposed merger. It also contains or references information about Berkshire Hills Bancorp, Inc. and Hampden Bancorp, Inc. and related matters. You are encouraged to read this document carefully. In particular, you should read the "Risk Factors" section beginning on page 14 for a discussion of certain risks you should consider in evaluating the proposed merger and how it will affect you.

        Voting procedures are described in this Proxy Statement/Prospectus. Your vote is important and I urge you to cast it promptly.

Sincerely,

Glenn S. Welch
President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the securities to be issued under this Proxy Statement/Prospectus or determined if this Proxy Statement/Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities we are offering through this document are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Proxy Statement/Prospectus dated January 29, 2015
and first mailed to stockholders on or about February 2, 2015

WHERE YOU CAN FIND MORE INFORMATION

        Both Berkshire Hills Bancorp, Inc. and Hampden Bancorp, Inc. file annual, quarterly and special reports, proxy statements and other business and financial information with the Securities and Exchange Commission (the "SEC"). You may read and copy any materials that either Berkshire Hills Bancorp, Inc. or Hampden Bancorp, Inc. files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 ((800) 732-0330) for further information on the public reference room. In addition, Berkshire Hills Bancorp, Inc. and Hampden Bancorp, Inc. file reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain these documents, free of charge, from Berkshire Hills Bancorp, Inc. at https://www.berkshirebank.com under the "Investor Relations" tab or from Hampden Bancorp, Inc. at https://www.hampdenbank.com under the "Investors Relations" tab.

        Berkshire Hills Bancorp, Inc. has filed a registration statement on Form S-4 to register with the SEC up to 5,046,735 shares of Berkshire Hills Bancorp, Inc. common stock. This Proxy Statement/Prospectus is a part of that registration statement. As permitted by SEC rules, this Proxy Statement/Prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You should read the registration statement and can obtain a copy of this Proxy Statement/Prospectus, including any amendments, schedules and exhibits, at the addresses set forth below. Statements contained in this document as to the contents of any contract or other documents referred to in this Proxy Statement/Prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This Proxy Statement/Prospectus incorporates by reference documents that Berkshire Hills Bancorp, Inc. and Hampden Bancorp, Inc. have previously filed with the SEC. They contain important information about the companies and their financial condition. See "Where You Can Find More Information" on page 152. These documents are available without charge to you upon written or oral request to the applicable company's principal executive offices. The respective addresses and telephone numbers of such principal executive offices are listed below:

Berkshire Hills Bancorp, Inc.	Hampden Bancorp, Inc.
24 North Street	19 Harrison Ave.
Pittsfield, Massachusetts 01201	Springfield, Massachusetts 01102
Attention: Investor Relations Department	Attention: Investor Relations
(413) 236-3149	(413) 736-1812

        To obtain timely delivery of these documents, you must request the information no later than March 6, 2015 in order to receive them before Hampden Bancorp, Inc.'s special meeting of stockholders.

        Berkshire Hills Bancorp, Inc. common stock is traded on the New York Stock Exchange under the symbol "BHLB," and Hampden Bancorp, Inc. common stock is traded on the NASDAQ Global Market under the symbol "HBNK."

HAMPDEN BANCORP, INC.
19 HARRISON AVENUE
SPRINGFIELD, MASSACHUSETTS 01102

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 12, 2015

        NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Hampden Bancorp, Inc. will be held on Thursday, March 12, 2015 at 10:00 a.m., Eastern Time, at the Sheraton Springfield Monarch Place Hotel, Springfield, Massachusetts 01144, for the following purposes:

          1.     To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 3, 2014, by and between Berkshire Hills Bancorp, Inc. and Hampden Bancorp, Inc. (the "Merger Agreement");

          2.     To consider and vote upon an advisory, non-binding proposal to approve the compensation payable to the named executive officers of Hampden Bancorp, Inc. in connection with the transactions contemplated by the Merger Agreement (the "Merger-Related Executive Compensation");

          3.     To approve one or more adjournments of the special meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement; and

          4.     To transact any other business which may properly come before the special meeting or any adjournment or postponement thereof.

        The merger is described in more detail in this Proxy Statement/Prospectus, which you should read carefully in its entirety before voting. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus. Only Hampden Bancorp, Inc. stockholders of record as of the close of business on January 29, 2015 are entitled to notice of and to vote at the special meeting of stockholders or any adjournments or postponements of the special meeting.

        To ensure your representation at the special meeting of stockholders, please follow the voting procedures described in the accompanying Proxy Statement/Prospectus and on the enclosed proxy card. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted by following the instructions provided in the Proxy Statement/Prospectus.

BY ORDER OF THE BOARD OF DIRECTORS
Glenn S. Welch President and Chief Executive Officer

Springfield, Massachusetts
February 2, 2015

        HAMPDEN BANCORP, INC.'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT, "FOR" THE APPROVAL OF THE MERGER-RELATED EXECUTIVE COMPENSATION, AND "FOR" THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE MERGER AGREEMENT.

 YOUR VOTE IS IMPORTANT!

        WHETHER OR NOT YOU EXPECT TO ATTEND THE HAMPDEN BANCORP, INC. SPECIAL MEETING IN PERSON, HAMPDEN BANCORP, INC. URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such record holder.

        If you have any questions concerning the merger or other matters to be considered at the Hampden Bancorp, Inc. special meeting, would like additional copies of this Proxy Statement/Prospectus or need help voting your shares, please contact Hampden Bancorp, Inc.'s proxy solicitor:

D.F. King & Co.
48 Wall Street
New York, New York 10005
(877) 896-3192 (for stockholders)
(212) 269-5550 (for banks and brokers)
hampden@dfking.com

        PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL BE SENT SEPARATE INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

        The following are answers to certain questions that you may have regarding the merger and the special meeting. We urge you to read carefully the remainder of this Proxy Statement/Prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this Proxy Statement/Prospectus.

Q:
WHY AM I RECEIVING THIS DOCUMENT?

A.
Berkshire Hills Bancorp, Inc. ("BHLB") and Hampden Bancorp, Inc. ("Hampden Bancorp") have agreed to combine under the terms of a merger agreement by and between BHLB and Hampden Bancorp, dated as of November 3, 2014 (the "Merger Agreement"), that is described in this Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A. In order to complete the merger of Hampden Bancorp with and into BHLB (the "Merger"), the stockholders of Hampden Bancorp must vote to approve the Merger Agreement. Hampden Bancorp will hold a special meeting of its stockholders to obtain these approvals. This Proxy Statement/Prospectus contains important information about the Merger, the Merger Agreement, the special meeting of Hampden Bancorp stockholders, and other related matters, and you should read it carefully.

Q:
WHO IS BEING ASKED TO APPROVE MATTERS IN CONNECTION WITH THE MERGER?

A:
Hampden Bancorp stockholders are being asked to vote to approve the merger-related proposals.

  Under Delaware law, which governs the Merger, the Merger cannot be completed unless Hampden Bancorp stockholders vote to approve the Merger Agreement. With this Proxy Statement/Prospectus, Hampden Bancorp's board of directors is soliciting proxies from Hampden Bancorp stockholders to obtain these approvals at the special meeting of Hampden Bancorp stockholders discussed below.

Q:
WHAT WILL HAMPDEN BANCORP STOCKHOLDERS RECEIVE IN THE MERGER?

A:
If the merger-related proposals are approved and the Merger is subsequently completed, each outstanding share of Hampden Bancorp common stock will be converted into the right to receive 0.81 shares of BHLB common stock.

Q:
WHAT WILL HAPPEN TO HAMPDEN BANCORP AS A RESULT OF THE MERGER?

A:
If the Merger is completed, Hampden Bancorp will merge with and into BHLB, and Hampden Bancorp's separate corporate existence will cease to exist. Following the Merger, Hampden Bank, a Massachusetts savings bank and wholly owned subsidiary of Hampden Bancorp, will merge with and into Berkshire Bank, a Massachusetts trust company and wholly owned subsidiary of BHLB, with Berkshire Bank being the surviving bank.

Q:
WHEN WILL THE MERGER BE COMPLETED?

A:
We expect the Merger will be completed when all of the conditions to completion contained in the Merger Agreement are satisfied or waived, including the receipt of required regulatory approvals and the approval of the Merger Agreement by Hampden Bancorp stockholders at the Hampden Bancorp special meeting. We currently expect to complete the Merger early in the second quarter of 2015. However, because fulfillment of some of the conditions to completion of the Merger, such as the receipt of required regulatory approvals, is not entirely within our control, we cannot predict the actual timing of the completion of the Merger.

Q:
WHAT HAPPENS IF THE MERGER IS NOT COMPLETED?

A:
If the Merger is not completed, Hampden Bancorp stockholders will not receive any consideration for their shares of common stock in connection with the Merger. Instead, Hampden Bancorp will remain an independent company and its common stock will continue to be listed and traded on the NASDAQ Global Market. Under specified circumstances, Hampden Bancorp may be required to pay to BHLB a fee with respect to the termination of the Merger Agreement. For more information, please review the sections entitled "Terminating the Merger Agreement" and "Termination Fee" beginning on page 70 of this Proxy Statement/Prospectus.

Q:
WHERE CAN I FIND MORE INFORMATION ABOUT BHLB AND HAMPDEN BANCORP?

A:
You can find more information about BHLB and Hampden Bancorp from the various sources described under the section entitled "Where You Can Find More Information" on page 152 of this Proxy Statement/Prospectus.

Q:
WHEN AND WHERE WILL HAMPDEN BANCORP STOCKHOLDERS MEET?

A:
Hampden Bancorp will hold a special meeting of its stockholders on Thursday, March 12, 2015, at 10:00 a.m., Eastern Time, at the Sheraton Springfield Monarch Place Hotel, Springfield, Massachusetts 01144.

Q:
WHO CAN VOTE AT THE HAMPDEN BANCORP SPECIAL MEETING?

A:
Holders of record of Hampden Bancorp common stock at the close of business on January 29, 2015, the record date for the Hampden Bancorp special meeting, are entitled to vote at the special meeting.

Q:
HOW MANY VOTES MUST BE REPRESENTED IN PERSON OR BY PROXY AT THE HAMPDEN BANCORP SPECIAL MEETING TO HAVE A QUORUM?

A:
The holders of a majority of all of the shares of Hampden Bancorp common stock entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting.

Q:
WHAT MATTERS ARE HAMPDEN BANCORP STOCKHOLDERS BEING ASKED TO APPROVE AT THE HAMPDEN BANCORP SPECIAL MEETING PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS?

A:
Hampden Bancorp stockholders are being asked to approve the Merger Agreement. We refer to the proposal to approve the Merger Agreement as the "Hampden Bancorp Merger Agreement proposal."

  Hampden Bancorp stockholders are also being asked to vote in favor of an advisory, non-binding proposal to approve the Merger-Related Executive Compensation.

  Finally, Hampden Bancorp stockholders are being asked to approve one or more adjournments of the special meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement, which we refer to as the "Hampden Bancorp adjournment proposal."

Q:
WHAT VOTE BY HAMPDEN BANCORP STOCKHOLDERS IS REQUIRED TO APPROVE THE HAMPDEN BANCORP SPECIAL MEETING PROPOSALS?

A:
Assuming a quorum is present at the Hampden Bancorp special meeting, approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Hampden Bancorp common stock entitled to vote on the Merger Agreement. Abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement.

  Approval of the Hampden Bancorp Merger-Related Executive Compensation requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect whether the proposal is approved.

  Approval of the Hampden Bancorp adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect whether the proposal is approved.

  Pursuant to the terms of the Merger Agreement, each of the then directors and three of the executive officers of Hampden Bancorp, who own in aggregate 484,621 shares of Hampden Bancorp common stock, entered into voting agreements with BHLB to vote their respective shares of Hampden Bancorp common stock "FOR" the special meeting proposals. In addition, on January 23, 2015, Clover Partners, L.P., MHC Mutual Conversion Fund, L.P., Clover Investments, L.L.C., Michael C. Mewhinney, Johnny Guerry and Garold R. Base (collectively, the "Clover Group") entered into an agreement with BHLB and Hampden pursuant to which, among other things, the Clover Group agreed to vote the 513,183 shares of Hampden Bancorp common stock that it owns, representing 9.24% of the Hampden Bancorp common stock outstanding. "FOR" the special meeting proposals. Thus, Hampden Bancorp directors, executive officers and their affiliates owning collectively 997,804 shares of Hampden Bancorp common stock, representing 17.96% of the Hampden Bancorp common stock outstanding, have agreed to vote "FOR" the special meeting proposals. BHLB and its subsidiaries and its directors and executive officers also intend to vote the 208,558 shares of Hampden Bancorp common stock that they own, representing 3.75% of the Hampden Bancorp common stock outstanding, "FOR" the special meeting proposals.

Q:
HOW MAY THE HAMPDEN BANCORP STOCKHOLDERS VOTE THEIR SHARES FOR THE SPECIAL MEETING PROPOSALS PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS?

A:
Hampden Bancorp stockholders may vote by completing, signing, dating and returning the proxy card in the enclosed prepaid return envelope, or by following the telephone or Internet voting instructions on the proxy card as soon as possible, or by attending the special meeting and voting in person. This will enable your shares to be represented and voted at the special meeting. If your stock is held in "street name," you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement/Prospectus.

Q:
WILL A BROKER OR BANK HOLDING SHARES IN "STREET NAME" FOR A HAMPDEN BANCORP STOCKHOLDER AUTOMATICALLY VOTE THOSE SHARES FOR THE STOCKHOLDER AT THE HAMPDEN BANCORP SPECIAL MEETING?

A:
No. A broker or bank WILL NOT be able to vote your shares with respect to the Merger Agreement without first receiving instructions from you on how to vote. If your shares are held in "street name," you will receive separate voting instructions with your proxy materials. It is important that you provide timely instruction to your broker or bank to ensure that all shares of

  Hampden Bancorp common stock that you own are voted at the special meeting. The failure of a Hampden Bancorp stockholder whose shares of Hampden Bancorp common stock are held in "street name" to give voting instructions to the broker or bank will have the same effect as a vote "AGAINST" the Hampden Bancorp Merger Agreement proposal.

Q:
WILL HAMPDEN BANCORP STOCKHOLDERS BE ABLE TO VOTE THEIR SHARES AT THE HAMPDEN BANCORP SPECIAL MEETING IN PERSON?

A:
Yes. Submitting a proxy will not affect the right of any stockholder to vote in person at the special meeting. If your hold shares in "street name" and wish to attend the special meeting, you must ask your broker or bank how to vote those shares in person at the special meeting.

Q:
MAY A HAMPDEN BANCORP STOCKHOLDER CHANGE OR REVOKE HIS OR HER VOTE AFTER SUBMITTING A PROXY?

A:
Yes. If you own shares in record name, you can change your vote by:

•
providing written notice of revocation to D.F. King & Co., which must be provided to D.F. King & Co. by the time the special meeting begins;

•
submitting a new proxy card (any earlier proxies will be revoked automatically); or

•
attending the special meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

  If you hold your shares in "street name," you must contact your broker and follow your broker's directions to change your vote.

Q:
WHAT SHOULD A HAMPDEN BANCORP STOCKHOLDER DO IF HE OR SHE RECEIVES MORE THAN ONE SET OF VOTING MATERIALS?

A:
As a Hampden Bancorp stockholder, you may receive more than one set of voting materials, including multiple copies of this Proxy Statement/Prospectus and multiple Hampden Bancorp proxy cards or voting instruction cards. For example, if you hold your Hampden Bancorp shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Hampden Bancorp shares. In addition, if you are a holder of record and your Hampden Bancorp shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this Proxy Statement/Prospectus in the section entitled "Special Meeting of Hampden Bancorp, Inc. Stockholders."

Q:
DO HAMPDEN BANCORP STOCKHOLDERS HAVE DISSENTERS' OR APPRAISAL RIGHTS?

A:
No. Under the Delaware General Corporation Law (the "DGCL"), Hampden Bancorp stockholders do not have appraisal rights in connection with the Merger.

Q:
WHAT DOES HAMPDEN BANCORP'S BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO THE THREE PROPOSALS?

A:
Hampden Bancorp's board of directors unanimously (i) determined that the Merger Agreement and the Merger are in the best interests of Hampden Bancorp and its stockholders, (ii) approved the Merger Agreement and recommended that the Hampden Bancorp stockholders approve the Merger Agreement, and (iii) directed that the Merger Agreement be submitted for consideration by the Hampden Bancorp stockholders. Accordingly, the Hampden Bancorp board of directors unanimously recommends that Hampden Bancorp stockholders vote "FOR" the Hampden Bancorp

  Merger Agreement proposal, "FOR" the advisory, non-binding proposal to approve the Merger-Related Executive Compensation and "FOR" the Hampden Bancorp adjournment proposal.

Q:
DID THE BOARD OF DIRECTORS OF HAMPDEN BANCORP RECEIVE AN OPINION FROM A FINANCIAL ADVISOR WITH RESPECT TO THE MERGER?

A:
Yes. On November 3, 2014, Sterne, Agee & Leach, Inc. ("Sterne Agee") rendered an opinion to the Hampden Bancorp board of directors that as of such date, and based upon and subject to the various factors, assumptions and limitations set forth in its opinion, the consideration offered in the Merger was fair, from a financial point of view, to the Hampden Bancorp stockholders. The full text of Sterne Agee's written opinion is attached as Appendix B to this Proxy Statement/Prospectus. Hampden Bancorp stockholders are urged to read Sterne Agee's written opinion carefully.

Q:
WHAT WILL HAMPDEN BANCORP STOCKHOLDERS RECEIVE IN THE MERGER?

A:
If the merger-related proposals are approved and the Merger is subsequently completed, Hampden Bancorp stockholders will receive 0.81 shares of BHLB common stock for each share of Hampden Bancorp common stock held immediately prior to the Merger. BHLB will not issue any fractional shares of BHLB common stock in the merger. Hampden Bancorp stockholders who would otherwise be entitled to a fractional share of BHLB common stock upon the completion of the Merger will instead receive an amount in cash equal to the product of (i) the fraction of a share of BHLB common stock to which such stockholder would otherwise be entitled multiplied by (ii) the average of the daily closing sale prices of BHLB common stock as reported on the New York Stock Exchange for the five consecutive trading days immediately preceding the closing date of the Merger.

Q:
WHAT ARE THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO HAMPDEN BANCORP STOCKHOLDERS?

A:
The Merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and holders of Hampden Bancorp common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Hampden Bancorp common stock for shares of BHLB common stock in the Merger, except with respect to any cash received instead of fractional shares of BHLB common stock.

  For a more detailed discussion of the material United States federal income tax consequences of the Merger, please see the section entitled "Proposal 1—The Merger—Material Tax Consequences of the Merger" beginning on page 51 of this Proxy Statement/Prospectus.

  The consequences of the Merger to any particular stockholder will depend on that stockholder's particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the Merger.

Q:
ARE THERE RISKS THAT I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR APPROVAL OF THE MERGER-RELATED PROPOSALS?

A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled "Risk Factors" beginning on page 14 of this Proxy Statement/Prospectus.

Q:
WHY ARE HAMPDEN BANCORP STOCKHOLDERS BEING ASKED TO APPROVE, ON AN ADVISORY, NON-BINDING BASIS, CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION?

A:
U.S. federal securities laws require Hampden Bancorp to seek an advisory, non-binding vote with respect to certain payments that may be made to Hampden Bancorp's named executive officers in connection with the Merger.

Q:
WHAT WILL HAPPEN IF HAMPDEN BANCORP STOCKHOLDERS DO NOT APPROVE CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION AT THE SPECIAL MEETING?

A:
The vote with respect to the Merger-Related Executive Compensation is an advisory vote and will not be binding on Hampden Bancorp. Therefore, if the Merger Agreement is approved by Hampden Bancorp's stockholders, the Merger-Related Executive Compensation may still be paid to the Hampden Bancorp named executive officers if and to the extent required or allowed under applicable law even if Hampden Bancorp's stockholders do not approve the Merger-Related Executive Compensation.

Q:
WILL THE MERGER-RELATED EXECUTIVE COMPENSATION BE PAID IF THE MERGER IS NOT CONSUMMATED?

A:
No. Payment of the Merger-Related Executive Compensation is contingent upon the consummation of the Merger.

Q:
SHOULD HAMPDEN BANCORP STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A:
No. Hampden Bancorp stockholders SHOULD NOT send in any stock certificates now. If the Merger is approved, transmittal materials, with instructions for their completion, will be provided to Hampden Bancorp stockholders under separate cover and the stock certificates should be sent at that time.

Q:
WHAT HAPPENS IF I SELL MY SHARES OF HAMPDEN BANCORP COMMON STOCK BEFORE THE SPECIAL MEETING?

A:
The record date for Hampden Bancorp stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the completion of the Merger. If you transfer your shares of Hampden Bancorp common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q:
WHAT DO HAMPDEN BANCORP STOCKHOLDERS NEED TO DO NOW?

A:
After carefully reading and considering the information contained in this Proxy Statement/Prospectus, we are requesting you vote by mail, by telephone, by Internet or by attending the special meeting and voting in person. If you choose to vote by mail, you should complete, sign, date and promptly return the enclosed proxy card. The proxy card will instruct the persons named on the proxy card to vote your Hampden Bancorp shares at the special meeting as you direct. If you sign and send in a proxy card and do not indicate how you wish to vote, your proxy will be voted "FOR" each of the special meeting proposals. Alternatively, you can follow the telephone or Internet voting instructions on your proxy card.

Q:
WHO CAN HELP ANSWER MY QUESTIONS?

A:
If you have any questions about the Merger or the special meeting, or if you need additional copies of this Proxy Statement/Prospectus or the enclosed proxy card, you should contact Hampden Bancorp's proxy solicitor, D.F. King & Co., at (877) 896-3192 (for stockholders) or (212) 269-5550 (for banks and brokers).

 SUMMARY

        This summary highlights selected information in this Proxy Statement/Prospectus and may not contain all of the information important to you. To understand the Merger more fully, you should read this entire document carefully, including the documents attached to this Proxy Statement/Prospectus.

The Companies

Berkshire Hills Bancorp, Inc.
24 North Street
Pittsfield, Massachusetts 01201
(413) 443-5601

        Berkshire Hills Bancorp, Inc., a Delaware corporation, is a bank holding company headquartered in Pittsfield, Massachusetts that was incorporated and commenced operations in 2000. BHLB's common stock is listed on the New York Stock Exchange under the symbol "BHLB." BHLB conducts its operations primarily through Berkshire Bank, a Massachusetts trust company with 91 full service branch offices in Massachusetts, Connecticut, New York and Vermont. Berkshire Bank, America's Most Exciting Bank(SM), is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in Western Massachusetts. Berkshire Bank provides personal and business banking, insurance, and wealth management services. BHLB is also the holding company for Berkshire Insurance Group, an insurance agency in Western Massachusetts. At September 30, 2014, BHLB had total assets of $6.4 billion, total deposits of $4.6 billion and total stockholders' equity of $696.9 million.

Hampden Bancorp, Inc.
19 Harrison Ave.
Springfield, Massachusetts 01102
(413) 736-1812

        Hampden Bancorp, Inc. a Delaware corporation, is a bank holding company headquartered in Springfield, Massachusetts that was incorporated and commenced operations in 2007. Hampden Bancorp's common stock is listed on the NASDAQ Global Market under the symbol "HBNK." Hampden Bancorp conducts its operations primarily through Hampden Bank, a Massachusetts savings bank that offers products and services to meet the financial needs of its customers through its ten branch offices in Hampden County, Massachusetts. Hampden Bank offers a variety of loan and deposit products, as well as insurance and investment products through its Financial Services Division. At September 30, 2014, Hampden Bancorp had total assets of $705.7 million, total deposits of $489.6 million and total stockholders' equity of $85.7 million.

Special Meeting of Hampden Bancorp Stockholders; Required Vote; Agreement with Clover Group (page 27)

        A special meeting of Hampden Bancorp stockholders is scheduled to be held on Thursday, March 12, 2015 at 10:00 a.m., Eastern Time, at the Sheraton Springfield Monarch Place Hotel, Springfield, Massachusetts 01144. At the special meeting, you will be asked to vote on a proposal to approve the Merger Agreement between Hampden Bancorp and BHLB. You will also be asked to vote on an advisory, non-binding proposal to approve the Merger-Related Executive Compensation. You may also be asked to vote to adjourn the special meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement.

        Only Hampden Bancorp stockholders of record as of the close of business on January 29, 2015 are entitled to notice of, and to vote at, the Hampden Bancorp special meeting and any adjournments or postponements of the special meeting.

        Approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Hampden Bancorp common stock entitled to vote on the Merger Agreement. Abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement.

        Approval of the Merger-Related Executive Compensation proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect whether these proposals are approved.

        As of the record date, there were 5,554,440 shares of Hampden Bancorp common stock outstanding and entitled to vote. Directors and executive officers of Hampden Bancorp, as a group, beneficially owning 484,621 shares of Hampden Bancorp common stock, representing approximately 8.72% of the outstanding shares of Hampden Bancorp common stock as of the record date, have agreed to vote their shares in favor of the Merger Agreement at the special meeting. As of the same date, BHLB and its subsidiaries and its directors and executive officers owned 208,558 shares of Hampden Bancorp common stock. This equals 3.75% of the outstanding shares of Hampden Bancorp common stock. BHLB and its subsidiaries and its directors and executive officers intend to vote their shares in favor of the Merger Agreement at the special meeting.

        In September 2014, an entity affiliated with Johnny Guerry, a stockholder of Hampden Bancorp, nominated two candidates (Mr. Guerry and Garold R. Base) for election to the Hampden Bancorp board of directors at Hampden Bancorp's 2014 Annual Meeting of Stockholders (the "2014 Annual Meeting") and began soliciting proxies from Hampden Bancorp's stockholders to elect these two nominees instead of the candidates nominated by the Hampden Bancorp board of directors. At the 2014 Annual Meeting, Messrs. Guerry and Base were elected as directors of Hampden Bancorp. On January 23, 2015, BHLB, Hampden Bancorp, Mr. Guerry and certain of his affiliates (collectively the "Clover Group") entered into an agreement pursuant to which, among other things, BHLB agreed to reimburse the Clover Group for $75,000 of its out-of-pocket expenses incurred in connection with the proxy contest. The agreement requires the Clover Group to repay this amount if the Merger is not consummated, subject to certain exceptions. Pursuant to the agreement, the Clover Group also agreed to vote the 513,183 shares of Hampden Bancorp common stock which it owns, representing 9.24% of the outstanding shares of Hampden Bancorp common stock, in favor of the special meeting proposals. This agreement also contains customary mutual releases and nondisparagement provisions.

The Merger and the Merger Agreement (page 30)

        BHLB's acquisition of Hampden Bancorp is governed by the Merger Agreement. The Merger Agreement provides that if all of the conditions to the Merger contained in the Merger Agreement are satisfied or waived, Hampden Bancorp will be merged with and into BHLB, with BHLB as the surviving entity. We encourage you to read the Merger Agreement, which is included as Appendix A to this Proxy Statement/Prospectus.

In the Merger, Hampden Bancorp Stockholders Will Receive Shares of BHLB Common Stock (page 49)

        Under the Merger Agreement, each outstanding share of Hampden Bancorp common stock will be exchanged for 0.81 shares of BHLB common stock (the "exchange ratio"), plus a cash payment for any fractional shares in an amount equal to the product of (i) the fraction of a share of BHLB common stock to which a Hampden Bancorp stockholder otherwise would be entitled multiplied by (ii) the average of the daily closing sales prices of BHLB common stock as reported on the New York Stock Exchange for the five consecutive trading days immediately preceding the closing date of the Merger.

Comparative Market Prices (page 24)

        The following table shows the closing price per share of BHLB common stock and the equivalent price per share of Hampden Bancorp common stock, after giving effect to the Merger, on November 3, 2014, which is the last day on which shares of BHLB common stock traded preceding the public announcement of the Merger, and on January 29, 2015, the most recent practicable date prior to the mailing of this Proxy Statement/Prospectus. The equivalent price per share of Hampden Bancorp common stock was computed by multiplying the price of a share of BHLB common stock by the exchange ratio. See "Proposal 1—The Merger—Consideration to be Received in the Merger" on page 49.

	Berkshire Hills Bancorp, Inc. Common Stock	Equivalent Price Per Share of Hampden Bancorp, Inc. Common Stock
November 3, 2014	$25.73	$20.84
January 29, 2015	$25.49	$20.65

Recommendation of Hampden Bancorp board of directors (page 35)

        The Hampden Bancorp board of directors has unanimously approved the Merger Agreement. The Hampden Bancorp board believes that the Merger Agreement and the Merger are in the best interests of Hampden Bancorp and its stockholders, and therefore unanimously recommends that Hampden Bancorp stockholders vote "FOR" the proposal to approve the Merger Agreement. In reaching this decision, Hampden Bancorp's board of directors considered a variety of factors, which are described in "Proposal 1—The Merger—Hampden Bancorp's Reasons for the Merger."

        In addition, the Hampden Bancorp board of directors unanimously recommends that Hampden Bancorp stockholders vote "FOR" the advisory, non-binding proposal to approve the Merger-Related Executive Compensation and "FOR" the approval of the adjournment of the special meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement.

Opinion of Hampden Bancorp's Financial Advisor (page 38)

        On November 3, 2014, Sterne Agee, rendered an opinion to the Hampden Bancorp board of directors that as of such date, and based upon and subject to the various factors, assumptions and limitations set forth in its opinion, the consideration offered in the Merger was fair, from a financial point of view, to the holders of Hampden Bancorp common stock. We encourage you to read the full text of Sterne Agee's written opinion, which is included as Appendix B to this Proxy Statement/Prospectus.

Regulatory Matters Relating to the Merger (page 53)

        Under the terms of the Merger Agreement, the Merger cannot be completed unless it is first approved by the Federal Deposit Insurance Corporation ("FDIC"), the Massachusetts Commissioner of Banks (the "Commissioner"), the Massachusetts Board of Bank Incorporation ("BBI"), and the Board of Governors of the Federal Reserve System (the "Federal Reserve"). BHLB has filed the required applications. As of the date of this Proxy Statement/Prospectus, BHLB has not received any approvals from these regulators. While BHLB does not know of any reason why it would not obtain approval in a timely manner, BHLB cannot be certain when or if it will receive regulatory approval.

Conditions to Completing the Merger (page 61)

        The completion of the Merger is subject to the fulfillment of a number of conditions, including:

  •
  approval of the Merger Agreement by Hampden Bancorp stockholders;

  •
  receipt of all required regulatory approvals and the expiration of all statutory waiting periods;

  •
  authorization for listing on the New York Stock Exchange of the shares of BHLB common stock to be issued in the merger;

  •
  effectiveness of the registration statement of which this Proxy Statement/Prospectus is a part of;

  •
  the absence of any order, decree, injunction, statute, rule or regulation that enjoins or prohibits the consummation of the Merger;

  •
  performance in all material respects by each of BHLB and Hampden Bancorp of its obligations under the Merger Agreement unless waived by the other party;

  •
  receipt by each of BHLB and Hampden Bancorp of an opinion from its respective legal counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

  •
  subject to the materiality standards provided in the Merger Agreement, the continued accuracy of representations and warranties made on the date of the Merger Agreement; and

  •
  no material adverse effect with respect to either party has occurred.

Terminating the Merger Agreement (page 70)

        The Merger Agreement may be terminated by mutual written agreement of BHLB and Hampden Bancorp at any time prior to the completion of the Merger. Additionally, subject to the conditions and circumstances described in the Merger Agreement, either BHLB or Hampden Bancorp may terminate the Merger Agreement if, among other things, any of the following occur:

  •
  the Merger has not been consummated by November 3, 2015, or such later date as shall have been agreed to in writing by BHLB and Hampden Bancorp, unless the failure to complete the Merger by that time was due to such party's material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement;

  •
  Hampden Bancorp stockholders do not approve the Merger Agreement at the Hampden Bancorp special meeting;

  •
  a required regulatory approval, consent or waiver is denied or any governmental entity prohibits the consummation of the Merger or the transactions contemplated by the Merger Agreement; or

  •
  there is a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement, which breach cannot be cured prior to the closing date, or has not been cured within 30 days after the giving of written notice to such party of such breach.

        Hampden Bancorp may terminate the Merger Agreement if BHLB's stock price falls below thresholds set forth in the Merger Agreement and BHLB does not increase the exchange ratio pursuant to a prescribed formula.

        BHLB may terminate the Merger Agreement if (i) Hampden Bancorp receives a superior proposal and has entered into an acquisition agreement with respect to the superior proposal in accordance with the provisions of the Merger Agreement, (ii) the board of directors of Hampden Bancorp submits the Merger Agreement to the Hampden Bancorp stockholders without a recommendation for approval, or

(iii) the board of directors of Hampden Bancorp withdraws, modifies or changes its recommendation to stockholders for approval of the Merger Agreement, after having consulted with and considered the advice of its financial and legal advisors.

        Hampden Bancorp may also terminate the Merger Agreement if Hampden Bancorp has received a superior proposal and the board of directors of Hampden Bancorp had made a determination to accept such superior proposal and complied with the provisions of the Merger Agreement.

Termination Fee (page 71)

        Under certain circumstances described in the Merger Agreement, in connection with the termination of the Merger Agreement, Hampden Bancorp will pay BHLB a $4.7 million termination fee. See "Proposal 1—The Merger—Termination Fee" for a list of the circumstances under which a termination fee is payable.

Interests of Certain Persons in the Merger that are Different from Yours (page 54)

        Officers and directors of Hampden Bancorp have employment and other compensation agreements or economic interests that give them interests in the Merger that are different from, or in addition to, their interests as Hampden Bancorp stockholders. These interests include certain payments and benefits that may be provided to directors and executive officers of Hampden Bancorp upon completion of the Merger, including acceleration of stock options and restricted stock awards, payments under change in control agreements to certain executive officers of Hampden Bancorp, payment of stay bonuses to certain executive officers of Hampden Bancorp that remain employed through the closing of the Merger, and other benefits upon termination of their employment under specified circumstances at the time of or following the Merger, including cash severance and continued health insurance benefits. The Hampden Bancorp board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, and in recommending to the Hampden Bancorp stockholders that the Merger Agreement be approved.

Accounting Treatment of the Merger (page 51)

        The Merger will be accounted for using the acquisition method in accordance with U.S. generally accepted accounting principles.

Comparison of Rights of Stockholders (page 144)

        The rights of Hampden Bancorp stockholders will change as a result of the Merger due to differences in BHLB's and Hampden Bancorp's governing documents. The rights of Hampden Bancorp stockholders are governed by Delaware law and by Hampden Bancorp's certificate of incorporation and bylaws, each as amended to date. Upon the completion of the Merger, Hampden Bancorp stockholders will become stockholders of BHLB, as the continuing legal entity after the Merger, and the rights of Hampden Bancorp stockholders will therefore be governed by BHLB's certificate of incorporation and bylaws. See "Comparison of Rights of Stockholders" beginning on page 144 for a summary of the material differences between the respective rights of Hampden Bancorp and BHLB stockholders.

No Dissenters' or Appraisal Rights (page 29)

        Under the DGCL, Hampden Bancorp stockholders will not be entitled to any appraisal rights or dissenters' rights in connection with the Merger. See "No Dissenters' or Appraisal Rights."

Material Tax Consequences of the Merger (page 51)

        The Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and it is a condition to the respective obligations of each of BHLB and Hampden Bancorp to complete the Merger that it receives a legal opinion to that effect. Subject to the limitations and qualifications described in "Material U.S. Federal Income Tax Consequences of the Merger," the Merger generally will be tax-free to a holder of Hampden Bancorp common stock for U.S. federal income tax purposes as to the shares of BHLB common stock he or she receives in the Merger, except for any gain or loss that may result from the receipt of cash instead of fractional shares of BHLB common stock that such holder of Hampden Bancorp common stock would otherwise be entitled to receive.

        This tax treatment may not apply to all Hampden Bancorp stockholders. Determining the actual tax consequences of the Merger to Hampden Bancorp stockholders can be complicated. Hampden Bancorp stockholders should consult their own tax advisor for a full understanding of the Merger's tax consequences that are particular to each stockholder.

        For further information, please see "Proposal 1—The Merger—Material Tax Consequences of the Merger."

Risk Factors (page 14)

        You should consider all the information contained in or incorporated by reference into this Proxy Statement/Prospectus in deciding how to vote for the proposals presented in the Proxy Statement/Prospectus. In particular, you should consider the factors described under "Risk Factors."

RISK FACTORS

        In addition to the other information contained in or incorporated by reference into this Proxy Statement/Prospectus, including the matters addressed under the section "Caution About Forward-Looking Statements" beginning on page 19, you should consider carefully the risk factors described below, in deciding how to vote. You should also read and consider the risk factors associated with the business of BHLB because these risk factors may affect the operations and financial results of the combined company. These risk factors may be found in the BHLB Quarterly Report on Form 10-Q for the nine months ended September 30, 2014 and the BHLB Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Because the market price of BHLB common stock will fluctuate, Hampden Bancorp stockholders cannot be certain of the market value of the merger consideration they will receive.

        Upon completion of the Merger, each share of Hampden Bancorp common stock will be converted into the right to receive 0.81 shares of BHLB common stock. There will be no adjustment to the exchange ratio (except for adjustments to reflect the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar transaction with respect to Hampden Bancorp common stock), and Hampden Bancorp does not have a right to terminate the Merger Agreement based upon changes in the market price of BHLB common stock, subject to the limited exception described below. Accordingly, the dollar value of BHLB common stock that Hampden Bancorp stockholders will receive upon completion of the Merger will depend upon the market value of BHLB common stock at the time of completion of the Merger, which may be lower or higher than the closing price of BHLB common stock on the last full trading day preceding public announcement that BHLB and Hampden Bancorp entered into the Merger Agreement, the last full trading day prior to the date this Proxy Statement/Prospectus was mailed or the date of the Hampden Bancorp special meeting. The market values of BHLB common stock and Hampden Bancorp common stock have varied since BHLB and Hampden Bancorp entered into the Merger Agreement and will continue to vary in the future due to changes in the business, operations or prospects of BHLB and Hampden Bancorp, market assessments of the Merger, regulatory considerations, market and economic considerations, and other factors, most of which are beyond Hampden Bancorp's control. Accordingly, at the time of the Hampden Bancorp special meeting, Hampden Bancorp stockholders will not necessarily know or be able to calculate the value of the stock consideration they would be entitled to receive upon completion of the Merger. You should obtain current market quotations for shares of BHLB common stock and for shares of Hampden Bancorp common stock. See "Market Price and Dividend Information" for ranges of historic market prices of Hampden Bancorp and BHLB common stock.

        If, on the date on which all regulatory approvals for the Merger have been received, the average closing price of BHLB common stock for the ten-trading day period ending on such date is less than $20.62, and since the date of the Merger Agreement the percentage decrease in the market price of BHLB common stock is more than 20% greater than any percentage decrease in the average market price of a prescribed index, Hampden Bancorp may elect to terminate the Merger Agreement. If Hampden Bancorp provides notice of its intent to terminate, BHLB will have the option of paying additional consideration, as specified in the Merger Agreement, in order to proceed with the Merger.

Hampden Bancorp will be subject to business uncertainties and contractual restrictions while the Merger is pending.

        Uncertainty about the effect of the Merger on employees and customers may have an adverse effect on Hampden Bancorp. These uncertainties may impair Hampden Bancorp's ability to attract, retain and motivate key personnel until the Merger is completed, and could cause customers and others who deal with Hampden Bancorp to seek to change existing business relationships with Hampden Bancorp. Hampden Bancorp employee retention and recruitment may be particularly challenging prior to the effective time of the Merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company.

        The pursuit of the Merger and the preparation for the integration may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect Hampden Bancorp's financial results. In addition, the Merger Agreement requires that Hampden Bancorp operate in the usual, regular and ordinary course of business and restricts Hampden Bancorp from taking certain actions prior to the effective time of the Merger or termination of the Merger Agreement without BHLB's consent in writing. These restrictions may prevent Hampden Bancorp from pursuing attractive business opportunities that may arise prior to the completion of the Merger.

Failure to complete the Merger could negatively impact the stock price and future business and financial results of Hampden Bancorp.

        Hampden Bancorp has already incurred substantial expenses in connection with the Merger. If the Merger is not completed, the ongoing business of Hampden Bancorp may be adversely affected and Hampden Bancorp will be subject to several risks and consequences, including the following:

  •
  If the Merger Agreement is terminated under specified circumstances, Hampden Bancorp will be required to pay a termination fee of $4.7 million if Hampden Bancorp terminates the Merger Agreement and accepts a superior proposal thereafter;

  •
  Hampden Bancorp will be required to pay certain costs relating to the Merger, whether or not the Merger is completed, such as legal, accounting, financial advisory and printing fees;

  •
  under the Merger Agreement, Hampden Bancorp is subject to certain restrictions on the conduct of its business prior to completing the Merger, which may adversely affect its operating results;

  •
  matters relating to the Merger may require substantial commitments of time and resources by Hampden Bancorp management, which could otherwise have been devoted to other opportunities that may have been beneficial to Hampden Bancorp as an independent company;

  •
  Hampden Bancorp may experience negative reactions from the financial markets and from its customers and employees; and

  •
  Hampden Bancorp could be subject to litigation related to any failure to complete the Merger or to enforcement proceedings to perform its obligations under the Merger Agreement.

        If the Merger is not completed, Hampden Bancorp cannot assure its stockholders that the risks described above will not materialize and will not materially affect the business, financial results and stock prices of Hampden Bancorp.

The termination fee and the restrictions on solicitation contained in the Merger Agreement may discourage other companies from trying to acquire Hampden Bancorp.

        Until the completion of the Merger, with some exceptions, Hampden Bancorp is prohibited from soliciting, initiating, knowingly encouraging or participating in any discussion of or otherwise considering any inquiry or proposal that may lead to an acquisition proposal, such as a merger or other business combination transaction, with any person other than BHLB. In addition, Hampden Bancorp has agreed to pay a termination fee of $4.7 million if Hampden Bancorp accepts a superior proposal to BHLB in the event that the Merger Agreement is terminated under certain circumstances, including involving Hampden Bancorp's failure to abide by certain obligations not to solicit acquisition proposals. See "Proposal 1—The Merger—Termination Fee". These provisions could discourage other companies that might have an interest in acquiring all or a significant part of Hampden Bancorp from considering or proposing such an acquisition even though those other companies might be willing to offer greater value to Hampden Bancorp stockholders than BHLB has offered in the Merger. The payment of the termination fee could also have a material adverse effect on Hampden Bancorp's financial condition.

Certain of Hampden Bancorp's officers and directors have interests that are different from, or in addition to, interests of Hampden Bancorp stockholders generally.

        You should be aware that the directors and officers of Hampden Bancorp have interests in the Merger that are different from, or in addition to, the interests of Hampden Bancorp stockholders generally, including the acceleration of unvested stock options and restricted stock awards, and provisions in the Merger Agreement relating to indemnification of directors and officers and insurance for directors and officers of Hampden Bancorp for events occurring before the Merger. Two current Hampden Bancorp board members will join the BHLB board of directors upon completion of the Merger. Glenn S. Welch, Hampden Bancorp's President and Chief Executive Officer, Tara G. Corthell, Hampden Bancorp's Chief Financial Officer, and Luke D. Kettles, Hampden Bancorp's Chief Lending Officer, have executed employment compensation proposals with BHLB that provide for, among other things, stay bonuses. In addition, Mr. Welch will join the management team of BHLB. Certain officers of Hampden Bancorp may receive severance payments under existing employment or change-in-control agreements. For a more detailed discussion of these interests, see "Proposal 1—The Merger—Interests of Certain Persons in the Merger that are Different from Yours."

Hampden Bancorp stockholders will have a reduced ownership and voting interest after the Merger and will exercise less influence over management of the combined organization.

        Hampden Bancorp stockholders currently have the right to vote in the election of the Hampden Bancorp board of directors and on various other matters affecting Hampden Bancorp. Upon the completion of the Merger, each Hampden Bancorp stockholder will become a stockholder of BHLB with a percentage ownership of the combined organization that is significantly smaller than the stockholder's percentage ownership of Hampden Bancorp. It is expected that the former stockholders of Hampden Bancorp as a group will receive shares in the Merger constituting approximately 14% of the outstanding shares of BHLB common stock immediately after the Merger, representing less than a majority of the ownership and voting power of BHLB. As a result, Hampden Bancorp stockholders will have significantly less influence on the management and policies of BHLB than they now have on the management and policies of Hampden Bancorp.

The shares of BHLB common stock to be received by Hampden Bancorp stockholders receiving the stock consideration as a result of the Merger will have different rights from shares of Hampden Bancorp common stock.

        Following completion of the Merger, Hampden Bancorp stockholders will no longer be stockholders of Hampden Bancorp but will instead be stockholders of BHLB. Although Hampden Bancorp and BHLB are each incorporated under Delaware law, there will be important differences between the current rights of Hampden Bancorp stockholders and the rights of BHLB stockholders that may be important to Hampden Bancorp stockholders. See "Comparison of Rights of Stockholders" beginning on page 144 for a discussion of the material differences between the rights associated with BHLB common stock and Hampden Bancorp common stock.

The fairness opinion received by Hampden Bancorp's board of directors from Hampden Bancorp's financial advisor does not reflect changes in circumstances subsequent to the date of the fairness opinion.

        Sterne Agee, Hampden Bancorp's financial advisor in connection with the Merger, delivered to the board of directors of Hampden Bancorp its opinion dated November 3, 2014. The opinion does not speak as of the time the Merger will be completed or any date other than the date of such opinion.

The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of BHLB or Hampden Bancorp, changes in general market and economic conditions or regulatory or other factors. Any such changes may materially alter or affect the relative values of BHLB and Hampden Bancorp.

There is no assurance when or even if the Merger will be completed.

        Completion of the Merger is subject to satisfaction or waiver of a number of conditions. See "Proposal 1—The Merger—Conditions to Completing the Merger" on page 61. There can be no assurance that BHLB and Hampden Bancorp will be able to satisfy the closing conditions or that closing conditions beyond their control will be satisfied or waived.

        BHLB and Hampden Bancorp can agree at any time to terminate the Merger Agreement, even if Hampden Bancorp stockholders have already voted to approve the Merger Agreement. BHLB and Hampden Bancorp can also terminate the Merger Agreement under other specified circumstances. See "Proposal 1—The Merger—Terminating the Merger Agreement" on page 70.

Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.

        Before the Merger may be completed, certain approvals or consents must be obtained from the various bank regulatory and other authorities in the United States and the Commonwealth of Massachusetts. There can be no assurance as to whether the federal or state regulatory approval will be received or the timing of the approvals. BHLB is not obligated to complete the Merger if the regulatory approvals received in connection with the completion of the Merger include any conditions or restrictions that would constitute a "Material Adverse Effect" as defined in the Merger Agreement. While Hampden Bancorp does not currently expect that any such conditions or restrictions would be imposed, there can be no assurance that they will not be, and such conditions or restrictions could have the effect of delaying or preventing completion of the Merger.

Goodwill incurred in the Merger may negatively affect BHLB's financial condition.

        To the extent that the merger consideration, consisting of the number of shares of BHLB common stock issued or to be issued in the Merger, exceeds the fair value of the net assets, including identifiable intangibles of Hampden Bancorp, that amount will be reported as goodwill by BHLB. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. A failure to realize expected benefits of the Merger could adversely impact the carrying value of the goodwill recognized in the Merger, and in turn negatively affect BHLB's financial condition.

Hampden Bancorp stockholders do not have dissenters' or appraisal rights in the Merger.

        Under the DGCL, stockholders may, in the case of a merger or consolidation, obtain a judicial appraisal of the fair value of their shares if they have neither voted in favor of nor consented in writing to the merger or consolidation. The DGCL provides that no appraisal rights are available for shares of any class or series of stock, which stock, at the record date fixed to determine the stockholders entitled to receive notice of and vote at a meeting of stockholders to act upon an agreement and plan of merger, was either listed on a national securities exchange or held of record by more than 2,000 holders. However, the DGCL permits a corporation to provide appraisal rights in its certificate of incorporation in the case of a charter amendment, any merger or consolidation in which the corporation is a constituent corporation or a sale of all or substantially all of the assets of the corporation. Section 262 of the DGCL provides certain other exceptions to this rule, but none are applicable to the Merger.

        Because Hampden Bancorp common stock is listed on the NASDAQ Global Market, a national securities exchange, and is expected to continue to be so listed on the record date, and Hampden Bancorp's certificate of incorporation does not grant appraisal rights in addition to those provided by the DGCL, holders of Hampden Bancorp common stock will not be entitled to dissenters' or appraisal rights in the Merger with respect to their shares of Hampden Bancorp common stock.

BHLB may be unable to successfully integrate Hampden Bancorp's operations or otherwise realize the expected benefits from the Merger, which would adversely affect BHLB's results of operations and financial condition.

        The Merger involves the integration of two companies that have previously operated independently. The difficulties of combining the operations of the two companies include:

  •
  integrating personnel with diverse business backgrounds;

  •
  combining different corporate cultures; and

  •
  retaining key employees.

        The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the business and the loss of key personnel. The integration of the two companies will require the experience and expertise of certain key employees of Hampden Bancorp who are expected to be retained by BHLB. BHLB may not be successful in retaining these employees for the time period necessary to successfully integrate Hampden Bancorp's operations with those of BHLB. The diversion of management's attention and any delay or difficulty encountered in connection with the Merger and the integration of the two companies' operations could have an adverse effect on the business and results of operation of BHLB following the Merger.

        The success of the Merger will depend, in part, on BHLB's ability to realize the anticipated benefits and cost savings from combining the business of BHLB with Hampden Bancorp. If BHLB is unable to successfully integrate Hampden Bancorp, the anticipated benefits and cost savings of the Merger may not be realized fully or may take longer to realize than expected. For example, BHLB may fail to realize the anticipated increase in earning and cost savings anticipated to be derived from the acquisition. In addition, as with regard to any merger, a significant decline in asset valuations or cash flows may also cause BHLB not to realize expected benefits.

The price of BHLB common stock might decrease after the Merger.

        Upon completion of the Merger, holders of Hampden Bancorp common stock will become stockholders of BHLB. BHLB common stock could decline in value after the Merger. The market value of BHLB common stock fluctuates based upon various factors, including changes in the business, operations or prospects of BHLB, market assessments of the Merger, regulatory considerations, market and economic considerations, and other factors. Further, the market price of BHLB common stock after the Merger may be affected by factors different from those currently affecting the common stock of BHLB or Hampden Bancorp. The businesses of Hampden Bancorp and BHLB differ and, accordingly, the results of operations of the combined company and the market price of the combined company's shares of common stock may be affected by factors different from those currently affecting the independent results of operations and market prices of common stock of each of Hampden Bancorp and BHLB. For a discussion of the businesses of Hampden Bancorp and BHLB and of certain factors to consider in connection with those businesses, see "Hampden Bancorp's Business," "Hampden Bancorp's Management's Discussion and Analysis of Financial Condition and Results of Operations," and the documents incorporated by reference in this Proxy Statement/Prospectus and referred to under "Where You Can Find More Information" beginning on page 152.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

        Certain statements contained in this document that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to as the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Securities Exchange Act), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can often identify these statements from the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions.

        These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions and the risks and other factors set forth in "Risk Factors," beginning on page 14.

        Additional factors that could cause the results of BHLB or Hampden Bancorp to differ materially from those described in the forward-looking statements can be found in the filings made by BHLB and Hampden Bancorp with the Securities and Exchange Commission, including the BHLB Quarterly Report on Form 10-Q for the nine months ended September 30, 2014, the BHLB Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the Hampden Bancorp Quarterly Report on Form 10-Q for the three months ended September 30, 2014, and the Hampden Bancorp Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

        Because of these and other uncertainties, BHLB's and Hampden Bancorp's actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, BHLB's and Hampden Bancorp's past results of operations do not necessarily indicate BHLB's and Hampden Bancorp's combined future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. Neither BHLB nor Hampden Bancorp is undertaking an obligation to update these forward-looking statements, even though its situation may change in the future, except as required under the federal securities laws. All forward-looking statements contained in this document are qualified by these cautionary statements.

 SELECTED HISTORICAL FINANCIAL INFORMATION

        The following tables show summarized historical financial data for BHLB and Hampden Bancorp. You should read this summary financial information in connection with BHLB's historical financial information, which is incorporated by reference into this document, and in connection with Hampden Bancorp's historical financial information, including Hampden Bancorp's consolidated financial statements beginning on page F-1 of this Proxy Statement/Prospectus.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF BERKSHIRE HILLS BANCORP, INC.

	At September 30,		At December 31,
(In thousands, except per share data)	2014	2013	2013	2012	2011	2010	2009
Selected Financial Data:
Total assets	$6,352,158	$5,450,256	$5,672,799	$5,296,809	$3,992,257	$2,882,298	$2,700,991
Loans(1)	4,552,782	4,023,843	4,180,523	3,988,654	2,956,570	2,142,162	1,961,658
Allowance for loan losses	(34,966)	(33,248)	(33,323)	(33,208)	(32,444)	(31,898)	(31,816)
Securities	1,170,952	789,313	870,091	573,871	533,181	405,953	420,966
Goodwill and other intangible assets	277,294	271,901	270,662	274,258	223,364	173,079	176,100
Total Deposits	4,563,333	3,882,025	3,848,529	4,100,409	3,101,175	2,204,441	1,986,762
Borrowings and subordinated notes	1,040,835	829,685	1,064,107	448,088	237,402	260,301	306,668
Total stockholders' equity	696,937	673,195	678,062	667,265	551,808	387,323	385,148
Non-accrual loans	22,887	28,267	27,455	25,512	24,234	13,712	38,700

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Selected Operating Data:
Total interest and dividend income	$153,026	$155,082	$203,741	$175,939	$138,260	$112,277	$115,476
Total interest expense	20,982	26,172	34,989	32,551	31,740	35,330	45,880

Net interest income	132,044	128,910	168,752	143,388	106,520	76,947	69,596
Service charges and fee income	40,434	39,430	50,525	51,265	33,727	29,859	28,181
All other non-interest income (loss)	(6,864)	3,088	7,707	2,791	2,076	(108)	(3,004)

Total non-interest income	33,570	42,518	58,232	54,056	35,803	29,751	25,177

Total net revenue	165,614	171,428	226,984	197,444	142,323	106,698	94,773
Provision for loan losses	11,070	8,278	11,378	9,590	7,563	8,526	47,730
Total non-interest expense	124,309	120,202	157,359	140,806	116,442	82,137	78,571
Income tax expense (benefit)—continuing operations	7,888	12,342	17,104	13,223	1,884	2,420	(15,597)
Net (loss) income from discontinued operations	—	—	—	(637)	914	—	—

Net income (loss)	$22,347	$30,606	$41,143	$33,188	$17,348	$13,615	$(15,931)

Less: Cumulative preferred stock dividend and accretion	—	—	—	—	—	—	1,030
Less: Deemed dividend from preferred stock repayment	—	—	—	—	—	—	2,954

Net income (loss) available to common stockholders	$22,347	$30,606	$41,143	$33,188	$17,348	$13,615	$(19,915)

	At or For the Nine Months Ended September 30,		At or For the Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Selected Operating Ratios and Other Data:
Performance Ratios:
Return on average assets(2)	0.49%	0.78%	0.78%	0.73%	0.50%	0.50%	(0.74)%
Return on average equity(3)	4.31	6.07	6.09	5.66	3.64	3.55	4.83
Net Interest rate spread (tax equivalent)(4)	3.17	3.61	3.47	3.47	3.38	3.01	2.61
Net interest margin (tax equivalent)(5)	3.27	3.76	3.63	3.62	3.57	3.28	3.00
Non-interest income/total net revenue	20.27	24.80	25.65	27.38	27.16	27.88	26.57
Non-interest expense/average assets	2.04	2.29	2.97	3.11	3.34	2.99	2.93
Capital Ratios:
Stockholders' equity/total assets	10.97	12.35	11.95	12.60	13.82	13.44	14.26
Tier 1 capital to average assets—Berkshire Bank	7.30	8.10	7.99	7.46	8.41	8.04	7.86
Total capital to risk-weighted assets—Berkshire Bank	11.00	11.90	11.62	11.79	11.29	10.61	10.71
Asset Quality Ratios:
Net loans charged-off/average total loans	0.30	0.28	0.29	0.26	0.27	0.42	1.96
Allowance for loan losses/total loans	0.77	0.83	0.80	0.83	1.10	1.49	1.62
Share Data:
Basic earnings per common share	$0.90	$1.23	$1.66	$1.49	$0.97	$0.98	$(1.51)
Diluted earnings per common share	0.90	1.22	1.65	1.49	0.97	0.98	(1.51)
Dividends per common share	0.54	0.54	0.72	0.69	0.65	0.64	0.64
Book value per share	27.69	26.98	27.08	26.53	26.09	27.52	27.68
Market price at (period) year end	23.49	25.11	27.27	23.86	22.19	22.11	20.68
Weighted average common shares outstanding—basic	24,721	24,835	24,802	22,201	17,885	13,862	13,189
Weighted average common shares outstanding—diluted	24,835	25,001	24,965	22,329	17,952	13,896	13,189

Note: All performance ratios are based on average balance sheet amounts where applicable. All quarter to date information is annualized where applicable.

(1)
Loans do not include loans held for sale, which are not material for all years except the year ended December 31, 2012 when loans held for sale totaled $85.4 million.

(2)
Net income (loss) divided by average total assets.

(3)
Net income (loss) divided by average total equity.

(4)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(5)
Net interest margin represents net interest income as a percentage of average interest-earning assets for the year.

Note: Generally accepted accounting principles require that acquired loans be recorded at fair value, whereas historical loans are recorded at cost. In recent years, BHLB has acquired loans as a result of its acquisitions. The fair value of acquired loans includes expected loan losses, and there is no loan loss allowance recorded for acquired loans at the time of acquisition. Accordingly, the ratio of the loan loss allowance to total loans is reduced as a result of the existence of acquired loans, and this measure is not directly comparable to prior periods. Similarly, net loan charge-offs are normally reduced for acquired loans since these loans are recorded net of expected loan losses. Therefore, the ratio of net loan charge-offs to average loans is reduced as a result of the existence of acquired loans, and this measure is not directly comparable to prior periods. Other institutions may have acquired loans, and therefore there may be no direct comparability of these ratios between and among other institutions.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF HAMPDEN BANCORP, INC.

	At September 30,		At June 30,
(In thousands, except per share data)	2014	2013	2014	2013	2012	2011	2010
Selected Financial Data:
Total assets	$705,681	$696,150	$701,497	$652,962	$615,957	$573,326	$585,575
Loans(1)	513,298	487,566	513,616	457,035	412,419	403,581	419,861
Allowance for loan losses	(5,769)	(5,477)	(5,651)	(5,414)	(5,148)	(5,473)	(6,314)
Securities	148,660	145,873	149,886	143,822	148,810	117,152	116,612
Total deposits	489,618	485,669	491,732	474,798	434,832	417,255	420,060
Borrowings	123,778	120,333	116,446	86,992	79,661	47,478	58,196
Total stockholders' equity	85,657	83,983	87,159	83,659	87,160	93,516	94,773
Non-accrual loans	6,580	3,619	5,179	3,979	2,282	6,215	5,692

	For the Three Months Ended September 30,		For the Years Ended June 30,
	2014	2013	2014	2013	2012	2011	2010
Selected Operating Data:
Total interest income	$6,615	$6,149	$25,512	$24,348	$24,833	$25,547	$27,557
Total interest expense	1,283	1,261	5,170	5,485	5,764	7,631	9,740

Net interest income	5,332	4,888	20,342	18,863	19,069	17,916	17,817
Service charges and fee income	550	570	2,168	1,989	1,712	1,862	1,914
All other non-interest income (loss)	419	533	1,470	2,213	1,528	1,074	821

Total non-interest income	969	1,103	3,638	4,202	3,240	2,936	2,735

Total net revenue	6,301	5,991	23,980	23,065	22,309	20,852	20,552
Provision for loan losses	150	100	550	675	425	1,900	4,337
Total non-interest expense	4,321	4,005	16,371	17,639	17,085	17,079	17,101
Income tax expense (benefit)	659	679	2,544	1,777	1,783	559	(533)

Net income (loss)	$1,171	$1,207	$4,515	$2,974	$3,016	$1,314	$(353)

(footnotes begin on next page)

	At or For the Three Months Ended September 30,		At or For the Years Ended June 30,
	2014	2013	2014	2013	2012	2011	2010
Selected Operating Ratios and Other Data:
Performance Ratios:
Return on average assets(2)	0.66%	0.72%	0.65%	0.46%	0.52%	0.23%	(0.06)%
Return on average equity(3)	5.36	5.77	5.30	3.41	3.37	1.40	(0.37)
Net interest rate spread(4)	2.97	2.91	2.91	2.91	3.21	3.02	2.81
Net interest margin(5)	3.17	3.08	3.10	3.14	3.50	3.38	3.29
Non-interest income/total net revenue	15.38	18.41	15.17	18.22	14.52	14.08	13.31
Non-interest expense/average assets	2.44	2.38	2.36	2.75	2.94	2.98	2.98
Capital Ratios:
Stockholders' equity/total assets	12.14	12.06	12.42	12.81	14.15	16.31	16.23
Tier 1 capital to average assets—Hampden Bank	12.10	12.50	12.20	12.70	13.90	15.80	15.80
Total capital to risk-weighted assets—Hampden Bank	17.60	18.00	18.30	19.10	21.20	23.90	23.40
Asset Quality Ratios:
Net loans charged-off/average total loans	0.01	0.01	0.06	0.09	0.19	0.68	0.43
Allowance for loan losses/total loans	1.13	1.13	1.11	1.20	1.26	1.37	1.52
Share Data:
Basic earnings per common share	$0.22	$0.23	$0.85	$0.55	$0.52	$0.21	$(0.05)
Diluted earnings per common share	0.22	0.22	0.83	0.54	0.51	0.21	(0.05)
Dividends per common share	0.08	0.06	0.24	0.18	0.14	0.12	0.12
Book value per share	15.49	14.87	15.43	14.86	14.60	13.75	13.32
Market price at (period) year end	17.19	16.00	16.86	14.91	12.94	13.27	9.50
Weighted average common shares outstanding—basic	5,315	5,275	5,304	5,415	5,807	6,247	6,528
Weighted average common shares outstanding—diluted	5,442	5,402	5,436	5,548	5,889	6,392	6,528
(continuation from previous page)

Note: All quarter to date information is annualized where applicable.

(1)
Includes loans held for sale and deferred loan costs.

(2)
Net income (loss) divided by average total assets.

(3)
Net income (loss) divided by average total equity.

(4)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(5)
Net interest margin represents net interest income as a percentage of average interest-earning assets for the period.

COMPARATIVE PRO FORMA PER SHARE DATA

        The following table summarizes selected share and per share information about BHLB and Hampden Bancorp giving effect to the Merger (which is referred to as "pro forma" information). The data in the table is based on and should be read together with the financial information and the financial statements of BHLB and Hampden Bancorp incorporated by reference or included in this Proxy Statement/Prospectus. The unaudited pro forma information is presented as an illustration only. The data does not indicate the combined book value per share or combined net income per share that would have been reported if the Merger had occurred when indicated, nor is the data a forecast of the combined book value per share or combined net income per share for any future period. In addition to the Merger, BHLB accounted for the purchase of twenty New York branches as a business combination, which was completed in January 2014. The impact of this transaction is included in BHLB's 2014 historical financial information and in the pro forma net income per share for the year 2013. Further information about this branch acquisition and the related pro forma analysis is disclosed in the notes to BHLB's financial statements.

        The pro forma information is based on available information and certain assumptions that BHLB and Hampden Bancorp management believe are reasonable. The pro forma information about book value per share assumes that the Merger took place as of December 31, 2013. The pro forma information about dividends and net income per share assumes that the Merger took place as of January 1, 2013.

        The pro forma financial information includes estimated adjustments related to accounting for business combinations. This information includes scheduled amortization and accretion of purchase accounting adjustments estimated as of September 30, 2014. These adjustments would have been different if they had been recorded on January 1, 2013, and they do not include the impact of expected prepayments. Adjustments are estimated after tax, assuming a tax rate of 40.46% for income and expense related adjustments. The pro forma information also includes the pro forma gain to be recorded on Hampden Bancorp stock already owned by BHLB.

        No adjustments were made to adjust Hampden Bancorp's credit losses or loan loss provision that may not have been necessary had the acquired loans been recorded at fair value as of the beginning of 2013. No pro forma adjustments have been included in this information which reflect potential effects of the Merger related to integration expenses, cost savings, balance sheet changes, or operational synergies which are expected to be obtained by combining the operations of BHLB and Hampden Bancorp, or the costs of combining the companies and their operations.

        Nonrecurring costs directly attributable to the Merger are excluded from the pro forma net income per share. These costs, estimated at $8.1 million are reflected, after taxes, as an adjustment in the pro forma combined book value per share. Pro forma amounts per common share were calculated based on BHLB's actual shares outstanding for the periods presented together with an estimate of BHLB shares to be issued as consideration for the Merger utilizing amounts calculated as of September 30, 2014. It is further assumed that BHLB's cash dividend is based on an annual rate of $0.72 per share. The actual payment of dividends is subject to numerous factors, and no assurance can be given that BHLB will pay dividends following the completion of the Merger or that dividends will not be reduced in the future.

	BHLB Historical	Hampden Bancorp Historical	NY Branch Purchase Historical(1)	Pro Forma Combined(2)(3)(4)	Equivalent Pro Forma Hampden Bancorp(5)
	(Shares and Stockholders' Equity in Thousands)
Basic Net Income Per Common Share
Nine Months Ended September 30, 2014	$0.90	$0.65	$—	$1.04	$0.84
Year Ended December 31, 2013	$1.66	$0.69	$—	$1.64	$1.33
Diluted Net Income Per Common Share
Nine Months Ended September 30, 2014	$0.90	$0.64	$—	$1.03	$0.83
Year Ended December 31, 2013	$1.65	$0.67	$—	$1.62	$1.31
Dividends Declared Per Common Share
Nine Months Ended September 30, 2014	$0.54	$0.20	$—	$0.54	$0.44
Year Ended December 31, 2013	$0.72	$0.22	$—	$0.72	$0.58
Book Value Per Common Share
September 30, 2014	$27.69	$15.49	$—	$26.78	$21.69
December 31, 2013	$27.08	$14.98	$—	$26.19	$21.21
Note:
Common Shares Outstanding:
September 30, 2014	25,172	5,528	—	29,330
December 31, 2013	25,036	5,649	—	29,194
Stockholders' Equity:
September 30, 2014	$696,937	$85,657	$—	$785,457
December 31, 2013	$678,062	$84,614	$—	$764,591

(1)
The New York branch transaction included the acquisition of certain assets and assumption of certain liabilities, and therefore no equity or per share data is applicable on a historical basis.

(2)
The pro forma combined book value per share of BHLB common stock is based on the pro forma common stockholders' equity divided by total pro forma common shares.

(3)
Pro forma dividends per share represent BHLB's historical dividends per share.

(4)
The pro forma combined diluted net income per share of BHLB common stock is based on the pro forma combined diluted net income for the merged entities divided by total pro forma diluted common shares of the combined entities.

(5)
Represents the pro forma combined information multiplied by the 0.81 exchange ratio.

 MARKET PRICE AND DIVIDEND INFORMATION

        BHLB common stock is listed on the New York Stock Exchange under the symbol "BHLB." Hampden Bancorp common stock is quoted on the NASDAQ Global Market under the symbol "HBNK." The following table lists the high and low prices per share for BHLB common stock and Hampden Bancorp common stock and the cash dividends declared by each company for the periods indicated.

	BHLB Common Stock			Hampden Bancorp Common Stock
	High	Low	Dividends	High	Low	Dividends
Quarter Ended
March 31, 2015 (through January 29, 2015)	$26.71	$24.27	$0.19	$21.00	$19.19	—
December 31, 2014	$26.91	$22.84	$0.18	$21.49	$15.05	$0.08
September 30, 2014	$25.11	$22.37	$0.18	$18.40	$16.15	$0.08
June 30, 2014	$26.64	$22.06	$0.18	$16.90	$15.41	$0.06
March 31, 2014	$27.28	$23.95	$0.18	$16.80	$15.65	$0.06
December 31, 2013	$27.86	$24.50	$0.18	$18.42	$15.37	$0.06
September 30, 2013	$29.38	$24.34	$0.18	$16.84	$15.02	$0.06
June 30, 2013	$27.84	$24.62	$0.18	$16.95	$14.78	$0.05
March 31, 2013	$26.01	$23.38	$0.18	$18.13	$14.66	$0.05
December 31, 2012	$24.26	$20.89	$0.18	$15.73	$12.26	$0.04
September 30, 2012	$23.66	$21.19	$0.17	$13.49	$12.44	$0.04

        You should obtain current market quotations for BHLB and Hampden Bancorp common stock, as the market price of BHLB common stock will fluctuate between the date of this document and the date on which the Merger is completed, and thereafter. You can get these quotations on the Internet, from a newspaper or by calling your broker.

        As of January 29, 2015, there were approximately 646 holders of record of Hampden Bancorp common stock. These numbers do not reflect the number of persons or entities who may hold their stock in nominee or "street name" through brokerage firms.

        Following the Merger, the declaration of dividends will be at the discretion of BHLB's board of directors and will be determined after consideration of various factors, including earnings, cash requirements, the financial condition of BHLB, applicable state law and government regulations and other factors deemed relevant by BHLB's board of directors.

 SPECIAL MEETING OF HAMPDEN BANCORP, INC. STOCKHOLDERS

Date, Place, Time and Purpose

        Hampden Bancorp's board of directors is sending you this Proxy Statement/Prospectus to request that you allow your shares of Hampden Bancorp common stock to be represented at the special meeting by the persons named in the enclosed proxy card. At the special meeting, the Hampden Bancorp board of directors will ask you to vote on a proposal to approve the Merger Agreement, as well as a proposal to approve the Merger-Related Executive Compensation. You may also be asked to vote to adjourn the special meeting if necessary to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve the Merger Agreement. The special meeting will be held on Thursday, March 12, 2015 at 10:00 a.m., Eastern Time, at the Sheraton Springfield Monarch Place Hotel, Springfield, Massachusetts 01144.

Who Can Vote at the Special Meeting

        You are entitled to vote if the records of Hampden Bancorp show that you held shares of Hampden Bancorp common stock as of the close of business on January 29, 2015. As of the close of business on that date, a total of 5,554,440 shares of Hampden Bancorp common stock were outstanding. Each share of common stock has one vote. If you are a beneficial owner of shares of Hampden Bancorp common stock held by a broker, bank or other nominee (i.e., in "street name") and you want to vote your shares in person at the special meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

        The special meeting will conduct business only if a majority of the issued and outstanding shares of Hampden Bancorp common stock entitled to vote is present in person or by proxy at the special meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares of Hampden Bancorp common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

        Proposal 1: Approval of the Merger Agreement.    Approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Hampden Bancorp common stock entitled to vote on the Merger Agreement. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the Merger Agreement. Abstentions and broker non-votes will have the same effect as voting against the Merger Agreement.

        Proposal 2: Approval of the Merger-Related Executive Compensation.    Approval of the Merger-Related Executive Compensation proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect whether the proposal is approved.

        Proposal 3: Approval of the adjournment of the special meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement.    The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal to adjourn the special meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement. Abstentions and broker non-votes will not affect whether the proposal is approved.

Shares Held by Hampden Bancorp Officers and Directors and by BHLB; Voting to Approve Merger Agreement

        Directors and executive officers of Hampden Bancorp who own in aggregate 484,621 shares of Hampden Bancorp common stock, representing 8.72% of the Hampden Bancorp common stock outstanding, have agreed to vote their shares in favor of the Merger Agreement at the special meeting. As of January 29, 2015, BHLB and its subsidiaries and its directors and executive officers owned 208,558 shares of Hampden Bancorp common stock. This equals 3.75% of the outstanding shares of Hampden Bancorp common stock. BHLB and its subsidiaries and its directors and executive officers intend to vote their shares in favor of the Merger Agreement at the special meeting.

        In September 2014, the Clover Group nominated two candidates, Mr. Guerry and Mr. Base) for election to Hampden Bancorp's 2014 Annual Meeting and began soliciting proxies from Hampden Bancorp's stockholders to elect these two nominees instead of the candidates nominated by the Hampden Bancorp board of directors. At the 2014 Annual Meeting, Messrs. Guerry and Base were elected as directors of Hampden Bancorp. On January 23, 2015, BHLB, Hampden Bancorp and the Clover Group entered into an agreement pursuant to which, among other things, BHLB agreed to reimburse the Clover Group for $75,000 of its out-of-pocket expenses incurred in connection with the proxy contest. The agreement, requires the Clover Group to repay this amount if the Merger is not consummated, subject to certain exceptions. Pursuant to the agreement, the Clover Group also agreed to vote the 513,183 shares of Hampden Bancorp common stock which it owns, representing 9.24% of the outstanding shares of Hampden Bancorp common stock, in favor of the special meeting proposals. This agreement also contains customary mutual releases and nondisparagement provisions.

Voting and Revocability of Proxies

        You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, Hampden Bancorp recommends that you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.

        Hampden Bancorp stockholders whose shares are held in "street name" by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.

        Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the Merger Agreement, the Merger-Related Executive Compensation and the proposal to adjourn the special meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement. If you are the record holder of your shares of Hampden Bancorp common stock and submit your proxy without specifying a voting instruction, your shares of Hampden Bancorp common stock will be voted "FOR" the proposal to approve the Merger Agreement, "FOR" the advisory, non-binding proposal to approve the Merger-Related Executive Compensation, and "FOR" the proposal to adjourn the special meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement. Hampden Bancorp's board of directors recommends a vote "FOR" approval of the Merger Agreement, "FOR" the Merger-Related Executive Compensation and "FOR" approval of the proposal to adjourn the special meeting if necessary to solicit additional of proxies if there are not sufficient votes to approve the Merger Agreement.

        You may revoke your proxy before it is voted by:

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  filing with D.F. King & Co. a duly executed revocation of proxy;

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  submitting a new proxy with a later date; or

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  voting in person at the special meeting.

        Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:

        D.F. King & Co.
        48 Wall Street
        New York, New York 10005

        If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. Hampden Bancorp does not know of any other matters to be presented at the meeting.

Solicitation of Proxies

        Hampden Bancorp will pay for this proxy solicitation. In addition to soliciting proxies by mail, D.F. King & Co., a proxy solicitation firm, will assist Hampden Bancorp in soliciting proxies for the special meeting. Hampden Bancorp will pay $20,000, plus expenses, for these services. Hampden Bancorp will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Additionally, directors, officers and employees of Hampden Bancorp may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies.

NO DISSENTERS' OR APPRAISAL RIGHTS

        Hampden Bancorp stockholders do not have dissenters' or appraisal rights under the DGCL because, at the record date fixed to determine the stockholders entitled to receive notice of the Hampden Bancorp special meeting, Hampden Bancorp's common stock was listed on a national securities exchange and Hampden Bancorp's certificate of incorporation does not grant appraisal rights in addition to those provided by the DGCL.

        The DGCL provides that stockholders may, in the case of a merger or consolidation, obtain a judicial appraisal of the fair value of their shares if they have neither voted in favor of nor consented in writing to the merger or consolidation. Under the DGCL, unless a corporation's certificate of incorporation contains provisions to the contrary (and Hampden Bancorp's certificate of incorporation does not), Section 262 of the DGCL provides that no appraisal rights are available for shares of any class or series of stock, which stock, at the record date fixed to determine the stockholders entitled to receive notice of and vote at a meeting of stockholders to act upon an agreement and plan of merger, was either listed on a national securities exchange or held of record by more than 2,000 holders. Section 262 of the DGCL provides certain exceptions to this rule, but none are applicable to the Merger. Hampden Bancorp's common stock is listed on the NASDAQ Global Market, which is a national securities exchange. Consequently, Hampden Bancorp stockholders do not have appraisal rights in connection with the Merger.

 PROPOSAL 1—THE MERGER

        The following summary of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated by reference into this Proxy Statement/Prospectus. You should read the Merger Agreement completely and carefully as it, rather than this description, is the legal document that governs the Merger.

General

        The Merger Agreement provides for the merger of Hampden Bancorp with and into BHLB, with BHLB continuing as the surviving entity. Following the merger of Hampden Bancorp with and into BHLB, BHLB will merge Hampden Bank with and into Berkshire Bank, with Berkshire Bank continuing as the surviving bank.

Background of the Merger

        From time to time, the Hampden Bancorp board of directors (the "Hampden Bancorp Board") has considered various strategic alternatives to enhance stockholder value, including potential acquisitions, strategic partnerships and merger transactions. In this regard, on November 4, 2013, Hampden Bancorp engaged Sterne Agee to act as its exclusive financial advisor to assist the Hampden Bancorp Board in its evaluation of its business plan and its review of its strategic options. In its capacity as exclusive financial advisor to Hampden Bancorp, Sterne Agee made presentations to Hampden Bancorp management in November 2013 and the Hampden Bancorp Board in February 2014 and September 2014 on various topics, including a market and financial analysis of Hampden Bancorp, a discussion of the banking market and the mergers and acquisitions ("M&A") environment generally, and an analysis of potential strategic partnerships or mergers for Hampden Bancorp. Following these presentations, the Hampden Bancorp Board discussed the various strategic alternatives available to Hampden Bancorp, including remaining independent, pursuing potential acquisitions or pursuing a strategic partnership or merger. During this period of time, Glenn Welch, President and Chief Executive Officer ("CEO") of Hampden Bancorp, had discussions with the CEOs of several potential strategic partners (including Michael Daly, President and CEO of BHLB) concerning the banking market and M&A environment generally and the possibility of a strategic transaction with Hampden Bancorp. These discussions were general in nature and no specific deal terms were discussed.

        Clover Partners, L.P. ("Clover") has been a stockholder of Hampden Bancorp since August 2012. Since that time, Clover has engaged in an active dialogue with Hampden Bancorp regarding a variety of topics, including whether or not Hampden Bancorp should consider a potential sale. At Hampden Bancorp's 2013 Annual Meeting of Stockholders, Clover engaged in a proxy contest to, among other things, elect two of its candidates to the Hampden Bancorp Board. This contest was unsuccessful and the Hampden Bancorp Board's nominees were reelected at the 2013 Annual Meeting of Stockholders. On August 4, 2014, Clover nominated two candidates (Johnny Guerry and Garold Base) for election to the Hampden Bancorp Board at Hampden Bancorp's 2014 Annual Meeting). In September 2014, Clover filed proxy solicitation materials with the Securities and Exchange Commission (the "SEC") and began soliciting proxies from Hampden Bancorp's stockholders to elect Clover's two nominees instead of the candidates nominated by the Hampden Bancorp Board. The 2014 Annual Meeting was scheduled to be held on November 4, 2014.

        On October 21, 2014, Mr. Welch and Mr. Daly met at Mr. Daly's invitation. At this meeting, Mr. Daly indicated BHLB's interest in acquiring Hampden Bancorp in a stock-for-stock transaction. In this discussion, Mr. Daly stated that BHLB would not participate in an auction process, and would only proceed with a potential transaction if Hampden Bancorp agreed to negotiate with BHLB on an exclusive basis.

        On October 22, 2014, Mr. Welch informed various members of the Hampden Bancorp Board and Sterne Agee about his meeting with Mr. Daly and BHLB's potential interest in acquiring Hampden Bancorp in a stock-for-stock transaction. Following these discussions, it was agreed that Sterne Agee would contact Mr. Daly to determine BHLB's level of interest in a potential transaction and to request that BHLB formalize its interest in a written proposal which could then be considered by the Hampden Bancorp Board.

        On October 23, 2014, Sterne Agee had a call with Mr. Daly in which Mr. Daly confirmed BHLB's interest in acquiring Hampden Bancorp in a stock-for-stock transaction in which each outstanding share of Hampden Bancorp common stock would be exchanged for between 0.80 and 0.84 shares of BHLB common stock.

        On October 24, 2014, Sterne Agee had an additional call with Mr. Daly and encouraged Mr. Daly to submit a written proposal with an exchange ratio of 0.84 rather than a range of between 0.80 and 0.84. Later that day, BHLB submitted to the Hampden Bancorp Board a written proposal (the "October 24th Proposal") to acquire Hampden Bancorp at a fixed exchange ratio of 0.84 of a share of BHLB common stock for each share of Hampden Bancorp common stock, subject to the completion of due diligence and the negotiation and execution of a mutually satisfactory definitive merger agreement. In its proposal, BHLB also stated that, among other things, it was willing to add up to two Hampden Bancorp directors to the BHLB Board of Directors and to offer Mr. Welch, Tara Corthell (the Chief Financial Officer and Treasurer of Hampden Bancorp) and Luke Kettles (the Chief Lending Officer of Hampden Bancorp) employment positions with BHLB following the closing of the transaction. In connection with the October 24th Proposal, BHLB also requested a 30-day exclusivity period and indicated it would work to finalize its due diligence of Hampden Bancorp and sign definitive documentation for the transaction by November 3, 2014.

        On October 27, 2014, the Hampden Bancorp Board held a meeting to consider BHLB's proposal. At this meeting, Sterne Agee provided the Hampden Bancorp Board with, among other things, a valuation analysis of the proposed BHLB offer. Sterne Agee also discussed with the Hampden Bancorp Board the advantages and disadvantages of an exclusive negotiated transaction with BHLB as opposed to an auction process, and also provided the directors with an overview of BHLB. Additionally, Sterne Agee reviewed with the Hampden Bancorp Board a list of 13 other potential merger partners as well as an analysis of the potential prices per share of Hampden Bancorp common stock that the 13 other potential merger partners could theoretically pay in both a stock and cash scenario and in an all-stock scenario based on assumed constraints related to earnings per share accretion, tangible book value dilution, tangible book value dilution earnback and internal rate of return. Sterne Agee advised the Hampden Bancorp Board that, in Sterne Agee's view based on its extensive market knowledge, it was unlikely that any other potential acquiror would offer a proposal superior to BHLB's. Sterne Agee also advised that the October 24th Proposal also was attractive because the proposed transaction was tax free and would provide Hampden Bancorp stockholders with additional liquidity in the event they sought to sell their shares in the future. Sterne Agee also noted that Hampden Bancorp stockholders would benefit in any future appreciation in the value of BHLB common stock. After Sterne Agee's presentation, Mr. Daly joined the meeting and made a presentation to the Hampden Bancorp Board about BHLB and the benefits to Hampden Bancorp stockholders of the proposed transaction. After Mr. Daly left the meeting, the members of the Hampden Bancorp Board discussed the various strategic alternatives available to Hampden Bancorp, the various advantages and disadvantages of the October 24th Proposal, including that BHLB was demanding that Hampden Bancorp enter into an exclusivity agreement with BHLB. The Hampden Bancorp Board also discussed that Hampden Bancorp was likely to lose the proxy contest at the 2014 Annual Meeting and the potential consequences associated with this loss. In this regard, the Hampden Bancorp Board noted that given Clover's public statements, its candidates would likely request that the Hampden Bancorp Board actively consider a sale of the company. The Hampden Bancorp Board discussed its concerns about the potential adverse consequences to Hampden Bancorp's business of a sale process (e.g., the potential for diversion of management and employee attention and for increased employee attrition during such a process) and Sterne Agee's advice that such a process may not result in a superior proposal to the current BHLB offer. During this discussion, the Hampden Bancorp Board asked various questions of Sterne Agee concerning its analysis which Sterne Agee addressed. Following this discussion, the Hampden Bancorp Board authorized management to proceed with due diligence and the negotiation of definitive documentation for a potential transaction with BHLB.

        On October 27, 2014, Luse Gorman Pomerenk & Schick, P.C. ("Luse"), outside lead counsel for BHLB, sent drafts of a mutual confidentiality agreement and an exclusivity agreement to Goodwin Procter LLP ("Goodwin"), outside legal counsel for Hampden Bancorp. On behalf of Hampden Bancorp, Goodwin noted that Hampden Bancorp had not had any substantive discussion with any other party concerning a potential merger and thus requested that BHLB drop its demand that Hampden Bancorp enter into an exclusivity agreement before beginning due diligence and negotiating definitive documentation for a potential transaction. Goodwin also requested that the definitive documentation for the transaction contain a "go-shop" provision which would permit Hampden Bancorp to actively solicit competing proposals for 30 days following the execution of the definitive documentation with BHLB. On behalf of its client, Luse responded that BHLB would only proceed if Hampden Bancorp agreed to a 30-day exclusivity period. Luse also indicated that BHLB was not prepared to move forward with a transaction that included a go-shop provision in the definitive documentation.

        Thereafter, the parties entered into a mutual confidentiality agreement and an exclusivity agreement (the "Exclusivity Agreement") which provided that unless otherwise agreed to by the parties, the exclusivity period would terminate on the earlier of (i) the execution of a definitive agreement with respect to a transaction between Hampden Bancorp and BHLB, (ii) any material change in the terms and conditions of the transaction set forth in the October 24th Proposal, (iii) the termination of negotiations with respect to the transaction, or (iv) 30 days after the date of the Exclusivity Agreement. During the afternoon of October 28, 2014, Luse sent Goodwin the initial draft of the Merger Agreement for the transaction. On that day, Hampden Bancorp also executed an engagement letter with Sterne Agee pursuant to which Sterne Agee would act as its exclusive financial advisor on the proposed transaction.

        Also, on October 28, 2014, the parties began their respective due diligence reviews of the other party and on-site due diligence meetings were held on October 29th and October 30th, 2014.

        On the evening of October 29, 2014, Goodwin provided comments on the draft Merger Agreement and related documentation to Luse. In these comments, Goodwin reiterated its client's request that the Merger Agreement include a 30-day go-shop provision and that the termination fee to be paid by Hampden Bancorp for accepting a superior proposal be reduced from 4% to 2% of the total merger consideration. The comments also focused on, among other things, narrowing the representations, warranties and covenants applicable to Hampden Bancorp, narrowing and clarifying the no-shop provision and expanding and clarifying the termination provisions.

        On October 31, 2014, Luse provided Goodwin with a revised draft of the Merger Agreement. In this new draft agreement, BHLB again refused to grant a go-shop provision to Hampden Bancorp but proposed a termination fee of 3% of the total merger consideration for 30 days following the execution of the definitive agreement and 4% of the total merger consideration thereafter.

        On October 31, 2014, the Hampden Bancorp Board held a meeting to, among other things, receive an update on the progress of due diligence and the negotiation of definitive documentation for the transaction. Representatives of Goodwin began the meeting by discussing the fiduciary duties of the directors in considering this type of transaction under Delaware law and advising the Hampden Bancorp Board with respect to various other legal aspects of the process and the documentation for the transaction. Management and representatives of Goodwin and Sterne Agee also updated the Hampden

Bancorp Board on the results of their due diligence review of BHLB. Mr. Welch then informed the Hampden Bancorp Board that he had received a call from Mr. Daly prior to the meeting in which Mr. Daly informed him that, as a result of BHLB's due diligence findings concerning costs associated with branch closings and certain other closing expenses for the transaction, BHLB was reducing its proposed exchange ratio from 0.84 to 0.80. Representatives of Goodwin advised the Hampden Bancorp Board that this proposed price reduction resulted in the termination of the Exclusivity Agreement. After a discussion of this proposed reduction in the exchange ratio, the Hampden Bancorp Board directed Sterne Agee to inform BHLB that Hampden Bancorp would not proceed with a transaction unless the exchange ratio remained at 0.84. Sterne Agee then informed BHLB of the Hampden Bancorp Board's decision and engaged in a discussion with BHLB and its financial advisors concerning these potential closing costs and the exchange ratio. Given the disagreement on price between the parties, the lawyers for both parties terminated their negotiation of the Merger Agreement.

        On November 1, 2014, representatives of Sterne Agee updated the Hampden Bancorp Board on the results of its discussions with BHLB concerning the exchange ratio. Sterne Agee advised the Hampden Bancorp Board that BHLB had indicated that it would not move from the 0.80 exchange ratio and was prepared to walk away from the deal. Mr. Welch indicated that he had discussed the exchange ratio in general terms with Mr. Daly and believed he could convince Mr. Daly to increase the exchange ratio to 0.81. Sterne Agee again advised the Hampden Bancorp Board that, in Sterne Agee's view based on its extensive market knowledge, it was unlikely that any other potential acquiror would offer a proposal superior to BHLB's. The Hampden Bancorp directors asked Sterne Agee numerous questions about its advice and also asked Goodwin a variety of questions about their fiduciary duties under Delaware law, which were addressed by Sterne Agee and Goodwin, respectively. After this discussion, the Hampden Bancorp Board instructed Mr. Welch to ask BHLB for an exchange ratio of 0.815, but authorized him to settle for an exchange ratio of 0.81. After a call between Mr. Welch and Mr. Daly, the parties agreed to an exchange ratio of 0.81.

        From November 1, 2014 through November 3, 2014, the parties completed their respective due diligence reviews and negotiated the final terms of the Merger Agreement, including the termination rights of the parties, the ability of Hampden Bancorp to respond to a superior proposal and the amount of the termination fee to be paid by Hampden Bancorp to accept a superior proposal. The parties ultimately agreed to a termination fee of $3.6 million if Hampden Bancorp accepted a superior proposal within 45 days after signing of the Merger Agreement and $4.7 million if Hampden Bancorp accepted a superior proposal thereafter. The parties also negotiated various provisions relating to the treatment of existing employment and change-in-control agreements and how the treatment of certain rights related to the exercise of stock options and certain payments which could be received by Hampden Bancorp employees would be treated under these provisions and the employees' employment or change-in-control agreements.

        On November 1, 2014, BHLB also began negotiating the terms of the agreements with Mr. Welch, Robert Massey, Mr. Kettles, Robert Michel, Sheryl Shinn and Ms. Corthell which would (i) provide for their employment with BHLB following the transaction and (ii) modify in certain respects the terms of severance and certain other benefits to which they could be entitled under their existing agreements with Hampden Bancorp. Mr. Welch agreed to the terms of an agreement to be executed concurrently with the execution of the Merger Agreement. This agreement provided for the general framework for Mr. Welch's continued employment with BHLB following the transaction. Under this agreement, Mr. Welch agreed, among other things, that he would be eligible for severance payments and benefits under BHLB's change in control severance plan and not under his existing employment agreement (with the same severance multiple as under his existing employment agreement), that any compensation and benefits he may receive will be cut back to the extent necessary to avoid the imposition of the excise tax and loss of deduction under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, that he will be eligible to receive certain retention awards from BHLB, and that certain of his existing compensation arrangements will be terminated in connection with the transactions. During this period, Mr. Massey, Mr. Michel and Ms. Shinn informed BHLB that they would not enter into the proposed agreements nor would they execute agreements agreeing to vote in favor of the Merger Agreement. BHLB continued to have discussions with Ms. Corthell and Mr. Kettles about entering into new agreements in connection with the execution of the Merger Agreement.

        On November 3, 2014, the Hampden Bancorp Board met with members of its management, Sterne Agee and Goodwin. All of the members of the Hampden Bancorp Board attended this meeting in person or by teleconference. Representatives of Goodwin advised the Hampden Bancorp Board regarding its fiduciary duties with respect to the Board's consideration of the proposed merger. Representatives of Sterne Agee provided the Hampden Bancorp Board with various financial analysis of the merger consideration, a pro forma impact analysis of the Merger and an overview of BHLB. Sterne Agee then delivered to the Hampden Bancorp Board a fairness opinion, dated November 3, 2014, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration was fair from a financial point of view to the holders of Hampden Bancorp common stock. Goodwin also reviewed with the Hampden Bancorp Board the key provisions of the Merger Agreement, including timing considerations, closing conditions, non-solicitation provisions and the exceptions thereto that would permit Hampden Bancorp to negotiate and accept an unsolicited superior proposal, termination provisions, the termination fee to be paid by Hampden Bancorp, and the circumstances under which the termination fee would be payable. The Hampden Bancorp Board then analyzed the various strategic reasons for the transaction, the prospects of Hampden Bancorp as a standalone company focusing on its existing business, the fact that Hampden Bancorp was going to lose its pending proxy contest with Clover and the potential consequences of this event as delineated in the October 27th Board meeting. Members of the Hampden Bancorp Board then engaged in an extensive discussion and consideration of the financial and legal aspects of the proposed transaction and asked various questions of its legal and financial advisors which were addressed.

        During the Board meeting, Luse informed Goodwin that BHLB would not sign the Merger Agreement unless Mr. Kettles signed an agreement with BHLB concerning the terms of his employment with BHLB following the transaction and modifying, in certain respects, the severance and certain other benefits to which Mr. Kettles was entitled under his existing agreements with Hampden Bancorp. Given this open issue, the Hampden Bancorp Board decided to adjourn the meeting and reconvene later that evening.

        Following the meeting, BHLB continued to negotiate the terms of its agreement with Mr. Kettles, and BHLB revised the terms of its offer to Mr. Kettles to preserve, in certain respects, certain benefits available to him under the terms of his existing agreements with Hampden Bancorp. Similar to the agreement with Mr. Welch, the agreement with Mr. Kettles provided that any compensation and benefits he may receive will be cut back to the extent necessary to avoid the imposition of the excise tax and loss of deduction under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, and that certain of his existing compensation arrangements will be terminated in connection with the transactions.

        Later in the evening on November 3, 2014, the Board of Directors reconvened via teleconference. Mr. Welch informed the Hampden Bancorp Board that he had discussions with each of Mr. Kettles and Mr. Daly in which they had each informed him that progress in their negotiations of an agreement had been made, and that the parties were close to reaching a final resolution on the terms of the written documentation of an agreement for Mr. Kettles. Goodwin then advised the Hampden Bancorp Board on the terms of Mr. Kettles' proposed agreement, and informed the Hampden Bancorp Board that all of the other documentation for the transaction had been finalized and that there were no other outstanding issues between the parties. Given the status of the negotiations between BHLB and Mr. Kettles, the Hampden Bancorp Board then unanimously: (i) determined that the Merger

Agreement and the Merger were in the best interests of Hampden Bancorp and its stockholders, (ii) approved the Merger Agreement, and recommended that the Hampden Bancorp stockholders approve the Merger Agreement and (iv) directed that the Merger Agreement be submitted for consideration by the Hampden Bancorp stockholders at a special meeting of Hampden Bancorp's stockholders. The Hampden Bancorp Board conditioned its approvals on Mr. Kettles executing an agreement regarding his employment with BHLB.

        Later in the evening of November 3, 2014, Mr. Kettles and Mr. Welch executed their respective agreements with BHLB. Hampden Bancorp and BHLB also executed the Merger Agreement and BHLB entered into voting agreements with each of the directors of the Hampden Bancorp Board and Mr. Kettles, Mr. Welch and Ms. Corthell.

        On November 4, 2014, Hampden Bancorp and BHLB issued a joint press release announcing the execution of the Merger Agreement before the opening of trading.

        On November 4, 2014, Hampden Bancorp held its 2014 Annual Meeting. At the 2014 Annual Meeting, stockholders elected the two Clover Group candidates (Johnny Guerry and Garold R. Base) and Mr. Welch to serve as directors of Hampden Bancorp until the 2014 Annual Meeting of Stockholders. On January 23, 2015, BHLB, Hampden Bancorp and the Clover Group entered into an agreement pursuant to which, among other things, BHLB agreed to reimburse the Clover Group for $75,000 of its out-of-pocket expenses incurred in connection with the proxy contest. The agreement requires the Clover Group to repay this amount if the Merger is not consummated, subject to certain exceptions. Pursuant to the agreement, the Clover group also agreed to vote the 513,183 shares of Hampden Bancorp common stock which it owns, representing 9.24% of the outstanding shares of Hampden Bancorp common stock, in favor of the special meeting proposals. This agreement also contains customary mutual releases and nondisparagement provisions.

Recommendation of the Hampden Bancorp Board of Directors

        Following a review and discussion of all relevant information regarding the Merger, at a meeting held on November 3, 2014, the Hampden Bancorp Board unanimously (i) determined that the Merger Agreement and the Merger are in the best interests of Hampden Bancorp and its stockholders; (ii) approved the Merger Agreement and recommended that the Hampden stockholders approve the Merger Agreement, and (iii) directed that the Merger Agreement be submitted for consideration by the Hampden Bancorp stockholders at the Hampden Bancorp special meeting.

        ACCORDINGLY, THE HAMPDEN BANCORP BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

Hampden Bancorp's Reasons for the Merger

        From time to time, Hampden Bancorp has considered various strategic alternatives to enhance stockholder value. In this regard, on November 4, 2013, Hampden Bancorp engaged Sterne Agee to act as its exclusive financial advisor to assist the Hampden Bancorp Board with its evaluation of its business plan and its review of strategic options. Sterne Agee made presentations to the Hampden Bancorp Board in November 2013, February 2014 and September 2014 on various topics, including a market and financial analysis of Hampden Bancorp, a discussion of the banking market and M&A environment generally, and an analysis of potential strategic partnerships or mergers for Hampden Bancorp. Following receipt of a written acquisition proposal from BHLB on October 24, 2014, the Hampden Bancorp Board actively considered its strategic alternatives and actively negotiated with BHLB before entering into the Merger Agreement.

        In the course of its evaluation of the Merger and the Merger Agreement, the Hampden Bancorp Board held numerous meetings, consulted with its senior management as well as its legal counsel and financial advisor. In reaching its decision to approve the Merger and the Merger Agreement and recommend the approval of the Merger Agreement by its stockholders, the Hampden Bancorp Board considered a number of factors, including, among others, the following:

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  the Hampden Bancorp Board's and management's knowledge of Hampden Bancorp's business, operations, properties, assets, financial condition, operating results, historical market prices and prospects, and its and their understanding of BHLB's business, operations, properties, assets, financial condition, operating results, historical market prices and prospects, including the information obtained through due diligence;

  •
  Hampden Bancorp's business and financial prospects if it were to remain an independent banking institution, including the Hampden Bancorp Board's determination, based on Hampden Bancorp management's projections, that BHLB's offer price is comparable to the upper end of the range of present values of after-tax cash flows that Hampden Bancorp could provide to its stockholders through fiscal year 2019 on a stand-alone basis, and would exceed the range of present values of after-tax cash flows that Hampden Bancorp could provide to its stockholders if Hampden Bancorp achieved only 90% of management's estimated earnings during the same period;

  •
  a review of the potential risks and prospects of Hampden Bancorp remaining independent, including the uncertainty regarding the potential for higher capital requirements and an increase in the cost of regulatory compliance as a consequence of the Dodd-Frank Wall Street Reform and Consumer Protection Act that was enacted on July 21, 2010, and the regulations expected to be adopted pursuant to that Act, all of which would likely impede Hampden Bancorp's ability to develop the scale necessary to achieve the premium to Hampden Bancorp's trading price that BHLB's offer price presented;

  •
  the Hampden Bancorp Board's determination, based upon the November 3, 2014 financial presentation of Sterne Agee, that BHLB's offer price represented a 25.2x multiple to Hampden Bancorp's last twelve months earnings per share, which equaled or exceeded the multiple in comparable transactions;

  •
  the fact that the Hampden Bancorp stockholders will receive registered shares of BHLB common stock pursuant to the Merger and the potential that the value of BHLB common stock will increase after the signing of the Merger Agreement;

  •
  the November 3, 2014 financial presentation of Sterne Agee (including the assumptions and methodologies underlying the analyses in connection therewith) and the written opinion of Sterne Agee delivered to the Hampden Bancorp Board on November 3, 2014, a copy of which is attached to this Proxy Statement/Prospectus as Appendix B, to the effect that, as of November 3, 2014 and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken in preparing such opinion, the merger consideration was fair, from a financial point of view, to the holders of Hampden Bancorp common stock, as more fully described under "—Opinion of Hampden Bancorp, Inc.'s Financial Advisor";

  •
  the ability of Hampden Bancorp under the terms of the Merger Agreement to negotiate with third parties concerning certain unsolicited competing acquisition proposals if Hampden Bancorp were to receive such a proposal prior to the approval of the Merger Agreement by Hampden Bancorp stockholders, and to terminate the Merger Agreement upon the payment to BHLB of a termination fee of $3.6 million, if the termination fee is paid within 45 days following the date of the Merger Agreement, or $4.7 million, if the termination fee is paid thereafter, and the belief of the Hampden Bancorp Board that a transaction involving a superior proposal could be consummated within the 45-day period following the date of the Merger Agreement;

  •
  the efforts made to negotiate a Merger Agreement favorable to Hampden Bancorp and its stockholders and the terms and conditions of the Merger Agreement, including the termination fees and circumstances under which such fees are payable to Hampden Bancorp; and

  •
  the fact that two representatives from the Hampden Bancorp Board will be directors of BHLB following the closing of the Merger.

        The Hampden Bancorp Board also weighed the factors described above against certain factors and potential risks associated with entering into the Merger Agreement, including, among others, the following:

  •
  the fact that the exchange ratio is fixed, which means that Hampden Bancorp stockholders could be adversely affected by a decrease in the trading price of BHLB common stock following the signing of the Merger Agreement;

  •
  the possibility of costs and delays resulting from seeking the regulatory approvals necessary to complete the transactions contemplated by the Merger Agreement, the possibility that the Merger may not be completed if such approvals are not obtained, and the potential negative impacts on Hampden Bancorp, its business and the price of Hampden Bancorp common stock if such approvals are not obtained;

  •
  the fact that the integration of Hampden Bancorp and BHLB may be complex and time consuming and may require substantial resources and effort, and the risk that if the combined bank is not successfully integrated, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected;

  •
  the possibility that the anticipated strategic and other benefits to Hampden Bancorp and the combined bank following the completion of the Merger, including the expected synergies, will not be realized or will take longer to realize than expected;

  •
  the potential for diversion of management and employee attention and for increased employee attrition during the period prior to the completion of the Merger, and the potential effect of the Merger on Hampden Bancorp's customers and business relationships;

  •
  the restrictions on the conduct of Hampden Bancorp's business prior to the completion of the Merger, requiring Hampden Bancorp to conduct its business only in the ordinary course, subject to specific limitations, which could delay or prevent Hampden Bancorp from undertaking business opportunities that may arise pending completion of the Merger and could negatively impact Hampden Bancorp's customers and business relationships;

  •
  the fact that the Merger Agreement contains certain restrictions on the ability of Hampden Bancorp to solicit proposals for alternative transactions or engage in discussions regarding such proposals, including the requirement for Hampden Bancorp to pay BHLB a termination fee of up to $4.7 million in certain circumstances;

  •
  the transaction costs to be incurred by Hampden Bancorp in connection with the Merger;

  •
  the interests of Hampden Bancorp's directors and executive officers in the Merger described in "—Interests of Certain Persons in the Merger that are Different from Yours"; and

  •
  the various other applicable risks associated with Hampden Bancorp, BHLB and the Merger, including the risks described in "Caution About Forward-Looking Statements" and "Risk Factors."

        In considering the recommendation of the Hampden Bancorp Board with respect to the proposal to approve the Merger Agreement, you should be aware that certain of Hampden Bancorp's directors and executive officers may have interests in the Merger that are different from yours. The Hampden

Bancorp Board was aware of and considered these interests, among other matters, in evaluating the Merger Agreement and the transactions contemplated by the Merger Agreement and in recommending that the Merger Agreement be approved by the Hampden Bancorp stockholders. See "—Interests of Certain Persons in the Merger that are Different from Yours."

        The foregoing discussion of the information and factors considered by the Hampden Bancorp Board in reaching its conclusions and recommendations is not intended to be exhaustive, but includes the material factors considered by the Hampden Bancorp Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger Agreement and the transactions contemplated by the Merger Agreement, and the complexity of these matters, the Hampden Bancorp Board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign any relative or specific weights to the various specific factors considered in reaching its determination and making its recommendation. The Hampden Bancorp Board considered all of the foregoing factors as a whole and based its recommendation on the totality of the information presented.

Opinion of Hampden Bancorp, Inc.'s Financial Advisor

        Pursuant to an engagement letter dated October 28, 2014, the Hampden Bancorp Board engaged Sterne Agee to render financial advisory and investment banking services to Hampden Bancorp in connection with the Merger with BHLB. Sterne Agee agreed to assist Hampden Bancorp in analyzing, structuring and negotiating the Merger with BHLB and was also engaged to render a written opinion to the Hampden Bancorp Board as to whether the merger consideration pursuant to the Merger Agreement was fair, from a financial point of view, to Hampden Bancorp's stockholders. The Hampden Bancorp Board selected Sterne Agee because Sterne Agee is a nationally recognized investment banking firm with substantial experience in transactions similar to the Merger and is familiar with Hampden Bancorp and its business. As part of its investment banking business, Sterne Agee is continually engaged in the valuation of financial services companies and their securities in connection with mergers and acquisitions.

        Prior to being engaged by the Hampden Bancorp Board with respect to the proposed Merger, Sterne Agee was also engaged by Hampden Bancorp on November 4, 2013 to assist Hampden Bancorp in the evaluation of its business plan. In connection with that engagement, Sterne Agee assisted Hampden Bancorp in evaluating various potential strategic partnerships and mergers for Hampden Bancorp.

        As part of its engagement, representatives of Sterne Agee attended the meeting of the Hampden Bancorp Board held on November 3, 2014, at which the Hampden Bancorp Board evaluated the proposed Merger with BHLB. At this meeting, Sterne Agee reviewed the financial aspects of the proposed Merger with BHLB and rendered an opinion that, as of such date, and based upon and subject to the various factors, assumptions and limitations set forth in its opinion, the consideration offered in the Merger was fair, from a financial point of view, to the holders of Hampden Bancorp common stock. Following extensive review and discussion, the Hampden Bancorp Board approved the Merger Agreement and the consideration offered to Hampden Bancorp stockholders at this meeting.

        The full text of Sterne Agee's written opinion dated November 3, 2014 is attached as Appendix B to this Proxy Statement/Prospectus and is incorporated herein by reference. Sterne Agee's opinion was approved by Sterne Agee's fairness opinion committee. Hampden Bancorp stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Sterne Agee. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. Sterne Agee has consented to the inclusion of this summary of its opinion in this Proxy Statement/Prospectus.

        Sterne Agee's opinion speaks only as of the date of the opinion. The opinion is for the information of and is directed to the Hampden Bancorp Board in connection with its consideration of the proposed Merger and addresses only the fairness, from a financial point of view, of the merger consideration offered to the Hampden Bancorp stockholders. Sterne Agee's opinion neither addressed the underlying business decision to proceed with the Merger nor constituted a recommendation to the Hampden Bancorp Board to approve the Merger and does not constitute a recommendation to any Hampden Bancorp stockholder as to how such stockholder should vote in connection with the Merger or any related matter.

        In rendering its opinion, Sterne Agee reviewed, among other things:

  •
  a draft of the Merger Agreement dated as of November 3, 2014;

  •
  certain publicly-available financial and business information of Hampden Bancorp, BHLB and their affiliates which Sterne Agee deemed to be relevant;

  •
  certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities, liquidity and prospects of Hampden Bancorp and BHLB;

  •
  certain merger-related information prepared and provided by Hampden Bancorp, BHLB and their affiliates and by their legal and accounting advisors, including the estimated amount and timing of restructuring charges and the estimated cost savings and synergies expected to result from the Merger (the "synergies");

  •
  the comparison of certain financial metrics of Hampden Bancorp and BHLB to other selected banks and thrifts that Sterne Agee deemed to be relevant, in whole or in part, to the proposed Merger;

  •
  the potential pro forma financial impact of the Merger on the future financial performance of the combined company, including the potential effect on Hampden Bancorp's and BHLB's estimated earnings per share and tangible book value per share after giving effect to the exchange ratio;

  •
  the aggregate ownership percentage of BHLB common stock by Hampden Bancorp stockholders on a pro forma basis following the closing of the Merger;

  •
  the recent publicly reported trading prices of Hampden Bancorp and BHLB;

  •
  the overall environment for depository institutions in the United States; and

  •
  such other financial studies, analyses and investigations and such other matters as Sterne Agee deemed appropriate for purposes of Sterne Agee's opinion, including its assessment of general economic, market and monetary conditions.

        Sterne Agee also held several discussions with certain members of senior management and representatives of both Hampden Bancorp and BHLB with respect to certain aspects of the Merger, as well as their respective businesses and prospects before and after giving effect to the Merger, and certain other matters Sterne Agee believed necessary or appropriate to its inquiry.

        Sterne Agee, in conducting its review and arriving at its opinion, relied upon the accuracy and completeness of the information provided to it by Hampden Bancorp, BHLB and their affiliates. In addition, where appropriate, Sterne Agee relied upon publicly available information, without independent verification, that Sterne Agee believes to be reliable, accurate, and complete; however, Sterne Agee cannot guarantee the reliability, accuracy, or completeness of any such publicly available information. In connection with its October 28, 2014 engagement, Sterne Agee was not engaged to express, and is not expressing, any opinion with respect to any other transaction, including any alternative transaction between Hampden Bancorp and BHLB. With respect to the financial forecasts, including the synergies and restructuring charges, supplied to Sterne Agee, Sterne Agee assumed, with Hampden Bancorp's consent, that the forecasts were reasonably prepared and reflected, as of the date of Sterne Agee's opinion, the best currently available estimates and judgments of Hampden Bancorp and BHLB as to future operating and financial performance of Hampden Bancorp, BHLB and the combined company.

        Sterne Agee did not make an independent evaluation of the assets or liabilities (contingent or otherwise) of Hampden Bancorp, BHLB or their affiliates, including, but not limited to, any derivative or off-balance sheet assets or liabilities. Nor did Sterne Agee conduct any review of individual credit files of Hampden Bancorp or BHLB, evaluate the adequacy of the loan or lease loss reserves of Hampden Bancorp or BHLB, or evaluate the solvency of Hampden Bancorp or BHLB under any state or federal laws relating to bankruptcy, insolvency or similar matters. Sterne Agee rendered no opinion or evaluation on the collectability of any asset or the future performance of any loan of Hampden Bancorp or BHLB. Sterne Agee and its employees are not experts in the evaluation of loan or lease portfolios for assessing the adequacy of the allowances for losses with respect thereto and, accordingly, Sterne Agee did not make an independent evaluation of the adequacy of the allowance for loan and lease losses of Hampden Bancorp or BHLB or on the credit mark assumed taken in the Merger. Sterne Agee has assumed, with Hampden Bancorp's consent, that the respective allowances for loan and lease losses for both Hampden Bancorp and BHLB, respectively, as well as the credit mark are adequate to cover such losses and will be adequate on a pro forma basis for the combined company. Sterne Agee has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by Sterne Agee by Hampden Bancorp, BHLB or their respective affiliates.

        The internal Hampden Bancorp earnings and balance sheet projections furnished to Sterne Agee and used by it in certain of its analyses were prepared by Hampden Bancorp's management team (the "Hampden Bancorp Projections"). Hampden Bancorp does not publicly disclose internal management projections of the type provided to Sterne Agee in connection with its review of the Merger. As a result, such projections were not prepared with an expectation of public disclosure. The Hampden Bancorp Projections were based on numerous variables and assumptions, which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the Hampden Bancorp Projections.

        For purposes of rendering its opinion, Sterne Agee assumed that, in all respects material to its analyses:

  •
  the Merger will be completed substantially in accordance with the terms set forth in the Merger Agreement with no additional payments or adjustments to the merger consideration;

  •
  the representations and warranties of each party in the Merger Agreement and in all related documents and instruments referred to in the Merger Agreement are true and correct;

  •
  each party to the Merger Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

  •
  all conditions to the completion of the Merger will be satisfied without any waiver; and

  •
  in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings and related expenses expected to result from the Merger.

        Sterne Agee further assumed that the Merger will be accounted for as a purchase transaction under generally accepted accounting principles, and that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes. Sterne Agee's opinion is not an expression of an opinion as to the prices at which shares of BHLB common stock will trade following the announcement of the Merger, the actual value of the shares of common stock of the combined company when issued pursuant to the Merger, or the price at which the shares of common stock of the combined company will trade following the completion of the Merger.

        In performing its analyses, Sterne Agee made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Sterne Agee, Hampden Bancorp and BHLB. Any estimates contained in the analyses performed by Sterne Agee are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Sterne Agee opinion was among several factors taken into consideration by the Hampden Bancorp Board in making its determination to approve the Merger Agreement. The type and amount of consideration payable in the Merger were determined through negotiation between Hampden Bancorp and BHLB, and the decision to enter into the Merger Agreement was solely that of the Hampden Bancorp Board.

        Sterne Agee's opinion was necessarily based upon conditions as they existed and could be evaluated on November 3, 2014, the date of such opinion, and the information made available to Sterne Agee through such date. Developments subsequent to the date of Sterne Agee's opinion may have affected, and may affect, the conclusion reached in Sterne Agee's opinion, and Sterne Agee did not and does not have an obligation to update, revise or reaffirm its opinion.

        The following is a summary of the material financial analyses performed and presented by Sterne Agee to the Hampden Bancorp Board on November 3, 2014, in connection with its fairness opinion. The summary is not a complete description of all of Sterne Agee's analyses underlying the opinion or the presentation made by Sterne Agee to the Hampden Bancorp Board on November 3, 2014, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. A fairness opinion is thus not susceptible to partial analysis or summary description. In arriving at its opinion, Sterne Agee did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. Accordingly, Sterne Agee believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a potentially misleading or incomplete view of the process underlying its analyses and opinion.

        Summary of Proposal.    Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of Hampden Bancorp common stock, par value $0.01 per share, shall be converted into the right to receive 0.81 shares of BHLB common stock, par value $0.01 per share. Based on BHLB's closing price on October 31, 2014, of $25.78, the merger consideration was equivalent to a price of $20.88 per share of Hampden Bancorp common stock to Hampden Bancorp stockholders. Based on this deemed value per share to Hampden Bancorp stockholders and based on an aggregate of 5,498,111 shares Hampden Bancorp common stock outstanding and 423,783 options outstanding with a weighted average exercise price of $11.37 per share, the aggregate merger consideration to holders of Hampden Bancorp common stock and options was approximately $118.8 million.

        Selected Companies Analysis.    Using publicly available information, Sterne Agee compared the financial performance, financial condition, and market performance of Hampden Bancorp to nine selected bank holding companies headquartered in New England with total assets between $400 million and $1.0 billion and last twelve months return on average assets between 0.00% and 1.00%. The companies included in this group were:

Company	Ticker	State
Northway Financial, Inc.	NWYF	NH
Salisbury Bancorp, Inc.	SAL	CT
Northeast Bancorp	NBN	ME
Katahdin Bankshares Corporation	KTHN	ME
Community Bancorp.	CMTV	VT
Wellesley Bancorp, Inc.	WEBK	MA
Ledyard Financial Group, Inc.	LFGP	NH
Guaranty Bancorp, Inc.	GUAA	NH
SBT Bancorp, Inc.	SBTB	CT

        Using publicly available information, Sterne Agee compared the financial performance, financial condition, and market performance of BHLB to twelve selected publicly traded bank holding companies and savings and loan holding companies headquartered in the Mid-Atlantic and New England with total assets between $5.0 billion and $10.0 billion. The companies included in this group were:

Company	Ticker	State
National Penn Bancshares, Inc.	NPBC	PA
Provident Financial Services, Inc.	PFS	NJ
NBT Bancorp Inc.	NBTB	NY
Northwest Bancshares, Inc.	NWBI	PA
Community Bank System, Inc.	CBU	NY
Sterling Bancorp	STL	NY
Independent Bank Corp.	INDB	MA
Customers Bancorp, Inc.	CUBI	PA
First Commonwealth Financial Corporation	FCF	PA
Brookline Bancorp, Inc.	BRKL	MA
United Financial Bancorp, Inc.	UBNK	CT
Tompkins Financial Corporation	TMP	NY

        To perform this analysis, Sterne Agee used financial information as of the twelve month period ended September 30, 2014 (or as of the most recently available quarter). Market price information was as of October 31, 2014. Earnings estimates for 2014 and 2015 for BHLB and other selected companies were taken from a nationally recognized earnings estimate consolidator, SNL Financial. No company used as a comparison in the analysis below is identical to Hampden Bancorp or BHLB. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

        Sterne Agee's analysis showed the following concerning Hampden Bancorp's and BHLB's market performance:

	Hampden Bancorp	Hampden Bancorp Group Minimum	Hampden Bancorp Group Median	Hampden Bancorp Group Mean	Hampden Bancorp Group Maximum
Stock Price / Tangible Book Value per Share	110.9%	53.0%	97.2%	106.2%	207.7%
Stock Price / Last Twelve Months EPS	20.6x	5.9x	13.6x	14.4x	24.6x
Dividend Yield	1.9%	0.0%	3.2%	2.5%	4.6%

	BHLB	BHLB Group Minimum	BHLB Group Median	BHLB Group Mean	BHLB Group Maximum
Stock Price / Tangible Book Value per Share	154.6%	120.9%	167.4%	177.5%	268.9%
Stock Price / Last Twelve Months EPS	19.5x	13.6x	16.1x	16.4x	19.1x
Stock Price / 2014 Est. EPS	14.1x	13.0x	15.4x	16.0x	20.4x
Stock Price / 2015 Est. EPS	13.3x	10.7x	14.1x	14.4x	19.1x
Dividend Yield	2.8%	0.0%	3.2%	2.9%	4.3%

        Comparable Transaction Analysis.    Sterne Agee reviewed certain publicly available information related to ten selected acquisitions of banks and bank holding companies as well as thrifts and thrift holding companies with headquarters in the New England and Mid-Atlantic regions announced after September 30, 2012, where deal value was available and the buyer was a bank or bank holding company or a thrift or thrift holding company, the seller had assets between $300 million and $1.0 billion, last twelve months return on average assets between 0.25% and 0.85% and nonperforming assets to assets less than 4.0%. The transactions included in the group were:

Acquiror	Acquiree
Independent Bank Corp.	Peoples Federal Bancshares, Inc.
National Penn Bancshares, Inc.	TF Financial Corporation
Bryn Mawr Bank Corporation	Continental Bank Holdings, Inc.
CB Financial Services, Inc.	FedFirst Financial Corporation
F.N.B. Corporation	OBA Financial Services, Inc.
Provident Financial Services, Inc.	Team Capital Bank
F.N.B. Corporation	BCSB Bancorp, Inc.
SI Financial Group, Inc.	Newport Bancorp, Inc.
F.N.B. Corporation	Annapolis Bancorp, Inc.
Penns Woods Bancorp, Inc.	Luzerne National Bank Corporation

        Transaction multiples for the Merger were derived from an offer price of $20.88 per share for Hampden Bancorp based on BHLB's October 31, 2014, closing price of $25.78. For each precedent transaction, Sterne Agee derived and compared, among other things, the implied ratio of price per common share paid for the acquired company to:

  •
  tangible book value per share of the acquired company based on the latest financial statements of the company available prior to the announcement of the acquisition;

  •
  core tangible book value per share (defined as tangible common equity to tangible assets of 8.0%) of the acquired company based on the latest financial statements of the company available prior to the announcement of the acquisition;

  •
  tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) based on the financial statements of the company available prior to the announcement of the acquisition;

  •
  the last twelve months earnings per share based on the financial statements of the company available prior to the announcement of the acquisition; and

  •
  the price per share paid for the acquired company as a percentage of the closing price of the acquired company one day prior to the announcement of the acquisition.

        The results of the analysis are set forth in the following table:

Transaction Price to:	BHLB / Hampden Bancorp Merger	Comparable Transactions Minimum	Comparable Transactions Median	Comparable Transactions Mean	Comparable Transactions Maximum
Tangible Book Value	135%	107%	141%	145%	191%
Core Tangible Book Value	153%	117%	167%	160%	191%
Core Deposit Premium	8.5%	2.4%	7.4%	7.4%	13.2%
LTM Earnings Per Share	25.2x	18.6x	19.2x	20.5x	25.2x
One-Day Market Premium	22.1%	6.5%	32.6%	33.1%	75.4%

        No company or transaction used as a comparison in the above analysis is identical to Hampden Bancorp, BHLB or the Merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved in such transactions.

        Financial Impact Analysis.    Sterne Agee performed pro forma merger analyses that combined projected income statement and balance sheet information of Hampden Bancorp and BHLB. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings and other synergies were used to calculate the financial impact that the Merger would have on certain projected financial results of BHLB. In the course of this analysis, Sterne Agee used earnings estimates for Hampden Bancorp for 2014, 2015 and 2016 (including assumed cost savings and other synergies) as provided by BHLB's management and for BHLB used median research analyst estimates for 2014 and 2015. This analysis indicated that the Merger is expected to be accretive to BHLB's estimated earnings per share in 2015 and 2016. The analysis also indicated that the Merger is expected to be dilutive to tangible book value per share for BHLB with an earnback of 3.0 years and accretive to BHLB's tangible common equity to tangible assets ratio, leverage ratio and total risk based capital ratio. For all of the above analyses, the actual results achieved by BHLB following the Merger will vary from the projected results, and the variations may be material.

        Discounted Cash Flow Analysis.    Sterne Agee performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that Hampden Bancorp could provide to equity holders through fiscal year 2019 on a stand-alone basis. In performing this analysis, Sterne Agee used the Hampden Bancorp Projections for fiscal years 2015 through 2018 and with respect to fiscal year 2019 applied Hampden Bancorp management's earnings and balance sheet growth assumptions to derive projected after-tax cash flows. The analysis assumed discount rates ranging from 11.0% to 13.0%, which were assumed deviations, both up and down, as selected by Sterne Agee based on the Hampden Bancorp discount rate of 11.9% as determined by Sterne Agee. The discount rate was determined by adding the 20-year Treasury Bond rate (2.8%), the published Ibbotson equity risk premium (6.7%) multiplied by the adjusted beta for small composite commercial banks as published by Morningstar (0.46), and the published Ibbotson size premium (6.0%). The range of values for the discounted cash flow analysis was determined by adding (1) the present value of projected cash flows to Hampden Bancorp's stockholders from fiscal years 2015 to 2019 and (2) the present value of the terminal value of Hampden Bancorp's common stock. In determining cash flows available to Hampden Bancorp stockholders, Sterne Agee assumed that Hampden Bancorp would maintain a tangible common equity to tangible asset ratio of 8.00% and would retain sufficient earnings to maintain these levels. Any earnings in excess of what would need to be retained were assumed to be distributed as dividends to Hampden Bancorp stockholders. In calculating the terminal value of Hampden Bancorp, Sterne Agee applied multiples ranging from 10.0 times to 14.0 times fiscal year 2019 estimated earnings. These multiples were selected based on a review of trading multiples of common stocks of the selected bank holding companies headquartered in New England with total assets between $400 million and $1.0 billion specified above. This resulted in a range of values of Hampden Bancorp from $16.29 to $20.96 per share. In addition, Sterne Agee performed a second discounted cash flow analysis that examined the after-tax cash flows that Hampden Bancorp could provide to Hampden Bancorp stockholders through fiscal year 2019 if Hampden Bancorp achieved only 90% of estimated earnings for the 2015 to 2019 period. Utilizing a discount rate of 11.9% and a range of multiples from 10.0 times to 14.0 times fiscal year 2019 estimated earnings resulted in a range of values of Hampden Bancorp from $15.38 to $18.67.

        Sterne Agee also performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that BHLB could provide to equity holders through fiscal year 2019 on a stand-alone basis and on a pro forma basis. In performing this analysis, Sterne Agee used publicly available earnings estimates by research analysts covering BHLB as discussed with senior management of BHLB for fiscal years 2014 and 2015 and with respect to fiscal years 2016 through 2019 applied an earnings growth rate of 7.0% to derive projected after-tax cash flows. The analysis assumed discount rates ranging from 10.0% to 12.0%, which were assumed deviations, both up and down, as selected by Sterne Agee based on the BHLB discount rate of 11.2% as determined by Sterne Agee. The discount rate was determined by adding the 20-year Treasury Bond rate (2.8%), the published Ibbotson equity risk premium (6.7%) multiplied by the adjusted beta for median composite commercial banks as published by Morningstar (0.89), and the published Ibbotson size premium (2.5%). The range of values for the discounted cash flow analysis was determined by adding (1) the present value of projected cash flows to BHLB's stockholders from fiscal years 2014 to 2019 and (2) the present value of the terminal value of BHLB's common stock. In determining cash flows available to stockholders, Sterne Agee assumed that BHLB would maintain a tangible common equity to tangible asset ratio of 7.00% and would retain sufficient earnings to maintain these levels. Any earnings in excess of what would need to be retained were assumed to be distributed as dividends to BHLB stockholders. In calculating the terminal value of BHLB, Sterne Agee applied multiples ranging from 13.0 times to 15.0 times fiscal year 2019 estimated earnings. These multiples were selected based on a review of trading multiples of the twelve publicly traded bank holding companies and savings and loan holding companies headquartered in the Mid-Atlantic and New England with total assets between $5.0 billion and $10.0 billion specified above. This resulted in a range of values of BHLB on a stand-alone basis from $23.06 to $28.12 per share and on a pro forma basis from $23.78 to $28.88 per share.

        Sterne Agee stated that the discounted cash flow present value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Hampden Bancorp and BHLB.

        Other Analyses.    Among other things, Sterne Agee also reviewed earnings estimates, balance sheet composition and other financial data for Hampden Bancorp and BHLB. With respect to BHLB's public price, Sterne Agee reviewed the public price targets of research analysts covering BHLB as provided by a nationally recognized research price target consolidator, SNL Financial, which ranged from $26.00 to $27.00.

        The Hampden Bancorp Board retained Sterne Agee on October 28, 2014 as an independent contractor to act as financial adviser to Hampden Bancorp regarding the Merger. As part of its investment banking business, Sterne Agee is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, Sterne Agee has experience in, and knowledge of, the valuation of banking enterprises.

        Sterne Agee's Compensation and Other Relationships with Hampden Bancorp.    Hampden Bancorp and Sterne Agee have entered into an agreement dated October 28, 2014 relating to the services to be provided by Sterne Agee in connection with the Merger. Pursuant to the agreement, Hampden Bancorp agreed to pay Sterne Agee (a) a fee of $250,000 upon the delivery to the Hampden Bancorp Board of the written Sterne Agee opinion, which fee will be credited against the transaction fee; and (b) contingent upon closing of the Merger, a transaction fee equal to 1.30% of the aggregate consideration offered in exchange for the outstanding Hampden Bancorp common stock and options in the Merger. Based on the estimated aggregate consideration to holders of Hampden Bancorp common stock and options at the announcement of the Merger of $118.8 million, total fees payable to Sterne Agee at the close of the transaction are expected to be approximately $1.5 million. Pursuant to the Sterne Agee engagement agreement, Hampden Bancorp also agreed to reimburse Sterne Agee for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention. Hampden Bancorp has also agreed to indemnify Sterne Agee against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement. Additionally, Sterne Agee received a fee of $20,000 for services rendered in connection with the evaluation of Hampden Bancorp's business plan per the engagement letter dated November 4, 2013.

        Other than Sterne Agee's engagement by Hampden Bancorp in connection with the Merger and in connection with the evaluation of Hampden Bancorp's business plan, Sterne Agee has not provided any other material investment banking or financial advisory services to Hampden Bancorp, BHLB or their affiliates during the past two years; however, Sterne Agee may do so in the future. In the ordinary course of Sterne Agee's business as a broker-dealer, Sterne Agee may, from time to time, purchase securities from and sell securities to Hampden Bancorp, BHLB or their affiliates.

Certain Prospective Financial Information Reviewed by the Hampden Bancorp Board and Hampden Bancorp's Financial Advisor

        Neither Hampden Bancorp nor BHLB make public disclosures of detailed forecasts or projections of its expected financial performance for extended periods because of, among other things, the inherent difficulty of accurately predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may prove incorrect.

        In connection with the evaluation of the Merger, however, Hampden Bancorp management prepared unaudited prospective financial information for Hampden Bancorp on a stand-alone basis, without giving effect to the Merger (the "Hampden Bancorp Projections") and provided the Hampden Bancorp Projections to the Hampden Bancorp board, BHLB and Hampden Bancorp's financial advisor for purposes of considering and evaluating the Merger. The Hampden Bancorp Projections summarized below were not prepared for purposes of public disclosure, nor were they prepared on a basis designed to comply with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections. Hampden Bancorp's independent registered public accounting firm, which is listed as an expert in the section entitled "Experts," and any other independent accountants, did not compile, examine or perform any procedures with respect to the Hampden Bancorp Projections summarized below, and has not expressed any opinion or any other form of assurance on this information or its achievability, and assumes no responsibility for, the Hampden Bancorp Projections. The report of Hampden Bancorp's independent registered public accounting firm, which begins on page F-2 of this Proxy Statement/Prospectus, relates to Hampden Bancorp's historical financial information. It does not extend to any prospective financial information or to the Hampden Bancorp Projections and should not be seen to do so.

        In connection with the evaluation of the Merger, BHLB management also provided certain prospective financial information for BHLB on a stand-alone basis, without giving effect to the Merger, as well as financial information regarding potential cost savings, deposit run-offs and asset growth and estimated synergies (the "BHLB Merger Estimates") to Hampden Bancorp's financial advisor for purposes of preparing financial analyses of the impact of the Merger on the combined company. The BHLB Merger Estimates summarized below were not prepared for purposes of public disclosure, nor were they prepared on a basis designed to comply with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections. BHLB's independent registered public accounting firm, which is listed as an expert in the section entitled "Experts," and any other independent accountants, did not compile, examine or perform any procedures with respect to the BHLB Merger Estimates summarized below, and has not expressed any opinion or any other form of assurance on this information or its achievability, and assumes no responsibility for, the BHLB Merger Estimates. The report of BHLB's independent registered public accounting firms, which is incorporated by reference in this Proxy Statement/Prospectus, relates to BHLB's historical financial information. It does not extend to any prospective financial information or to the BHLB Merger Estimates and should not be seen to do so.

        Although presented with numerical specificity, the Hampden Bancorp Projections and the BHLB Merger Estimates were prepared in the context of numerous variables, estimates, and assumptions that are inherently uncertain and may be beyond the control of Hampden Bancorp or BHLB, and which may prove not to have been, or to no longer be, accurate. The Hampden Bancorp Projections and the BHLB Merger Estimates included below cover multiple years, and this information by its nature becomes subject to greater uncertainty with each successive year. The Hampden Bancorp Projections and the BHLB Merger Estimates are subject to many risks and uncertainties. Important factors that may affect actual results and cause actual results to differ materially from the Hampden Bancorp Projections or the BHLB Merger Estimates include risks and uncertainties relating to Hampden Bancorp's and BHLB's businesses (including the ability of each of Hampden Bancorp and BHLB to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions, market and financial conditions, various risks set forth in Hampden Bancorp's and BHLB's reports filed with the SEC, and other factors described or referenced in the section entitled "Caution About Forward-Looking Statements."

        The Hampden Bancorp Projections and the BHLB Merger Estimates also reflect assumptions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for Hampden Bancorp's and BHLB's businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the Hampden Bancorp Projections and the BHLB Merger Estimates were prepared. In addition, the Hampden Bancorp Projections and the BHLB Merger Estimates do not take into account any circumstances, transactions or events occurring after the respective dates the Hampden Bancorp Projections and the BHLB Merger Estimates were prepared. Accordingly, actual results will likely differ, and may differ materially, from those contained in the Hampden Bancorp Projections or the BHLB Merger Estimates. We do not assure you that the financial results in the Hampden Bancorp Projections and the BHLB Merger Estimates will be realized or that future financial results will not materially vary from those in the Hampden Bancorp Projections or the BHLB Merger Estimates.

        The inclusion of a summary of the Hampden Bancorp Projections and the BHLB Merger Estimates should not be regarded as an indication that any of Hampden Bancorp, BHLB or their respective affiliates, officers, directors, or other representatives consider the Hampden Bancorp Projections or the BHLB Merger Estimates to be necessarily predictive of actual future events, and neither the Hampden Bancorp Projections nor the BHLB Merger Estimates should be relied upon as such. None of Hampden Bancorp, BHLB or their respective affiliates, officers, directors, or other representatives gives any stockholder of Hampden Bancorp or other person any assurance that actual results will not differ materially from the Hampden Bancorp Projections or the BHLB Merger Estimates, and, except as otherwise required by law, none of them undertakes any obligation to update or otherwise revise or reconcile the Hampden Bancorp Projections or the BHLB Merger Estimates to reflect circumstances existing after the respective dates the Hampden Bancorp Projections and the BHLB Merger Estimates were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the Hampden Bancorp Projections or the BHLB Merger Estimates are shown to be in error.

        The following table presents a summary of the Hampden Bancorp historical financial information at or for the year ended June 30, 2014 and the Hampden Bancorp Projections for the years ending June 30, 2015 through June 30, 2018 as prepared by Hampden Bancorp management and provided to the Hampden Bancorp board, the BHLB board and Hampden Bancorp's financial advisor in connection with the evaluation of the Merger.

Hampden Bancorp Management Forecasts for Hampden Bancorp
Projected Balance Sheet
(Stand-Alone, Pre-Merger Basis)

(in thousands, unaudited)
		At June 30,
	At June 30, 2014(1)
		2015	2016	2017	2018
Total Assets	701,497	736,916	780,079	823,205	866,599
Total Liabilities	614,338	650,298	689,575	728,211	766,675
Total Stockholders' Equity	87,159	86,618	90,504	94,994	99,925
Total Liabilities & Stockholders' Equity	701,497	736,916	780,079	823,205	866,599
Borrowings/Total Assets	17%	16%	15%	14%	13%

Hampden Bancorp Management Forecasts for Hampden Bancorp—June 2014
Projected Income Statement
(Stand-Alone, Pre-Merger Basis)

(in thousands, unaudited)
		Year Ending June 30,
	Year Ended June 30, 2014(1)
		2015	2016	2017	2018
Total Interest Income	25,512	27,110	30,036	33,026	35,969
Total Interest Expense	5,170	4,912	5,740	6,192	6,491
Net Interest Income	20,342	22,197	24,296	26,834	29,478
Provision for Loan Losses	550	600	700	775	875
Total Non-interest Income	3,638	3,505	3,716	3,863	4,057
Total Non-interest Expense	16,371	17,189	18,258	18,991	19,940
Income Before Income Taxes	7,059	7,913	9,054	10,931	12,719
Net Income	4,515	5,141	5,878	7,056	8,178

(1)
Represents historical financial information.

        The following table presents a summary of the BHLB Merger Estimates for the calendar year ending June 30, 2015 and the calendar years ending December 31, 2015 through December 31, 2017 as prepared by BHLB management and provided to Hampden Bancorp's financial advisor for purposes of preparing financial analyses of the impact of the merger on the combined company.

	BHLB Stand- Alone (June 30, 2015)	Closing— June 30, 2015	Projected— December 31, 2015	Projected— December 31, 2016	Projected— December 31, 2017
GAAP Earnings Excluding Impact of Transaction Related Expenses:
BHLB Stand-Alone EPS			$1.91	$2.04	$2.19
Hampden Bancorp Stand-Alone EPS			$1.05	$1.19	$1.28
Pro Forma EPS—Excluding Transaction Expenses			$1.92	$2.12	$2.27
BHLB EPS Accretion / (Dilution)—Excluding Transaction Expenses			0.5%	3.6%	3.6%
Tangible Book Value:
BHLB Stand-Alone TBV		$17.68	$18.38	$19.83	$21.40
Hampden Bancorp Stand-Alone TBV		$16.12	$16.60	$17.66	$18.82
Pro Forma TBV		$17.67	$18.16	$19.70	$21.35
BHLB TBV Accretion / (Dilution)		(0.1)%	(1.2)%	(0.7)%	(0.2)%
BHLB Tangible Book Value Earnback Period
				Year 3.00
Pro Forma Capital Ratios:
Tang. Common Equity / Tang. Assets	7.08%	7.41%	7.40%	7.62%	7.88%
Tier 1 Leverage Ratio	7.26%	7.67%	7.76%	7.99%	8.23%
Tier 1 Risk Based Capital Ratio	9.53%	10.09%	10.13%	10.48%	10.89%
Total Risk Based Capital Ratio	11.91%	12.24%	12.27%	12.60%	12.99%
Intangibles / Total Equity	38.1%	37.0%	36.2%	34.1%	32.0%
Performance:
Pro Forma Return on Avg. Common Equity	6.63%		5.65%	7.27%	7.41%
Pro Forma Return on Avg. Tang. Equity	10.75%		9.05%	11.21%	11.06%
Pro Forma Return on Avg. Assets	0.73%		0.62%	0.81%	0.83%
Balance Sheet:
Assets	$6,558	$7,310	$7,515	$7,896	$8,255
Net Loans	4,655	5,178	5,335	5,590	5,823
Deposits	4,717	5,225	5,344	5,625	5,885
Equity	719	824	836	878	923

Consideration to be Received in the Merger

        Each share of Hampden Bancorp common stock issued and outstanding immediately prior to the completion of the Merger, except for specified shares of Hampden Bancorp common stock held in the treasury of Hampden Bancorp or by BHLB, will be converted into the right to receive 0.81 shares of BHLB common stock.

        If the number or kind of shares of BHLB common stock outstanding or Hampden Bancorp common stock is changed as a result of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, then the merger consideration will be adjusted proportionately to account for such change.

        Hampden Bancorp stockholders will not receive fractional shares of BHLB common stock. Instead, Hampden Bancorp stockholders will receive a cash payment for any fractional shares in an amount equal to the product of (i) the fraction of a share of BHLB common stock to which such stockholder otherwise would be entitled, multiplied by (ii) the average of the daily closing sales prices of BHLB common stock as reported on the New York Stock Exchange for the five consecutive trading days immediately preceding the closing date of the Merger.

Treatment of Hampden Bancorp, Inc. Stock Options

        Immediately prior to the effective time of the Merger, each option to purchase shares of Hampden Bancorp common stock will be terminated and the holder thereof shall be paid an amount in cash determined by multiplying (i) the excess, if any, of the average of the daily closing sales prices of a share of Hampden Bancorp common stock as reported on the NASDAQ Global Market for the five consecutive trading days immediately preceding the effective time of the Merger over the applicable per share exercise price of that option by (ii) the number of shares of Hampden Bancorp common stock that the holder could have purchased (assuming full vesting of that option) had that holder exercised that option immediately before the effective time of the Merger, less applicable tax withholding.

Treatment of Hampden Bancorp, Inc. Restricted Stock

        At the effective time of the Merger, each outstanding Hampden Bancorp restricted share that was granted under the Hampden Bancorp, Inc. 2008 Equity Incentive Plan will become fully vested, and the restrictions thereon shall lapse, and convert into the right to receive the merger consideration.

Surrender of Stock Certificates

        Hampden Bancorp stockholders will receive instructions from the transfer agent on where to surrender their Hampden Bancorp stock certificates after the Merger is completed. Hampden Bancorp stockholders should not send their Hampden Bancorp stock certificates with their proxy cards.

        Letter of Transmittal.    Not later than five business days after the effective time of the Merger, the exchange agent will mail to each holder of record of Hampden Bancorp common stock a letter of transmittal and instructions on how to surrender certificates representing shares of Hampden Bancorp common stock in exchange for the merger consideration and cash in lieu of fractional shares that the holder is entitled to receive under the Merger Agreement.

        After completion of the Merger, there will be no further transfers on the stock transfer books of Hampden Bancorp of shares of Hampden Bancorp common stock that were issued and outstanding immediately prior to the effective time. If, after the effective time of the Merger, certificates representing such shares are presented for transfer to the exchange agent, they shall be exchanged for the merger consideration and cash in lieu of fractional shares and cancelled.

        Withholding.    BHLB or the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable, pursuant to the Merger Agreement or the transactions contemplated thereby, to any holder of Hampden Bancorp common stock such amounts as BHLB or the exchange agent are required to deduct and withhold under the Internal Revenue Code of 1986, as amended, or any provision of federal, state, local or foreign tax law. If any such amounts are properly withheld, those amounts will be treated for all purposes of the Merger Agreement as having been paid to the stockholder in respect of whom such deduction and withholding were made.

        Dividends and Distributions.    No dividends or other distributions declared after the effective time of the Merger with respect to BHLB common stock will be paid to the holder of any unsurrendered certificates of Hampden Bancorp common stock until the holder surrenders such certificate in accordance with the Merger Agreement. After the surrender of a certificate in accordance with the Merger Agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest, which had previously become payable with respect to the shares of BHLB common stock represented by such certificate.

Accounting Treatment of the Merger

        In accordance with current accounting guidance, the Merger will be accounted for using the acquisition method. The result of this is that the recorded assets and liabilities of BHLB will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and the assets and liabilities of Hampden Bancorp will be adjusted to fair value at the date of the Merger. In addition, all identified intangible assets will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of the number of shares of BHLB common stock to be issued to Hampden Bancorp stockholders at fair value, exceeds the fair value of the net assets including identifiable intangibles of Hampden Bancorp at the date of completion of the Merger, that amount will be reported as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of Hampden Bancorp being included in the operating results of BHLB beginning from the date of completion of the Merger.

Material Tax Consequences of the Merger

        General.    The following summary discusses the material anticipated U.S. federal income tax consequences of the Merger applicable to a holder of shares of Hampden Bancorp common stock who surrenders all of the stockholder's common stock for shares of BHLB common stock in the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service ("IRS"), and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. residents and citizens who hold their shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not cover all U.S. federal income tax consequences of the Merger and related transactions that may be relevant to holders of shares of Hampden Bancorp common stock. This discussion also does not address all of the tax consequences that may be relevant to a particular person or the tax consequences that may be relevant to persons subject to special treatment under U.S. federal income tax laws (including, among others, tax-exempt organizations, dealers in securities or foreign currencies, banks, insurance companies, financial institutions or persons who hold their shares of Hampden Bancorp common stock as part of a hedge, straddle, constructive sale or conversion transaction, persons whose functional currency is not the U.S. dollar, persons that are, or hold their shares of Hampden Bancorp common stock through, partnerships or other pass-through entities, or persons who acquired their shares of Hampden Bancorp common stock through the exercise of an employee stock option or otherwise as compensation). In addition, this discussion does not address any aspects of state, local, non-U.S. taxation or U.S. federal taxation other than income taxation. No ruling has been requested from the IRS regarding the U.S. federal income tax consequences of the Merger. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the U.S. federal income tax consequences set forth below.

        Hampden Bancorp stockholders are urged to consult their tax advisors as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local, non-U.S. tax laws and U.S. tax laws other than income tax laws.

        Opinion Conditions.    It is a condition to the obligations of BHLB and Hampden Bancorp that each receive an opinion of counsel to the effect that the Merger will constitute a "reorganization" for U.S.

federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code. BHLB and Hampden Bancorp both expect to be able to obtain the tax opinions if, as expected:

  •
  Each of BHLB and Hampden Bancorp are able to deliver customary representations to their respective tax counsel; and

  •
  there is no adverse change in U.S. federal income tax law.

        The opinions of each party's tax counsel will not be binding on the IRS or any court.

        In addition, in connection with the filing of the registration statement of which this Proxy Statement/Prospectus forms a part, Luse Gorman Pomerenk & Schick, P.C., counsel to BHLB, has delivered its opinion to BHLB, dated as of the date of this Proxy Statement/Prospectus, and Goodwin Procter LLP, counsel to Hampden Bancorp, has delivered its opinion to Hampden Bancorp, dated as of the date of this Proxy Statement/Prospectus, that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Such opinions have been rendered on the basis of facts, representations and assumptions set forth or referred to in such opinion and factual representations contained in certificates of officers of BHLB and Hampden Bancorp, all of which must continue to be true and accurate in all material respects as of the effective time of the Merger (collectively, the "Representations and Assumptions").

        If any of the representations delivered by BHLB or Hampden Bancorp to counsel or assumptions upon which the opinions are based are inconsistent with the actual facts, the tax consequences of the Merger could be adversely affected. The determination by tax counsel as to whether the proposed Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, will depend upon the facts and law existing at the effective time of the proposed Merger. Based on the Representations and Assumptions, in the opinion of Luse Gorman Pomerenk & Schick, P.C., the Merger will constitute a "reorganization" for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, with the tax consequences described below.

        Exchange for BHLB Common Stock.    No gain or loss will be recognized by a Hampden Bancorp stockholder who receives shares of BHLB common stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of Hampden Bancorp common stock. The tax basis of the shares of BHLB common stock received by a Hampden Bancorp stockholder in such exchange will be equal (except for the basis attributable to any fractional shares of BHLB common stock, as discussed below) to the basis of the Hampden Bancorp common stock surrendered in exchange for the BHLB common stock. If a Hampden Bancorp stockholder purchased or acquired Hampden Bancorp common stock on different dates or at different prices, then solely for purposes of determining the basis of the BHLB common stock received in the Merger, such stockholder may designate which share of BHLB common stock is received in exchange for each particular share of Hampden Bancorp common stock. The designation must be made on or before the date on which the BHLB common stock is received. For shares held through a broker, the designation is made by giving written notice to the broker. For shares held in certificate form by the stockholder, the designation is made by a written designation in the stockholder's records. The holding period of the BHLB common stock received will include the holding period of shares of Hampden Bancorp common stock surrendered in exchange for the BHLB common stock, provided that such shares were held as capital assets of the Hampden Bancorp stockholder at the effective time of the Merger.

        Cash in Lieu of Fractional Shares.    A Hampden Bancorp stockholder who holds Hampden Bancorp common stock as a capital asset and who receives in the Merger, in exchange for such stock, BHLB common stock and cash in lieu of a fractional share interest in BHLB common stock will be treated as having received such cash in full payment for such fractional share of stock and such gain or loss generally will be treated as capital gain or loss.

        Backup Withholding.    Unless an exemption applies under the backup withholding rules of Section 3406 of the Internal Revenue Code of 1986, as amended, the exchange agent shall be required to withhold, and will withhold, 28% of any cash payments to which a Hampden Bancorp stockholder is entitled pursuant to the Merger, unless the Hampden Bancorp stockholder signs the substitute Internal Revenue Service Form W-9 enclosed with the letter of transmittal sent by the exchange agent. Unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent, this completed form provides the information, including the Hampden Bancorp stockholder's taxpayer identification number, and certification necessary to avoid backup withholding.

        Tax Treatment of the Entities.    No gain or loss will be recognized by BHLB or Hampden Bancorp as a result of the Merger.

Regulatory Matters Relating to the Merger

        Completion of the Merger, including the merger of Hampden Bank with and into Berkshire Bank, with Berkshire Bank as the surviving bank, is subject to the receipt of all required approvals and consents from regulatory authorities. The Merger is subject to the approval or non-objection of the Commissioner, the BBI, the FDIC, and the Federal Reserve. BHLB has filed the required applications and notifications.

        Bank Merger.    The bank merger is subject to the approval of the FDIC under the Bank Merger Act and the Commissioner and the BBI under applicable Massachusetts law. In granting its approval under the Bank Merger Act, the FDIC must consider the financial and managerial resources and future prospects of the existing and resulting institutions, the convenience and needs of the communities to be served, competitive factors, any risk to the stability of the United States banking or financial system and the effectiveness of the institutions involved in combating money laundering activities.

        The bank merger is subject to approval by the Commissioner under the bank merger provisions of the Massachusetts General Laws.

        The BBI will base its decision to approve the merger on whether or not competition among banking institutions will be unreasonably affected and whether or not public convenience and advantage will be promoted by the merger. The BBI is expected to hold a public hearing as part of its consideration of the Merger and must receive confirmation from the Massachusetts Housing Partnership Fund that BHLB has made satisfactory arrangements with the Massachusetts Housing Partnership Fund with respect to any assets to be acquired that are located in Massachusetts. All of Hampden Bancorp's assets are located in Massachusetts. BHLB has filed an application with the Massachusetts Housing Partnership Fund related to the Merger. Once BHLB enters into its required lending agreement with the Massachusetts Housing Partnership Fund, it is anticipated that the Massachusetts Housing Partnership Fund will send its confirming letter to the BBI.

        Holding Company Merger.    The merger of Hampden Bancorp with and into BHLB, with BHLB as the surviving bank holding company, requires the approval or non-objection of the Federal Reserve. The Federal Reserve will consider factors such as financial and managerial resources, future prospects, the convenience and needs of the community and competitive factors.

        Anti-Competitive Matters.    In addition, a period of 15 to 30 days must expire following approval by the FDIC before completion of the Merger is allowed, within which period the United States Department of Justice may file objections to the Merger under the federal antitrust laws. While BHLB and Hampden Bancorp believe that the likelihood of objection to the Merger by the Department of Justice is remote, there can be no assurance that the Department of Justice will not initiate proceedings to block the Merger, or that the Attorney General of the Commonwealth of Massachusetts will not challenge the Merger, or if any proceeding is instituted or challenge is made, what the result of such challenge or proceeding would be.

        The Merger cannot proceed in the absence of the requisite regulatory approvals. See "Approval of the Merger Agreement—Conditions to Completing the Merger" and "—Terminating the Merger Agreement." There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There also can be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy one or more conditions set forth in the Merger Agreement and described under "Approval of the Merger Agreement—Conditions to Completing the Merger." In recent similar transactions, the Federal Reserve has taken a longer time to render a decision on applications than the typical time period for approval set forth in the Federal Reserve's regulations.

        The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the Merger from the standpoint of the adequacy of the exchange ratio for converting Hampden Bancorp common stock to BHLB common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation with respect to the Merger.

Interests of Certain Persons in the Merger that are Different from Yours

        In considering the recommendation of the Hampden Bancorp Board that you vote to approve the Merger Agreement, you should be aware that some of Hampden Bancorp's officers and directors have employment and other compensation agreements or economic interests that are different from, or in addition to, those of Hampden Bancorp stockholders generally. The Hampden Bancorp Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, and in recommending to the stockholders that the Merger Agreement be approved.

        Share Ownership.    On the record date for the Hampden Bancorp special meeting, Hampden Bancorp's directors and officers beneficially owned, in the aggregate, 484,621 shares of Hampden Bancorp's common stock (not including shares that may be acquired upon the exercise of stock options), representing approximately 8.72% of the outstanding shares of Hampden Bancorp common stock.

        BHLB Executive Compensation Proposals.    On December 11, 2014, BHLB entered into an executive compensation proposal with each of Glenn S. Welch, President and Chief Executive Officer of Hampden Bancorp, Tara G. Corthell, Chief Financial Officer of Hampden Bancorp, and Luke D. Kettles, Chief Lending Officer of Hampden Bancorp. The executive compensation proposals with Messrs. Welch and Kettles amend, supersede and replace the executive compensation proposals entered into with BHLB on November 4, 2014. The executive compensation proposals will be effective as of the closing date of the Merger.

        The executive compensation proposal for Mr. Welch provides that Mr. Welch will be employed by BHLB in an executive position as Regional President of the Springfield, Massachusetts and Connecticut Regions with an initial base salary of $350,000. Mr. Welch will (i) receive a stay bonus of $400,000 payable in cash, provided that he remains employed through the closing of the Merger, (ii) agree to terminate his employment agreement with Hampden Bank prior to the effective time of the Merger, and he will not receive any payments or benefits under the employment agreement, (iii) agree to enter into amendments to his salary continuation agreement to limit the amount payable under the agreement so as not to permit an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended, (iv) agree to the termination of his salary continuation agreement prior to the effective time of the Merger, and receive a lump sum payment equal to the present value of the benefits due under the agreement within forty-five days of the termination of the agreement, (v) receive a payment of $400,000 if at any time during the first six months following the closing date of the Merger, Mr. Welch's employment is terminated for a reason other than cause or Mr. Welch resigns within five business days after completing six months of employment with BHLB, provided Mr. Welch will be subject to non-competition/non-solicitation restrictions for eighteen months, (vi) will receive a minimum annual performance bonus of $133,333 for each of the first three years following the closing date of the Merger (for a total aggregate bonuses of $400,000), assuming Mr. Welch is still employed by BHLB on each one-year anniversary from the closing date of the Merger, payable one half in cash and one half in time vesting restricted stock, provided that if Mr. Welch's employment is terminated during the first three years following the closing date of the Merger for a reason other than cause, Mr. Welch will receive the minimum annual performance bonus that would have been paid in such year and will forfeit any subsequent performance bonuses, and (vii) participate in BHLB's change in control severance plan on similar terms as other similarly situated officers.

        The executive compensation proposal for Ms. Corthell provides that Ms. Corthell will be employed by BHLB in a Senior Finance Position with an initial base salary of $150,000. Ms. Corthell will (i) receive a stay bonus of $100,000 payable in cash, provided that she remains employed through the closing of the Merger, (ii) receive $45,000 in the event Ms. Corthell's employment with Berkshire is terminated for a reason other than cause during the first six months following the closing date of the Merger or in the event Ms. Corthell resigns within five days after completing six months of employment with Berkshire, provided Ms. Corthell will be subject to non-solicitation restrictions for six months, (iii) agree to terminate her change in control agreement with Hampden Bancorp prior to the effective time of the Merger, and she will not receive any payments or benefits under the change in control agreement, (iv) receive a minimum annual performance bonus of $50,000, payable one half in cash and one half in time vesting restricted stock, for each of the first two years following the closing date of the Merger (for total aggregate bonuses of $100,000), assuming Ms. Corthell is still employed by BHLB on each one-year anniversary from the closing date of the Merger, provided that if Ms. Corthell's employment is terminated during the first two years following the closing date of the Merger for a reason other than cause, Ms. Corthell will received the minimum annual performance bonus that would have been paid in such year and forfeit any subsequent performance bonuses, and (v) participate in BHLB's change in control severance plan on similar terms as other similarly situated officers.

        The executive compensation proposal for Mr. Kettles provides that Mr. Kettles will be employed by BHLB as Commercial Regional Leader for the Pioneer Valley with an initial base salary of $225,000. Mr. Kettles will (i) receive a stay bonus of $205,000 payable in cash, provided that he remains employed through the closing of the Merger, (ii) receive $205,000 in the event Mr. Kettles' employment with Berkshire is terminated for a reason other than cause during the first six months following the closing date of the Merger or in the event Mr. Kettles resigns within five days after completing six months of employment with Berkshire, provided Mr. Kettles will be subject to non-solicitation restrictions for one year, (iii) agree to terminate his change in control agreement with Hampden Bancorp prior to the effective time of the Merger, and he will not receive any payments or benefits under the change in control agreement, (iv) agree to amend his salary continuation agreement to limit the amount payable under the agreement so as not to permit an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended, (iv) agree to the termination of his salary continuation agreement prior to the effective time of the Merger, and receive a lump sum payment within forty-five days of the termination of the agreement equal to the present value of the benefits due under the agreement, (v) receive a minimum annual performance bonus of $125,000, payable one half in cash and one half in time vesting restricted stock, for each of the first two years following the closing date of the Merger (for total aggregate bonuses of $250,000), assuming Mr. Kettles is still employed by BHLB on each one-year anniversary from the closing date of the Merger, provided that if Mr. Kettles employment is terminated during the first two years following the closing date of the Merger for a reason other than cause, Mr. Kettles will received the minimum annual performance bonus that would have been paid in such year and forfeit any subsequent performance bonuses, and (vi) participate in BHLB's change in control severance plan on similar terms as other similarly situated officers.

        It is expected that the amendments and termination of certain agreements, as outlined in the above executive compensation proposals, will be entered into by BHLB, Hampden Bancorp and the covered executive as soon as practicable and before the date of the Merger.

        Termination of Employment Agreement with Hampden Bancorp.    The employment agreement previously entered into with Hampden Bancorp and Mr. Welch provides for a lump sum cash payment in the event of an involuntary termination without cause or a voluntary termination with good reason within two years following a change in control. The amount of the lump sum cash payment is equal to three times (i) the executive's average "annual compensation" over the prior five years, which includes all taxable and non-taxable compensation, (ii) the value of the benefits the executive would have received under any tax-qualified and non-qualified plan that the executive would have otherwise received, and (ii) continued participation in any benefit plans that provide life insurance for three years, plus (iii) up to 18 months of continued health and dental insurance at no cost to the executive. The employment agreement also provides for a lump-sum payment equal to three months' of the executive's base salary in the event that the executive is offered employment that is comparable in terms of compensation and responsibilities if the executive remains employed for six months following a change in control. Because Mr. Welch has agreed to terminate the employment agreement pursuant to the terms of the executive compensation proposal described above, no payments or benefits will be made under the agreement.

        Change in Control Agreements with Hampden Bancorp.    The change in control agreements previously entered into by Hampden Bancorp and Mr. Kettles, Ms. Corthell, Robert A. Massey, Chief Operating Officer of Hampden Bancorp, Robert J. Michel, Senior Vice President and Division Executive for Retail and Mortgage Lending of Hampden Bancorp, Sheryl Shinn, Senior Vice President and Division Executive for IT and Operations of Hampden Bancorp and two other officers of Hampden Bancorp provide that upon an involuntary termination of employment without cause or a voluntary termination of employment for good reason (each as defined in the agreements) within two years following a change in control, each of Messrs. Kettles and Michel will receive a severance payment under the agreements equal to two times his average annual compensation for the five most recent taxable years, while Ms. Corthell, Mr. Massey and Ms. Shinn will receive a severance payment equal to one times his or her average annual compensation for the five most recent taxable years. In addition, the officer would be entitled to continued health, dental and disability coverage for up to 18 months following termination of employment. If payable, the cash severance payable under all the change in control agreements is estimated to total approximately $1,200,000, and this amount excludes amounts payable under Mr. Kettles' and Ms. Corthell's agreements because both individuals have agreed to terminate their change in control agreements pursuant to the terms of the executive compensation proposals described above and no payment will be made under these agreements. In addition, the change in control agreements also provides for a lump-sum payment equal to three months' of each executive's base salary in the event that the executive is offered employment that is comparable in terms of compensation and responsibilities if the executive remains employed for six months following a change in control.

        Termination of Salary Continuation Agreements and Payment of Benefits.    It is expected that the salary continuation agreements entered into by Hampden Bancorp and Messrs. Welch, Kettles, Massey, Michel and certain other former officers will be terminated prior to the effective time of the Merger in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and within 45 days of the termination of the agreements, each individual will receive a lump sum payment equal to the present value of the benefits otherwise due under the agreements. Absent such termination, Messrs. Welch, Kettles, Michel and Massey, respectively, would be entitled to an annual benefit paid in monthly installments beginning at age 65 (62 for Mr. Michel) equal to $60,000 for Mr. Welch, $50,000 for Mr. Kettles, $30,000 for Mr. Michel and $30,000 for Mr. Massey payable for the life of the participant. Assuming the payments are made on December 31, 2014, Messrs. Welch, Kettles,

Massey and Michel will receive approximately $340,700, $187,683, $323,196 and $355,208, respectively, upon the termination of the salary continuation agreements.

        Joint Beneficiary Designation Agreements.    BHLB will honor the terms of the joint beneficiary designation agreements that Hampden Bancorp entered into with its employees and directors. Hampden Bancorp has purchased insurance policies on the lives of Messrs. Welch, Massey, Kettles and Michel, Ms. Corthell and Ms. Shinn and certain other employees and directors, and Hampden Bancorp has entered into agreements with each of Messrs. Welch, Massey, Kettles and Michel and Ms. Shinn. The policies are owned by Hampden Bancorp, which paid the premiums due on the policies. Under the split dollar agreements, upon an executive's death while he is an executive of Hampden Bancorp, the executive's beneficiary will be paid a death benefit equal to the lesser of (i) a specified dollar amount ($1.0 million in the case of Mr. Welch; $350,000 in the cases of Messrs. Massey, Kettles, Michel, and Ms. Shinn; and one times annual salary for Ms. Corthell), or (ii) the net death benefit, which is the death benefit payable under the terms of the policy reduced by the aggregate premiums paid by Hampden Bancorp. Following the Merger, in the event Mr. Welch is employed by BHLB or retired from BHLB at the time of death, the executive's beneficiary shall receive the death benefit. Following the Merger, in the event Messrs. Michel or Massey's employment is subsequently terminated, except for cause, then the executive's beneficiary shall receive the death benefit provided under the agreement, and Mr. Kettles, Ms. Corthell and Ms. Shinn's beneficiary shall receive the death benefit upon the death of such individuals.

        Director Supplemental Retirement Plans.    BHLB will honor the terms of the director supplemental retirement plans that Hampden Bancorp entered into with certain directors. The director supplemental retirement plans provide for an annual benefit in an amount up to 50% of a director's annual fees payable for ten years following normal retirement age. Following the completion of the Merger, a director may be entitled to an enhanced change in control benefit, which is equal to 50% of his or her "projected fees" (current fees increased by 3% for each year until the director's normal retirement age), and the benefit will be paid at normal retirement age in monthly installments for ten years. Alternatively, the director supplemental retirement plans may be terminated in connection with the Merger with the present value of the benefits thereunder paid to the covered individuals, and a decision as to the treatment of the plans has not been made as of the date of this document.

        Cash Payment for Outstanding Options.    Under the terms of the Merger Agreement, outstanding Hampden Bancorp stock options will be terminated with a payment to the holder of the option, whether or not vested, of an amount of cash equal to (i) the excess, if any, of the value of a share of Hampden Bancorp common stock as reported on the Nasdaq for the five consecutive trading days immediately preceding the date of the Merger over the applicable per share exercise price of that option multiplied by the number of shares of Hampden Bancorp common stock that the holder could have purchased with the option if the holder had exercised the option immediately prior to the date of completion of the Merger. Outstanding Hampden Bancorp stock options may be exercised during the pendency of the Merger. Assuming the value of the Merger consideration is $19.79 (which represents the average closing market price of Hampden Bancorp common stock over the first five business days following the first public announcement of the Merger) and that the executives do not exercise outstanding stock options before the date of completion of the Merger, Messrs. Welch, Massey and Kettles and Ms. Corthell, who hold 70,000, 28,000, 10,000 and 17,500 stock options, respectively as of December 22, 2014, will receive a cash payment of $604,450, $248,920, $72,800 and $139,475, respectively, upon the completion of the Merger and the termination of the stock options.

        Vesting of Restricted Stock.    Pursuant to the Merger Agreement, each restricted share of Hampden Bancorp that is issued and outstanding immediately before the completion of the Merger will be converted into a restricted share of BHLB common stock, on the same terms and conditions as were applicable under the Hampden Bancorp equity plan or underlying award agreement, unless the Hampden Bancorp equity incentive plan provides for acceleration of vesting or lapse of restrictions as a result of the Merger. The number of shares of restricted Berkshire common stock subject to each such converted restricted stock award will be equal to the product obtained by multiplying (i) the number of shares of restricted Hampden Bancorp common stock subject to the applicable Hampden Bancorp restricted stock award by (ii) the exchange ratio. The vesting of the 1,800 shares of restricted stock held by Mr. Kettles will accelerate as a result of the Merger, and assuming the value of the Merger consideration is $19.79, such shares of restricted stock will have a value of $35,622.

        Regulatory Requirements.    Notwithstanding the foregoing, all payments and benefits under the Hampden Bancorp plans and arrangements are subject to any required regulatory approval or satisfaction of a condition in any regulatory approval, as applicable.

        The following table sets forth the estimated potential severance benefits to Hampden Bancorp's named executive officers on termination of employment in connection with a change in control. This table does not include the value of benefits that the named executive officers are vested in without regard to the occurrence of a change in control:

Executive	Cash($)(1)	Equity($)(2)	Pension/ NQDC($)(3)	Perquisites/ Benefits($)(4)	Tax Reimbursements($)	Other ($)(5)	Total ($)
Glenn S. Welch	$—	$28,875	$340,700	$—	$—	$400,000	$769,575
Robert A. Massey	$242,582	$—	$323,196	$27,000	$—	$—	$592,778
Luke D. Kettles	$—	$79,302	$187,683	$—	$—	$205,000	$471,985
Robert J. Michel	$590,073	$—	$355,208	$27,000	$—	$—	$972,281
Sheryl Shinn	$187,421	$—	$—	$27,000	$—	$—	$214,421

(1)
Represents the estimated severance payments under each executive's change in control agreement. Assumes date of change in control and qualifying termination of employment is January 1, 2015, and no further payments are made under the executive's change in control agreements. Further, the estimated cash severance payable to Messrs. Massey and Michel and Ms. Shinn is considered a "double trigger" benefit, since it is triggered by a change in control of Hampden Bancorp followed by the executive's termination of employment. Notwithstanding the foregoing, all payments and benefits are subject to any required regulatory approval or satisfaction of a condition in any regulatory approval, as applicable. No cash severance will be paid under Mr. Welch's employment agreement or Mr. Kettles' change in control agreement since the executives have agreed to terminate their agreements. After Messrs. Welch and Kettles complete six months of employment with Berkshire Bank each individual will have five business days during which he may resign for any reason and be entitled to receive $400,000, and $205,000, respectively, provided that Mr. Welch will be subject to non-competition and non-solicitation restrictions for 18 months and Mr. Kettles will be subject to non-solicitation restrictions for one year (the "Six Month Payment"). The above table excludes the Six Month Payment because it is not known whether the executive will be entitled to the payment.

(2)
Consists of unvested options to acquire 3,750 and 6,000 shares, respectively, of Hampden Bancorp common stock for Messrs. Welch and Kettles, for Mr. Kettles only, 1,800 restricted shares of Hampden Bancorp. Messrs. Massey and Michel and Ms. Shinn do not hold unvested options or restricted shares of Hampden Bancorp. For these purposes, we assumed the value of the Hampden Bancorp common stock is the average closing market price of Hampden Bancorp common stock over the first five business days following the first public announcement of the Merger, which is $19.79. The amount shown represents the difference between $19.79 and the exercise price of the stock options. In addition, we assumed that Messrs. Welch's and Kettles' stock option awards will be cashed out at closing; however, each executive may exercise their stock options before the date of the Merger.

(3)
This amount represents the net present value of the salary continuation agreements as of December 31, 2014. For Mr. Michel, this amount excludes an additional $210,000 that is payable under a salary continuation agreement dated August 18, 1999, provided that he terminates employment on the date of the Merger because this amount is fully vested prior to the occurrence of a change in control.

(4)
Consists of projected employer premium(s) of $1,500 for 18 months for each of Messrs. Massey, Michel and Ms. Shinn of medical and dental insurance coverage continuation following a termination of employment without cause or with good reason. As employees of Berkshire Bank, Messrs. Welch and Kettles will be covered under Berkshire Bank's medical and dental plans.

(5)
Consists of a stay bonus of $400,000 and $205,000 payable in cash to Messrs. Welch and Kettles, respectively, on the date of the Merger provided that Messrs. Welch and Kettles remain employed through the date of the Merger. These stay bonuses are considered a "single trigger" benefit.

        Two New Directors.    In accordance with the Merger Agreement, two directors of Hampden Bancorp to be designated by BHLB and Berkshire Bank, in consultation with Hampden Bancorp, shall be appointed and elected to the BHLB and Berkshire Bank boards of directors effectively immediately after the Merger is consummated. The fees paid to this director will be the same as the fees paid to similarly situated board members of BHLB and Berkshire Bank.

        Indemnification.    Pursuant to the Merger Agreement, BHLB has agreed that it will, from and after the effective time of the Merger, to the fullest extent that would have been permitted for Hampden Bancorp under the DGCL and Hampden Bancorp's certificate of incorporation and bylaws, indemnify, defend and hold harmless each present and former officer or director of Hampden Bancorp or any subsidiary of Hampden Bancorp against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (with the approval of BHLB, which approval shall not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which such person is or is threatened to be made a party or witness in who or in part, or arising in whole or in part, out of the fact that such person is or was a director or officer of Hampden Bancorp or Hampden Bank. Any such claim must pertain to a matter of fact arising, existing or occurring before the effective time of the Merger (including, without limitation, the Merger and the other transactions contemplated in the Merger Agreement), regardless of whether such claim is asserted or claimed before or after the effective time of the Merger.

        Directors' and Officers' Insurance.    BHLB has further agreed to obtain and fully pay the premium for the extension of Hampden Bancorp's existing directors' and officers' insurance policies and fiduciary liability policies, in each case for a claims reporting or discovery period of at least six years after the effective time of the Merger. The policies must be obtained from an insurance carrier with the same or better credit rating than Hampden Bancorp's current carrier and the terms, conditions, retentions and limits of liability must be at least as favorable as Hampden Bancorp's existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any other matter claimed that arose, existed or occurred at or prior to the effective time of the Merger (including in connection with the Merger Agreement and the transactions or actions contemplated thereby). BHLB is not required to spend more than 300% of the annual premiums currently paid by Hampden Bancorp.

Employee Matters

        Each person who is an employee of Hampden Bank as of the closing of the Merger (whose employment is not specifically terminated upon the closing) will become an employee of Berkshire Bank and will be eligible to participate in group health, medical, dental, life, disability and other welfare plans available to similarly situated employees of Berkshire Bank on the same basis that it provides such coverage to BHLB employees. With respect to any welfare plan or program of Hampden Bancorp that in the determination of BHLB provides benefits of the same type as a plan maintained by BHLB, BHLB will continue the Hampden Bancorp plan until such employees become eligible for the BHLB plan so that there is no gap in coverage. Berkshire Hills will give credit to continuing Hampden Bancorp employees for purposes of Berkshire Hills's vacation and other paid leave programs for their accrued and unpaid vacation and/or leave balance with Hampden Bancorp.

        Current employees of Hampden Bancorp who remain employed until the closing date will be eligible to participate in the Berkshire Bank 401(k) Plan following the date determined by BHLB on which the Hampden Bank SBERA 401(k) Plan will be terminated or replaced by such plan.

        BHLB will pay each employee of Hampden Bancorp who is not otherwise covered by a specific employment agreement whose employment is terminated (other than for cause) or who resigns for good reason on or within 12 months following the closing date of the Merger severance benefits pursuant to BHLB's severance plan or Hampden Bancorp's severance plan, if such payments would be more favorable.

Hampden Bank ESOP

        At least five business days prior to the effective time of the Merger, the Hampden Bank ESOP indebtedness will be repaid by the Hampden Bank ESOP by delivering a sufficient number of unallocated shares of Hampden Bancorp common stock to Hampden Bancorp. Not later than the effective time of the Merger, the Hampden Bank ESOP will be terminated and all shares of Hampden Bancorp common stock held by the ESOP will be converted into the right to receive the merger consideration, and the balance of any assets remaining in the ESOP but not allocated to the account of a participant will be allocated as provided in the ESOP governing documents. The ESOP assets will be distributed to the participants as soon as practicable following the receipt of a favorable determination letter from the IRS. Hampden Bank and, following the effective time, BHLB has agreed to adopt any amendments to the Hampden Bank ESOP necessary to effect the foregoing matters.

Operations of Berkshire Bank after the Merger

        The Merger Agreement provides for the merger of Hampden Bancorp with and into BHLB, with BHLB as the surviving entity. Following the merger of Hampden Bancorp with and into BHLB, BHLB intends to merge Hampden Bank with and into Berkshire Bank, with Berkshire Bank as the surviving bank. The executive officers of Berkshire Bank will remain the same following the Merger, and two directors of Hampden Bank will be added to the Berkshire Bank board of directors.

Berkshire Bank Establishment of a Liquidation Account

        Upon completion of the Merger, depositors of Hampden Bank will become depositors of Berkshire Bank. In 2007, Hampden Bank established a liquidation account to provide certain depositors of Hampden Bank a liquidation interest after the conversion of Hampden Bancorp, MHC, in the event of a liquidation of Hampden Bank. Specifically, in the unlikely event that Hampden Bank was to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors of Hampden Bank as of April 30, 2005 and June 30, 2006 of their interests in the liquidation account maintained by Hampden Bank.

        Under the rules and regulations of the Massachusetts Division of Banks, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution in which Hampden Bank is not the surviving institution would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution. Accordingly, Berkshire Bank, as the surviving institution following the Merger, is required by Massachusetts banking law to establish a liquidation account for the benefit of certain former Hampden Bank depositors who will remain depositors of Berkshire Bank.

        Each Hampden Bank depositor with a deposit account of $50 or more held in Hampden Bank as of April 30, 2005 or June 30, 2006, who has continued to maintain such deposit account with Hampden Bank and who continues to maintain such deposit account with Berkshire Bank following the completion of the Merger has an interest in the liquidation account. The liquidation account will never increase and may decrease if the balance in the deposit account as of December 31 is less than the deposit account balance on April 30, 2005 or June 30, 2006.

        Approval of the Merger Agreement by Berkshire Bank's sole stockholder, BHLB, included the approval of the establishment of the liquidation account in Berkshire Bank for the benefit of the above-referenced Hampden Bank depositors, which will occur by operation of law upon completion of the Merger.

Resale of Shares of BHLB Common Stock

        All shares of BHLB common stock issued to Hampden Bancorp's stockholders in connection with the Merger will be freely transferable. This Proxy Statement/Prospectus does not cover any resales of the shares of BHLB common stock to be received by Hampden Bancorp's stockholders upon completion of the Merger, and no person may use this Proxy Statement/Prospectus in connection with any resale.

Time of Completion

        Unless the parties agree otherwise and unless the Merger Agreement has otherwise been terminated, the closing of the Merger will take place on a date designated by BHLB that is no later than five business days following the date on which all of the conditions to the Merger contained in the Merger Agreement are satisfied or (to the extent permitted by applicable law) waived. See "—Conditions to Completing the Merger." On the closing date, BHLB will file a Certificate of Merger with the Delaware Secretary of State to merge Hampden Bancorp into BHLB. The Merger will become effective at the time stated in the Certificate of Merger.

        It is currently expected that the Merger will be completed early in the second quarter of 2015. However, because completion of the Merger is subject to regulatory approvals and other conditions, the parties cannot be certain of the actual timing of the completion of the Merger.

Conditions to Completing the Merger

        BHLB's and Hampden Bancorp's obligations to consummate the Merger are conditioned on the following:

  •
  approval of the Merger Agreement by Hampden Bancorp stockholders;

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  no party to the Merger Agreement shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental entity or bank regulator, that enjoins or prohibits the consummation of the transactions contemplated by the Merger Agreement;

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  receipt of all required regulatory approvals and the expiration of all statutory waiting periods;

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  the registration statement, of which this document forms a part, being declared effective by the Securities and Exchange Commission, the absence of any pending or threatened proceeding by the Securities and Exchange Commission to suspend the effectiveness of the registration statement and the receipt of all required state securities laws approvals; and

  •
  the additional shares of BHLB common stock to be issued in the Merger are approved for listing on the New York Stock Exchange upon notice of issuance.

        In addition, BHLB's obligations to consummate the Merger are conditioned on the following:

  •
  the representations and warranties of Hampden Bancorp contained in the Merger Agreement shall be true and correct as of the closing date of the Merger (except to the extent such representations and warranties speak as of an earlier date, which only need to be true and correct as of such earlier date), and BHLB shall have received a written certificate from Hampden Bancorp's Chief Executive Officer and its Chief Financial Officer to that effect;

  •
  Hampden Bancorp shall have performed in all materials respects all obligations and complied in all material respects with all agreements and covenants to be performed or complied with at or before the effective time of the Merger, and BHLB shall have received a written certificate from Hampden Bancorp's Chief Executive Officer and its Chief Financial Officer to that effect;

  •
  Hamden Bancorp and its subsidiaries shall have obtained any and all permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the bank merger, the failure of which to obtain would have a Material Adverse Effect on either Hampden Bancorp or BHLB;

  •
  There shall have been no changes, other than changes contemplated by the Merger Agreement, in the business, operations, condition (financial or otherwise), assets or liabilities of Hampden Bancorp and its subsidiaries (regardless of whether or not such events or changes are inconsistent with the representations and warranties given in the Merger Agreement) that individually or in the aggregate has had or reasonably would be expected to have a Material Adverse Effect on Hampden Bancorp;

  •
  BHLB shall have received an opinion from its counsel, dated as of the closing date of the Merger, to the effect that the Merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended; and

  •
  No regulatory approval required for consummation of the Merger and the bank merger shall include any condition or requirement that would result in a Material Adverse Effect on BHLB or Hampden Bancorp.

        In addition, Hampden Bancorp's obligations to consummate the Merger are conditioned on the following:

  •
  the representations and warranties of BHLB contained in the Merger Agreement shall be true and correct as of the closing date of the Merger (except to the extent such representations and warranties speak as of an earlier date, which only need to be true and correct as of such earlier date), and Hampden Bancorp shall have received a written certificate from BHLB's Chief Executive Officer and its Chief Financial Officer to that effect;

  •
  BHLB shall have performed in all materials respects all obligations and complied in all material respects with all agreements and covenants to be performed or complied with at or before the effective time of the Merger, and Hampden Bancorp shall have received a written certificate from BHLB's Chief Executive Officer and its Chief Financial Officer to that effect;

  •
  BHLB and Berkshire Bank shall have obtained any and all permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the bank merger, the failure of which to obtain would have a Material Adverse Effect on BHLB and Berkshire Bank, taken as a whole;

  •
  There shall have been no changes, other than changes contemplated by the Merger Agreement, in the business, operations, condition (financial or otherwise), assets or liabilities of BHLB and its subsidiaries (regardless of whether or not such events or changes are inconsistent with the representations and warranties given in the Merger Agreement) that individually or in the aggregate has had or reasonably would be expected to have a Material Adverse Effect on BHLB; and

  •
  Hampden Bancorp shall have received an opinion from its counsel, dated as of the closing date of the Merger, to the effect that the Merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

        BHLB and Hampden Bancorp cannot guarantee that all of the conditions to the Merger will be satisfied or waived by the party permitted to do so.

Conduct of Business Before the Merger

        Hampden Bancorp has agreed that, until completion of the Merger and unless permitted by BHLB, neither it nor its subsidiaries will:

  General Business

  •
  conduct its business other than in the usual, regular and ordinary course of business;

  •
  fail to use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises;

  •
  adjust, split, combine or reclassify its capital stock;

  •
  pay any cash dividend, stock dividends or make any other distribution on its capital stock, except pursuant to regular quarterly cash dividends of no more than $0.08 per share or dividends paid from its subsidiaries to Hampden Bancorp;

  •
  issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock, except pursuant to the exercise of outstanding stock options;

  •
  make any grant or award under the Hampden Bancorp, Inc. 2008 Equity Incentive Plan;

  Dispositions

  •
  sell or otherwise dispose of any of its assets, incur any indebtedness or waive, release, modify or change any existing indebtedness other than in the ordinary course of business consistent with past practice;

  Contracts

  •
  enter into, amend in any material respect or terminate any material contract or agreement in excess of $100,000 except those specifically permitted by the Merger Agreement;

  •
  enter into, renew, extend or modify any transaction with an affiliate (other than a deposit transaction);

  •
  enter into any hedging transaction;

  •
  undertake or enter into any lease or other contract in excess of $25,000 annually, or containing a financial commitment extending 12 months from the date of the Merger Agreement;

  Loans

  •
  other than pursuant to commitments issued prior to the date of the Merger Agreement, which have not expired and which have been disclosed to BHLB and except for the renewal of existing lines of credit, make any loan or other credit facility (i) in a principal amount in excess of $5.0 million for commercial loans, $500,000 for residential loans and $100,000 for home equity loans or lines of credit, (ii) that involves an exception to Hampden Bancorp's policy, or (iii) for a one- to four-family residential real estate loan that is not eligible for sale in the secondary market to Fannie Mae or Freddie Mac, without the prior written consent of BHLB, provided that BHLB's consent shall be deemed granted if BHLB does not object within three business days of receipt by BHLB of a request by Hampden Bancorp to make such loan;

  •
  except for existing commitments to sell any participation interest in any loan, sell any participation in a loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) unless BHLB has been given the first opportunity and reasonable time to purchase any loan participation being sold;

  •
  make any change in policies in existence on the date of the Merger Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other banking policies except as may be required by changes in applicable law or regulations, GAAP or regulatory accounting principles or by a bank regulator;

  •
  purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

  Employees

  •
  grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers, employees or consultants, except (i) as required by applicable law, (ii) as may be required pursuant to existing commitments existing as of the date of the Merger Agreement, (iii) for salary adjustments in the ordinary course of business consistent with past practice provided that any increases to such amounts shall not exceed four percent in the aggregate, or (iv) as otherwise contemplated by the Merger Agreement. Neither Hampden Bancorp nor Hampden Bank shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $75,000; provided, however, that neither Hampden Bancorp or its subsidiaries may hire any new employee without first seeking to fill any position internally. Neither Hampden or its subsidiaries shall pay expenses of any employee or director for attending conventions held after the date of the Merger Agreement;

  •
  Enter into or, except as may be required by law or any such plan or agreement or by the terms of the Merger Agreement and the transactions contemplated therein, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees, or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

  •
  except for the execution of the Merger Agreement, and actions taken or which will be taken in accordance with the Merger Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement; except for the execution of the Merger Agreement, and the transactions contemplated therein and any terminations of employment, take any action that would give rise to an acceleration of the right to payment to any individual under any Hampden Bancorp benefit plan;

  •
  issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with BHLB and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of BHLB (which shall not be unreasonably withheld, conditioned or delayed) or issue any broadly distributed communication of a general nature to customers without the prior approval of BHLB (which shall not be unreasonably withheld, conditioned or delayed), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

  Settling Claims

  •
  pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

  Foreclosures

  •
  foreclose upon or take a deed or title to any commercial real estate without having a Phase I environmental assessment of the property conducted as of a reasonably current date and, in the event such Phase I environmental assessment of the property identifies any Recognized Environmental Conditions (as that term is used in Phase I environmental assessments), providing notice to BHLB thereof prior to final sale;

  Governing Documents

  •
  change or waive any provision of its certificate of incorporation, articles of incorporation or articles of association in the case of Hampden Bank, or bylaws, except as required by law;

  Investment in Securities

  •
  purchase any securities except securities (i) rated "A" or higher by either Standard & Poor's Ratings Services or Moody's Investors Services, (ii) having a face amount in aggregate of note more than $500,000, (iii) with a duration of not more than five years and (iv) otherwise in the ordinary course of business consistent with past practice;

  Capital Expenditures

  •
  other than pursuant to binding commitments existing as of the date of the Merger Agreement and disclosed to BHLB, make any capital expenditures in excess of $25,000 individually, or $50,000 in the aggregate;

  Branches/Merger

  •
  open or close any branch or automated banking facility or file an application to do the same;

  •
  merge or consolidate Hampden Bancorp or its subsidiaries with any other entity; sell or lease all or any substantial portion of the assets or business of Hampden Bancorp or its subsidiaries; make any acquisition of all or any substantial portion of the business or assets of any other entity other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructurings or the collection of loans or credit arrangements; enter into a purchase and assumption transaction with respect to deposits and liabilities; incur deposit liabilities other than in the ordinary course of business consistent with past practice and in keeping with prevailing competitive rates; permit the revocation or surrender of its certificate of authority to maintain, or file an application for the relocation of, an existing branch office, or file an application for certificate of authority to establish a new branch office;

  Accounting

  •
  change its method of accounting, practice or principle of accounting, except as required by changes in generally accepted accounting principles or regulatory accounting principles or by any bank regulator responsible for regulating Hampden Bancorp or Hampden Bank;

  Taxes

  •
  make, change or rescind any material election concerning Taxes or Tax Returns, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain any Tax ruling;

  Merger Agreement

  •
  voluntarily take any action that would (i) result in any of its representations and warranties under the Merger Agreement not being true and correct or in the conditions to the Merger not being satisfied, (ii) materially adversely affect or delay the ability of the parties to obtain regulatory approvals contemplated by the Merger Agreement, or (iii) materially adversely affect its ability to perform its covenants and agreements under the Merger Agreement;

  •
  take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Internal Revenue Code;

  Other Agreements

  •
  take any other action restricted under the Merger Agreement; or

  •
  enter into any contract with respect to, or otherwise agree or commit to do any of the foregoing actions.

        BHLB has agreed that, until the completion of the Merger and unless permitted by Hampden Bancorp, it will not:

  •
  conduct its business other than in the usual, regular and ordinary course of business;

  •
  fail to use reasonable best efforts to preserve intact its business organization and assets and maintain its rights and franchises;

  •
  voluntarily take action which would change or waive any provision of its certificate of incorporation (or articles or organization in the case of Berkshire Bank) or bylaws in any way adverse to the rights of the Hampden stockholders, except as required by law;

  •
  voluntarily take action which would (i) result in any of its representations and warranties under the Merger Agreement not being true and correct or in the conditions to the Merger not being satisfied, (ii) materially adversely affect or delay the ability of the parties to obtain regulatory approvals contemplated by the Merger Agreement, or (iii) materially adversely affect its ability to perform its covenants and agreements under the Merger Agreement; or

  •
  knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Internal Revenue Code.

Additional Covenants of Hampden Bancorp and BHLB in the Merger Agreement

        Agreement Not to Solicit Other Proposals.    Hampden Bancorp and its subsidiaries, and any of their officers, directors, employees, representatives, agents and affiliates have agreed not to: (i) solicit, initiate, or knowingly encourage any acquisition proposal by a third party; (ii) enter into or maintain or continue discussions or negotiations regarding an acquisition proposal or agree to endorse any acquisition proposal; or (iii) or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any of the foregoing actions. An acquisition proposal includes the following:

  •
  any merger, consolidation, share exchange, business combination, or other similar transaction involving Hampden Bancorp or its subsidiaries;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of Hampden Bancorp or its subsidiaries on a consolidated basis;

  •
  any tender offer or exchange for 25% or more of the outstanding shares of Hampden Bancorp capital stock or the filing of a registration statement under the Securities Act in connection therewith; and

  •
  any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

        Despite the agreement of Hampden Bancorp not to solicit other acquisition proposals, Hampden Bancorp may generally negotiate or have discussions with, or provide information to, a third party who makes an unsolicited acquisition proposal, provided that the Hampden Bancorp board of directors:

  •
  determines in its good faith after consultation with its outside legal counsel and financial advisor that the acquisition proposal constitutes a superior proposal, meaning that it is reasonably likely to result in a transaction more favorable to the Hampden Bancorp stockholders from a financial point of view than the Merger.

        If Hampden Bancorp receives an acquisition proposal or information request from a third party or enters into negotiations with a third party regarding a superior proposal, Hampden Bancorp must promptly notify BHLB no later than one calendar day after its receipt of such proposal or information request and provide BHLB with information about the third party and its proposal or information request.

        Certain Other Covenants.    The Merger Agreement also contains other agreements relating to the conduct of BHLB and Hampden Bancorp before consummation of the Merger, including the following:

  •
  each party will cause one or more of its representatives to confer with representatives of the other party to inform each other party regarding its operations at such times as each party may reasonably request;

  •
  each party will cooperate regarding a plan for the conversion of Hampden Bancorp's data processing and related electronic information systems;

  •
  Hampden Bancorp shall provide BHLB information regarding nonperforming assets, loan grading changes, loan approvals as well as minutes of Hampden Bancorp and Hampden Bank officer and director loan committee meetings;

  •
  each party will permit the other party reasonable access during normal business hours to its property, books, records and personnel and furnish all information the other party may reasonably request;

  •
  each party will promptly provide the other party with a copy of all documents filed with its banking regulators, audit books made by their independent registered public accountants and internal control reports submitted by such accountants;

  •
  BHLB and Hampden Bancorp will use their commercially reasonable efforts to submit all necessary applications, notices, and other filings with any governmental entity, the approval of which is required to complete the Merger and related transactions;

  •
  BHLB and Hampden Bancorp will use their reasonable best efforts to obtain all third party consents necessary to consummate the Merger;

  •
  BHLB and Hampden Bancorp will use all reasonable efforts to take all actions necessary to consummate the Merger and the transactions contemplated by the Merger Agreement;

  •
  BHLB will file a registration statement, of which this Proxy Statement/Prospectus forms a part, with the Securities and Exchange Commission registering the shares of BHLB common stock to be issued in the Merger to Hampden Bancorp stockholders;

  •
  Hampden Bancorp will take all actions necessary to convene a special meeting of its stockholders to vote on the Merger Agreement. The board of directors of Hampden Bancorp will recommend at the Hampden Bancorp special meeting that the Hampden Bancorp stockholders vote to approve the Merger Agreement. However, the Hampden Bancorp board of directors may fail to make such recommendation or change or withdraw its recommendation if Hampden Bancorp's board of directors, after consultation with and consideration of the advice of its financial and legal advisors, determines, in good faith, that making such a recommendation would result in a violation of its fiduciary duties under applicable law;

  •
  before completion of the Merger, BHLB will notify the New York Stock Exchange of the additional shares of BHLB common stock that BHLB will issue in exchange for shares of Hampden Bancorp common stock;

  •
  Hampden Bancorp will terminate the 401(k) plan and ESOP immediately prior to the effective date; and

  •
  BHLB and Hampden Bancorp will notify each other of any material contract defaults and any events that would reasonably be likely to result in a material adverse effect on the other.

Representations and Warranties Made by BHLB and Hampden Bancorp in the Merger Agreement

        BHLB and Hampden Bancorp have made certain customary representations and warranties to each other in the Merger Agreement relating to their businesses. For information on these representations and warranties, please refer to the Merger Agreement attached as Appendix A. The representations and warranties must be true in all material respects through the completion of the Merger unless the change does not have a material adverse effect on the parties' business, financial condition or results of operations. See "—Conditions to Completing the Merger."

        The representations and warranties contained in the Merger Agreement were made only for purposes of such agreement and are made as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed to by BHLB or Hampden Bancorp, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purpose of allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality that differ from the standard of materiality that an investor may apply when reviewing statements of factual information.

        Each of BHLB and Hampden Bancorp has made representations and warranties to the other regarding, among other things:

  •
  corporate matters, including due organization and qualification;

  •
  capitalization;

  •
  authority relative to execution and delivery of the Merger Agreement and the absence of conflicts with, violations of, or a default under organizational documents or other obligations as a result of the Merger or the bank merger;

  •
  governmental filings and consents necessary to complete the Merger;

  •
  the timely filing of regulatory reports and internal controls;

  •
  the absence of any event or action that would, or reasonably would be expected to, constitute a material adverse effect since June 30, 2014;

  •
  financial statements and internal controls;

  •
  tax matters;

  •
  loan portfolio matters;

  •
  employee matters and benefit plans;

  •
  real and personal property;

  •
  insurance matters;

  •
  environmental liabilities;

  •
  related party transactions;

  •
  brokers, finders or financial advisor fees;

  •
  risk management instruments;

  •
  legal proceedings;

  •
  compliance with applicable laws;

  •
  board of directors approval of the Merger Agreement;

  •
  duties as a fiduciary;

  •
  securities documents;

  •
  the receipt of a fairness opinion from its financial advisor; and

  •
  absence of agreements with regulatory agencies restricting the conduct of its business.

        In addition, Hampden Bancorp has made other representations and warranties about itself to BHLB as to:

  •
  matters relating to certain contracts;

  •
  intellectual property;

  •
  deposits;

  •
  investment securities;

  •
  securities registration obligations;

  •
  bank owned life insurance; and

  •
  stock transfer records.

        The representations and warranties of each of BHLB and Hampden Bancorp will expire upon the effective time of the Merger.

Terminating the Merger Agreement

        The Merger Agreement may be terminated at any time before the completion of the Merger, either before or after approval of the Merger Agreement by Hampden Bancorp stockholders, as follows:

  •
  by the mutual written consent of BHLB and Hampden Bancorp;

  •
  by either party, if there has been a material breach of any of the representations and warranties set forth in the Merger Agreement by the other party, which breach cannot be cured by the closing date or has not been cured upon 30 days written notice of such breach by the terminating party to the other party;

  •
  by either party, if there has been a material failure to perform or comply with any of the covenants or agreements set forth in the Merger Agreement by the other party, which failure cannot be cured prior to closing or has not been cured upon 30 days written notice of such failure by the terminating party to the other party;

  •
  by either party, if the Merger is not consummated by November 3, 2015, or such later date as shall have been agreed to in writing by BHLB and Hampden Bancorp, unless the failure to complete the Merger by that time was due to such party's material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement;

  •
  by either party, if, following the Hampden Bancorp stockholder meeting, the stockholders of Hampden Bancorp fail to approve the Merger Agreement;

  •
  by either party, if a required regulatory approval, consent or waiver is denied or any governmental entity prohibits the consummation of the Merger or the transactions contemplated by the Merger Agreement;

  •
  by BHLB if (i) Hampden Bancorp receives a superior proposal and has entered into an acquisition agreement with respect to the superior proposal in accordance with the provisions of the Merger Agreement, (ii) the board of directors of Hampden Bancorp submits the Merger Agreement to the Hampden Bancorp stockholders without a recommendation for approval, or (iii) the board of directors of Hampden Bancorp withdraws, modifies or changes its recommendation to the stockholders for approval of Merger Agreement, after having consulted with and considered the advice of its financial and legal advisors; or

  •
  by Hampden Bancorp if Hampden Bancorp has received a superior proposal and the board of directors of Hampden Bancorp has made a determination to accept such superior proposal and complied with the provisions of the Merger Agreement.

        Additionally, Hampden Bancorp may terminate the Merger Agreement if, at any time during the five-day period commencing on the first date on which all bank regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period) (the "Determination Date"), both of the following conditions are satisfied:

  •
  the number obtained by dividing the average of the daily closing prices of BHLB common stock for the 10 consecutive trading days by $25.78 (the "BHLB Ratio") is less than 0.80; and

  •
  the BHLB Ratio is less than the number obtained by dividing (i) the sum of the average of the daily closing prices for the 10 consecutive trading days immediately preceding the Determination Date of the Index Group (the "Final Index Price") by (ii) the closing value of the Index Group on the last trading date immediately preceding the public announcement of the entry into the Merger Agreement (the "Index Price"), minus 0.20 (the "Index Ratio").

        If Hampden Bancorp elects to exercise its termination right as described above, it must give written notice thereof to BHLB. During the five business day period commencing with its receipt of such notice, BHLB shall have the option to increase the consideration to be received by the holders of Hampden Bancorp common stock by adjusting the exchange ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of $25.78, 0.80 and 0.81 (as then in effect) by (B) the Average Closing Price (defined as the average daily closing price of BHLB common stock for the 10 consecutive trading days preceding the tenth day prior to the Determination Date) and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and 0.81 (as then in effect) by (B) the BHLB Ratio. If within such five business day period, BHLB delivers prompt written notice to Hampden Bancorp that it intends to proceed with the Merger by paying such additional consideration as contemplated by the preceding sentence, then no termination shall have occurred and the Merger Agreement shall remain in effect in accordance with its terms (except that the exchange ratio shall have been so modified).

Termination Fee

        The Merger Agreement requires Hampden Bancorp to pay BLHB a fee of $3.6 million for the period ending 45 days from the date of the Merger Agreement or $4.7 million thereafter if the Merger Agreement is terminated in certain circumstances that involve a competing offer. Specifically, Hampden Bancorp must pay the termination fee if BHLB terminates the Merger Agreement if (i) Hampden Bancorp receives a superior proposal and has entered into an acquisition agreement with respect to the superior proposal in accordance with the provisions of the Merger Agreement, (ii) the board of directors of Hampden Bancorp submits the Merger Agreement to the Hampden Bancorp stockholders without a recommendation for approval, or (iii) the board of directors of Hampden Bancorp withdraws, modifies or changes its recommendation to stockholders for approval of the Merger Agreement, after having consulted with and considered the advice of its financial and legal advisors.

        Hampden Bancorp also must (i) pay the termination fee if Hampden Bancorp terminates the Merger Agreement because it has accepted a superior proposal or (ii) Hampden Bancorp enters into a definitive merger agreement within one year of BHLB terminating the Merger Agreement due to Hampden Bancorp's breach of a representation, warranty or covenant or failure of Hampden Bancorp's stockholders to approve the Merger Agreement after a competing acquisition proposal has been publicly announced or otherwise made known to Hampden Bancorp stockholders.

Expenses

        Each of BHLB and Hampden Bancorp will pay its own costs and expenses incurred in connection with the Merger. In the event of a termination of the Merger Agreement because of a breach of any representation, warranty, covenant or agreement contained in the Merger Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights under the Merger Agreement.

Changing the Terms of the Merger Agreement

        Before the completion of the Merger, BHLB and Hampden Bancorp may agree to waive, amend or modify any provision of the Merger Agreement. However, after the vote by Hampden Bancorp stockholders, BHLB and Hampden Bancorp may not make any amendment or modification that would reduce the amount or alter the kind of consideration to be received by Hampden Bancorp's stockholders under the terms of the Merger Agreement.

 DESCRIPTION OF BERKSHIRE HILLS BANCORP, INC. CAPITAL STOCK

        The following summary describes the material terms of BHLB's capital stock and is subject to, and qualified by, BHLB's certificate of incorporation and bylaws and the DGCL. See "Where You Can Find More Information" as to how to obtain a copy of BHLB's certificate of incorporation and bylaws.

General

        BHLB is authorized to issue 50,000,000 shares of common stock having a par value of $0.01 per share, and 1,000,000 shares of preferred stock having a par value of $0.01 per share. At January 29, 2015, 25,182,566 shares of common stock were outstanding. At that date, no preferred shares were outstanding.

Common Stock

        Voting Rights.    The holders of common stock are entitled to one vote per share on all matters presented to stockholders. Holders of common stock are not entitled to cumulate their votes in the election of directors. However, BHLB's certificate of incorporation provides that a record owner of BHLB's common stock who beneficially owns, either directly or indirectly, in excess of 10% of BHLB's outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.

        No Preemptive or Conversion Rights.    The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by BHLB before such securities are offered to others. The absence of preemptive rights increases BHLB's flexibility to issue additional shares of common stock in connection with BHLB's acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

        Dividends.    Holders of common stock are entitled to receive dividends ratably when, as and if declared by BHLB's board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under the DGCL, BHLB may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if its surplus accounts are in a deficit position. Dividends paid by Berkshire Bank have historically been the primary operating source of funds available to BHLB, and historic financing sources have included senior debt and the issuance of trust preferred securities, preferred stock and common stock. BHLB expects to use these sources of funds in the future, as well as proceeds it may obtain from the offering of common stock, preferred stock and/or debt securities for payment of dividends to its stockholders, the repurchase of its common stock and for other needs. BHLB's board of directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including BHLB's earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as BHLB's board of directors deems relevant.

        BHLB's principal assets and sources of income consist of investments in its operating subsidiaries, which are separate and distinct legal entities.

        Liquidation.    Upon liquidation, dissolution or the winding up of the affairs of BHLB, holders of common stock are entitled to receive their pro rata portion of the remaining assets of BHLB after the holders of BHLB's preferred stock, if any, have been paid in full any sums to which they may be entitled.

Preferred Stock

        BHLB's certificate of incorporation authorizes its board of directors, without stockholder action, to issue preferred stock in one or more series and to establish the designations, dividend rates and rights, dissolution or liquidation rights, preferences, price and terms and conditions on which shares may be redeemed, terms and conditions for conversion or exchange into any other class or series of the stock, voting rights and other terms. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in BHLB's control.

Certain Certificate of Incorporation and Bylaw Provisions Affecting Stock

        BHLB's certificate of incorporation and bylaws contain several provisions that may make BHLB a less attractive target for an acquisition of control by anyone who does not have the support of BHLB's board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered board of directors, a vote limitation provision and the limitation that stockholder actions may only be taken at a meeting and may not be taken by unanimous written stockholder consent. The foregoing is qualified in its entirely by reference to BHLB's certificate of incorporation and bylaws.

Restrictions on Ownership

        Under the federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve if any person (including a company), or group acting in concert, seeks to acquire "control" of a bank holding company or savings association. An acquisition of "control" can occur upon the acquisition of 10% or more of the voting stock of a bank holding company or depository institution or as otherwise defined by the Board of Governors of the Federal Reserve System. Under the Change in Bank Control Act, the Board of Governors of the Federal Reserve System has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a bank holding company.

Transfer Agent and Registrar

        The Transfer Agent and Registrar for BHLB's common stock is Computershare Trust Company, N.A., Canton, Massachusetts.

INFORMATION ABOUT BERKSHIRE HILLS BANCORP, INC.

        BHLB, a Delaware corporation, is a bank holding company that was incorporated and commenced operations in 2000. BHLB conducts its operations primarily through Berkshire Bank, a Massachusetts trust company with 90 full service branch offices in Massachusetts, Connecticut, New York and Vermont. Berkshire Bank, America's Most Exciting Bank(SM), is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in Western Massachusetts. Berkshire Bank provides personal and business banking, insurance, and wealth management services. BHLB is also the holding company for Berkshire Insurance Group, an insurance agency in Western Massachusetts.

        At September 30, 2014, BHLB had total assets of $6.4 billion, total deposits of $4.6 billion and total stockholders' equity of $696.9 million.

        BHLB is headquartered at 24 North Street Pittsfield, Massachusetts 01201. BHLB's website can be accessed at https://www.berkshirebank.com. Information contained in BHLB's website does not constitute part of, and is not incorporated into, this proxy statement/prospectus. BHLB's common stock is listed on the New York Stock Exchange under the symbol "BHLB."

        Additional information about BHLB and its subsidiaries is included in documents incorporated by reference in this Proxy Statement/Prospectus. See "Where You Can Find More Information."

HAMPDEN BANCORP, INC.'S BUSINESS

        In this section entitled "Hampden Bancorp's Business" and the section entitled "Hampden Bancorp's Management's Discussion and Analysis of Financial Condition and Results of Operations," and only in these two sections, the terms "we," "us," and "our" are used to refer to Hampden Bancorp and its subsidiaries.

General

        Hampden Bancorp, Inc., a Delaware corporation that became the holding company of Hampden Bank in 2007, is registered with the Federal Reserve as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Hampden Bank completed its conversion to the holding company structure on January 16, 2007. The information set forth in this Proxy Statement/Prospectus for Hampden Bancorp, Inc. and its subsidiaries, Hampden Bank and Hampden LS, Inc., including the consolidated financial statements and related financial data, relates primarily to Hampden Bank. Hampden Bank has three wholly-owned subsidiaries: Hampden Investment Corporation and Hampden Investment Corporation II, both of which engage in buying, selling, holding and otherwise dealing in securities, and Hampden Insurance Agency, which ceased selling insurance products in November of 2000 and remains inactive. All significant intercompany accounts and transactions have been eliminated in consolidation.

        Established in 1852 and headquartered in Springfield, Massachusetts, Hampden Bank is a full service, community bank that offers a variety of loan and deposit products from its ten office locations in Springfield, Agawam, Longmeadow, West Springfield, Wilbraham and Indian Orchard, Massachusetts, as well as insurance and investment products through its Financial Services Division, Hampden Financial. Hampden Bank offers customers the latest in internet banking, including on-line banking and bill payment services.

Market Area

        Hampden Bank offers financial products and services designed to meet the financial needs of our customers. Our primary deposit-gathering area is concentrated in the Massachusetts cities and towns of Springfield, West Springfield, Longmeadow, Agawam and Wilbraham. We offer Remote Deposit

Capture to our customers, which allows us to expand our deposit gathering outside of our normal deposit area. Our lending area is broader than our deposit-gathering area and primarily includes Hampden, Hampshire, Franklin, and Berkshire Counties of Massachusetts as well as portions of northern Connecticut.

        Hampden Bank is headquartered in Springfield, Massachusetts. All of Hampden Bank's offices are located in Hampden County. Springfield is the third largest city in Massachusetts, located in south western Massachusetts, 90 miles west of Boston and 30 miles north of Hartford, Connecticut, connected by major interstate highways. A diversified mix of industry groups operate within Hampden County, including manufacturing, health care, higher education, wholesale/retail trade and service. The major employers in the area include MassMutual Financial Group, Baystate Health System, several area universities and colleges, and Big Y supermarkets. The county in which Hampden Bank currently operates includes a mixture of suburban, rural, and urban markets. According to 2010 census data, Hampden Bank's market area is projected to remain substantially unchanged in population and household growth through 2015.

Competition

        Hampden Bancorp faces intense competition in attracting deposits and loans from financial institutions and credit unions operating in its market area and, to a lesser extent, from other financial service companies, such as brokerage firms, insurance companies, mortgage companies and mortgage brokers. Hampden Bancorp also faces competition for depositors' funds from money market funds, mutual funds and other corporate and government securities. Large super-regional banks such as Bank of America, Santander, Citizens and TD Bank operate in Hampden Bancorp's market area. These institutions have significantly greater resources than Hampden Bancorp. We expect the competition in our market area to continue.

        Hampden Bancorp's competition for loans comes primarily from financial institutions in our market areas, and from other financial service providers such as mortgage companies and mortgage brokers. Competition for loans also comes from a number of non-depository financial service companies entering the mortgage market. These include insurance companies, securities companies and specialty finance companies.

        Hampden Bancorp expects competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered the barriers to market entry, allowed banks and other lenders to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Changes in federal law permit affiliation among banks, securities firms and insurance companies, which promotes a competitive environment in the financial services industry. Competition for deposits and the origination of loans could limit Hampden Bancorp's future growth.

Lending Activities

        General.    Hampden Bancorp's gross loan portfolio amounted to $509.3 million at September 30, 2014, representing 72.2% of total assets at that date. In its lending activities, Hampden Bancorp originates commercial real estate loans, residential real estate loans secured by one- to four-family residences, residential and commercial construction loans, commercial and industrial loans, home equity lines of credit, fixed rate home equity loans and other personal consumer loans. While Hampden Bancorp makes loans throughout Massachusetts, most of its lending activities are concentrated in Hampden and Hampshire Counties. Loans originated and purchased totaled $29.1 million during the three months ended September 30, 2014, $191.9 million in the fiscal year ended June 30, 2014 ("fiscal 2014") and $161.1 million in the fiscal year ended June 30, 2013 ("fiscal 2013"). Residential mortgage loans sold into the secondary market, on a servicing-retained basis, totaled $4.2 million during the three months ended September 30, 2014, $10.1 million during fiscal 2014 and $22.6 million in fiscal 2013, and residential mortgage loans sold into the secondary market, on a servicing-released basis, totaled $2.8 million during the three months ended September 30, 2014, $7.7 million during fiscal 2014 and $9.1 million during fiscal 2013. At September 30, 2014, Hampden Bancorp's largest loan was $8.8 million, and the average balance of Hampden Bancorp's ten largest loans was $5.7 million.

        The following table summarizes the composition of Hampden Bancorp's loan portfolio as of the dates indicated:

	September 30,		June 30,
	2014		2014		2013		2012		2011		2010
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars In Thousands)
Mortgage loans on real estate:
Commercial	$202,178	39.70%	$200,750	39.31%	$167,381	36.95%	$152,965	37.43%	$151,395	37.79%	$138,746	33.35%
Residential	107,497	21.11%	107,498	21.05%	107,617	23.75%	112,294	27.48%	121,462	30.32%	130,977	31.49%
Home Equity	77,264	15.17%	76,144	14.91%	78,421	17.31%	72,983	17.86%	62,975	15.72%	65,006	15.63%
Construction	38,195	7.50%	39,996	7.84%	24,973	5.51%	6,553	1.60%	5,265	1.31%	13,460	3.24%

Total mortgage loans on real estate	425,134	83.48%	424,388	83.11%	378,392	83.52%	344,795	84.37%	341,097	85.15%	348,189	83.70%
Other loans:
Commercial	52,399	10.29%	54,756	10.72%	43,566	9.62%	35,567	8.70%	35,739	8.92%	42,539	10.23%
Consumer and other	31,747	6.23%	31,504	6.17%	31,077	6.86%	28,323	6.93%	23,742	5.93%	25,257	6.07%

Total other loans	84,146	16.52%	86,260	16.89%	74,643	16.48%	63,890	15.63%	59,481	14.85%	67,796	16.30%

Total loans	509,280	100.00%	510,648	100.00%	453,035	100.00%	408,685	100.00%	400,578	100.00%	415,985	100.00%
Other items:
Net deferred loan costs	2,634		2,638		2,726		2,807		2,603		2,943
Allowance for loan losses	(5,769)		(5,651)		(5,414)		(5,148)		(5,473)		(6,314)

Total loans, net	$506,145		$507,635		$450,347		$406,344		$397,708		$412,614

        Commercial Real Estate Loans.    Hampden Bancorp originated $3.3 million, $50.8 million and $30.9 million of commercial real estate loans during the three months ended September 30, 2014, fiscal 2014 and fiscal 2013, respectively, and had $202.2 million of commercial real estate loans with an average yield of 4.9% in its portfolio as of September 30, 2014, representing 39.7% of the total gross loan portfolio on such date. Hampden Bancorp intends to further grow this segment of its loan portfolio, both in absolute terms and as a percentage of its total loan portfolio.

        Interest rates on commercial real estate loans adjust over periods of three, five, or ten years based primarily on Federal Home Loan Bank rates. In general, rates on commercial real estate loans are priced at a spread over Federal Home Loan Bank advance rates. Commercial real estate loans are generally secured by commercial properties such as industrial properties, hotels, small office buildings, retail facilities, warehouses, multi-family income properties and owner-occupied properties used for business. Generally, commercial real estate loans are approved with a maximum 80% loan to appraised value ratio.

        In its evaluation of a commercial real estate loan application, Hampden Bancorp considers the net operating income of the property, the borrower's expertise, credit history, and the profitability and value of the underlying property. For loans secured by rental properties, Hampden Bancorp will also consider the terms of the leases and the quality of the tenant. Hampden Bancorp generally requires that the properties securing these loans have minimum debt service coverage sufficient to support the loan. Hampden Bancorp generally requires the borrowers seeking commercial real estate loans to personally guarantee those loans.

        Commercial real estate loans generally have larger balances and involve a greater degree of risk than residential mortgage loans. Loan repayment is often dependent on the successful operation and management of the properties, as well as on the collateral value of the commercial real estate securing the loan. Economic events and changes in government regulations could have an adverse impact on the cash flows generated by properties securing Hampden Bancorp's commercial real estate loans and on the value of such properties.

        Residential Real Estate Loans.    Hampden Bancorp offers fixed-rate and adjustable-rate residential mortgage loans. These loans have original maturities of up to 30 years and generally have maximum loan amounts of up to $1.0 million. In its residential mortgage loan originations, Hampden Bancorp lends up to a maximum loan-to-value ratio of 100% for first-time home buyers and immediately sells all of its 100% loan-to-value ratio loans. For the three months ended September 30, 2014, Hampden Bancorp originated 27 loans with a loan-to-value ratio of 95% or greater, of which 89% were sold. For fiscal year 2014, Hampden Bancorp originated 47 loans with a loan-to-value ratio of 95% or greater, of which 100% were sold. Hampden Bank has an Asset Liability Committee, which evaluates whether Hampden Bancorp should retain or sell any fixed rate loans that have maturities greater than 15 years. As of September 30, 2014, the residential real estate mortgage loan portfolio totaled $107.5 million, or 21.1% of the total gross loan portfolio on that date, and had an average yield of 4.3%. Of the residential mortgage loans outstanding on that date, $62.7 million were adjustable-rate loans with an average yield of 4.2% and $44.8 million were fixed-rate mortgage loans with an average yield of 4.4%. Residential mortgage loan originations totaled $12.5 million, $29.8 million and $48.5 million for the three months ended September 30, 2014, fiscal 2014 and fiscal 2013, respectively.
        A licensed appraiser appraises all properties securing residential first mortgage purchase loans and all real estate transactions greater than $250,000. If appropriate, flood insurance is required for all properties securing real estate loans made by Hampden Bancorp.

        During the origination of fixed rate mortgages, each loan is analyzed to determine if the loan will be sold into the secondary market or held in portfolio. Hampden Bancorp retains servicing for loans sold to the Federal National Mortgage Association ("Fannie Mae") and earns a fee equal to 0.25% of the loan amount outstanding for providing these services. Loans which Hampden Bancorp originates that have a higher risk profile or are outside of our normal underwriting standards are sold to a third party along with the servicing rights. The total of loans serviced for third parties as of September 30, 2014 is $75.0 million.

        The adjustable-rate mortgage loans ("ARM loans") offered by Hampden Bancorp make up the largest portion of the residential mortgage loans held in portfolio. At September 30, 2014, ARM loans totaled $62.7 million, or 58.3% of total residential loans outstanding at that date. Hampden Bancorp originates ARM loans with a maximum loan-to-value ratio of up to 95% with private mortgage insurance. Generally, any ARM Loan with a loan-to-value ratio greater than 85% requires private mortgage insurance. ARM loans are offered for terms of up to 30 years with initial interest rates that are fixed for 1, 3, 5, 7 or 10 years. After the initial fixed-rate period, the interest rates on the loans are reset based on the relevant U.S. Treasury Constant Maturity Treasury Index, or CMT Index, plus add-on margins of varying amounts, for periods of 1, 3, and 5 years. Maximum interest rate adjustments on such loans typically range from 2.0% to 3.0% during any adjustment period and 5.0% to 6.0% over the life of the loan. Periodic adjustments in the interest rate charged on ARM loans help to reduce Hampden Bancorp's exposure to changes in interest rates. However, ARM loans generally possess an element of credit risk not inherent in fixed-rate mortgage loans, because borrowers are potentially exposed to increases in debt service requirements over the life of the loan in the event market interest rates rise, resulting in higher payments. These higher payments may increase the risk of default or prepayments.

        In light of the national housing crisis, rising unemployment, and a weakening economy, Hampden Bancorp offers a short term relief program, that provides our residential mortgage customers with the ability to overcome temporary financial pressures. The modification program is available to current customers that have a mortgage loan held in portfolio. The modification plan is designed to provide short term relief of generally three to six months due to job loss, reduced income, a need to restructure debt, or other events that have caused or will cause a borrower to be unable to keep current with mortgage payments. The plan is offered on a case-by-case basis and only after a review of the borrower's current financial condition and a determination that such a plan is likely to provide to the borrowers the ability to maintain current monthly payments going forward. Debt to income ratios demonstrating an ability to pay must be achieved for a modification plan to be in place. Under this modification program, the borrower's future principal payments are accelerated in order to return to the original rate and term of the original contract, and accordingly these loans are not classified as troubled debt restructurings.

        Home Equity Loans.    Hampden Bancorp offers home equity lines of credit and home equity term loans. Hampden Bancorp originated $3.7 million, $14.2 million and $19.9 million of home equity lines of credit and loans during three months ended September 30, 2014, fiscal 2014 and fiscal 2013, respectively, and at September 30, 2014 had $77.3 million of home equity lines of credit and loans outstanding, representing 15.2% of the loan portfolio, with an average yield of 3.6% at that date. Approximately 45.9% of Hampden Bancorp's home equity lines of credit and loans are classified as first in priority liens.

        Home equity lines of credit and loans are secured by first or second mortgages on one- to four-family owner occupied properties, and are made in amounts such that the combined first and second mortgage balances generally do not exceed 85% of the value of the property serving as collateral at time of origination. The lines of credit are available to be drawn upon for 10 to 20 years, at the end of which time they become term loans amortized over 5 to 10 years. Interest rates on home equity lines normally adjust based on the month-end prime rate published in the Wall Street Journal. The undrawn portion of home equity lines of credit totaled $35.5 million at September 30, 2014.

        Commercial Loans.    Hampden Bancorp originates secured and unsecured commercial loans to business customers in its market area for the purpose of financing equipment purchases, working capital, expansion and other general business purposes. Hampden Bancorp originated $4.0 million, $39.6 million and $13.2 million in commercial loans during the three months ended September 30, 2014, fiscal 2014 and fiscal 2013, respectively, and as of September 30, 2014 had $52.4 million in commercial loans in its portfolio, representing 10.3% of the loan portfolio, with an average yield of 4.2%.

        Hampden Bancorp's commercial loans are generally collateralized by equipment, accounts receivable and inventory, and are usually supported by personal guarantees. Hampden Bancorp offers both term and revolving commercial loans. The former have either fixed or adjustable-rates of interest and generally fully amortize over a term of between three and seven years. Revolving loans are written on demand with annual reviews, with floating interest rates that are indexed to Hampden Bancorp's base rate of interest.

        When making commercial loans, Hampden Bancorp considers the financial statements of the borrower, the borrower's payment history with respect to both corporate and personal debt, the debt service capabilities of the borrower, the projected cash flows of the business, the viability of the industry in which the borrower operates and the value of the collateral. Hampden Bancorp has established limits on the amount of commercial loans in any single industry.

        Because commercial loans often depend on the successful operation or management of the business, repayment of such loans may be affected by adverse changes in the economy. Further, collateral securing such loans may depreciate in value over time, may be difficult to appraise and to liquidate, and may fluctuate in value. Hampden Bancorp intends to further grow this segment of its loan portfolio, both in absolute terms and as a percentage of its total loan portfolio.

        Construction Loans.    Hampden Bancorp offers residential and commercial construction loans. The majority of commercial construction loans are written to become permanent financing. Hampden Bancorp originated $1.7 million, $43.6 million and $40.1 million of construction loans during the three months ended September 30, 2014, fiscal 2014 and fiscal 2013, respectively, and at September 30, 2014 had $38.2 million of construction loans outstanding, representing 7.5% of the loan portfolio.

        We originate fixed-rate and adjustable-rate loans to individuals for their primary residence. We also make construction loans for commercial development projects, including office buildings, senior housing facilities, apartment buildings, industrial buildings, retail complexes and medical facilities. Our construction loans generally provide for the payment of interest only during the construction phase, which is usually a period of 6 - 24 months. At the end of the construction phase, the loan generally converts to a permanent mortgage loan. Before making a commitment to make a construction loan, we require an appraisal of the property on an "as-is" and "as-completed" basis by an independent appraiser. We also require an inspection of the ongoing project before disbursement of funds during the construction process.

        At September 30, 2014, our largest outstanding residential construction loan was $608,000, of which $595,000 was outstanding. At September 30, 2014, our largest commercial construction loan was $7.9 million, of which $6.2 million was outstanding for the development of an senior housing facility. These loans were performing in accordance with their original terms at September 30, 2014.

        Consumer and Other Loans.    Hampden Bancorp originates a variety of consumer and other loans, auto loans and loans secured by passbook savings or certificate accounts. Hampden Bancorp also purchases manufactured home loans and automobile loans from third parties. Hampden Bancorp originated $3.9 million, $13.9 million and $8.6 million of consumer and other loans, including purchases of manufactured home and automobile loans, during the three months ended September 30, 2104, fiscal 2014 and fiscal 2013, respectively, and at September 30, 2014 had $31.7 million of consumer and other loans outstanding. Of the $3.9 million of originations during the three months ended September 30, 2014, $1.2 million consists of purchased manufactured housing loans. Of the $13.9 million of originations in 2014, $2.3 million consists of purchased automobile loans and $3.0 million consists of purchased manufactured housing loans. Consumer and other loans outstanding represented 6.2% of the loan portfolio at September 30, 2014, with an average yield of 5.2%.

        Loan Origination.    Loan originations come from a variety of sources. The primary source of originations is our salaried and commissioned loan personnel, and to a lesser extent, local mortgage brokers, advertising and referrals from customers. Hampden Bancorp occasionally purchases participation interests in commercial real estate loans and commercial loans from banks located in Massachusetts and Connecticut. Hampden Bancorp underwrites these loans using its own underwriting criteria.

        Hampden Bancorp makes commitments to loan applicants based on specific terms and conditions. As of September 30, 2014, Hampden Bancorp had commitments to grant loans of $17.0 million, unadvanced funds on home equity lines of credit totaling $35.5 million, unadvanced funds on overdraft lines of credit totaling $1.8 million, unadvanced funds on commercial lines of credit totaling $34.1 million, unadvanced funds due mortgagors and on construction loans totaling $29.1 million and standby letters of credit totaling $595,000.

        Generally, Hampden Bancorp charges origination fees, or points, and collects fees to cover the costs of appraisals and credit reports. For information regarding Hampden Bancorp's recognition of loan fees and costs, please refer to Note 1 to the Consolidated Financial Statements of Hampden Bancorp and its subsidiaries, beginning on page F-35.

        The following table sets forth certain information concerning Hampden Bancorp's portfolio loan originations:

	For the Three Months Ended September 30,	For the Years Ended June 30,
	2014	2014	2013	2012	2011	2010
	(In Thousands)
Loans at beginning of period	$510,648	$453,035	$408,685	$400,578	$415,985	$387,742

Originations:
Mortage loans on real estate:
Residential	12,535	29,785	48,458	35,821	34,306	33,148
Commercial	3,250	50,757	30,884	15,832	18,781	13,973
Construction	1,718	43,594	40,090	9,524	8,779	20,444
Home equity	3,676	14,211	19,858	26,609	15,494	19,927

Total mortgage loans on real estate originations	21,179	138,347	139,290	87,786	77,360	87,492

Other loans:
Commercial business	4,008	39,582	13,161	15,957	8,629	23,755
Consumer and other	2,779	8,602	2,037	1,725	1,448	1,858

Total other loan originations	6,787	48,184	15,198	17,682	10,077	25,613

Total loans originated	27,966	186,531	154,488	105,468	87,437	113,105
Purchase of manufactured home loans	1,169	3,017	2,854	3,300	1,151	5,769
Purchase of automobile loans	—	2,304	3,722	5,090	—	—
Deduct:
Principal loan repayments and prepayments	23,405	116,017	84,322	76,631	80,283	72,256
Loan sales	7,049	17,835	31,848	23,171	20,941	16,603
Charge-offs	49	387	544	859	2,771	1,772

Total deductions	30,503	134,239	116,714	100,661	103,995	90,631

Net increase (decrease) in loans	(1,368)	57,613	44,350	8,107	(15,407)	28,243

Loans at end of period	$509,280	$510,648	$453,035	$408,685	$400,578	$415,985

        Loan Underwriting.    Hampden Bancorp believes that credit risk is best approved in a bottom up manner. The officer most directly responsible for credit risk, the Account Manager, typically approves exposures within delegated authority or recommends approval to the next level of authority as necessary. All exposures require at least one signature by an officer with the appropriate authority. No exposure will be approved without the recommendation of the Account Manager. All new commercial loan approval actions must be documented in the individual credit file with a Credit Approval Memorandum, prior to Hampden Bank advancing any funds.

        Hampden Bancorp's loan policy has established specific loan approval limits. Loan officers may approve loans up to their individual lending limit, or two loan officers can originate loans up to their combined limit. The loan committee reviews all loan applications and approves relationships greater than the loan officer's limit. Certain loan relationships require loan committee and/or of the Board of Directors of Hampden Bank (the "Board of Investment") approval. The members of Hampden Bank's loan committee include Hampden Bank's President and Chief Executive Officer, Chief Lending Officer, Chief Financial Officer, Senior Vice President of Retail and Mortgage Lending, Vice President of Commercial Credit and two Vice Presidents of Commercial Lending.

        Residential mortgage loans are underwritten by Hampden Bank. Residential mortgage loans for less than the corresponding Fannie Mae limit to be held in portfolio require the approval of a residential loan underwriter. Residential mortgage loans greater than the Fannie Mae limit require the approval of a Senior Retail Loan Officer and in some instances, depending on the amount of the loan, the approval of the Board of Investment.

        Consumer loans are underwritten by consumer loan underwriters, including loan officers and branch managers who have approval authorities based on experience for these loans. Unsecured personal loans are generally not written for more than $5,000.

        Hampden Bancorp generally does not make loans aggregating more than $10.0 million to one borrower (or related entity). Exceptions to this limit require the approval of the Board of Investment prior to loan origination. Hampden Bancorp's internal lending limit is lower than the Massachusetts legal lending limit, which is 20.0% of a bank's retained earnings and equity, or $15.3 million for Hampden Bancorp as of September 30, 2014.

        Hampden Bancorp has established a risk rating system for its commercial real estate, commercial construction and commercial loans. This system evaluates a number of factors useful in indicating the risk of default and risk of loss associated with a loan. These ratings are reviewed by commercial credit analysts who do not have responsibility for loan originations. Hampden Bancorp also uses a third party loan review firm to test and review these ratings, and then report their results to the Audit Committee of the Board of Directors of Hampden Bancorp, Inc. (the "Audit Committee").

        Hampden Bancorp occasionally participates in loans originated by third parties to supplement our origination efforts. Hampden Bancorp underwrites these loans using its own underwriting criteria.

        Loan Maturity.    The following table summarizes the final maturities of Hampden Bancorp's loan portfolio at September 30, 2014. This table does not reflect scheduled principal payments, unscheduled prepayments, or the ability of certain loans to reprice prior to maturity dates. Demand loans, and loans having no stated repayment schedule, are reported as being due in one year or less:

	Residential Mortgage		Commercial Real Estate		Home Equity		Construction
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount*	Weighted Average Rate
	(Dollars In Thousands)
Due in less than one year	$241	6.30%	$8,695	5.81%	$27	5.76%	$229	4.00%
Due in one year to five years	1,234	4.87%	44,183	5.28%	3,289	4.32%	1,592	4.22%
Due after five years	106,022	4.25%	149,300	4.71%	73,948	3.64%	36,374	4.53%

Total	$107,497	4.26%	$202,178	4.88%	$77,264	3.67%	$38,195	4.51%

	Commercial		Consumer and Other		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars In Thousands)
Due in less than one year	$2,810	5.12%	$63	8.06%	$12,065	5.64%
Due in one year to five years	16,562	4.47%	6,934	4.20%	73,794	4.92%
Due after five years	33,027	3.94%	24,750	7.80%	423,421	4.51%

Total	$52,399	4.17%	$31,747	7.01%	$509,280	4.59%

*
The amount of construction loans that are due after five years are written to be permanent loans after the construction period is over.

        The following table sets forth, at September 30, 2014, the dollar amount of total loans, net of unadvanced funds on loans, contractually due after September 30, 2015 and whether such loans have fixed interest rates or adjustable interest rates.

	Due After September 30, 2015
	Fixed	Adjustable	Total
	(In Thousands)
Residential mortgage	$45,222	$62,034	$107,256
Commercial real estate	96,954	96,529	193,483
Home equity	41,623	35,614	77,237
Construction	12,388	25,578	37,966
Commercial	18,193	31,396	49,589
Consumer and other	31,142	542	31,684

Total loans	$245,522	$251,693	$497,215

Loan Quality

        General.    One of Hampden Bancorp's most important operating objectives is to maintain a high level of asset quality. Management uses a number of strategies in furtherance of this goal, including maintaining sound credit standards in loan originations, monitoring the loan portfolio through internal and third-party loan reviews, and employing active collection and workout processes for delinquent or problem loans.

        Delinquent Loans.    Management performs a monthly review of all delinquent loans. The actions taken with respect to delinquencies vary depending upon the nature of the delinquent loans and the period of delinquency. A late charge is normally assessed on loans where the scheduled payment remains unpaid after a 15-day grace period for residential mortgages and a 10-day grace period for commercial loans. After mailing delinquency notices, Hampden Bancorp's loan collection personnel call the borrower to ascertain the reasons for delinquency and the prospects for repayment. On loans secured by one- to four-family owner-occupied property, Hampden Bancorp initially attempts to work out a payment schedule with the borrower in order to avoid foreclosure. Any such loan restructurings must be approved by an officer with the level of authority required for a new loan of that amount. If these actions do not result in a satisfactory resolution, Hampden Bancorp refers the loan to legal counsel and counsel initiates foreclosure proceedings. For commercial real estate, commercial construction and commercial loans, collection procedures may vary depending on individual circumstances.

        Other Real Estate Owned.    Hampden Bancorp classifies property acquired through foreclosure or acceptance of a deed in lieu of foreclosure as other real estate owned ("OREO") in its consolidated financial statements. When property is placed into OREO, it is recorded at the fair value less estimated costs to sell at the date of foreclosure or acceptance of deed in lieu of foreclosure. At the time of transfer to OREO, any excess of carrying value over fair value less estimated cost to sell is charged to the allowance for loan losses. Management, or its designee, inspects all OREO property periodically. Holding costs and declines in fair value result in charges to expense after the property is acquired. At September 30, 2014, Hampden Bancorp had $159,000 of property classified as OREO. In July 2011, Hampden Bancorp began leasing out a $270,000 OREO property and collected $109,000 in rental income in fiscal 2014. This property was sold to the lessee on June 12, 2014.

        Classification of Assets and Loan Review.    Risk ratings of 1-9 are assigned to all credit relationships to differentiate and manage levels of risk in individual exposures and throughout the portfolio. Refer to Note 5 in the consolidated financial statements beginning on page F-50 for detailed discussion. Ratings are called Customer Risk Ratings ("CRRs"). CRRs are designed to reflect the risk to Hampden Bancorp in any Total Customer Relationship Exposure. Risk ratings are used to profile the risk inherent in portfolio outstandings and exposures to identify developing trends and relative levels of risk and to provide guidance for the promulgation of policies, which control the amount of risk in an individual credit and in the entire portfolio, identify deteriorating credits and predict the probability of default. Timeliness of this process allows early intervention in the recovery process so as to maximize the likelihood of full recovery, and establish a basis for maintaining prudent reserves against loan losses.

        The Account Manager has the primary responsibility for the timely and accurate maintenance of CRRs. The risk rating responsibility for the aggregate portfolio rests with the Commercial and Residential Division Executives. If a disagreement surfaces regarding a risk rating, the loan review committee makes the final determination. The members of Hampden Bank's loan review committee include Bank's President and Chief Executive Officer, Chief Lending Officer, Chief Financial Officer, Senior Vice President of Retail and Mortgage Lending, Vice President of Commercial Credit and a Vice President of Commercial Lending. All others in a supervisory or review function regarding credit have a responsibility for reviewing the appropriateness of the rating and bringing to senior management's attention any dispute so it may be resolved. Generally, changes to risk ratings are made immediately upon receipt of material information, which suggests that the current rating is not appropriate.

        Hampden Bancorp engages an independent third party to conduct a semi-annual review of a significant portion of its commercial real estate, commercial construction and commercial loan portfolios. These loan reviews provide a credit evaluation of individual loans to determine whether the risk ratings assigned are appropriate. Independent loan review findings are presented directly to the Audit Committee.

        Watchlist loans, including non-accrual loans, are classified as either special mention, substandard, doubtful, or loss. At September 30, 2014, loans classified as special mention totaled $14.2 million, consisting of $12.9 million commercial real estate, $430,000 commercial loans, $543,000 residential mortgage loans, $10,000 home equity loans, $275,000 commercial construction loans and $99,000 manufactured housing loans.

        Substandard loans totaled $10.1 million, consisting of $3.0 million commercial real estate, $4.1 million commercial, $2.8 million residential mortgage, $196,000 home equity, $51,000 manufactured homes and $5,000 consumer loans.

        Loans classified as doubtful totaled $237,000, consisting of $146,000 residential mortgage and $91,000 of manufactured home loans.

        Non-Performing Assets.    The table below sets forth the amounts and categories of our non-performing assets at the dates indicated:

	At September 30,	At June 30,
	2014	2014	2013	2012	2011	2010
	(Dollars In Thousands)
Non-accrual loans:
Residential mortgage	$2,977	$2,755	$1,405	$1,266	$2,635	$2,763
Commercial mortgage	988	534	148	218	1,719	1,200
Commercial	2,318	1,500	1,988	597	1,366	936
Home equity, consumer and other	297	390	438	201	495	793

Total non-accrual loans	6,580	5,179	3,979	2,282	6,215	5,692
Other real estate owned	159	309	1,221	1,826	1,264	911

Total non-performing assets	$6,739	$5,488	$5,200	$4,108	$7,479	$6,603

Troubled debt restructurings, not reported above	$3,724	$4,601	$7,258	$9,648	$10,926	$4,836

Ratios:
Non-performing loans to total loans	1.29%	1.01%	0.88%	1.55%	1.37%	1.01%
Non-performing assets to total assets	0.95%	0.78%	0.80%	1.30%	1.13%	0.93%

        Generally, loans are placed on non-accrual status either when reasonable doubt exists as to the full timely collection of interest and principal or when a loan becomes 90 days past due unless an evaluation clearly indicates that the loan is well-secured and in the process of collection. Past due status is based on the contractual terms of the loans. Non-accrual loans, including modified loans, return to accrual status once the borrower has shown the ability and an acceptable history of repayment. The borrower must be current with their payments in accordance with the loan terms for six months for commercial and residential loans. Hampden Bancorp may also return a loan to accrual status if the borrower evidences sufficient cash flow to service the debt and provides additional collateral to support the collectability of the loan. For non-accrual and impaired loans that make payments, Hampden Bancorp recognizes cash interest payments as interest income when Hampden Bancorp does not have a collateral shortfall for the loan and the loan has not been partially charged off. If there is a collateral shortfall for the loan or it has been partially charged off, then Hampden Bancorp typically applies the entire payment to the principal balance of the loan. There are no loans greater than 90 days delinquent and still accruing at the dates presented above.

        As of September 30, 2014, non-accrual loans totaled $6.6 million, of which $5.7 million were 90 days or greater past due, $404,000 that are 31-89 days past due and $451,000 that are current or less than 30 days past due. It is Hampden Bancorp's policy to keep loans on non-accrual status until the borrower can demonstrate their ability to make payments according to their loan terms and an acceptable history of repayment of six months. One- to four-family residential non-accrual loans less than 90 days past due were $279,000, manufactured homes non-accrual loans less than 90 days past due were $34,000, and home equity second lien non-accrual loans less than 90 days past due were $120,000. All non-accrual loans, troubled debt restructurings, and loans with risk ratings of six or higher are assessed by Hampden Bancorp for impairment.

        All loans that are modified when Hampden Bank makes a concession in light of the borrower's financial difficulty are considered a troubled debt restructuring ("TDR") (loans for which a portion of interest or principal has been forgiven, or the loans have been modified to lower the interest rate or extend the original term due to a borrower's financial difficulty and are classified as impaired loans by Hampden Bancorp. Hampden Bank modifies loans in the normal course of business for credit worthy borrowers that are not TDRs. In these cases, the modified terms are consistent with loan terms available to credit worthy borrowers and within normal loan pricing. At such time they meet the criteria for impairment, these loans will be classified as such. Hampden Bancorp does not currently have any concession programs that it offers to its commercial or mortgage loan customers. Hampden Bancorp's policy for classifying the modified loans as accrual or non-accrual (at the time of modification) is as follows: (i) for loans that have been modified and remain on accrual, the modifications are completed pursuant to our existing underwriting standards, which include a review of historical financial statements, including current interim information if available, an analysis of the causes of the borrower's decline in performance and projections to assess repayment ability going forward, and (ii) for modified loans, return to accrual status once the borrower has shown the ability and an acceptable history of repayment of six months.

        At September 30, 2014, Hampden Bank had twelve TDRs totaling approximately $5.1 million, of which $1.3 million were on non-accrual status. The interest income recorded from the restructured loans amounted to approximately $73,000 for the three months ended September 30, 2014. At June 30, 2014, Hampden Bank had twelve TDRs totaling approximately $5.1 million, of which $534,000 were on non-accrual status. The interest income recorded from the restructured loans amounted to approximately $276,000 for the year ended June 30, 2014. At June 30, 2013, Hampden Bank had sixteen TDRs totaling approximately $7.8 million, of which $580,000 were on non-accrual status. The interest income recorded from the restructured loans amounted to approximately $239,000 for the year ended June 30, 2013. At June 30, 2012, Hampden Bank had fourteen TDRs totaling approximately $10.3 million, of which $698,000 were on non-accrual status. The interest income recorded from the restructured loans amounted to approximately $689,000 for the year ended June 30, 2012.

        At September 30, 2014, the interest income that would have been recorded had non-accruing loans been current according to their original terms, amounted to $53,000.

        Allowance for Loan Losses.    In originating loans, Hampden Bancorp recognizes that losses will be experienced on loans and that the risk of loss will vary with many factors, including the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan over the term of the loan. Hampden Bancorp maintains an allowance for loan losses that is intended to absorb losses inherent in the loan portfolio, and as such, this allowance represents management's best estimate of the probable known and inherent credit losses in the loan portfolio as of the date of the financial statements. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

        The allowance for loan losses is evaluated on a quarterly basis by management and is based upon management's periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

        The allowance consists of specifically allocated and general components. The specifically allocated component relates to loans that are classified as impaired. For such loans that are classified as impaired, an allowance is established when the discounted cash flows, or collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non-impaired loans and is based on historical loss experience adjusted for qualitative factors. For additional information, see "Hampden Bancorp, Inc.'s Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Allowance for Loan Losses."

        A loan is considered impaired when, based on current information and events, it is probable that Hampden Bancorp will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Impairment is measured on a loan-by-loan basis by the present value of expected future cash flows discounted at the loan's effective interest rate. Impaired loans increased to $10.5 million at September 30, 2014 from $9.8 million at June 30, 2014. Impaired loans decreased to $9.8 million at June 30, 2014 from $15.0 million at June 30, 2013. At September 30, 2014, Hampden Bancorp has established specific reserves aggregating $10,000 for impaired loans. Such reserves relate to one impaired loan with a carrying value of $534,000, and is based on management's analysis of the expected cash flows. If impairment is measured based on the present value of expected future cash flows, the change in present value is recorded within the provision for loan loss.

        At September 30, 2014, Hampden Bancorp had one impaired loan that had $129,000 committed to be advanced. The $10.5 million of impaired loans as of September 30, 2014 includes $6.6 million of non-accrual loans and $3.7 million of accruing TDR loans. The remaining $241,000 of impaired loans, all of which are current with payments, are loans that Hampden Bancorp believes, based on current information and events, it is probably that Hampden Bancorp will be unable to collect the scheduled payments of principal, or interest when due according to the contractual terms of the loan agreement. Of the $10.5 million of impaired loans, $4.0 million, or 38%, are current with all payment terms. The $9.8 million of impaired loans includes $5.2 million of non-accrual loans and $4.6 million of accruing TDRs as of June 30, 2014. The $4.6 million, or 47%, of total impaired loans, were current with all payment terms as of June 30, 2014. As of June 30, 2013, the $15.0 million of impaired loans includes $4.0 million of non-accrual loans and $7.3 million of accruing TDRs as of June 30, 2013. The remaining $3.7 million are loans that Hampden Bancorp believes, based on current information and events, it is probable that Hampden Bancorp will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Of the $15.0 million of impaired loans, $11.0 million, or 73%, were current with all payment terms as of June 30, 2013.

        While Hampden Bancorp believes that it has established adequate specifically allocated and general allowances for losses on loans, adjustments to the allowance may be necessary if future conditions differ substantially from the information used in making the evaluations. In addition, as an integral part of their examination process, Hampden Bancorp's regulators periodically review the allowance for loan losses.

        The following table sets forth activity in Hampden Bancorp's allowance for loan losses for the periods indicated:

	At or For the Three Months Ended September 30,	At or For the Years Ended June 30,
	2014	2014	2013	2012	2011	2010
	(Dollars In Thousands)
Balance at beginning of period	$5,651	$5,414	$5,148	$5,473	$6,314	$3,742
Charge-offs:
Residential mortgage loans	(26)	(147)	(185)	(391)	(147)	(39)
Commercial real estate	—	(22)	(207)	(166)	(2,000)	(184)
Commercial	—	—	—	(213)	(530)	(1,511)
Consumer and other	(23)	(218)	(152)	(89)	(94)	(38)

Total charge-offs	(49)	(387)	(544)	(859)	(2,771)	(1,772)

Recoveries:
Residential mortgage loans	—	—	8	71	8	2
Commercial real estate	—	—	—	16	—	—
Commercial	12	50	104	11	21	3
Consumer and other	5	24	23	11	1	2

Total recoveries	17	74	135	109	30	7

Net charge-offs	(32)	(313)	(409)	(750)	(2,741)	(1,765)
Provision for loan losses	150	550	675	425	1,900	4,337

Balance at end of period	$5,769	$5,651	$5,414	$5,148	$5,473	$6,314

Ratios:
Net charge-offs to average loans outstanding	0.01%	0.06%	0.09%	0.19%	0.68%	0.43%
Allowance for loan losses to non-performing loans at end of year	87.67%	109.11%	136.06%	225.59%	88.06%	110.93%
Allowance for loan losses to total loans at end of year	1.13%	1.11%	1.20%	1.26%	1.37%	1.52%

        Hampden Bancorp completes its allowance for loan loss review using a calculation that includes specific reserves on impaired credits and general reserves on all non-impaired credits. During this review process, Hampden Bancorp has implemented a qualitative review of the non-impaired loans, using historical charge-offs as the starting point, including charge-offs recognized in the current quarter or year, and then adding additional basis points for specific qualitative factors such as the levels and trends in delinquency and impairments, trends in volume and terms as risk rating migration, effects of changes in risk selection and underwriting standards, experience of lending management and staff, and national and local economic trends and conditions. Adjustments to the provision are made on a quarterly basis, as necessary.

        When calculating the general allowance component of the allowance for loan losses, Hampden Bancorp analyzes the trend in delinquencies. If there is an increase in the amount of delinquent loans in a particular loan category, this may cause Hampden Bancorp to increase the general allowance requirement for that loan category. A partial charge-off on a non-performing loan will decrease the amount of non-performing and impaired loans, as well as any specific allowance allocated to that loan. This will also decrease our allowance for loan losses, as well as our allowance for loan losses to non-performing loans ratio and our allowance for loan losses to total loans ratio.

        It is Hampden Bancorp's policy to classify all non-accrual loans as impaired loans. All impaired loans are measured on a loan-by-loan basis to determine if any specific allowance is required for the allowance for loan loss. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent. If an impaired loan has a shortfall in the expected future cash flows, then a specific allowance will be placed on the loan in that amount. Hampden Bancorp may consider collateral values where it feels there is greater risk and the expected future cash flow allowance is not sufficient. Residential, commercial real estate, construction and some consumer loans are secured by real estate. As of September 30, 2014, all impaired commercial loans except for one are secured by business assets and many also include primary or secondary mortgage positions on business and/or personal real estate. The other commercial loan is secured by shares of stock of a subsidiary of the borrower. In certain cases additional collateral may be obtained.

        For the three months ended September 30, 2014, total charge-offs were $49,000 compared to $50,000 for the three months ended September 30, 2013. There was a decrease in specific reserves on impaired loans from $28,000 at September 30, 2013 to $10,000 at September 30, 2014 due to a decrease in impaired loans requiring specific reserve allocations. The general reserve allocations increased due to an increase in in loan balances. The ratio of allowance for loan losses to total loans remained flat at the end of the three months ended September 30, 2014 and 2013 at 1.13%. The allowance for loan losses to non-performing loans has decreased from 151.34% at September 30, 2013 to 87.67% at September 30, 2014. Our allowance for loan losses increased between September 30, 2013 and September 30, 2014 due primarily to increase in loan volume.

        For the year ended June 30, 2014, total charge-offs were $387,000 compared to $544,000 for the year ended June 30, 2013. There was a decrease in specific reserves on impaired loans from $32,000 at June 30, 2013 to $11,000 at June 30, 2014 due to a decrease in impaired loans requiring specific reserve allocations in fiscal 2014. In addition, the general reserve allocations decreased due to improving economic factors and decreases in historical losses. These factors contributed to the decrease in the ratio of allowance for loan losses to total loans at the end of the year from 1.20% at June 30, 2013 to 1.11% at June 30, 2014. The allowance for loan losses to non-performing loans has decreased from 136.06% at June 30, 2013 to 109.11% at June 30, 2014. Our allowance for loan losses increased between June 30, 2013 and June 30, 2014 due to increase in loan volume.

        The following table sets forth Hampden Bancorp's allowance by loan category and the percent of the loans to total loans in each of the categories listed at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories

	At September 30,
	2014			2013
	Allowance for Loan Losses	Loan Balance by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Loan Balance by Category	Percent of Loans in Each Category to Total Loans
	(Dollars In Thousands)
Mortgage loans on real estate:
Residential	$831	$107,497	21.11%	$762	$108,913	22.51%
Commercial real estate	2,416	202,178	39.70%	2,301	186,969	38.64%
Home equity	569	77,264	15.17%	536	77,351	15.98%
Construction	504	38,195	7.50%	348	31,372	6.48%

Total mortgage loans on real estate	4,320	425,134	83.48%	3,947	404,605	83.61%
Commercial	868	52,399	10.29%	1,066	45,885	9.48%
Consumer and other	581	31,747	6.23%	464	33,420	6.91%

Total loans	$5,769	$509,280	100.00%	$5,477	$483,910	100.00%

	At June 30,
	2014			2013			2012
	Allowance for Loan Losses	Loan Balance by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Loan Balance by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Loan Balance by Category	Percent of Loans in Each Category to Total Loans
	(Dollars In Thousands)
Mortgage loans on real estate:
Residential	$697	$107,498	21.05%	$762	$107,617	23.75%	$865	$112,294	27.48%
Commercial real estate	2,288	200,750	39.31%	2,215	167,381	36.95%	2,360	152,965	37.43%
Home equity	472	76,144	14.91%	535	78,421	17.31%	486	72,983	17.86%
Construction	502	39,996	7.83%	348	24,973	5.51%	58	6,553	1.60%

Total mortgage loans on real estate	3,959	424,388	83.11%	3,860	378,392	83.52%	3,769	344,795	84.37%
Commercial	1,216	54,756	10.72%	1,065	43,566	9.62%	969	35,567	8.70%
Consumer and other	476	31,504	6.17%	489	31,077	6.86%	410	28,323	6.93%

Total loans	$5,651	$510,648	100.00%	$5,414	$453,035	100.00%	$5,148	$408,685	100.00%

	At June 30,
	2011			2010
	Allowance for Loan Losses	Loan Balance by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Loan Balance by Category	Percent of Loans in Each Category to Total Loans
	(Dollars In Thousands)
Mortgage loans on real estate:
Residential	$893	$121,462	30.32%	$1,175	$130,977	31.76%
Commercial real estate	2,922	151,395	37.79%	2,267	138,746	32.91%
Home equity	517	62,975	15.72%	496	65,006	15.15%
Construction	65	5,265	1.31%	60	13,460	4.45%

Total mortgage loans on real estate	4,397	341,097	85.15%	3,998	348,189	84.27%
Commercial	1,020	35,739	8.92%	2,264	42,539	10.04%
Consumer and other	56	23,742	5.93%	52	25,257	5.69%

Total loans	$5,473	$400,578	100.00%	$6,314	$415,985	100.00%

Investment Activities

        General.    Hampden Bancorp's investment policy is approved and adopted by the Board of Directors. The President and Chief Executive Officer and the Chief Financial Officer, as authorized by the Board of Directors, implement this policy based on the established guidelines within the written policy.

        The basic objectives of the investment function are (1) to enhance the profitability of Hampden Bancorp by keeping its investable funds fully employed at the maximum after-tax return, (2) to provide adequate regulatory and operational liquidity, (3) to minimize and/or adjust the interest rate risk position of Hampden Bancorp, (4) to assist in reducing Hampden Bancorp's corporate tax liability, (5) to minimize Hampden Bancorp's exposure to credit risk, (6) to provide collateral for pledging requirements, (7) to serve as a countercyclical balance to earnings by absorbing funds when Hampden Bancorp's loan demand is low and infusing funds when loan demand is high and (8) to provide a diversity of earning assets to mortgage/loan investments.

        Debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and recorded at amortized cost. Securities purchased and held principally for the purpose of trading in the near term are classified as "trading securities". Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as "available for sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income/loss. Gains and losses on disposition of securities are recorded on the trade date and determined using the specific identification method. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

        Declines in fair value of securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In determining other-than-temporary impairment losses, impairment is required to be recognized (1) if we intend to sell the security, (2) if it is "more likely than not" that we will be required to sell the security before recovery of its amortized cost basis, or (3) for debt securities, the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. For all impaired available-for-sale debt securities that we intend to sell, or likely will be required to sell, the full amount of the other-than-temporary impairment is recognized through earnings. For all other impaired available-for-sale debt securities, credit-related impairment is recognized through earnings, while non-credit related impairment is recognized in other comprehensive income/loss, net of applicable taxes. Marketable equity securities are evaluated for OTTI based on the severity and duration of the impairment and, if deemed to be other than temporary, the declines in fair value are reflected in earnings as realized losses. Hampden Bancorp did not incur a write-down for OTTI of investment securities during the three months ended September 30, 2014 or in fiscal 2014, 2013 and 2012.

        Corporate Obligations.    At September 30, 2014, Hampden Bancorp's portfolio of corporate obligations totaled $3.1 million, or 2.2% of the portfolio at that date. Hampden Bancorp's policy requires that investments in corporate obligations be restricted only to those obligations that are readily marketable and rated 'A' or better by a nationally recognized rating agency at the time of purchase. At September 30, 2014, all investments in corporate obligations were rated 'A' or better.

        Municipal Bonds.    At September 30, 2014, Hampden Bancorp's portfolio of municipal bonds totaled $10.6 million, or 7.5% of the portfolio at that date. Hampden Bancorp's policy requires that investments in municipal bonds be restricted only to those obligations that are readily marketable and rated 'A' or better by a nationally recognized rating agency at the time of purchase. At September 30, 2014, all investments in municipal bonds were rated 'A' or better.

        Residential Mortgage-Backed Securities.    At September 30, 2014, Hampden Bancorp's portfolio of residential mortgage-backed securities totaled $128.1 million, or 90.2% of the portfolio on that date, and included pass-through securities totaling $64.8 million and collateralized mortgage obligations totaling $61.7 million directly insured or guaranteed by Freddie Mac, Fannie Mae or the Government National Mortgage Association ("Ginnie Mae"). Hampden Bancorp also invests in securities issued by non-agency or private mortgage originators, provided those securities are rated AAA by nationally recognized rating agencies at the time of purchase. At September 30, 2014, we held 17 securities issued by private mortgage originators that had an amortized cost of $1.6 million and a fair value of $1.6 million. All of these investments are "Senior" Class tranches and have underlying credit enhancement. These securities were originated in the period 2002-2005 and are performing in accordance with contractual terms. The majority of the decrease in the fair value of these securities is attributed to changes in market interest rates. Management estimates the loss projections for each security by evaluating the industry rating, amount of delinquencies, amount of foreclosure, amount of other real estate owned, average credit scores, average amortized loan to value and credit enhancement. Based on this review, management determines whether other-than-temporary impairment existed. Management has determined that no other-than-temporary impairment existed as of September 30, 2014. We will continue to evaluate these securities for other-than-temporary impairment, which could result in a future non-cash charge to earnings.

        Marketable Equity Securities.    At September 30, 2014, Hampden Bancorp's portfolio of marketable equity securities totaled $78,000, or 0.05% of the portfolio at that date, and consisted of common stock of two corporations. Hampden Bancorp's investment policy requires investments of no more than 5% of Tier I capital in any one issuer and no more than 20% of Tier I capital in any one industry. The total of all investments in common and preferred stocks may not exceed 100% of Tier I capital. Issues must be listed on the NYSE or NASDAQ.

        Restricted Equity Securities.    At September 30, 2014, Hampden Bancorp held $6.8 million of FHLB stock. This stock is restricted and must be held as a condition of membership in the FHLB and as a condition for Hampden Bank to borrow from the FHLB.

        The following table sets forth certain information regarding the amortized cost and fair value of Hampden Bancorp's securities at the dates indicated:

	At September 30,		At June 30,
	2014		2014		2013		2012
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In Thousands)
Securities available for sale
Debt securities:
Municipal bonds	$—	$—	$—	$—	$395	$395	$—	$—
Corporate bonds	3,023	3,075	3,026	3,086	3,036	3,076	6,134	6,136
Residential mortgage-backed securities:
Agency	126,711	126,463	128,938	129,073	132,498	132,988	130,157	133,543
Non-agency	1,607	1,619	1,688	1,698	2,209	2,203	4,196	4,118

Total debt securities	131,341	131,157	133,652	133,857	138,138	138,662	140,487	143,797

Marketable equity securities:
Common stock	51	78	51	79	51	68	51	54

Total marketable equity securities	51	78	51	79	51	68	51	54

Total securities available for sale	$131,392	$131,235	$133,703	$133,936	$138,189	$138,730	$140,538	$143,851

Securities held to maturity
Municipal bonds	$10,615	$10,615	$9,302	$9,302	$—	$—	$—	$—

Total securities held to maturity	$10,615	$10,615	$9,302	$9,302	$—	$—	$—	$—

Restricted equity securites:
Federal Home Loan Bank of Boston stock	$6,810	$6,810	$6,648	$6,648	$5,092	$5,092	$4,959	$4,959

Total restricted equity securities	$6,810	$6,810	$6,648	$6,648	$5,092	$5,092	$4,959	$4,959

Total securities	$148,817	$148,660	$149,653	$149,886	$143,281	$143,822	$145,497	$148,810

        The table below sets forth certain information regarding the amortized cost, and weighted average yields by contractual maturity of Hampden Bancorp's debt securities portfolio at September 30, 2014. In the case of mortgage-backed securities, this table does not reflect scheduled principal payments, unscheduled prepayments, or the ability of certain of these securities to reprice prior to their contractual maturity:

	One Year or Less		More Than One Year Through Five Years		More Than Five Years Through Ten Years		More Than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
	(Dollars In Thousands)
Securities available for sale
Corporate bonds	$999	1.11%	$2,024	2.05%	$—	—%	$—	—%	$3,023	1.74%
Mortgage-backed securities:
Agency	—	—%	9,978	2.03%	6,523	2.43%	110,210	2.00%	126,711	2.02%
Non-agency	—	—%	54	4.40%	—	—%	1,553	2.55%	1,607	2.61%

Total	$999	1.11%	$12,056	1.18%	$6,523	2.43%	$111,763	2.01%	$131,341	1.95%

Securities held to maturity
Municipal bonds	$8,027	0.63%	$2,247	1.96%	$341	2.52%	$—	—%	$10,615	0.97%

Total	$8,027	0.63%	$2,247	1.96%	$341	2.52%	$—	—%	$10,615	0.97%

Total debt securities	$9,026	0.68%	$14,303	2.03%	$6,864	2.43%	$111,763	2.01%	$141,956	1.85%

Sources of Funds

        General.    Deposits are the primary source of Hampden Bancorp's funds for lending and other investment purposes. In addition to deposits, Hampden Bancorp obtains funds from the amortization and prepayment of loans and mortgage-backed securities, the sale or maturity of investment securities, advances from the FHLB, and cash flows generated by operations.

        Deposits.    Consumer and commercial deposits are gathered primarily from Hampden Bancorp's primary market area through the offering of a broad selection of deposit products including checking, regular savings, money market deposits and time deposits, including certificate of deposit accounts and individual retirement accounts. The FDIC insures deposits up to certain limits and the Massachusetts Deposit Insurance Fund fully insures amounts in excess of such limits.

        Competition and general market conditions affect Hampden Bancorp's ability to attract and retain deposits. We offer Remote Deposit Capture to our business customers which allows us to expand our deposit gathering outside of our normal deposit area. Hampden Bancorp offers rates on various deposit products based on local competitive pricing and Hampden Bancorp's need for new funds. Occasionally, Hampden Bancorp does offer "special" rate pricing in an effort to attract new customers. Hampden Bancorp does not have any brokered deposits.

        The following table sets forth certain information relative to the composition of Hampden Bancorp's average deposit accounts and the weighted average interest rate on each category of deposits:

	Three Months Ended September 30,			Years Ended June 30,
	2014			2014			2013			2012
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars In Thousands)
Deposit type:
Demand	$80,193	16.38%	—%	$78,220	16.08%	—%	$66,855	14.74%	—%	$57,055	13.49%	—%
Savings	101,468	20.72%	0.15%	107,503	22.11%	0.13%	100,372	22.13%	0.20%	91,828	21.70%	0.28%
Money market	100,304	20.49%	0.44%	89,084	18.32%	0.36%	73,767	16.26%	0.39%	54,462	12.87%	0.40%
NOW accounts	49,581	10.13%	0.27%	46,436	9.55%	0.27%	40,589	8.95%	0.32%	37,799	8.93%	0.36%

Total transaction accounts	331,546	67.72%	0.22%	321,243	66.06%	0.18%	281,583	62.08%	0.22%	241,144	57.00%	0.25%
Certificates of deposit	158,072	32.28%	1.39%	165,077	33.94%	1.47%	171,994	37.92%	1.77%	181,941	43.00%	1.97%

Total deposits	$489,618	100.00%	0.71%	$486,320	100.00%	0.62%	$453,577	100.00%	0.81%	$423,085	100.00%	0.99%

        The following table sets forth time deposits of Hampden Bancorp classified by interest rate as of the dates indicated:

	At September 30,	At June 30,
Interest Rate	2014	2014	2013	2012
	(In Thousands)
Less than 2%	$125,048	$130,068	$113,112	$108,574
2.00% - 2.99%	23,511	19,951	25,460	36,687
3.00% - 3.99%	9,513	12,699	21,976	24,813
4.00% - 4.99%	—	—	4,779	6,954
5% or Greater	—	—	—	828

Total	$158,072	$162,718	$165,327	$177,856

        The following table sets forth time deposits of Hampden Bancorp at September 30, 2014 by maturity:

	For the Year Ending September 30,
Interest Rate	2015	2016	2017	2018	2019 and after	Total
	(In Thousands)
Less than 2%	$35,926	$26,485	$30,687	$14,375	$17,575	$125,048
2.00% - 2.99%	2,971	11,524	4,333	573	4,110	23,511
3.00% - 3.99%	7,613	1,900	—	—	—	9,513

Total	$46,510	$39,909	$35,020	$14,948	$21,685	$158,072

        As of September 30, 2014, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $99.2 million. The following table sets forth the maturity of those certificates as of September 30, 2014:

At September 30, 2014
(In Thousands)
Three months or less	$11,022
Over three months through six months	6,908
Over six months through one year	20,804
Over one year through three years	39,267
Over three years	21,211

Total	$99,212

        Borrowings.    Hampden Bancorp utilizes advances from the FHLB primarily in connection with funding growth in the balance sheet and to assist in the management of its interest rate risk by match funding longer term fixed rate loans. FHLB advances are secured primarily by certain of Hampden Bancorp's mortgage loans, investment securities and by its holding of FHLB stock. As of September 30, 2014, Hampden Bancorp had outstanding $123.8 million in FHLB advances, and had the ability to borrow an additional $56.1 million based on available collateral.

        The following table sets forth certain information concerning balances and interest rates on Hampden Bancorp's short-term and long-term FHLB advances at the dates and for the years indicated:

	At or For the Three Months Ended September 30,	At or For the Years Ended June 30,
	2014	2014	2013	2012
	(Dollars In Thousands)
Balance at end of the period	$123,778	$116,446	$86,992	$79,661
Average balance during period	126,333	117,841	89,235	55,250
Maximum outstanding at any month end	128,122	127,968	94,746	79,938
Weighted average interest rate at end of period	1.52%	1.61%	1.64%	1.95%
Weighted average interest rate during period	1.78%	1.83%	2.04%	2.39%

        Of the $123.8 million in advances outstanding at September 30, 2014, $6.0 million bearing a weighted-average interest rate of 3.52% are callable by the FHLB at its option and in its sole discretion only if the level of a specific index were to exceed a pre-determined maximum rate. In the event the FHLB calls these advances, Hampden Bancorp will evaluate its liquidity and interest rate sensitivity position at that time and determine whether to replace the called advances with new borrowings.

        In an effort to decrease Hampden Bank's interest rate risk from rising interest rates, Hampden Bank took advantage of the Federal Home Loan Bank of Boston's program to further restructure outstanding borrowings. In September 2012, Hampden Bancorp restructured $8.6 million of FHLB borrowings. After the restructuring, the weighted average cost of these borrowings was reduced by 1.00% to 2.74%. There were no advances restructured during the three months ended September 30, 2014 or fiscal 2014.

        Hampden Bancorp recognizes the need to assist the communities it serves with economic development initiatives. These initiatives focus on creating or retaining jobs for lower income workers, benefits for lower income families, supporting small business and funding affordable housing programs. To assist in funding these initiatives, Hampden Bancorp has participated in FHLB's Community Development Advance program. Hampden Bancorp continues to originate loans that qualify under this program.

        Hampden Bancorp had no overnight repurchase agreements as of September 30, 2014, June 30, 2014 and 2013. As of June 30, 2012, Hampden Bancorp had $7.3 million of overnight repurchase agreements with business customers with a weighted average rate of 0.10%. These repurchase agreements were collateralized by residential mortgage-backed securities.

        The following table sets forth certain information concerning balances and interest rates on Hampden Bancorp's repurchase agreements at the dates and for the years indicated

	At or For the Three Months Ended September 30,	At or For the Years Ended June 30,
	2014	2014	2013	2012
	(Dollars In Thousands)
Balance at end of the period	$—	$—	$—	$7,315
Average balance during period	—	—	5,017	7,228
Maximum outstanding at any month end	—	—	6,026	9,088
Weighted average interest rate at end of period	—%	—%	—%	0.10%
Weighted average interest rate during period	—%	—%	0.07%	0.12%

Personnel

        As of September 30, 2014, Hampden Bancorp had 108 full-time and 8 part-time employees, none of whom is represented by a collective bargaining unit. We believe we have a good relationship with our employees.

Subsidiary Activities and Portfolio Management Services

        Hampden Bancorp, Inc. conducts its principal business activities through its wholly-owned subsidiary, Hampden Bank. Hampden Bank has three operating subsidiaries, Hampden Investment Corporation ("HIC"), Hampden Investment Corporation II ("HIC II") and Hampden Insurance Agency ("HIA").

        Hampden Investment Corporation.    HIC is a Massachusetts securities corporation and a wholly owned subsidiary of Hampden Bank. HIC is an investment company that engages in buying, selling and holding securities on its own behalf. At September 30, 2014, June 30, 2014 and June 30, 2013, HIC had total assets of $108.9 million, $108.7 million and $107.4 million, respectively, consisting primarily of mortgage backed securities, respectively. HIC's net income for the three months ended September 30, 2014 was $314,000 while HIC's net income for each of the years ended June 30, 2014 and June 30, 2013 was $1.3 million. As a Massachusetts securities corporation, HIC has a lower state income tax rate compared to other corporations.

        Hampden Investment Corporation II.    HIC II is a Massachusetts securities corporation and a wholly owned subsidiary of Hampden Bank. HIC II is an investment company that engages in buying, selling and holding securities on its own behalf. At September 30, 2014, HIC II had total assets of $6.1 million consisting primarily of mortgage backed securities. HIC II's net income for the three months ended September 30, 2014 was $10,000. At June 30, 2014, HIC II had total assets of $2.0 million consisting primarily of municipal bonds and mortgage backed securities HIC II's net income for the year ended June 30, 2014 was $45,000. At June 30, 2013, HIC II had total assets of $2.0 million consisting primarily of municipal bonds and mortgage backed securities. HIC II's net income for the year ended June 30, 2013 was $16,000. As a Massachusetts securities corporation, HIC II has a lower state income tax rate compared to other corporations.

        Hampden Insurance Agency.    HIA is an inactive insurance agency. As of September 30, 2014, June 30, 2014 and 2013, HIA had no assets.

        Hampden Bancorp's subsidiary, in addition to Hampden Bank, is described below.

        Hampden LS, Inc.    Hampden Bancorp contributed funds to a subsidiary, Hampden LS, Inc. to enable it to make a 15-year loan to the Employee Stock Ownership Plan to allow it to purchase shares of Hampden Bancorp common stock as part of the completion of the initial public offering. On January 16, 2007, at the completion of the conversion and initial public offering, the Employee Stock Ownership Plan purchased 635,990 shares, or 8% of the 7,949,879 shares outstanding from the initial public offering.

Supervision and Regulation

        The following discussion addresses elements of the regulatory framework applicable to bank holding companies and their subsidiaries, in particular subsidiary banks. This regulatory framework is intended primarily to protect the safety and soundness of depository institutions, the federal deposit insurance system, and depositors, rather than the protection of stockholders of a bank holding company such as Hampden Bancorp.

        As a bank holding company, Hampden Bancorp is subject to regulation, supervision and examination by the Federal Reserve under the BHC Act. Hampden Bank is subject to extensive regulation, supervision and examination by the Massachusetts Commissioner of Banks (the "Commissioner") and the FDIC.

        The following is a summary of certain aspects of various statutes and regulations applicable to Hampden Bancorp and Hampden Bank. This summary is not a comprehensive analysis of all applicable law, and is qualified by reference to the applicable statutes and regulations.

        Regulation of Hampden Bancorp.    Hampden Bancorp is subject to regulation, supervision and examination by the Federal Reserve, which has the authority, among other things, to order bank holding companies to cease and desist from unsafe or unsound banking practices; to assess civil money penalties; and to order termination of non-banking activities or termination of ownership and control of a non-banking subsidiary by a bank holding company.

        Source of Strength.    Under the BHC Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), Hampden Bancorp is required to serve as a source of financial strength for Hampden Bank. This support may be required at times when Hampden Bancorp may not have the resources to provide support to Hampden Bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a bank subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

        Acquisitions and Activities.    The BHC Act prohibits a bank holding company, without prior approval of the Federal Reserve, from acquiring all or substantially all the assets of a bank, acquiring control of a bank, merging or consolidating with another bank holding company, or acquiring direct or indirect ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, the acquiring bank holding company would control more than 5% of the voting shares of such other bank or bank holding company.

        The BHC Act prohibits a bank holding company from engaging directly or indirectly in activities other than those of banking, managing or controlling banks or furnishing services to its subsidiary banks. However, a bank holding company may engage in and may own shares of companies engaged in certain activities that the Federal Reserve determines to be closely related to banking or managing and controlling banks.

        Limitations on Acquisitions of Company Common Stock.    The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting securities of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, would constitute the acquisition of control of a bank holding company.

        In addition, the BHC Act prohibits any company from acquiring control of a bank or bank holding company without first having obtained the approval of the Federal Reserve. Among other circumstances, under the BHC Act, a company has control of a bank or bank holding company if the company owns, controls or holds with power to vote 25% or more of a class of voting securities of the bank or bank holding company, controls in any manner the election of a majority of directors or trustees of the bank or bank holding company, or the Federal Reserve has determined, after notice and opportunity for hearing, that the company has the power to exercise a controlling influence over the management or policies of the bank or bank holding company.

        Limitations on Redemption of Common Stock.    A bank holding company is generally required to give the Federal Reserve prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company's consolidated net worth. The Federal Reserve may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve order or directive, or any condition imposed by, or written agreement with, the Federal Reserve. The Federal Reserve has adopted an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.

        Regulation of Hampden Bank.    Hampden Bank is subject to the supervision and regulation of the Commissioner and the FDIC. The Federal Reserve may also directly examine the subsidiaries of Hampden Bancorp, including Hampden Bank. The enforcement powers available to federal and state banking regulators include, among other things, the ability to issue cease and desist or removal orders to terminate insurance of deposits; to assess civil money penalties; to issue directives to increase capital; to place the bank into receivership; and to initiate injunctive actions against banking organizations and institution-affiliated parties.

        Deposit Insurance.    Substantially all of the deposits of Hampden Bank are insured up to applicable limits by the FDIC's Deposit Insurance Fund and are subject to deposit insurance assessments to maintain the Deposit Insurance Fund. The Dodd-Frank Act permanently increased the FDIC deposit insurance limit to $250,000 per depositor for deposits maintained in the same right and capacity at a particular insured depository institution. The Federal Deposit Insurance Act (the "FDIA"), as amended by the Federal Deposit Insurance Reform Act and the Dodd-Frank Act, requires the FDIC to take steps as may be necessary to cause the ratio of deposit insurance reserves to estimated insured deposits—the designated reserve ratio—to reach 1.35% by September 30, 2020, and it mandates that the reserve ratio designated by the FDIC for any year may not be less than 1.35%. The FDIC utilizes a risk-based assessment system that imposes insurance premiums based upon a risk matrix that takes into account a bank's capital level and supervisory rating. Assessment rates may also vary for certain institutions based on long-term debt issuer ratings, secured or brokered deposits. Deposit premiums are based on assets. To determine its deposit insurance premium, Hampden Bank computes the base amount of its average consolidated assets less its average tangible equity (defined as the amount of Tier I capital) and the applicable assessment rate. The FDIC has the power to adjust deposit insurance assessment rates at any time.

        Under the FDIA, the FDIC may terminate deposit insurance upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. For the three months ended September 30, 2014, the aggregate FDIC insurance expense for Hampden Bank was $90,000.

        In addition to the FDIC assessments, the Financing Corporation ("FICO") is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended September 30, 2014, the annualized FICO assessment was equal to 0.64 basis points for each $100 in domestic deposits maintained at an institution.

        All Massachusetts-chartered savings banks, such as Hampden Bank, are required to be members of the Massachusetts Depositors Insurance Fund, a corporation that insures savings bank deposits in excess of federal deposit insurance coverage. The Massachusetts Depositors Insurance Fund is authorized to charge Massachusetts savings banks an annual assessment of up to 1/50th of 1.0% of a savings bank's deposit balances in excess of amounts insured by the FDIC.

        Acquisitions and Branching.    Prior approval from the Commissioner and the FDIC is required in order for Hampden Bank to acquire another bank or establish a new branch office. Well capitalized and well managed banks may acquire other banks in any state, subject to certain deposit concentration limits and other conditions, pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, as amended by the Dodd-Frank Act. In addition, the Dodd-Frank Act authorizes a state-chartered bank, such as Hampden Bank, to establish new branches on an interstate basis to the same extent a bank chartered by the host state may establish branches.

        Activities and Investments of Insured State-Chartered Banks.    Section 24 of the FDIA generally limits the types of equity investments an FDIC-insured, state-chartered bank, such as Hampden Bank, may make and the kinds of activities in which such a bank may engage, as a principal, to those that are permissible for national banks. Further, the Gramm-Leach-Bliley Act of 1999 (the "GLBA") permits national banks and state banks, to the extent permitted under state law, to engage — via "financial subsidiaries" — in certain activities that are permissible for subsidiaries of a financial holding company. In order to form a financial subsidiary, a state-chartered bank must be well capitalized, and such banks would be subject to certain capital deduction, risk management and affiliate transaction rules, among other things.

        Massachusetts-chartered savings banks may broadly invest in equity securities subject to certain limitations, including on the aggregate amount of such investment as a percentage of the bank's deposits. Although such equity investments are generally not permitted under federal law, under the FDIA, state-chartered banks may, with FDIC approval, continue to exercise state authority to invest in common or preferred stocks. Hampden Bank received approval from the FDIC to retain and acquire such equity instruments equal to the lesser of 100% of Hampden Banks' Tier 1 capital or the maximum permissible amount specified by Massachusetts law. This authority may be terminated upon the FDIC's determination that such investments pose a safety and soundness risk or upon the occurrence of certain events such as a change in Hampden Bank's charter.

        Lending Restrictions.    Federal and state law limits a bank's authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons. Among other things, extensions of credit to insiders are required to be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons. The terms of such extensions of credit may not involve more than the normal risk of repayment or present other unfavorable features and may not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of the bank's capital. The Dodd-Frank Act explicitly provides that an extension of credit to an insider includes credit exposure arising from a derivatives transaction, repurchase agreement, reverse repurchase agreement, securities lending transaction or securities borrowing transaction. Additionally, the Dodd-Frank Act requires that asset sale transactions with insiders must be on market terms, and if the transaction represents more than 10% of the capital and surplus of Hampden Bank, approved by a majority of the disinterested directors of Hampden Bank. Under Massachusetts law, Hampden Bank is also subject to restrictions on the amount it may lend to one borrower, which subject to certain limited exceptions, total obligations of one borrower may not exceed 20.0% of the total of Hampden Bank's capital.

        Community Reinvestment Act.    The Community Reinvestment Act ("CRA") requires the FDIC to evaluate Hampden Bank's performance in helping to meet the credit needs of the entire communities it serves, including low and moderate-income neighborhoods, consistent with its safe and sound banking operations, and to take this record into consideration when evaluating certain applications. The FDIC's CRA regulations are generally based upon objective criteria of the performance of institutions under three key assessment tests: (i) a lending test, to evaluate the institution's record of making loans in its service areas; (ii) an investment test, to evaluate the institution's record of investing in community development projects, affordable housing, and programs benefiting low or moderate income individuals and businesses; and (iii) a service test, to evaluate the institution's delivery of services through its branches, ATMs, and other offices. Hampden Bank currently has an "outstanding" CRA rating. Massachusetts has also enacted a similar statute that requires the Commissioner to evaluate the performance of Hampden Bank in helping to meet the credit needs of its entire community and to take that record into account in considering certain applications.

  Capital Adequacy and Safety and Soundness

        Regulatory Capital Requirements.    The Federal Reserve and the FDIC have issued substantially similar risk-based and leverage capital rules applicable to U.S. banking organizations such as Hampden Bancorp and Hampden Bank. These guidelines are intended to reflect the relationship between the banking organization's capital and the degree of risk associated with its operations based on transactions recorded on-balance sheet as well as off-balance sheet items. The Federal Reserve and the FDIC may from time to time require that a banking organization maintain capital above the minimum levels discussed below due to the banking organization's financial condition or actual or anticipated growth.

        The capital adequacy rules define qualifying capital instruments and specify minimum amounts of capital as a percentage of assets that banking organizations are required to maintain. Tier 1 capital for banks and bank holding companies generally consists of the sum of common shareholders' equity non-cumulative perpetual preferred stock, and related surplus and, in certain cases and subject to limitations, minority interest in consolidated subsidiaries, less goodwill, other non-qualifying intangible assets and certain other deductions. Tier 2 capital generally consists of hybrid capital instruments, perpetual debt and mandatory convertible debt securities, cumulative perpetual preferred stock, term subordinated debt and intermediate-term preferred stock, and, subject to limitations, allowances for loan losses. The sum of Tier 1 and Tier 2 capital less certain required deductions represents qualifying total risk-based capital. Prior to the effectiveness of certain provisions of the Dodd-Frank Act, bank holding companies were permitted to include trust preferred securities and cumulative perpetual preferred stock in Tier 1 capital, subject to limitations. However, the Federal Reserve's capital rule applicable to bank holding companies permanently grandfathers nonqualifying capital instruments, including trust preferred securities, issued before May 19, 2010 by depository institution holding companies with less than $15 billion in total assets as of December 31, 2009, subject to a limit of 25% of Tier 1 capital. In addition, under rules that became effective January 1, 2015, accumulated other comprehensive income (positive or negative) must be reflected in Tier 1 capital; however, Hampden Bancorp may make a one-time, permanent election to continue to exclude accumulated other comprehensive income from capital. If Hampden Bancorp does not make this election, unrealized gains and losses, net of taxes, will be included in the calculation of Hampden Bancorp's regulatory capital. Hampden Bancorp intends to make this election.

        Under the capital rules, risk-based capital ratios are calculated by dividing Tier 1 and total risk-based capital, respectively, by risk-weighted assets. Assets and off-balance sheet credit equivalents are assigned to one of four categories of risk-weights, based primarily on relative risk. Under rules in effect through December 31, 2014, the minimum required Tier 1 risk-based capital ratio was 4% and the minimum total risk-based capital ratio was 8%. As of September 30, 2014, Hampden Bancorp's Tier 1 risk-based capital ratio was 16.5% and its total risk-based capital ratio was 17.6%.

        In addition to the risk-based capital requirements, under rules in effect through December 31, 2014, the Federal Reserve required top-rated bank holding companies to maintain a minimum leverage capital ratio of Tier 1 capital (defined by reference to the risk-based capital guidelines) to its average total consolidated assets of at least 3.0%. For most other bank holding companies (including Hampden Bancorp), the minimum leverage capital ratio was 4.0%. Bank holding companies with supervisory, financial, operational or managerial weaknesses, as well as bank holding companies that are anticipating or experiencing significant growth, were expected to maintain capital ratios well above the minimum levels. Hampden Bancorp's Tier 1 leverage ratio as of September 30, 2014 was 12.1%.

        Prior to the effectiveness of the Dodd-Frank Act, the FDIC had adopted a statement of policy regarding the capital adequacy of state-chartered banks and promulgated regulations to implement the system of prompt corrective action established by Section 38 of the FDIA. Under the FDIC regulations, which were in effect through December 31, 2014, a bank was considered "well capitalized" if it had: (i) a total risk-based capital ratio of 10.0% or greater; (ii) a Tier 1 risk-based capital ratio of 6.0% or greater; (iii) a leverage capital ratio of 5.0% or greater; and (iv) was not subject to any written agreement, order, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure.

        In 2010, the Basel Committee on Banking Supervision released new capital requirements, known as Basel III, setting forth higher capital requirements, enhanced risk coverage, a global leverage ratio, provisions for counter-cyclical capital, and liquidity standards. In 2013, the Federal Reserve, along with the other federal banking agencies, issued final rules implementing the Basel III capital standards and establishing the minimum capital requirements for banks and bank holding companies required under the Dodd-Frank Act. These rules, which became effective January 1, 2015, establish a minimum common equity Tier 1 capital ratio requirement of 4.5%, a minimum Tier 1 capital ratio requirement of 6%, a minimum total capital requirement of 8% and a minimum leverage ratio requirement of 4%. Additionally, subject to a transition schedule, these rules require an institution to establish a capital conservation buffer of common equity Tier 1 capital in an amount above the minimum risk-based capital requirements for "adequately capitalized" institutions equal to 2.5% of total risk weighted assets, or face restrictions on the ability to pay dividends, pay discretionary bonuses, and to engage in share repurchases.

        Under rules effective January 1, 2015, a bank holding company, such as Hampden Bancorp, is considered "well capitalized" if the bank holding company (i) has a total risk based capital ratio of at least 10%, (ii) has a Tier 1 risk-based capital ratio of at least 6%, and (iii) is not subject to any written agreement order, capital directive or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. In addition, the FDIC has amended its prompt corrective action rules to reflect the revisions made by the Final Capital Rule. Under the FDIC's revised rules, which became effective January 1, 2015, an FDIC supervised institution is considered "well capitalized" if it (i) has a total risk-based capital ratio of 10.0% or greater; (ii) a Tier 1 risk-based capital ratio of 8.0% or greater; (iii) a common Tier 1 equity ratio of at least 6.5% or greater, (iv) a leverage capital ratio of 5.0% or greater; and (iv) is not subject to any written agreement, order, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure.

        Hampden Bancorp and Hampden Bank are considered "well capitalized" under all regulatory definitions.

        Safety and Soundness Standards.    The FDIA requires the federal bank regulatory agencies to prescribe standards, by regulations or guidelines, relating to internal controls, information systems and internal audit systems, risk management, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings, stock valuation and compensation, fees and benefits, and such other operational and managerial standards as the agencies deem appropriate. Guidelines adopted by the federal bank regulatory agencies establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. In general, these guidelines require, among other things, appropriate systems and practices to identify and manage the risk and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director or principal stockholder. In addition, the federal banking agencies adopted regulations that authorize, but do not require, an agency to order an institution that has been given notice by an agency that it is not satisfying any of such safety and soundness standards to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan or fails in any material respect to implement an acceptable compliance plan, the agency must issue an order directing action to correct the deficiency and may issue an order directing other actions of the types to which an undercapitalized institution is subject under the "prompt corrective action" provisions of the FDIA. See "—Regulatory Capital Requirements" above. If an institution fails to comply with such an order, the agency may seek to enforce such order in judicial proceedings and to impose civil money penalties.

        Dividend Restrictions.    Hampden Bancorp is a legal entity separate and distinct from Hampden Bank. The revenue of Hampden Bancorp (on a parent-only basis) is derived primarily from interest and dividends paid to it by Hampden Bank. The right of Hampden Bancorp, and consequently the right of stockholders of Hampden Bancorp, to participate in any distribution of the assets or earnings of Hampden Bank through the payment of such dividends or otherwise is necessarily subject to the prior claims of creditors of Hampden Bank (including depositors), except to the extent that certain claims of Hampden Bancorp in a creditor capacity may be recognized.

        Restrictions on Bank Holding Company Dividends.    The Federal Reserve has the authority to prohibit bank holding companies from paying dividends if such payment is deemed to be an unsafe or unsound practice. The Federal Reserve has indicated generally that it may be an unsafe or unsound practice for bank holding companies to pay dividends unless the bank holding company's net income over the preceding year is sufficient to fund the dividends and the expected rate of earnings retention is consistent with the organization's capital needs, asset quality and overall financial condition. Further, when the Final Capital Rule comes into effect, Hampden Bancorp's ability to pay dividends would be restricted if it does not maintain a capital conservation buffer. See "—Capital Adequacy and Safety and Soundness—Regulatory Capital Requirements" above.

        Restrictions on Bank Dividends.    The FDIC has the authority to use its enforcement powers to prohibit a bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Federal law also prohibits the payment of dividends by a bank that will result in the bank failing to meet its applicable capital requirements on a pro forma basis. Under Massachusetts law, the board of directors of Hampden Bank may declare from "net profits" cash dividends no more often than quarterly, provided that there is no impairment to the trust company's capital stock. Moreover, prior approval by the Commissioner is required if the total of all dividends declared by Hampden Bank in any calendar year would exceed the total of its net profits for that year combined with its retained net profits for the previous two years, less any required transfer to surplus or a fund for the retirement of any preferred stock.

        Certain Transactions by Bank Holding Companies with their Affiliates.    There are various statutory restrictions on the extent to which bank holding companies and their non-bank subsidiaries may borrow, obtain credit from or otherwise engage in "covered transactions" with their insured depository institution subsidiaries. The Dodd-Frank Act amended the definition of affiliate to include an investment fund for which the depository institution or one of its affiliates is an investment adviser. An insured depository institution (and its subsidiaries) may not lend money to, or engage in covered transactions with, its non-depository institution affiliates if the aggregate amount of covered transactions outstanding involving the bank, plus the proposed transaction exceeds the following limits: (i) in the case of any one such affiliate, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 10% of the capital stock and surplus of the insured depository institution; and (ii) in the case of all affiliates, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured depository institution. For this purpose, "covered transactions" are defined by statute to include a loan or extension of credit to an affiliate, a purchase of or investment in securities issued by an affiliate, a purchase of assets from an affiliate unless exempted by the Federal Reserve, the acceptance of securities issued by an affiliate as collateral for a loan or extension of credit to any person or company, the issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate, securities borrowing or lending transactions with an affiliate that creates a credit exposure to such affiliate, or a derivatives transaction with an affiliate that creates a credit exposure to such affiliate. Covered transactions are also subject to certain collateral security requirements. Covered transactions as well as other types of transactions between a bank and a bank holding company must be on market terms and not otherwise unduly favorable to the holding company or an affiliate of the holding company. Moreover, Section 106 of the BHC Act provides that, to further competition, a bank holding company and its subsidiaries are prohibited from engaging in certain tying arrangements in connection with any extension of credit, lease or sale of property of any kind, or furnishing of any service.

        Consumer Protection Regulation.    Hampden Bancorp and Hampden Bank are subject to federal and state laws designed to protect consumers and prohibit unfair or deceptive business practices, including the Equal Credit Opportunity Act, Fair Housing Act, Home Ownership Protection Act, Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act of 2003 (the "FACT

Act"), the GLBA, the Truth in Lending Act, the CRA, the Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act, National Flood Insurance Act and various state law counterparts. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must interact with clients when taking deposits, making loans, collecting loans and providing other services. Further, the Dodd-Frank Act established the CFPB, which has the responsibility for making rules and regulations under the federal consumer protection laws relating to financial products and services. The CFPB also has a broad mandate to prohibit unfair or deceptive acts and practices and is specifically empowered to require certain disclosures to consumers and draft model disclosure forms. Failure to comply with consumer protection laws and regulations can subject financial institutions to enforcement actions, fines and other penalties. The FDIC will examine Hampden Bank for compliance with CFPB rules and will enforce CFPB rules with respect to Hampden Bank.

        Mortgage Reform.    The Dodd-Frank Act prescribes certain standards that mortgage lenders must consider before making a residential mortgage loan, including verifying a borrower's ability to repay such mortgage loan, and allows borrowers to assert violations of certain provisions of the Truth in Lending Act as a defense to foreclosure proceedings. Under the Dodd-Frank Act, prepayment penalties are prohibited for certain mortgage transactions and creditors are prohibited from financing insurance policies in connection with a residential mortgage loan or home equity line of credit. In addition, the Dodd-Frank Act prohibits mortgage originators from receiving compensation based on the terms of residential mortgage loans and generally limits the ability of a mortgage originator to be compensated by others if compensation is received from a consumer. The Dodd-Frank Act requires mortgage lenders to make additional disclosures prior to the extension of credit, in each billing statement and for negative amortization loans and hybrid adjustable rate mortgages.

        Privacy and Customer Information Security.    The GLBA requires financial institutions to implement policies and procedures regarding the disclosure of nonpublic personal information about consumers to nonaffiliated third parties. In general, Hampden Bank must provide its clients with an annual disclosure that explains its policies and procedures regarding the disclosure of such nonpublic personal information, and, except as otherwise required or permitted by law, Hampden Bank is prohibited from disclosing such information except as provided in such policies and procedures. The GLBA also requires that Hampden Bank develop, implement and maintain a comprehensive written information security program designed to ensure the security and confidentiality of client information (as defined under GLBA), to protect against anticipated threats or hazards to the security or integrity of such information; and to protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any client. Hampden Bank is also required to send a notice to clients whose "sensitive information" has been compromised if unauthorized use of the information is "reasonably possible." Most states, including the states where Hampden Bank operates, have enacted legislation concerning breaches of data security and the duties of Hampden Bank in response to a data breach. Congress continues to consider federal legislation that would require consumer notice of data security breaches. In addition, Massachusetts has promulgated data security regulations with respect to personal information of Massachusetts residents. Pursuant to the FACT Act, Hampden Bank must develop and implement a written identity theft prevention program to detect, prevent, and mitigate identity theft in connection with the opening of certain accounts or certain existing accounts. Additionally, the FACT Act amends the Fair Credit Reporting Act to generally prohibit a person from using information received from an affiliate to make a solicitation for marketing purposes to a consumer, unless the consumer is given notice and a reasonable opportunity and a reasonable and simple method to opt out of the making of such solicitations.

  Anti-Money Laundering

        The Bank Secrecy Act.    Under the Bank Secrecy Act (the "BSA"), a financial institution, is required to have systems in place to detect certain transactions, based on the size and nature of the transaction. Financial institutions are generally required to report to the U.S. Treasury any cash transactions involving more than $10,000. In addition, financial institutions are required to file suspicious activity reports for transactions that involve more than $5,000 and which the financial institution knows, suspects or has reason to suspect involves illegal funds, is designed to evade the requirements of the BSA or has no lawful purpose. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act"), which amended the BSA, together with the implementing regulations of various federal regulatory agencies, has caused financial institutions, such as Hampden Bank, to adopt and implement additional policies or amend existing policies and procedures with respect to, among other things, anti-money laundering compliance, suspicious activity, currency transaction reporting, customer identity verification and customer risk analysis. In evaluating an application under Section 3 of the BHC Act to acquire a bank or an application under the Bank Merger Act to merge banks or effect a purchase of assets and assumption of deposits and other liabilities, the applicable federal banking regulator must consider the anti-money laundering compliance record of both the applicant and the target. In addition, under the USA PATRIOT Act financial institutions are required to take steps to monitor their correspondent banking and private banking relationships as well as, if applicable, their relationships with "shell banks."

        OFAC.    The U.S. has imposed economic sanctions that affect transactions with designated foreign countries, nationals and others. These sanctions, which are administered by the U.S. Treasury's Office of Foreign Assets Control ("OFAC"), take many different forms. Generally, however, they contain one or more of the following elements: (i) restrictions on trade with or investment in a sanctioned country, including prohibitions against direct or indirect imports from and exports to a sanctioned country and prohibitions on "U.S. persons" engaging in financial or other transactions relating to a sanctioned country or with certain designated persons and entities; (ii) a blocking of assets in which the government or specially designated nationals of the sanctioned country have an interest, by prohibiting transfers of property subject to U.S. jurisdiction (including property in the possession or control of U.S. persons; and (iii) restrictions on transactions with or involving certain persons or entities. Blocked assets (for example, property and bank deposits) cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. Failure to comply with these sanctions could have serious legal and reputational consequences for Hampden Bancorp.

        Federal Home Loan Bank System.    Hampden Bank is a member of the Federal Home Loan Bank of Boston (the "FHLB"), which is one of the regional Federal Home Loan Banks comprising the Federal Home Loan Bank System. Each Federal Home Loan Bank provides a central credit facility primarily for member institutions. A member institution is required to acquire and hold shares of capital stock in the FHLB in an amount at least equal to the sum of 0.35% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year and 4.5% of its advances (borrowings) from the FHLB. Hampden Bank was in compliance with this requirement as of June 30, 2014, with an investment in FHLB stock as of June 30, 2014 of $6.6 million. We receive dividends on our FHLB stock. The FHLB has recently declared dividends equal to an annual yield of approximately the daily average three-month LIBOR yield for the quarter for which the dividend has been declared. Dividend income on FHLB stock of $61,000 was recorded during the last fiscal year.

        Any advances from the FHLB must be secured by specified types of collateral, and long-term advances may be used for the purpose of providing funds for residential housing finance, commercial lending and to purchase investments. Long term advances may also be used to help alleviate interest rate risk for asset and liability management purposes. As of September 30, 2014, Hampden Bank had a total of $123.8 million of FHLB advances.

Federal and State Taxation

  Federal Income Taxation

        General.    Hampden Bancorp reports its income using the accrual method of accounting. The federal income tax laws apply to Hampden Bancorp in the same manner as to other corporations with some exceptions, including the reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to Hampden Bancorp. Hampden Bank currently files a consolidated federal income tax return with Hampden Bancorp, Inc. Hampden Bank's federal income tax returns have been either audited or closed under the statute of limitations through October 31, 2010. Tax years ending October 31, 2011 and 2012, and June 30, 2013 and 2014 are still open for examination. For its 2013 and 2014 tax year, Hampden Bank's maximum federal income tax rate was 34%.

        Bad Debt Reserves.    For taxable years beginning before January 1, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and required savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. However, those bad debt reserves accumulated prior to 1988 ("Base Year Reserves") were not required to be recaptured unless the savings institution failed certain tests. Approximately $2.3 million of Hampden Bank's accumulated bad debt reserves would not be recaptured into taxable income unless Hampden Bank makes a "non-dividend distribution" to Hampden Bancorp, Inc. as described below.

        Distributions.    If Hampden Bank makes "non-dividend distributions" to Hampden Bancorp, Inc., the distributions will be considered to have been made from Hampden Bank's unrecaptured tax bad debt reserves, including the balance of its Base Year Reserves as of October 31, 1987, to the extent of the "non-dividend distributions," and then from Hampden Bank's supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Hampden Bank's taxable income. Non-dividend distributions include distributions in excess of Hampden Bank's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock and distributions in partial or complete liquidation. Dividends paid out of Hampden Bank's current or accumulated earnings and profits will not be so included in Hampden Bancorp, Inc.'s taxable income.

        The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Hampden Bank makes a non-dividend distribution to Hampden Bancorp, Inc. approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. Hampden Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

  State Taxation

        Prior to tax years beginning on or after January 1, 2009, financial institutions in Massachusetts were not allowed to file consolidated income tax returns. Instead, each entity in the consolidated group files a separate annual income tax return. The Massachusetts excise tax rate for savings banks is currently 9.0% of federal taxable income, adjusted for certain items. Taxable income includes gross income as defined under the Internal Revenue Code, plus interest from bonds, notes and evidences of indebtedness of any state, including Massachusetts, less deductions, but not the credits, allowable under the provisions of the Internal Revenue Code, except for those deductions relating to dividends received and income or franchise taxes imposed by a state or political subdivision. Carryforwards and carrybacks of net operating losses and capital losses are not allowed.

        On July 3, 2008, the Commonwealth of Massachusetts enacted a law that included reducing the tax rate on net income applicable to financial institutions. As a result, the rate has dropped to 10.0% for tax years beginning on or after January 1, 2010, 9.5% for tax years beginning on or after January 1, 2011, and to 9.0% for tax years beginning on or after January 1, 2012 and thereafter. Also, for the years beginning on or after January 1, 2009, the new law requires all unitary members of a consolidated group, except those with Massachusetts Security Corporation status, to file a combined corporation excise tax return. Hampden Bancorp continues to analyze the impact of this law change, however, it is not expected to have a material effect on the financial statements.

        Hampden Bancorp's state tax returns, as well as those of its subsidiaries, are not currently under audit for income tax purposes.

        A financial institution or business corporation is generally entitled to special tax treatment as a "security corporation" under Massachusetts law provided that: (a) its activities are limited to buying, selling, dealing in or holding securities on its own behalf and not as a broker; and (b) it has applied for, and received, classification as a "security corporation" by the Commissioner of the Massachusetts Department of Revenue. A security corporation that is also a bank holding company under the Internal Revenue Code must pay a tax equal to 0.33% of its gross income. A security corporation that is not a bank holding company under the Internal Revenue Code must pay a tax equal to 1.32% of its gross income. Hampden Investment Corporation and Hampden Investment Corporation II requested and were approved to be classified as security corporations. The classification is in effect until revoked by the Commissioner of the Massachusetts Department of Revenue in writing or revoked by conducting any activities deemed impermissible under the governing statutes and the various regulations, directives, letter rulings and administrative pronouncements issued by the Massachusetts Department of Revenue. In order to qualify as a security corporation, Hampden Bancorp established a subsidiary for the purpose of making the loan to the employee stock ownership plan, because making such a loan directly would disqualify it from classification as a security corporation.

        Delaware Taxation.    As a Delaware holding company not earning income in Delaware, Hampden Bancorp is exempt from Delaware corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

Properties

        Hampden Bancorp conducts its business through its main office located in Springfield, Massachusetts, and nine other offices located in Hampden County, Massachusetts. The following table sets forth ownership and lease information for Hampden Bancorp's offices as of September 30, 2014:

	Location	Year Opened	Lease Expires
Owned
Main Office:	19 Harrison Avenue Springfield, MA 01103	1852
Branch Offices:	220 Westfield Street West Springfield, MA 01089	1975
	475 Longmeadow Street Longmeadow, MA 01106	1976
	1363 Allen Street Springfield, MA 01118	1979
Leased	820 Suffield Street Agawam, MA 01001	2001	2025
	2005 Boston Road Wilbraham, MA 01095	2003	2022	(1)
	1500 Main Street Tower Square Springfield, MA 01115	2005	2015	(2)
	187 Main Street Indian Orchard Springfield, MA 01151	2007	2017	(2)
	916 Shaker Road Longmeadow, MA 01106	2009	2018	(3)
	977 Boston Road Springfield, MA 01119	2011	2030	(2)

(1)
Hampden Bank has an option to renew for two additional ten year terms.

(2)
Hampden Bank has an option to renew for an additional five year term.

(3)
Hampden Bank has an option to renew for three additional five year terms.

Legal Proceedings

        Hampden Bancorp is not involved in any legal proceedings other than routine legal proceedings occurring in the ordinary course of business. Hampden Bancorp's management believes that those routine legal proceedings involve, in the aggregate, amounts that are immaterial to our financial condition and results of operations.

 HAMPDEN BANCORP INC.'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

        This section is intended to help investors understand the financial performance of Hampden Bancorp and its subsidiaries through a discussion of the factors affecting Hampden Bancorp's financial condition at September 30, 2014, June 30, 2014 and 2013, and Hampden Bancorp's consolidated results of operations for the three months ended September 30, 2014 and 2013 and the years ended June 30, 2014, 2013 and 2012. This section should be read in conjunction with the consolidated financial statements and related notes to the consolidated financial statements included elsewhere in this Proxy Statement/Prospectus.

        In this section and the section entitled "Hampden Bancorp, Inc.'s Business," and only in these two sections, the terms "we," "us," and "our" are used to refer to Hampden Bancorp and its subsidiaries.

Overview

        Income.    Hampden Bancorp's results of operations are primarily dependent on net interest income, which is the difference between the income earned on its loan and investment portfolios and interest expense incurred on its deposits and borrowed funds. Results of operations are also affected by fee income from banking and non-banking operations, provisions for loan losses, gains (losses) on sales of loans and securities available for sale, loan servicing income and other miscellaneous income.

        Expenses.    Hampden Bancorp's expenses consist primarily of compensation and employee benefits, office occupancy, technology, marketing, general administrative expenses and income tax expense.

        Results of operations are also significantly affected by general economic and competitive conditions, particularly with respect to changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable law, regulations or government policies may materially impact Hampden Bancorp's financial condition and results of operations. See "Risk Factors."

Critical Accounting Policies

        We consider accounting policies that require management to exercise significant judgment or discretion, or make significant assumptions that have or could have a material impact on the carrying value of certain assets, liabilities, revenue, expenses, or related disclosures, to be critical accounting policies.

        Management believes that the following accounting estimates are the most critical to aid in fully understanding and evaluating our reported financial results, and they require management's most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain. Management has reviewed these critical accounting estimates and related disclosures with the Audit Committee of our Board.

  Allowance for Loan Losses

        Critical Estimates.    The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

        The allowance for loan losses is evaluated on a quarterly basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

        The analysis of the allowance for loan losses has two components: specific and general allocations, which are further described below.

  Specific allocation

        Specific allocations are made for loans determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. Hampden Bancorp charges off any collateral shortfall on collaterally dependent impaired loans.

  General allocation

        The general allocation is determined by segregating the remaining loans, by type of loan and payment history. We analyze historical loss experience, and qualitative factors such as delinquency trends, changes in our underwriting standards as well as in lending policies, procedures and practices, experience and depth of management and lending staff, and general economic conditions. This analysis establishes loss factors that are applied to the loan groups to determine the amount of the general allocations. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revisions based upon changes in economic and real estate market conditions. Actual loan losses may be significantly more than the allowance for loan losses we have established which could have a material negative effect on our financial results. There were no changes in Hampden Bancorp's policies or methodology pertaining to the general component of the allowance for loan losses during the three months ended September 30, 2014.

        On a quarterly basis, management's Loan Review Committee reviews the current status of various loan assets in order to evaluate the adequacy of the allowance for loan losses. In this evaluation process, specific loans are analyzed to determine their potential risk of loss. This process concentrates on non-accrual and classified loans with risk ratings of six or higher. Any loan determined to be impaired is evaluated for potential loss exposure. Any shortfall results in a charge-off if the likelihood of loss is evaluated as probable. Hampden Bancorp's policy for charging off uncollectible loans is based on an analysis of the financial condition of the borrower or the collateral value. To determine the adequacy of collateral on a particular loan, an estimate of the fair market value of the collateral is based on the most current appraised value, discounted cash flow valuation or other available information.

        When one- to four-family residential mortgage loans become impaired, the collateral value is generally determined by obtaining the current tax assessed value, discounted by 20%. Hampden Bancorp believes this is a reliable source of valuation as assessments are periodically updated by the cities and towns. If the impaired loan is being actively marketed, Hampden Bancorp uses the realtor's market analysis or listing price discounted by 10% and less 5% for realtor commission, instead of the tax assessment. We apply a discount based on management's historical knowledge, expertise and/or to account for changes in market conditions from the time of valuation. In the event Hampden Bancorp has an appraisal on hand that is less than twelve months old, then Hampden Bancorp will use that appraisal to determine the collateral value.

        For commercial real estate loans, Hampden Bancorp obtains an appraisal when the loan is originated. An updated appraisal is obtained by Hampden Bancorp if the loan becomes impaired and if Hampden Bancorp will use the collateral dependency method to measure the impairment. An updated appraisal is also obtained as well if the loan goes into foreclosure. On a quarterly basis, management's Loan Review Committee reviews non-accrual and classified loans and ensures that all collateral dependent impaired loans have current appraisals within the preceding eighteen months. Because the appraisals are current, adjustments are limited in nature. There are situations where Hampden Bancorp may make adjustments to the appraisal in which Hampden Bancorp may decrease the appraised value if facts and circumstances warrant. Hampden Bancorp does not make any adjustments that would increase the appraised value.

        Judgment and Uncertainties.    The qualitative factors are assessed based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

        Residential real estate—Hampden Bancorp generally does not originate loans with a loan-to-value ratio greater than 80 percent unless there is private mortgage insurance. All loans in this segment are collateralized by one- to four-family residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

        Commercial real estate—Loans in this segment are primarily income-producing properties throughout Massachusetts and Connecticut. The underlying cash flows generated by the properties can be adversely impacted by a downturn in the economy as evidenced by increased vacancy rates, which in turn, will have an effect on the credit quality in this segment. Management requires annual borrower financial statements, obtains rent rolls annually and continually monitors the cash flows of these loans.

        Home equity loans—Home equity loans are broken out into two segments, secured by first or second mortgages on one- to four-family owner occupied properties, and are generally underwritten in amounts such that the combined first and second mortgage balances generally do not exceed 85% of the value of the property serving as collateral at time of origination. The lines of credit are available to be drawn upon for 10 to 20 years, at the end of which time they become term loans amortized over 5 to 10 years. Interest rates on home equity lines normally adjust based on the month-end prime rate published in the Wall Street Journal.

        Residential construction loans—Loans in this segment primarily include non-speculative real estate loans. All loans in this segment are collateralized by one- to four-family residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

        Commercial construction loans—Loans in this segment primarily include construction to permanent non-speculative real estate loans. The underlying cash flows generated by the properties are adversely impacted by a downturn in the economy, which in turn, will have an effect on the credit quality in this segment. Additionally, risk of loss is impacted by the accuracy of the initial estimate of the property's rate of absorption, value and the estimated cost of construction.

        Commercial loans—Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, will have an effect on the credit quality in this segment.

        Automobile and other secured loans—Loans in this segment include consumer non-real estate secured loans that Hampden Bancorp originates as well as automobile loans that Hampden Bancorp purchases from third parties. Hampden Bancorp has the ability to select the automobile loans it purchases based on its own underwriting standards.

        Manufactured home loans—Loans in this segment are secured by first liens on properties located primarily in the Northeast. Repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates, will have an effect on the credit quality in this segment.

        Other consumer loans—Loans in this segment are generally unsecured and repayment is dependent on the credit quality of the individual borrower.

        Effect if Actual Results Differ from Assumptions.    Although we believe we have established and maintained the allowance for loan losses at adequate levels, additions may be necessary if the current operating environment continues or deteriorates. Management uses the best information available; however, the level of the allowance for loan losses remains an estimate that is subject to significant judgment and short-term change. In addition, the FDIC and the Massachusetts Division of Banks, as an integral part of their examination process, will periodically review our allowance for loan losses. Such agencies may require us to recognize adjustments to the allowance based on their judgments about information available to them at the time of their examination.

  Income Taxes

        Critical Estimates.    Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. Quarterly, management reviews the deferred tax asset to identify any uncertainties to the collectability of the components of the deferred tax asset.

        Judgment and Uncertainties.    In determining the deferred tax asset valuation allowance, we use historical and forecasted operating results, based upon approved business plans, including a review of the eligible carryforward periods, tax planning opportunities and other relevant considerations. Management believes that the accounting estimate related to the valuation allowance is a critical accounting estimate because the underlying assumptions can change from period to period. For example, tax law changes or variances in future projected operating performance could result in a change in the valuation allowance.

        Effect if Actual Results Differ from Assumptions.    Should actual factors and conditions differ materially from those used by management, the actual realization of net deferred tax assets or deferred tax liabilities could differ materially from the amounts recorded in the financial statements. If we were not able to realize all or part of our net deferred tax assets in the future, and adjustment to our deferred tax assets valuation allowance would be charged to income tax expense in the period such determination was made and could have a negative impact on Hampden Bancorp's earnings. In addition, if actual factors and conditions differ materially from those used by management, Hampden Bancorp could incur penalties and interest imposed by the Internal Revenue Service.

Average Balance Sheet and Analysis of Net Interest and Dividend Income

        Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income depends upon the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rates earned or paid on them.

        The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. All average balances are daily average balances. The yields set forth below include the effect of deferred fees, and discounts and premiums that are amortized or accreted to interest income or expense. Hampden Bancorp does not accrue interest on loans on non-accrual status; however, the balance of these loans is included in the total average balance, which has the effect of lowering average loan yields.

	Three Months Ended September 30,
	2014			2013
	Average Outstanding Balance	Interest	Yield/ Rate(5)	Average Outstanding Balance	Interest	Yield/ Rate(5)
	(Dollars in Thousands)
Interest-earning assets:
Loans(1)	$516,671	$5,924	4.59%	$469,548	$5,509	4.69%
Investment securities	149,464	687	1.84%	148,339	628	1.69%
Federal funds sold and other short-term investments	6,676	4	0.24%	18,045	12	0.27%

Total interest-earning assets	672,811	6,615	3.93%	635,932	6,149	3.87%

Allowance for loan losses	(5,708)			(5,392)

Total interest-earning assets net of allowance for loan losses	667,103			630,540
Non-interest earning-assets	41,588			41,711

Total assets	$708,691			$672,251

Interest-bearing liabilities:
Savings deposits	$103,114	39	0.15%	$109,658	42	0.15%
Money market	100,036	110	0.44%	82,186	70	0.34%
NOW accounts	47,862	32	0.27%	44,817	27	0.24%
Certificates of deposit	158,461	550	1.39%	164,628	662	1.61%

Total deposits	409,473	731	0.71%	401,289	801	0.80%
Borrowed funds	123,997	552	1.78%	107,607	460	1.71%

Total interest-bearing liabilities	533,470	1,283	0.96%	508,896	1,261	0.99%

Demand deposits	82,242			73,569
Other non-interest-bearing liabilities	5,659			6,120

Total liabilities	621,371			588,585
Equity	87,320			83,666

Total liabilities and equity	$708,691			$672,251

Net interest income		$5,332			$4,888

Net interest rate spread(2)			2.97%			2.88%
Net interest-earning assets(3)	$139,341			$127,036

Net interest margin(4)			3.17%			3.08%
Average interest-earning assets to interest-bearing liabilities			126.12%			124.96%

(1)
Includes loans held for sale.

(2)
Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities for the period indicated.

(3)
Net interest-earning assets represents total interest-earning assets less total interest-earning liabilities.

(4)
Net interest margin represents net interest income divided by average total interest-earning assets.

(5)
Yields and rates for the three months ended September 30, 2014 and 2013 are annualized.

	Years Ended June 30,
	2014			2013			2012
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(Dollars in Thousands)
Interest-earning assets:
Loans(1)	$493,358	$22,729	4.61%	$434,275	$21,570	4.97%	$404,976	$21,805	5.38%
Investment securities	148,675	2,745	1.85%	148,609	2,739	1.84%	123,442	3,003	2.43%
Federal funds sold and other short-term investments	14,417	38	0.26%	18,248	39	0.21%	16,455	25	0.15%

Total interest-earning assets	656,450	25,512	3.89%	601,132	24,348	4.05%	544,873	24,833	4.56%

Allowance for loan losses	(5,543)			(5,175)			(5,516)

Total interest-earning assets net of allowance for loan losses	650,907			595,957			539,357
Non-interest earning-assets	43,981			44,991			41,614

Total assets	$694,888			$640,948			$580,971

Interest-bearing liabilities:
Savings deposits	$107,503	140	0.13%	$100,372	202	0.20%	$91,828	254	0.28%
Money market	89,084	317	0.36%	73,767	291	0.39%	54,462	217	0.40%
NOW accounts	46,436	126	0.27%	40,589	130	0.32%	37,799	137	0.36%
Certificates of deposit	165,077	2,426	1.47%	171,994	3,041	1.77%	181,941	3,589	1.97%

Total deposits	408,100	3,009	0.74%	386,722	3,664	0.95%	366,030	4,197	1.15%
Borrowed funds	117,841	2,161	1.83%	94,252	1,821	1.93%	62,478	1,567	2.51%

Total interest-bearing liabilities	525,941	5,170	0.98%	480,974	5,485	1.14%	428,508	5,764	1.35%

Demand deposits	78,220			66,855			57,055
Other non-interest-bearing liabilities	5,520			5,818			5,816

Total liabilities	609,681			553,647			491,379
Equity	85,207			87,301			89,592

Total liabilities and equity	$694,888			$640,948			$580,971

Net interest income		$20,342			$18,863			$19,069

Net interest rate spread(2)			2.91%			2.91%			3.21%
Net interest-earning assets(3)	$130,509			$120,158			$116,365

Net interest margin(4)			3.10%			3.14%			3.50%
Average interest-earning assets to interest-bearing liabilities			124.81%			124.98%			127.16%

(1)
Includes loans held for sale.

(2)
Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities for the period indicated.

(3)
Net interest-earning assets represents total interest-earning assets less total interest-earning liabilities.

(4)
Net interest margin represents net interest income divided by average total interest-earning assets.

        The following table presents the dollar amount of changes in interest income and interest expense for the major categories of Hampden Bancorp's interest-earning assets and interest-bearing liabilities. Information is provided for each category of interest-earning assets and interest-bearing liabilities with respect to (i) changes attributable to changes in volume (i.e., changes in average balances multiplied by the prior-period average rate) and (ii) changes attributable to rate (i.e., changes in average rate multiplied by prior-period average balances). Changes attributable to changes in both rate and volume have been allocated proportionally based on the absolute value of the change due to rate and the change due to volume.

	Three Months Ended September 30, 2014 vs. 2013			Years Ended June 30 2014 vs. 2013			Years Ended June 30 2013 vs. 2012
	Increase (Decrease) Due to			Increase (Decrease) Due to			Increase (Decrease) Due to
			Total Increase (Decrease)			Total Increase (Decrease)			Total Increase (Decrease)
	Volume	Rate		Volume	Rate		Volume	Rate
	(Dollars in Thousands)
Interest income:
Loans(1)	$580	$(165)	$415	$2,796	$(1,637)	$1,159	$1,519	$(1,754)	$(235)
Investment securities	5	54	59	1	5	6	544	(808)	(264)
Federal funds sold and other short-term investments	(7)	(1)	(8)	(9)	8	(1)	3	11	14

Total interest income	578	(112)	466	2,788	(1,624)	1,164	2,066	(2,551)	(485)

Interest expense:
Savings deposits	(3)	—	(3)	14	(76)	(62)	22	(74)	(52)
Money market	17	23	40	56	(30)	26	76	(2)	74
NOW accounts	2	3	5	17	(21)	(4)	10	(17)	(7)
Certificates of deposits	(24)	(88)	(112)	(118)	(497)	(615)	(189)	(359)	(548)

Total deposits	(8)	(62)	(70)	(31)	(624)	(655)	(81)	(452)	(533)
Borrowed funds	73	19	92	436	(96)	340	671	(417)	254

Total interest expense	65	(43)	22	405	(720)	(315)	590	(869)	(279)

Change in net interest income	$513	$(69)	$444	$2,383	$(904)	$1,479	$1,476	$(1,682)	$(206)

(1)
Includes loans held for sale.

Comparison of Financial Condition at September 30, 2014 and June 30, 2014

        Total Assets.    Hampden Bancorp's total assets increased $4.2 million, or 0.6%, from $701.5 million at June 30, 2014 to $705.7 million at September 30, 2014. Net loans, including loans held for sale, decreased $436,000, or 0.1%, from $508.0 million at June 30, 2014 to $507.5 million at September 30, 2014. Investment securities decreased $1.4 million, or 1.0%, to $141.9 million and cash and cash equivalents increased $5.7 million, or 44.9%, to $18.4 million at September 30, 2014.

        Investment Activities.    The composition and fair value of Hampden Bancorp's investment portfolio is included in Note 7 to Hampden Bancorp's accompanying unaudited consolidated financial statements. Current period purchases of municipal bonds were partially offset by the principal payments and unrealized losses on residential mortgage-backed securities during the three months ended September 30, 2014.

        Net Loans.    The composition of Hampden Bancorp's loan portfolio is included in Note 8 to Hampden Bancorp's accompanying unaudited consolidated financial statements. Net loans, including loans held for sale, remained relatively flat with a small decrease of $436,000, or 0.1%, to $507.5 million at September 30, 2014. The decrease in net loans was due to two large loan payoffs in the commercial loan portfolio of $6.4 million and $4.1 million. Hampden Bancorp's strategy continues to be focused on obtaining commercial loans.

        During the origination of fixed rate mortgages, each loan is analyzed to determine if the loan will be sold into the secondary market or held in portfolio. Hampden Bancorp retains servicing for loans sold to Fannie Mae and earns a fee equal to 0.25% of the loan amount outstanding for providing these services. Loans which Hampden Bancorp originates to the standards of the buyer, which may differ from Hampden Bancorp's underwriting standards, are generally sold to a third party along with the servicing rights without recourse. For the three months ended September 30, 2014, loans sold totaled $7.0 million. Of the $7.0 million of loans sold, $2.8 million were sold on a servicing-released basis and $4.2 million were sold on a servicing-retained basis.

        Non-Performing Assets.    The following table sets forth the amounts of our non-performing assets at the dates indicated. The categories of our non-performing loans are included in Note 8 to Hampden Bancorp's accompanying unaudited consolidated financial statements.

	At September 30, 2014	At June 30, 2014
	(Dollars in Thousands)
Mortgage loans on real estate:
One- to four-family	$2,977	$2,755
Commercial	988	534
Home equity:
First lien	—	—
Second lien	143	150
Commercial	2,318	1,500
Consumer:
Manufactured homes	149	240
Automobile and other secured loans	—	—
Other	5	—

Total non-performing loans	6,580	5,179
Other real estate owned	159	309

Total non-performing assets	$6,739	$5,488

Performing troubled debt restructurings, not reported above	$3,724	$4,601

Ratios:
Non-performing loans to total loans	1.29%	1.01%
Non-performing assets to total assets	0.95%	0.78%

        Generally, loans are placed on non-accrual status either when reasonable doubt exists as to the full collection of interest and principal or when a loan becomes 90 days past due, unless an evaluation clearly indicates that the loan is well-secured and in the process of collection. Past due status is based on the contractual terms of the loans. From June 30, 2014 to September 30, 2014, commercial non-performing loans have increased $818,000; residential mortgage non-performing loans have increased $222,000; consumer, including home equity and manufactured homes, non-performing loans have decreased $93,000. In addition, commercial real estate non-performing loans have increased $454,000. At September 30, 2014, Hampden Bancorp had twelve TDRs totaling approximately $5.1 million, of which $1.3 million is on non-accrual status. All loans that are modified and a concession granted by Hampden Bancorp in light of the borrower's financial difficulty are considered a TDR and are classified as impaired loans by Hampden Bancorp. The interest income recorded from these loans amounted to $73,000 for the three month period ended September 30, 2014. At June 30, 2014, Hampden Bancorp had twelve TDRs consisting of commercial and mortgage loans totaling approximately $5.1 million, of which $534,000 was on non-accrual status. The interest income recorded from the restructured loans amounted to $276,000 for the year ended June 30, 2014.

        As of September 30, 2014, loans on non-accrual status totaled $6.6 million, which consisted of $5.7 million in loans that were 90 days or greater past due, $404,000 in loans that are 31-89 days past due and $451,000 in loans that are current or less than 30 days past due. It is Hampden Bancorp's policy to keep loans on non-accrual status subsequent to becoming current until the borrower can demonstrate their ability to make payments according to their loan terms for six months. As of September 30, 2014, there were no commercial real estate and commercial non-accrual loans less than 90 days past due. One- to four-family residential non-accrual loans less than 90 days past due were $279,000, manufactured homes non-accrual less than 90 days past due were $34,000 and home equity second lien non-accrual loans less than 90 days past due were $120,000. All non-accrual loans, TDRs, and loans with risk ratings of six or higher are assessed by Hampden Bancorp for impairment. On November 10, 2014, Hampden Bancorp received a $601,000 recovery on a commercial loan previously charged off.

        In the normal course of business, Hampden Bancorp may modify a loan for a creditworthy borrower where the modified loan is not considered a TDR. In these cases, the modified terms are consistent with loan terms available to creditworthy borrowers and within normal loan pricing. The modifications to such loans are done according to our existing underwriting standards. These modified loans are not considered impaired loans by Hampden Bancorp.

        Non-accrual loans, including TDRs, return to accrual status once the borrower has shown the ability and an acceptable history of repayment. The borrower must be current with their payments in accordance with the loan terms for six months. Hampden Bancorp may also return a loan to accrual status if the borrower evidences sufficient cash flow to service the debt and provides additional collateral to support the collectability of the loan. For non-accrual loans that make payments, Hampden Bancorp recognizes cash interest payments as interest income when Hampden Bancorp does not have a collateral shortfall for the loan and the loan has not been charged off. If there is a collateral shortfall for the loan or it has been charged off, then Hampden Bancorp applies the entire payment to the principal balance on the loan.

        A loan is considered impaired when, based on current information and events, it is probable that Hampden Bancorp will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, the collateral, and the probability of collecting scheduled principal and interest payments when due. Impairment is measured on a loan-by-loan basis by the present value of expected future cash flows discounted at the loan's effective interest rate or fair value of collateral if the loan is collateral dependent and any change in present value is recorded within the provision for loan loss. Impaired loans increased to $10.5 million at September 30, 2014 from $9.8 million at June 30, 2014. Hampden Bancorp established specific reserves aggregating $10,000 and $11,000 for impaired loans at September 30, 2014 and June 30, 2014, respectively. Such reserves relate to one impaired loan relationships with a carrying value of $534,000, and are based on management's analysis of the expected cash flows for troubled debt restructurings as of September 30, 2014.

        We believe that the determination of our allowance for loan losses, including amounts required for impaired loans, is consistent with GAAP and current regulatory guidance. While Hampden Bancorp believes that it has established adequate specifically allocated and general allowances for losses on loans, adjustments to the allowance may be necessary if future conditions differ substantially from the information used in making the evaluations. In addition, as an integral part of their examination process, Hampden Bancorp's regulators periodically review the allowance for loan losses. These regulatory agencies may require Hampden Bancorp to recognize additions to the allowance based on their judgments of information available to them at the time of their examination, thereby negatively affecting Hampden Bancorp's financial condition and earnings. It is also possible that, in this current economic environment, additional loans will become impaired in future periods.

        Hampden Bancorp classifies property acquired through foreclosure or acceptance of a deed in lieu of foreclosure as OREO in its consolidated financial statements. When property is placed into OREO, it is recorded at the fair value less estimated costs to sell at the date of foreclosure or acceptance of deed in lieu of foreclosure. At the time of transfer to OREO, any excess of carrying value over fair value is charged to the allowance for loan losses. Management, or its designee, inspects all OREO property periodically. Holding costs and declines in fair value result in charges to expense after the property is acquired. At September 30, 2014, Hampden Bancorp had four properties with a carrying value of $159,000 classified as OREO. All four properties were manufactured homes.

        Allowance for Loan Losses.    The following table sets forth ratios relating to Hampden Bancorp's allowance for loan losses for the periods indicated. The activity in Hampden Bancorp's allowance for loan losses is included in Note 8 to Hampden Bancorp's accompanying unaudited consolidated financial statements.

	Three Months Ended September 30,
	2014	2013
Ratios:
Net charge-offs to average loans outstanding	0.01%	0.01%
Allowance for loan losses to non-performing loans at end of period	87.67%	151.34%
Allowance for loan losses to total loans at end of period	1.13%	1.13%

        It is Hampden Bancorp's policy to classify all non-accrual loans as impaired loans. All impaired loans are measured on a loan-by-loan basis to determine if any specific allowance is required for the allowance for loan loss by either the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent. If the impaired loan has a shortfall in the expected future cash flows then a specific allowance will be placed on the loan in that amount. However, Hampden Bancorp may consider collateral values where it feels there is greater risk and the expected future cash flow allowance is not sufficient. Residential, commercial real estate and construction loans are secured by real estate. Except for one, all commercial loans are secured by all business assets and many also include primary or secondary mortgage positions on business and/or personal real estate. The other commercial loan is secured by shares of stock of a subsidiary of a borrower.

        When calculating the general allowance component of the allowance for loan losses, Hampden Bancorp analyzes the trend in delinquencies, among other things as further described in Note 8 to the accompanying unaudited consolidated financial statements. If there is an increase in the amount of delinquent loans in a particular loan category this may cause Hampden Bancorp to increase the general allowance requirement for that loan category. A partial charge-off on a non-performing loan will decrease the amount of non-performing and impaired loans, as well as any specific allowance requirement that loan may have had. This will also decrease our allowance for loan losses, as well as our allowance for loan losses to non-performing loans ratio and our allowance for loan losses to total loans ratio. Hampden Bancorp incorporates historical charge-offs, including the greater of charge-offs recognized in the current quarter, which are annualized, or projected annual charge-offs when calculating the general allowance component of the allowance for loan losses.

        Loan Servicing.    In the ordinary course of business, Hampden Bancorp sells residential real estate loans to the secondary market. Hampden Bancorp retains servicing on certain loans sold and earns servicing fees of 0.25% per annum based on the monthly outstanding balance of the loans serviced. Hampden Bancorp recognizes servicing assets each time it undertakes an obligation to service loans sold. Hampden Bancorp's mortgage servicing asset valuation is performed on a quarterly basis by an independent third party, using a statistical valuation model representing the projection into the future of a single interest rate/market environment. The projected cash flows are then discounted back to present value. Discount rates, estimate of servicing costs and ancillary income, estimates of float earnings rates and delinquency information as well as an estimate of prepayments are used to calculate the value of the mortgage servicing asset. For the three months ended September 30, 2014, the increase in the fair market value of mortgage servicing assets was $41,000.

        The changes in servicing assets measured using fair value are on included in detail in Note 6 to the accompanying unaudited consolidated financial statements. There are no recourse provisions for the loans that are serviced for others. The risks inherent in mortgage servicing assets relate primarily to changes in prepayments that result from shifts in mortgage interest rates. For the three months ended September 30, 2014 and 2013, amounts recognized for loan servicing fees amounted to $94,000 and $107,000, respectively, which are included in other non-interest income in the consolidated statements of net income. The unpaid principal balance of mortgages serviced for others was $75.0 million and $71.8 million at September 30, 2014 and June 30, 2014, respectively.

        Deposits and Borrowed Funds.    The following table sets forth Hampden Bancorp's deposit accounts (excluding escrow deposits) for the periods indicated.

	At September 30, 2014		At June 30, 2014
	Balance	Percent	Balance	Percent	Change	% Change
	(Dollars in Thousands)
Deposit type:
Demand deposits	$80,193	16.38%	$84,224	17.13%	$(4,031)	(4.79)%
Savings deposits	101,468	20.72%	102,909	20.93%	(1,441)	(1.40)%
Money market	100,304	20.49%	99,505	20.24%	799	0.80%
NOW accounts	49,581	10.13%	42,376	8.62%	7,205	17.00%

Total transaction accounts	331,546	67.72%	329,014	66.91%	2,532	0.77%
Certificates of deposit	158,072	32.28%	162,718	33.09%	(4,646)	(2.86)%

Total deposits	$489,618	100.00%	$491,732	100.00%	$(2,114)	(0.43)%

        Deposits decreased $2.1 million, or 0.43%, to $489.6 million at September 30, 2014 from $491.7 million at June 30, 2014. Deposits decreased due a $4.0 million, or 4.79%, decrease in demand deposits, a $1.4 million, or 1.40%, decrease in savings deposits and a $4.6 million, or 2.86%, decrease in time deposits. These decreases were offset by an increase of $7.2 million, or 17.00% in NOW accounts and a $799,000, or 0.80%, increase in money market accounts. Hampden Bancorp's focus remains to increase core deposits and reduce its time deposits.

        Total borrowings (including both short term and long term advances) from the FHLB and have increased $7.3 million, or 6.3%, to $123.8 million at September 30, 2014 from $116.4 million at June 30, 2014. Hampden Bancorp primarily used these FHLB borrowings to fund its loan demand.

        Stockholders' Equity.    Stockholders' equity increased $4.2 million, or 0.6%, to $85.7 million at September 30, 2014 from $87.2 million at June 30, 2014. During the three months ended September 30, 2014, Hampden Bancorp purchased 127,700 shares of Hampden Bancorp stock for $2.2 million at an average price of $17.05 per share pursuant to Hampden Bancorp's previously announced stock repurchase programs. In addition, Hampden Bancorp repurchased 253 shares of Hampden Bancorp stock, at an average price of $17.00 per share, in the three months ended September 30, 2014 in connection with the vesting of certain restricted stock grants issued pursuant to our 2008 Equity Incentive Plan. Hampden Bancorp repurchased these shares from an employee plan participant for settlement of tax withholding obligations. In addition, there was a $259,000 decrease in accumulated other comprehensive income from June 30, 2014 to September 30, 2014 due to the continued impact of the rising interest rate environment on the fair value of securities available for sale, a $106,000 decrease in ESOP unearned compensation and a $1,000 decrease in equity incentive plan unearned compensation. Offsets to the increase in treasury stock and decrease in accumulated other comprehensive income were a $746,000 increase in retained earnings, and a $85,000 increase in additional paid-in capital. Our ratio of capital to total assets decreased to 12.1% at September 30, 2014 compared to 12.4% at June 30, 2014. Hampden Bancorp's book value per share as of September 30, 2014 was $15.49 compared to $14.43 at June 30, 2014.

Comparison of Financial Condition at June 30, 2014 and June 30, 2013

        Total Assets.    Total assets increased by $48.5 million, or 7.4%, from $653.0 million at June 30, 2013 to $701.5 million at June 30, 2014. This increase was primarily attributable to an increase in net loans of $57.3 million, or 12.7%, to $507.6 million at June 30, 2014 as discussed below.

        Cash and Short-term Investments.    Cash and correspondent bank balances, and short-term investments primarily consisting of money market mutual funds decreased by $13.0 million, or 50.6%, from $25.6 million at June 30, 2013 to $12.7 million at June 30, 2014.

        Investment Securities.    The investment portfolio was $143.2 million at June 30, 2014, an increase of $4.5 million, or 3.2%, from $138.7 million at June 30, 2013. Within the securities portfolio, municipal bonds increased $8.9 million at June 30, 2014 to $9.3 million compared to $395,000 at June 30, 2013. Residential mortgage-backed securities decreased $4.4 million, or 3.3%, to $130.8 million at June 30, 2014.

        Net Loans.    Net loans increased $57.3 million, or 12.7%, from $450.3 million at June 30, 2013 to $507.6 million at June 30, 2014. Consumer loans increased $427,000, or 1.4%, Commercial real estate loans increased $33.4 million, or 19.9%, Construction loans increased $15.0 million, or 60.2%, and commercial loans increased $11.2 million, or 25.7%. The majority of the commercial construction loans are written to become permanent financing. A partial offset to these increases was a decrease in home equity loans of $2.3 million, or 2.9%, and one- to four-family residential loans of $119,000, or 0.1%. Due to interest rate risk management, Hampden Bancorp has decided to sell the majority of its current originations of long-term fixed rate residential mortgages and, during the year ended June 30, 2014, sold $10.1 million of its fixed rate residential mortgages.

        Deposits and Borrowed Funds.    Deposits increased to $491.7 million at June 30, 2014 from $474.8 million at June 30, 2013. Demand deposits increased $10.1 million, or 13.7%, and money market accounts increased $15.2 million, or 18.1%. A partial offset to these increases was a decrease in certificates of deposits $2.6 million, or 1.6%, a decrease in savings accounts of $2.0 million, or 1.9%, and NOW accounts decreased $3.8 million, or 8.3%. Hampden Bancorp has focused its efforts on obtaining more core deposits than time deposits.

        Total FHLB borrowings increased $29.5 million, or 33.9%, to $116.4 million as of June 30, 2014. The increase in borrowings was used to fund new loan growth. Based on comments by the Federal Reserve, Hampden Bancorp does not currently believe that interest rates will increase in the next couple of years. However, in an effort to decrease Hampden Bank's interest rate risk from rising interest rates, Hampden Bank took advantage of the FHLB's program to further restructure outstanding borrowings. In September 2012, Hampden Bancorp restructured $8.6 million of FHLB borrowings. After the restructuring, the weighted average cost of these borrowings was reduced by 1.00% to 2.74%.

        Total Stockholders' Equity.    Stockholders' equity increased $3.5 million, or 4.2%, to $87.2 million at June 30, 2014 from $83.7 million at June 30, 2013, primarily as a result of current year earnings offset by dividends and share repurchases. Hampden Bancorp repurchased 28,760 shares of Hampden Bancorp stock for $450,000, at an average price of $15.64 per share, during the year ended June 30,

2014 pursuant to Hampden Bancorp's previously announced stock repurchase programs. In addition Hampden Bancorp repurchased 260 shares of Hampden Bancorp stock, at an average price of $15.52 per share, in the year ended June 30, 2014 in connection with the vesting of the restricted stock grants as part of our 2008 Plan. Hampden Bancorp purchased these shares from the employee plan participant for settlement of tax withholding obligations. Our ratio of capital to total assets decreased to 12.4% at June 30, 2014 compared to 12.8% at June 30, 2013.

Comparison of Operating Results for the Three Months Ended September 30, 2014 and September 30, 2013

        Net Income.    Hampden Bancorp had net income of $1.2 million, or $0.22 per fully diluted share, for the three months ended September 30, 2014 compared to $1.2 million, or $0.22 per fully diluted share, for the same period in 2013. Hampden Bancorp had an increase in net interest income of $444,000, or 9.1%, for the three months ended September 30, 2014 compared to the three months ended September 30, 2013. Interest and dividend income increased $465,000, or 7.6%, for the three months ended September 30, 2014 compared to the same period last year mainly due to a $415,000 increase in loan interest income. For the three months ended September 30, 2014, interest expense increased by $21,000, or 1.7%, compared to the three months ended September 30, 2013. This included a decrease in deposit interest expense of $70,000 due to a decrease in rates offset by an increase in the average balance of deposits. There was an increase in borrowing interest expense of $91,000 for the three months ended September 30, 2014 compared to the same period last year due to an increase in average balances partially offset by a decrease in rates. The net interest margin increased to 3.17% for the three months ended September 30, 2014 compared to 3.08% for the three months ended September 30, 2013.

        Interest Income.    Interest income increased to $6.6 million for the three months ended September 30, 2014 from $6.1 million for the three months ended September 30, 2013. This increase of $466,000, or 7.6%, was primarily the result of an increase in loan interest income of $415,000, or 7.5%, due to an increase in average balances, offset by a decrease in rates.

        Interest Expense.    Interest expense for the three months ended September 30, 2014 was $1.3 million, which represented an increase of $22,000, or 1.7%, from the three months ended September 30, 2013. This included a decrease in deposit interest expense of $70,000, or 8.7%, due to a decrease in rates, offset by an increase in the average balance of deposits. The decrease in deposit interest expense was partially offset by an increase in borrowing interest expense of $92,000 due to an increase in average balances.

        Provision for Loan Losses.    The provision for loan losses was $150,000 for the three months ended September 30, 2014 compared to $100,000 for the same period in 2013, primarily due to the increase in loan balances. The allowance for loan losses of $5.8 million at September 30, 2014 represented 1.13% of total loans, as compared to an allowance of $5.7 million, representing 1.11% of total loans at June 30, 2014.

        Non-interest Income.    For the three months ended September 30, 2014, there was a decrease in total non-interest income of $135,000, or 12.2%, compared to the three months ended September 30, 2013. For the three months ended September 30, 2014 compared to the same period in 2013, there was a $137,000, or 43.5%, decrease in other non-interest income which was mainly due to a $99,000 decrease in the fair value adjustment of mortgage servicing rights and a $25,000 decrease in OREO rental income due to the sale of an OREO property. During the three months ended September 30, 2014, Hampden Bancorp had an $115,000 gain on the sale of loans compared to $86,000 for the same period in 2013.

        Non-interest Expense.    Non-interest expense increased $315,000 or 7.9%, for the three months ended September 30, 2013 compared to the three months ended September 30, 2014. There was a $262,000, or 11.8%, increase in salaries and employee benefits due to an increase in the number of employees; a $121,000, or 13.8%, increase in other general and administrative expenses; and a $73,000, or 35.9%, increase in data processing expenses for the three months ended September 30, 2014 compared to the same period in 2013.

        Income Taxes.    Income tax expense decreased $20,000, or 2.9%, from $679,000 for the three months ended September 30, 2013 to $659,000 for the three months ended September 30, 2014. Hampden Bancorp's combined federal and state effective tax rate remained flat at 36.0% for the three months ended September 30, 2014 compared to the same period in 2013.

        Minimum Regulatory Capital Requirements.    As of September 30, 2014, the most recent notification from the FDIC categorized Hampden Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes has changed Hampden Bank's category. Hampden Bancorp's and Hampden Bank's capital amounts and ratios as of September 30, 2014 and June 30, 2014 are presented in the following table.

	Actual		Minimum For Capital Adequacy Purposes		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of September 30, 2014
Total capital (to risk weighted assets):
Consolidated	$91,452	17.6%	$41,500	8.0%	N/A	N/A
Bank	82,233	16.3%	40,415	8.0%	$50,519	10.0%
Tier 1 capital (to risk weighted assets):
Consolidated	85,671	16.5%	20,750	4.0%	N/A	N/A
Bank	76,437	15.1%	20,207	4.0%	30,311	6.0%
Tier 1 capital (to average assets):
Consolidated	85,671	12.1%	28,231	4.0%	N/A	N/A
Bank	76,437	10.8%	28,191	4.0%	35,239	5.0%
As of June 30, 2014
Total capital (to risk weighted assets):
Consolidated	$92,586	18.3%	$40,547	8.0%	N/A	N/A
Bank	80,715	15.9%	40,570	8.0%	$50,712	10.0%
Tier 1 capital (to risk weighted assets):
Consolidated	86,922	17.2%	18,538	4.0%	N/A	N/A
Bank	75,051	14.8%	18,394	4.0%	30,427	6.0%
Tier 1 capital (to average assets):
Consolidated	86,922	12.2%	26,240	4.0%	N/A	N/A
Bank	75,051	10.6%	25,827	4.0%	35,372	5.0%

        In July 2013, the FDIC and the other federal bank regulatory agencies issued a final rule that will revise their leverage and risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4% to 6% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property. The final rule also requires unrealized gains and losses on certain "available-for-sale" securities holdings to be included for purposes of calculating regulatory capital unless a one-time opt-out is exercised. The rule limits a banking organization's capital distributions and certain discretionary bonus payments if the banking organization does not hold a "capital conservation buffer" consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements. The final rule becomes effective for Hampden Bancorp and Hampden Bank on January 1, 2015. The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective. Management believes that Hampden Bancorp and Hampden Bank will continue to exceed all minimum capital ratio requirements.

Comparison of Operating Results For the Years Ended June 30, 2014 and June 30, 2013

        Net Income.    Hampden Bancorp had net income of $4.5 million, or $0.83 per fully diluted share, for the year ended June 30, 2014 as compared to net income of $3.0 million, or $0.54 per fully diluted share, for the year ended June 30, 2013. The primary reason for the increase in net income of $1.5 million, or 51.8%, included an increase in net interest income of $1.5 million, or 7.8% and decrease in non-interest expense of $1.3 million, or 7.2%, offset by decrease in non-interest income of $564,000, or 13.4%, and an increase in income tax expense of $767,000, or 43.2%.

        Net Interest Income.    Net interest income increased by $1.5 million, or 7.8%, for the year ended June 30, 2014 compared to the twelve months ended June 30, 2013. Interest and dividend income increased $1.2 million, or 4.8%, for the twelve months ended June 30, 2014 compared to the same period last year. For the twelve months ended June 30, 2014, interest expense decreased by $315,000, or 5.7%, compared to the twelve months ended June 30, 2013. The net interest margin for the twelve months ended June 30, 2014 was 3.10% compared to 3.14% for the twelve months ended June 30, 2013.

        Interest Income.    Interest income increased from $24.3 million for the year ended June 30, 2013 to $25.5 million for the year ended June 30, 2014. This increase of $1.2 million, or 4.8%, was the result of an increase in loan interest income of $1.1 million due to an increase in average balances, offset by a decrease in rates.

        Interest Expense.    Interest expense for the year ended June 30, 2014 was $5.2 million, which represented a decrease of $315,000, or 5.7%, from the year ended June 30, 2013. This included a decrease in deposit interest expense of $655,000 due to a decrease in rates, offset by an increase in the average balance of deposits. The decrease in deposit interest expense was partially offset by an increase in borrowing interest expense of $340,000 due to an increase in average balances, offset by a decrease in rates.

        Provision for Loan Losses.    The provision for loan losses was $550,000 for the year ended June 30, 2014 compared to $675,000 for the same period in 2013, primarily due to continued improvement in general economic conditions and a decrease in historical losses. The allowance for loan losses of $5.7 million at June 30, 2014 represented 1.11% of total loans, as compared to an allowance of $5.4 million, representing 1.20% of total loans at June 30, 2013.

        Non-interest Income.    Total non-interest income for the twelve months ended June 30, 2014 decreased by $564,000, or 13.4%, compared to year ended June 30, 2013. There was a $634,000, or 70.0%, decrease in the gain on sale of loans during the twelve months ended June 30, 2014 compared to the same period in 2013 due to a decrease in the volume of residential loan refinances. There was also a $114,000 decrease in the gain on sale of securities during the twelve months ended June 30, 2014 compared to the same period in 2013. Partially offsetting these decreases was a $179,000, or 9.0%, increase in customer service fees due to a change in fee structure and a $30,000, or 4.5%, increase in other non-interest income which was mainly due to an increase in the fair value of mortgage servicing rights for the twelve months ended June 30, 2014 compared to the same period in 2013.

        Non-interest Expense.    Total non-interest expense decreased $1.3 million, or 7.2%, for the year ended June 30, 2014 compared to the same period in 2013. Results for fiscal 2014 included $410,000 of charges due to a proxy contest as previously described. Offsetting the costs incurred in the proxy contest, was an $827,000, or 8.3%, decrease in salaries and employee benefits due to Hampden Bancorp's restructuring of its senior management team and staff positions, as well as a significant reduction in expenses related to grants under the 2008 Equity Incentive Plan. Decreases in data processing services of $91,000, or 8.9%, and other general and administrative expenses of $374,000, or 9.8%, are reflective of Hampden Bancorp's cost reduction strategy.

        Income Taxes.    Income tax expense increased $767,000, or 43.2%, from $1.8 million for the year ended June 30, 2013 to $2.5 million for the year ended June 30, 2014. Hampden Bancorp's effective tax rate decreased from 37.4% for the year ended June 30, 2013 to 36.0% for the year ended June 30, 2014.

Comparison of Operating Results For the Years Ended June 30, 2013 and June 30, 2012

        Net Income.    Hampden Bancorp had net income of $3.0 million, or $0.54 per fully diluted share, for the year ended June 30, 2013 as compared to net income of $3.0 million, or $0.51 per fully diluted share, for the year ended June 30, 2012. The primary reasons for the decrease in net income of $42,000 included an increase in non-interest income of $962,000, an increase in non-interest expense of $554,000, and a decrease in net interest income of $206,000. Hampden Bancorp restructured its senior management team in June 2013 eliminating two senior vice president positions. The severance costs associated with this restructure totaled $310,000, or $0.03 per fully diluted share, and contributed to the increase in non-interest expense.

        Net Interest Income.    There was a decrease in net interest income for the year ended June 30, 2013 of $206,000, or 1.1%, to $18.9 million from $19.1 million for the same period in 2012. The increase in the volume of interest-earning assets increased interest income by $2.1 million. The increase in the volume of interest-bearing liabilities increased interest expense by $589,000. The changes in volume had the effect of increasing net interest income by $1.5 million. The changes in the rates of interest-earning assets and interest-bearing liabilities had the effect of decreasing net interest income by $1.7 million. The decrease in net interest income attributable to lower yields on interest-earning assets totaled $2.6 million offset by a $868,000 increase in net interest income attributable to lower rates on interest-bearing liabilities. Net interest margin decreased to 3.14% for the year ended June 30, 2013 compared to 3.50% for the year ended June 30, 2012.

        Interest Income.    Interest income decreased from $24.8 million for the year ended June 30, 2012 to $24.3 million for the year ended June 30, 2013. This decrease of $485,000, or 2.0%, was mainly due to a decrease in loan rates which decreased interest income received on loans by $1.8 million, and a decrease in investment rates which decreased interest received on debt securities by $865,000. These decreases were partially offset by an increase in volume of interest-earning assets, which increased interest income by $2.1 million.

        Interest Expense.    Interest expense for the year ended June 30, 2013 was $5.5 million, which represented a decrease of $279,000, or 4.8%, from the year ended June 30, 2012 to the year ended June 30, 2013. Decreased interest costs on deposits and borrowings were the reason for this decrease offset by an increase in borrowed funds. Average interest-bearing deposit balances increased by $20.7 million, or 5.4%, while average rates decreased from 1.15% to 0.95%. Average borrowings balances increased from $62.5 million to $94.2 million and the average rate on borrowings decreased from 2.51% to 1.93%.

        Provision for Loan Losses.    For the year ended June 30, 2013, the provision for loan losses was $675,000, which represented an increase of $250,000 compared to the year ending June 30, 2012 due to increases in loan balances. Net loan charge-offs for fiscal 2013 and fiscal 2012 were $409,000 and $750,000, respectively. The allowance for loan losses of $5.4 million at June 30, 2013 represented 1.20% of total loans, as compared to an allowance of $5.1 million, representing 1.26% of total loans at June 30, 2012.

        Non-interest Income.    Total non-interest income was $4.2 million, which represented an increase of $962,000, or 29.7%, for the year ended 2013 compared to the year ended June 30, 2012. The primary reasons for this increase was an increase in the gain on the sales of loans of $285,000, an increase in customer service fees of $277,000, and an increase in the gain on sales of securities, net, of $95,000 for the year ended June 30, 2013 compared to the year ended June 30, 2012.

        Non-interest Expense.    For the year ended June 30, 2013, non-interest expense was $17.6 million, which represented an increase of $554,000 compared to the year ended June 30, 2012. Hampden Bancorp restructured its senior management team in June 2013, eliminating two senior vice president positions. The costs associated with this restructure totaled $310,000, or $0.03 per fully diluted share, and were the reason for the increase in salary and benefits. Data processing increased $429,000, salaries and employee benefits increased $89,000, occupancy increased $84,000, other general and administrative expenses increased $64,000 and FDIC insurance increased $60,000 for the year ended June 30, 2013 compared to the year ended June 30, 2012. The 72% increase in data processing was due to increased contractual fees, increased transaction volume, and inclusion of additional electronic processing costs. Partial offsets to these increases were a decrease of $79,000 in net loss on other real estate owned and a decrease of $93,000 in advertising expenses for the year ended June 30, 2013 compared to the year ended June 30, 2012.

        Income Taxes.    Income tax expense remained relatively unchanged at $1.8 million for the year ended June 30, 2012 and for the year ended June 30, 2013. Hampden Bancorp's effective tax rate increased slightly from 37.2% for the year ended June 30, 2012 to 37.4% for the year ended June 30, 2013.

Risk Management

        Management recognizes that taking and managing risk is fundamental to the business of banking. Through the development, implementation and monitoring of its policies with respect to risk management, Hampden Bancorp strives to measure, evaluate and mitigate the risks it faces. Management understands that an effective risk management system is critical to the safety and soundness of Hampden Bancorp. Chief among the risks faced by Hampden Bancorp are credit risk, market risk including interest rate risk, liquidity risk, operational (transaction) risk and compliance risk.

        Within management, the responsibility for risk management rests with the General Counsel and the senior officers responsible for finance, lending, retail banking, marketing and human resources. The General Counsel and senior officers continually review the status of our risk management efforts, including reviews of internal and external audit findings, loan review findings, and the activities of the Asset/Liability Committee with respect to monitoring interest rate and liquidity risk. The General Counsel tracks any open items requiring corrective action with the goal of ensuring that each is addressed on a timely basis. The General Counsel reports all findings directly to the Audit Committee.

        Management of Credit Risk.    Hampden Bancorp considers credit risk to be the most significant risk it faces, in that it has the greatest potential to affect the financial condition and operating results of Hampden Bancorp. Credit risk is managed through a combination of policies established by the Board of Directors of Hampden Bancorp, the monitoring of compliance with these policies, and the periodic evaluation of loans in the portfolio, including those with problem characteristics. In general, Hampden Bancorp's policies establish maximums on the amount of credit that may be granted to a single borrower (including affiliates), the aggregate amount of loans outstanding by type in relation to total assets and capital, and loan concentrations. Collateral and debt service coverage ratios, approval limits and other underwriting criteria are also specified. Policies also exist with respect to performing periodic credit reviews, the rating of loans, when loans should be placed on non-performing status and factors that should be considered in establishing Hampden Bancorp's allowance for loan losses. For additional information, see "Hampden Bancorp, Inc.'s Business—Lending Activities."

        Management of Market Risk.    Market risk is the risk of loss due to adverse changes in market prices and rates, and typically encompasses exposures such as sensitivity to changes in market interest rates, foreign currency exchange rates, and commodity prices. Hampden Bancorp has no exposure to foreign currency exchange or commodity price movements. Because net interest income is Hampden Bancorp's primary source of revenue, Hampden Bancorp's exposure to interest rate risk is significant.

        Interest rate risk is the exposure of Hampden Bancorp's net interest income to adverse movements in interest rates. Net interest income is affected by changes in interest rates as well as by fluctuations in the level and duration of Hampden Bancorp's assets and liabilities. Over and above the influence that interest rates have on net interest income, changes in rates may also affect the volume of lending activity, the ability of borrowers to repay variable rate loans, the volume of loan prepayments and refinancing, the flow and mix of deposits, and the market value of Hampden Bancorp's assets and liabilities.

        Exposure to interest rate risk is managed by Hampden Bancorp through periodic evaluations of the current interest rate risk inherent in its rate-sensitive assets and liabilities, coupled with determinations of the level of risk considered appropriate given Hampden Bancorp's capital and liquidity requirements, business strategy and performance objectives. Through such management, Hampden Bancorp seeks to manage the vulnerability of its net interest income to changes in interest rates.

        Strategies used by Hampden Bancorp to manage the potential volatility of its earnings may include:

  •
  Emphasizing the origination and retention of adjustable-rate mortgage loans, variable rate commercial loans and variable rate home equity lines of credit;

  •
  Investing in securities with relatively short maturities and/or expected average lives;

  •
  Classifying the majority of the investment portfolio as "available for sale" in order to provide for flexibility in liquidity management; and

  •
  Lengthening or shortening liabilities such as certificates of deposits and FHLB borrowings when appropriate.

        Hampden Bancorp's Asset/Liability Committee is responsible for managing interest rate risk. On a quarterly basis, the Committee reviews with the Board of Directors its analysis of Hampden Bancorp's exposure to interest rate risk, the effect that subsequent changes in interest rates could have on Hampden Bancorp's future net interest income, its strategies and other activities, and the effect of those strategies on Hampden Bancorp's operating results.

        The Committee's primary method for measuring and evaluating interest rate risk is income simulation analysis. This analysis considers the maturity and repricing characteristics of assets and liabilities, as well as the relative sensitivities of these balance sheet components over a range of interest rate scenarios. Interest rate scenarios tested generally include instantaneous and sustained parallel and flattening/steepening rate ramps over a one year period, and static (or flat) rates. The simulation analysis is used to measure the exposure of net interest income to changes in interest rates over a specified time horizon, usually a two-year period.

        The following table sets forth, as of June 30, 2014, the estimated changes in Hampden Bancorp's net interest income that would result from the designated instantaneous and sustained changes in the U.S. Treasury yield curve. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

% Change in Estimated Net Interest Income over 12 months
400 basis point increase in rates	(12.19)%
300 basis point increase in rates	(8.49)%
200 basis point increase in rates	(4.93)%
100 basis point increase in rates	(1.67)%
100 basis point decrease in rates	(5.53)%

        As indicated in the table above, a 200 basis point increase in interest rates is estimated to decrease net interest income by 4.93% and 8.49% for a 300 basis point increase over a 12-month horizon, when compared to the flat rate scenario. The estimated change in net interest income from the flat rate scenario for a 100 basis point decline in the level of interest rates is a decrease of 5.53%. Inherent in these estimates is the assumption that interest rates on interest bearing liabilities would change in direct proportion to changes in the U.S. Treasury yield curve. In all simulations, the lowest possible interest rate would be zero.

        There are inherent shortcomings in income simulation, given the number and variety of assumptions that must be made in performing the analysis. The assumptions relied upon in making these calculations of interest rate sensitivity include the level of market interest rates, the shape of the yield curve, the degree to which certain assets and liabilities with similar maturities or periods to repricing react to changes in market interest rates, the degree to which non-maturity deposits react to changes in market rates, the expected prepayment rates on loans and mortgage-backed securities, and the degree to which early withdrawals occur on certificates of deposit and the volume of other deposit flows. As such, although the analysis shown above provides an indication of Hampden Bancorp's sensitivity to interest rate changes at a point in time, these estimates are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on Hampden Bancorp's net interest income and will differ from actual results.

        In its management of interest rate risk, Hampden Bancorp also relies on the analysis of its interest rate "gap," which is the measure of the mismatch between the amount of Hampden Bancorp's interest-earning assets and interest-bearing liabilities that mature or reprice within specified timeframes. An asset-sensitive position (positive gap) exists when there are more rate-sensitive assets than rate-sensitive liabilities maturing or repricing within a particular time horizon, and generally signifies a favorable effect on net interest income during periods of rising interest rates and a negative effect during periods of falling interest rates. Conversely, a liability-sensitive position (negative gap) would generally indicate a negative effect on net interest income during periods of rising rates and a positive effect during periods of falling rates. Certain factors may serve to limit the usefulness of the measurement of the interest rate gap. For example, interest rates on certain assets and liabilities are discretionary and may change in advance of, or may lag behind, changes in market rates. The gap analysis does not give effect to changes Hampden Bancorp may undertake to mitigate interest rate risk. Certain assets, such as adjustable-rate loans, have features that may restrict the magnitude of changes in interest rates both on a short-term basis and over the life of the assets. Further, in the event of changes in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in the gap analysis. Lastly, should interest rates increase, the ability of borrowers to service their debt may decrease.

        Liquidity Risk Management.    Liquidity risk, or the risk to earnings and capital arising from an organization's inability to meet its obligations without incurring unacceptable losses, is managed by Hampden Bancorp's Chief Financial Officer, who monitors on a daily basis the adequacy of Hampden Bancorp's liquidity position. Oversight is provided by the Asset/Liability Committee, which reviews Hampden Bancorp's liquidity on a monthly basis, and by the Board of Directors of Hampden Bancorp, which reviews the adequacy of our liquidity resources on a quarterly basis.

        Hampden Bancorp's primary sources of funds are from deposits, amortization of loans, loan prepayments and the maturity of loans, mortgage-backed securities and other investments, and other funds provided by operations. While scheduled payments from the amortization of loans and mortgage-backed securities and maturing loans and investment securities are relatively predictable sources of funds, deposit flows and loan prepayments can be greatly influenced by general interest rates, economic conditions and competition. We maintain excess funds in cash and short-term interest-bearing assets that provide additional liquidity. At September 30, 2014, cash and due from banks, federal funds sold and short-term investments totaled $18.4 million, or 2.6%, of total assets, which is an increase of $5.7 million, or 44.9%, from June 30, 2014.

        Hampden Bancorp also relies on outside borrowings from the FHLB as an additional funding source. Since June 30, 2014, Hampden Bancorp has increased FHLB borrowings by $7.3 million to a total of $123.8 million outstanding as of September 30, 2014. On that date, Hampden Bancorp had the ability to borrow an additional $56.1 million from the FHLB. At September 30, 2014 and June 30, 2014, Hampden Bancorp had an Ideal Way Line of Credit available with the FHLB of $2.0 million, of which there were no amounts outstanding. In addition, Hampden Bancorp had lines of credit with the Federal Reserve Bank of Boston and Bankers Bank Northeast totaling $7.4 million at September 30, 2014 and June 30, 2014, of which there were no amounts outstanding. As of September 30, 2014, the investments pledged for collateral with the Federal Reserve Bank of Boston has a market value of $10.8 million.

        Hampden Bancorp uses its liquidity to fund existing and future loan commitments, to fund maturing certificates of deposit and borrowings, to fund other deposit withdrawals, to invest in other interest-earning assets and to meet operating expenses. Hampden Bancorp anticipates that it will continue to have sufficient funds and alternative funding sources to meet its commitments.

        Contractual Obligations.    The following table presents information indicating various contractual obligations and commitments of Hampden Bancorp as of June 30, 2014 and the respective maturity dates:

	June 30, 2014
	Total	One Year or Less	More Than One Year Through Three Years	More Than Three Years Through Five Years	Over Five Years
	(In Thousands)
Federal Home Loan Bank of Boston advances	$116,446	$17,427	$61,800	$27,877	$9,342
Lease commitments	3,145	349	661	568	1,567

Total contractual obligations	$119,591	$17,776	$62,461	$28,445	$10,909

  Off-Balance Sheet Arrangements.

        Loan commitments.    In the normal course of business, there are outstanding commitments which are not reflected in the accompanying consolidated balance sheets. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract and generally have fixed expiration dates or other termination clauses. The following table presents certain information about Hampden Bancorp's loan commitments and other contingencies outstanding as of September 30, 2014 and June 30, 2014.

	September 30, 2014	June 30, 2014
	(In Thousands)
Commitments to grant loans(1)	$17,011	$15,930
Commercial loan lines-of-credit(2)	34,130	37,789
Unused portions of home equity lines-of-credit(3)	35,544	35,718
Unused portion of construction loans(4)	29,092	37,889
Unused portion of personal lines-of-credit(5)	1,790	1,828
Standby letters of credit(6)	595	500

Total loan commitments	$118,162	$129,654

(1)
Commitments for loans are generally extended to customers for up to 60 days after which they expire.

(2)
The majority of commercial lines-of-credit are written on a demand basis.

(3)
Unused portions of home equity lines-of-credit are available to the borrower for up to 20 years.

(4)
Unused portions of construction loans are generally available to the borrower for up to eighteen months for development loans and up to one year for other construction loans.

(5)
Unused portions of personal lines-of-credit are available to customers in "good standing" indefinitely.

(6)
Standby letters of credit are generally available for one year or less.

        Management of Other Risks.    Two additional risk areas that receive significant attention by management and the Board are operational risk and compliance risk. Operational risk is the risk to earnings and capital arising from control deficiencies, problems with information systems, fraud, error or unforeseen catastrophes. Compliance risk is the risk arising from violations of, or nonconformance with laws, rules, regulations, prescribed practices, internal policies and procedures or ethical standards. Compliance risk can expose us to fines, civil money penalties, payment of damages and the voiding of contracts. Both operational and compliance risks also can have serious reputation risk issues for Hampden Bancorp as well.

        Hampden Bancorp addresses such risks through the establishment of comprehensive policies and procedures with respect to internal control, the management and operation of its information and communication systems, disaster recovery, and compliance with laws, regulations and banking "best practice." Monitoring of the efficacy of such policies and procedures is performed through a combination of Hampden Bancorp's internal audit program, through periodic internal and third-party compliance reviews, and through the ongoing attention of its managers charged with supervising compliance and operational control. Oversight of these activities is provided by Hampden Bancorp's General Counsel and the Board of Directors.

Impact of Inflation and Changing Prices

        The financial statements, accompanying notes, and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollar amounts without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Most of our assets and liabilities are monetary in nature, and, therefore, the impact of interest rates has a greater impact on our performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Impact of Recent Accounting Pronouncements

        Please refer to the note on Recent Accounting Pronouncements in Note 1 to the consolidated financial statements included in this Proxy Statement/Prospectus beginning on page F-35 for a detailed discussion of new accounting pronouncements.

HAMPDEN BANCORP, INC. EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers of Hampden Bancorp

        The following table sets forth certain information regarding the executive officers of Hampden Bancorp as of June 30, 2014.

Name	Position
Glenn S. Welch	Chief Executive Officer, President and Director
Robert A. Massey	Chief Financial Officer, Senior Vice President and Treasurer
Luke D. Kettles	Senior Vice President and Chief Lending Officer
Robert J. Michel	Senior Vice President and Division Executive for Retail and Mortgage Lending
Sheryl Shinn	Senior Vice President and Division Executive for IT and Operations

        On July 1, 2014, the Board appointed Tara G. Corthell as Chief Financial Officer and Treasurer of Hampden Bancorp, effective July 1, 2014. Ms. Corthell, 34, joined Hampden Bank in 2006 as the Vice President, Finance Manager. In 2013, she was promoted to Senior Vice President and Director of Finance of Hampden Bancorp and the Bank. Also on July 1, 2014, the Board appointed Mr. Massey as Chief Operating Officer of Hampden Bancorp and the Bank, effective July 1, 2014.

Compensation Discussion and Analysis

        Hampden Bancorp's compensation philosophy is designed to align each executive's compensation with Hampden Bancorp's short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Hampden Bancorp's long-term success. Consistent with this philosophy, up to 20% of the total cash compensation for each of Hampden Bancorp's executives is directly related to performance factors that measure Hampden Bancorp's progress against the goals of its strategic and operating plans, as well as Hampden Bancorp's performance against that of its peer companies. Similarly, named executive officer base salaries are benchmarked to the 25th percentile of the peer group of banks and financial institutions.

        The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving Hampden Bancorp's goals and that the compensation of its named executive officers reported in this Proxy Statement/Prospectus has contributed to Hampden Bancorp's recent and long-term success.

        Hampden Bancorp achieved key corporate growth objectives in fiscal 2014, highlighted by:

  •
  25.6%, or $59.5 million, increase in commercial loan portfolio

  •
  12.5%, or $56.3 million, increase in total loan portfolio, including loans held for sale; and

  •
  51.8%, or $1.5 million, increase in net income

        Hampden Bancorp believes that these accomplishments are reflected in the 13.1% increase in the market price of its common stock from June 30, 2013 to June 30, 2014.

        Overview.    The Hampden Bancorp Board of Directors, through the Compensation Committee, is responsible for establishing and administering the Hampden Bancorp executive compensation program. The Compensation Committee, which in fiscal 2014 consisted of Mary Ellen Scott (Chair), Stanley Kowalski, Jr., Richard J. Kos, and Arlene Putnam, who were all independent directors, annually reviews the executive compensation program and recommends to the Board of Directors for its approval appropriate modifications to the compensation program and the compensation packages for each of the executive officers, including specific amounts and types of compensation used. The Compensation Committee reviews recommendations from the CEO regarding compensation of the other named executive officers and recommends final compensation packages to the full Board for final approval. The Compensation Committee reviews the charter at least annually to ensure that the scope of the charter is consistent with the Compensation Committee's expected role. Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of the compensation program.

        For fiscal 2014, Hampden Bancorp's named executive officers were Glenn S. Welch, Robert A. Massey, Luke D. Kettles, Robert J. Michel, and Sheryl Shinn.

        Overall Compensation Philosophy and Guiding Principles.    The Compensation Committee believes that Hampden Bancorp's success depends on the ability to attract and retain talented executives motivated to drive the Hampden Bancorp's goals and provide long-term value to its stockholders.

        The Hampden Bancorp compensation program is designed to link compensation with performance, taking into account competitive compensation levels at similar banks and in the markets where Hampden Bank competes for talent. Principles guiding the compensation philosophy include the following:

  •
  Employer of Choice:  Hampden Bancorp views compensation as one key to being an employer of choice in its markets, as well as being able to attract and retain key employees critical to its long-term success.

  •
  Pay Aligned with Performance:  Hampden Bancorp provides a competitive base salary combined with incentive opportunities that provide additional compensation for outstanding bank and individual performance.

  •
  Flexibility:  Hampden Bancorp recognizes that the market for talent requires flexibility in compensation in order to attract qualified individuals. Salary ranges and individual compensation decisions take into account local competitive pressures and changing conditions. Furthermore, the targeted competitive position may vary depending on the type and level of position, recognizing the different recruiting conditions and relative importance of various qualifications.

        The Compensation Committee sets and administers the policies that govern the executive compensation programs, including various incentive stock and stock option plans; reviews compensation levels of the named executive officers; evaluates the performance of the named executive officers; and considers management succession and related matters. All decisions relating to the compensation of the named executive officers are recommended by the Compensation Committee for approval of the full Board.

        The policies and underlying philosophy governing the executive compensation program, as endorsed by the Compensation Committee (and the Board of Directors), are designed to accomplish the following:

  •
  Maintain a compensation program that is equitable in a competitive marketplace.

  •
  Provide opportunities that integrate pay with Hampden Bancorp's performance goals.

  •
  Encourage achievement of strategic objectives and creation of shareholder value.

  •
  Recognize and reward individual initiative and achievements.

  •
  Maintain an appropriate balance in the total compensation mix.

  •
  Allow Hampden Bancorp to compete for, retain, and motivate talented executives critical to its success.

        The Compensation Committee seeks to target executive compensation at levels that the Compensation Committee believes to be consistent with others in the banking industry. The Compensation Committee believes that a portion of each executive's total compensation should be at risk based on Hampden Bancorp's performance in order to motivate and reward executives to achieve Hampden Bancorp's strategic goals. The named executive officers' compensation is weighted toward programs contingent upon Hampden Bancorp's level of annual and long-term performance. In general, for named executive officers, Hampden Bancorp targets base salaries that, on average, are at the 50th percentile of other banks and financial service companies of Hampden Bancorp's asset size, complexity and with similar products and markets (the "peer group" listed below). Additionally, the annual incentive bonus plan is intended to provide additional compensation if and to the extent that annual goals are met or exceeded. Hampden Bancorp targets incentive bonus compensation that, on average, is at the 50th percentile of other companies in Hampden Bancorp's peer group. See "—Compensation Program Design" below.

        Compensation Consultant/Role of Management.    The Compensation Committee has authority under its charter to engage the services of independent third party experts to assist it in reviewing and determining executive officer compensation. Pursuant to this authority, the Compensation Committee engaged McLagan, Inc. for fiscal 2014 to conduct comparative studies of compensation for Hampden Bancorp executive officers and members of the Board of Directors, and related to benchmarking chief executive officer compensation in connection with the Nominating and Governance Committee process.

        The CEO annually presents to the Compensation Committee, for their review and approval, his self-evaluation and an assessment of other executive officers, including each individual's accomplishments, and individual and corporate performance relative to the approved incentive plan. The Committee has discretion to adjust the CEO's recommendations, but generally has approved his recommendations for executive officers. McLagan, Inc. has no conflicts of interest with Hampden Bank.

        Compensation Committee Activities in Fiscal 2014.    The Compensation Committee met two times during fiscal 2014. Hampden Bancorp took several actions during fiscal 2014 to further adjust its executive officer compensation program and create alignment with the interests of stockholders, which are described in detail under "—Elements of Compensation," including engaging McLagan as compensation consultant to assess the competitiveness of the total compensation under the executive compensation program and to provide competitive guidelines for programs going forward. The compensation consultant also provided services related to chief executive officer salary benchmarking.

        Objectives of Compensation Programs.    Hampden Bancorp's executive officer compensation program is designed to:

  •
  Attract, retain, motivate and reward highly qualified and productive executives by providing overall compensation that is competitive with other institutions with which Hampden Bancord competes for executive talent;

  •
  Motivate each individual to perform, to the best of his or her ability, in order to achieve targeted goals for the individual and Hampden Bancorp;

  •
  Improve Hampden Bancorp performance, balancing risk-taking with fundamental concepts of safety and soundness;

  •
  Establish compensation levels that provide the greatest potential rewards for positions of greatest responsibility within a framework that is internally equitable;

  •
  Promote the long-term increase in the value of Hampden Bancorp by providing a portion of compensation in the form of Hampden Bancorp common stock that vests over a period of years; and

  •
  Provide the appropriate mix of compensation that will drive superior performance and create alignment with the interests of stockholders.

  Compensation Program Design

        Cash Compensation.    Current cash compensation consists of base salary and incentive cash bonuses, which covers executive officers and other Hampden Bancorp employees. Base salary levels for executive officers are intended to be competitive with the peer group to motivate individuals to discharge the responsibilities of their position and to reflect the officer's role, responsibilities, experience, performance and contribution to Hampden Bancorp's success. The Compensation Committee adjusts base salaries of named executive officers annually with input from Mr. Welch. In making these adjustments, the Compensation Committee takes into account individual and Hampden Bancorp performance; the total current and potential compensation of a given officer based on a review; the levels of compensation paid by institutions that compete with Hampden Bancorp for executive talent; and the relative level of compensation in comparison to other executive officers and employees. One of the executive officers, Mr. Welch, has an employment agreement with Hampden Bancorp and receives a base salary under that agreement, subject to annual review and adjustments.

        Use of Compensation Survey.    The Compensation Committee also relies on peer group surveys prepared by its consultant, McLagan, to assess the competitiveness of Hampden Bancorp's pay practices in the marketplace. The peer group data is used in combination with other supplemental published survey sources reflecting industry data for banks of similar size (national financial institutions with assets between $450 million and $1.3 billion) and for banks in Hampden Bancorp's region, as well as with information relating to individual and Hampden Bancorp performance, to help the Compensation Committee make compensation decisions. McLagan selected a peer group and benchmarked Hampden Bancorp's cash compensation (base salary plus annual cash incentive compensation) against this group. The peer group consisted of 16 publicly traded financial institutions of similar asset size and regional location. The peer group consisted of:

Patriot National Bancorp Inc.	Westfield Financial, Inc.
Hingham Institution for Savings	Pathfinder Bancorp Inc.
SI Financial Group, Inc.	Chemung Financial Corp.
Evans Bancorp, Inc.	Peoples Federal Bancshares Inc.
Oneida Financial Corp.	Elmira Savings Bank
BSB Bancorp Inc.	Salisbury Bancorp, Inc.
Chicopee Bancorp, Inc.	Greene County Bancorp Inc. (MHC)
PSB Holdings, Inc. (MHC)	Lake Shore Bancorp Inc.

        Impact of Performance on Cash Compensation—Incentive Bonus Plan.    Hampden Bancorp implements the objective of relating pay to individual and Hampden Bancorp performance by paying variable performance bonuses. Bonuses are based on the level of individual and Hampden Bancorp performance measured against strategic criteria in the following categories: (1) financial performance (net income, net interest income); and (2) business and process improvement (core deposit growth, and loan growth). Results of this program during 2014 are discussed below under "Elements of Compensation—Incentive Bonus Plan."

        Equity Compensation Plan.    During fiscal 2008, the Board of Directors and stockholders approved the 2008 Equity Incentive Plan and the Compensation Committee made grants under the 2008 Equity Incentive Plan to executive officers. In designing the program, the Compensation Committee considered the fundamental change that occurred to Hampden Bank in its mutual to stock conversion and that, prior to the conversion, Hampden Bank was not able to offer any forms of equity compensation. The Compensation Committee also considered the significant change in duties and responsibilities of executive officers resulting from the change in corporate form and the significant increase in capital from the conversion and officers' ability to deploy such capital in a safe and sound manner. Hampden Bancorp designed the equity incentive program to reward the long-term efforts of executive officers to increase returns to stockholders and to be competitive with similar programs at other institutions. In structuring the program, Hampden Bancorp considered the prevalence among recently converted peer companies of making a large initial post-conversion equity grant with a long vesting period and the applicability of this practice to Hampden Bancorp, taking into account all elements of compensation paid to executive officers. The 2008 Equity Incentive Plan is intended to promote the continuity of the executive leadership team by imposing lengthy vesting requirements and to enable them to focus on improving the long-term performance of Hampden Bancorp. The Compensation Committee has not made and does not expect to make grants on an annual basis to executive officers under the 2008 Equity Incentive Plan. The Compensation Committee did not make any grants under the 2008 Equity Incentive Plan to executive officers in fiscal 2014.

        Tax and Accounting Considerations.    In consultation with advisors, the Compensation Committee evaluates the tax and accounting treatment of each of Hampden Bancorp's compensation programs at the time of adoption and on an annual basis to ensure that Hampden Bancorp understands the financial impact of the program. The analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of its review, Hampden Bancorp considered modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

        Hampden Bancorp attempts to maximize the tax benefits related to compensation expense; however, tax considerations are not a compelling factor in determining compensation. While the Compensation Committee is mindful of the benefit of full tax deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Internal Revenue Code where those requirements would impair flexibility in implementing compensation programs in a manner the Compensation Committee believes promotes its objectives.

        Elements of Compensation.    The compensation package for executive officers is comprised of four main components: base salary, incentive bonus plan, retirement benefits, and equity incentive awards.

        Base Salary.    Base salaries are intended to be competitive relative to similar positions at companies of comparable size in business so that Hampden Bancorp may attract and retain high quality employees. The Compensation Committee has the discretion to adjust salaries based on skill level of the executive, and generally attempt to benchmark's named executive officer salaries around the 50th percentile of other companies in the peer group. In July 2013, the Compensation Committee reviewed executive salaries, performance and competitive market pay practices (see "Compensation Program Design—Use of Compensation Survey"), and based on such assessment, recommended an increase to Mr. Kettles' base salary of 4%, and increases to Massey, Michel and Shinn base salaries of 3%. The Compensation Committee also increased Mr. Welch's base salary under his existing employment agreement from $215,250 to $260,250, effective as of January 1, 2014 in order to align Mr. Welch's salary more closely to CEOs of the other companies in the peer group.

        Incentive Bonus Plan.    Hampden Bancorp has adopted an annual incentive plan that provides for a variable cash payment opportunity based on individual and Hampden Bancorp performance. The bonus plan compensates the CEO up to 20% of his base salary and all other executive officers up to 15% of their base salary for obtaining short-term Hampden Bancorp goals established by the Board of Directors through the profit plan with respect to the relevant year. The CEO also takes into account the personal goals for the year of each of the other named executive officers and may increase or decrease an executive's bonus in his discretion based on Hampden Bancorp performance and subjective factors relevant to a particular executive. For fiscal 2014, executives were eligible to receive a bonus under the annual incentive plan if Hampden Bancorp achieved net income for fiscal 2014 of at least $3.8 million. Each executive was eligible to receive a bonus equal to an increasing percentage of base salary (up to 20% for Mr. Welch and 15% for each other executive) if and to the extent that this net income target was achieved. For fiscal 2014, Hampden Bancorp exceeded the net income target specified above by 20%, resulting in a payout of 20% of base salary to Mr. Welch and 15% of base salary for each other executive. The CEO also determined that the other named executive officers' individual performance for the 2014 fiscal year met the executives' individual performance goals for the year (which included a bonus of 5% of base salary each for Messrs. Massey, Kettles, Michel and Ms. Shinn), and considered Hampden Bancorp's performance for fiscal 2014 in metrics that the CEO considers important, including earnings per share, deposit growth, loan quality and loan production, in determining the final amount of each executive's bonus. As a result of the foregoing, Messrs. Welch, Massey, Kettles and Michel and Ms. Shinn were awarded bonus payments of $43,050, $27,559, $36,751, $28,717 and $25,496 (in each case, an amount equal to 20% of the executive's base salary), respectively, for fiscal 2014.

        Equity Incentive Awards.    None of the named executive officers received stock or option awards during fiscal 2014. For future grants, the Compensation Committee will determine the schedule upon which awards vest, which may consist of time-based or performance-based vesting.

        Retirement Benefits.    Retirement benefits have become an important element of a competitive compensation program for attracting senior executives, especially in the financial services industry. The executive compensation program currently includes (i) a 401(k) plan which enables employees to supplement their retirement savings with elective deferral contributions with matching contributions by Hampden Bancorp at specific levels, and (ii) an employee stock ownership plan that allows participants to accumulate retirement benefits in employer stock at no cost to the participant.

  Benefit Plans

        401(k) Plan.    Hampden Bancorp sponsors the Hampden Bank SBERA 401(k) Plan, a tax-qualified defined contribution plan, for all employees who have satisfied the plan eligibility requirements. Employees who have attained age 21 may begin deferring compensation as of the first day of the month following the completion of twelve months of employment with Hampden Bank. The 401(k) Plan permits each participant to make pre-tax salary deferrals in an amount up to 75% of compensation. Participants in the 401(k) Plan may modify the amount contributed to the 401(k) Plan, effective on the first day of the month, by filing a new deferral agreement with the plan administrator at least 15 days prior to the effective date of the modification. Hampden Bancorp has discretion under the 401(k) Plan to make matching contributions. Hampden Bancorp contributes an amount equal to 3% of each employee's compensation for the plan year to their participation account and will make matching contributions equal to 50% of the first 2% of each participant's deferred compensation for the plan year.

        Employee Stock Ownership Plan.    In connection with the mutual to stock conversion, Hampden Bancorp and Hampden Bank authorized the adoption of an ESOP for eligible employees of Hampden Bank. Eligible employees who had attained age 21 and had been employed by Hampden Bancorp for three months at the closing date of the conversion are eligible to participate in the ESOP. Thereafter, new employees of Hampden Bank who have attained age 21 and completed 1,000 hours of service during a continuous 12-month period are eligible to participate in the ESOP as of the first entry date following completion of the ESOP's eligibility requirements.

        Participants vest in the benefits allocated under the ESOP at a rate of 20% per year for each year of continuous service with Hampden Bank over a five-year period. A participant will become fully vested at retirement, upon death or disability or upon termination of the ESOP. Benefits can be distributable over a period of time upon a participant's separation from service. Any unvested shares that are forfeited upon a participant's termination of employment will be reallocated among the remaining ESOP participants.

        Plan participants are entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

        The ESOP must meet certain requirements of the Internal Revenue Code and the Employment Retirement Income Security Act of 1974, as amended. Hampden Bancorp has filed a request for a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the ESOP.

        Employment Agreement.    On October 5, 2012, Hampden Bancorp entered into an employment agreement with Mr. Welch (the "Executive"), referred to as the "employment agreement." Hampden Bancorp's continued success depends to a significant degree on the skills and competence of the Executive, and the employment agreement is intended to ensure that Hampden Bancorp maintains a stable and competent management base. Under the agreement, Hampden Bancorp will make any payments not made by Hampden Bank under its agreement with the executive, but the executive will not have duplicative payments.

        The initial term of the agreement with the Executive is three years. The term automatically extends at the conclusion of the initial term for a successive term of twelve months, unless notice not to renew is given by either party, or unless the agreement is earlier terminated by the parties. Following termination of the Executive's employment, the Executive must adhere to non-competition and non-solicitation restrictions for one year. The employment agreement provides that the Executive's base salary will be reviewed annually. The base salary that is currently effective for such employment agreement for Mr. Welch is $260,250. In addition to the base salary, the employment agreement provides for, among other things, participation in stock benefits plans and other fringe benefits applicable to Executive personnel. The employment agreement provides for termination by Hampden Bank or Hampden Bancorp for "cause," as defined in the employment agreement, at any time. If Hampden Bank or Hampden Bancorp chooses to terminate the Executive's employment without "cause," or if the Executive resigns from Hampden Bank or Hampden Bancorp with "good reason" as defined in the employment agreement, the Executive will receive an amount equal to the remaining base salary payments due to the Executive for the remaining term of the employment agreement, the benefits that he would have received under any retirement programs in which he participated for the remaining term of the employment agreement, and the right to continue to participate in any benefit plans of Hampden Bank that provide life insurance for the remaining term of the employment agreement. In addition, Hampden Bank and/or Hampden Bancorp would also continue and/or pay for the executive's health and dental coverage for 18 months or at such earlier date as the Executive becomes eligible for coverage under another employer's group coverage.

        The employment agreement with the Executive also provides certain termination and change in control benefits and payments identified below in "—Potential Payments On Termination or Change In

Control." Under these agreements, in the event of a change in ownership or control within the meaning of section 409A of the Internal Revenue Code, if the Executive is offered employment with Hampden Bank or its successor that is comparable in terms of compensation and responsibilities, and the Executive stays for six months after the change in ownership or control is completed, the Executive shall receive a lump sum payment in the amount of three months base salary. In addition, under the agreement, if within the period ending two years after a change in control as defined in the agreements, Hampden Bank or Hampden Bancorp terminates the Executive without "cause" or the Executive resigns with "good reason", as defined in the agreement, the Executive would be entitled to a severance payment equal to three times the average of his annual compensation for the five preceding taxable years. Hampden Bancorp would also continue and/or pay for the Executive's health and dental coverage for 18 months or at such earlier date as the Executive becomes eligible for coverage under another employer's group coverage. Additionally, the Executive would continue to participate in any benefit plans that provided life insurance and would receive the benefits he would have received under any retirement programs in which he participated for 36 months following his termination of employment (other than where prohibited by express plan terms, or by applicable law). Under the terms of the employment agreement, if the severance and other benefits provided for in the agreements or otherwise payable to the executive (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code and (ii) would be subject to the excise tax imposed by Section 4999 of the Code, then the Executive's severance benefits will be either: (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.

        Change in Control Agreements.    Hampden Bancorp has entered into change in control agreements with Messrs. Massey, Kettles, and Michel and Ms. Shinn. The change in control agreements have a one-year term. In November 2013, the Board of Directors of Hampden Bank extended the agreement for an additional year because Hampden Bancorp believed that it was in the best interest of Hampden Bancorp and its stockholders to provide executive officers with an incentive to continue their employment and to motivate the executive officers to maximize the value of Hampden Bancorp upon a change in control for the benefit of stockholders. Under the agreement, in the event of a change in ownership or control within the meaning of section 409A(a)(2)(A)(v) of the Internal Revenue Code, if Messrs. Massey, Kettles, and Michel or Ms. Shinn are offered employment with Hampden Bank or its successor that is comparable in terms of compensation and responsibilities, and he or she stays for six months after the change in ownership or control is completed, he or she shall receive a lump sum payment in the amount of three months base salary. If, within a period ending two years after a change in control (as defined in the agreement), Hampden Bank or Hampden Bancorp or their successors terminates his or her employment without "cause" (as defined in the agreement), or if he or she voluntarily resigns with "good reason" (as defined in the agreement), Messrs. Kettles and Michel will receive a severance payment under the agreements equal to two times his or her average annual compensation for the five most recent taxable years, while Mr. Massey and Ms. Shinn will receive a severance payment under the agreement equal to one times his average annual compensation for the five most recent taxable years. Hampden Bank will also continue health, dental and disability benefit coverage for 18 months following termination of employment.

        Split Dollar/Salary Continuation Agreements.    Hampden Bancorp has entered into a split-dollar life insurance agreement with Mr. Michel under which Hampden Bancorp advances premiums to fund life insurance policies that are owned by the executive. The policy is collaterally assigned to Hampden Bank to secure the repayment of premiums upon termination of employment. At the time that Hampden Bank entered into the split dollar agreement, it also entered into a salary continuation agreement

("SCA") with Mr. Michel. Mr. Michel will be provided a lump sum payment under the SCA. The lump sum benefit under the SCA for Mr. Michel is $409,000.

        Split Dollar Life Insurance Agreements.    Hampden Bank has entered into substantially similar split dollar life insurance agreements ("SDLI Agreements") with certain officers of the Bank, including Messrs. Welch, Massey, Kettles, and Michel and Ms. Shinn.

        The SDLI Agreements are intended to be non-equity, endorsement split dollar agreements, with respect to certain life insurance policies issued by a duly licensed life insurance company identified in the SDLI Agreements. The insurance policies are to be treated as "bank owned life insurance." Pursuant to the SDLI Agreements, Hampden Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the insurance policies in force. Upon the death of an executive officer (in the case of Mr. Kettles and Ms. Shinn, while employed by Hampden Bank, unless such executive's death occurs after reaching retirement age or after a change in control), the division of the death proceeds of his insurance policy shall be as follows: the executive officer's designated beneficiary(ies) will be entitled to payment from the policy proceeds directly from the insurer of an amount equal to the lesser of:

            (i)  a specified dollar amount ($1.0 million in the case of Mr. Welch; and $350,000 in the cases of Messrs. Massey, Kettles, and Michel and Ms. Shinn); or

           (ii)  the Net Death Benefit. The "Net Death Benefit" shall be the death benefit payable under the terms of the policy reduced by the aggregate premiums paid by the Bank.

        Hampden Bank shall at all times be entitled to one hundred percent (100%) of the insurance policies' cash values, less any policy loans and unpaid interest or cash withdrawals previously incurred by Hampden Bank.

        Executive Salary Continuation Agreements.    Hampden Bancorp has entered into non-qualified deferred compensation agreements which are referred to as executive salary continuation agreements ("ESCAs") with Messrs. Welch, Massey, Kettles, and Michel for the purpose of supplementing retirement benefits provided under Hampden Bank's Pension Plan. Benefits are expressed as a life annuity with annual payments of $60,000 for Mr. Welch, $50,000 for Mr. Kettles and $30,000 for Messrs. Massey and Michel. Benefits under these ESCAs may be funded under a "rabbi" trust. The agreements provide that the executives will receive a monthly supplemental retirement income benefit until the death of the executive following retirement at or after age 65 for Messrs. Welch, Massey and Kettles, and age 62 for Mr. Michel. In the event an executive dies prior to retirement, a pre-retirement death benefit is paid to his beneficiary. The ESCAs also provide for a benefit in the event an executive terminates service with Hampden Bank, voluntarily or involuntarily, prior to attaining retirement age for reasons other than cause, as defined in the ESCAs, including a change in control. Under these circumstances, the executive shall receive the benefits promised in his ESCA upon attaining normal retirement age, as if the executive had been continuously employed by Hampden Bank until said normal retirement age. If an executive's service is terminated due to a disability before he attains age 65, the executive will immediately receive the retirement benefit as if he had reached retirement age.

        Hampden Bank entered into a grantor or "rabbi" trust agreement with an independent trustee. The grantor trust has been established to hold assets that Hampden Bank may contribute for the purpose of making benefits payments under the ESCAs. Funds held in the trust remain at all times subject to the claims of Hampden Banks' creditors in the event of Hampden Bank's insolvency.

Summary Compensation Table

        The following table sets forth certain summary information regarding the compensation paid or accrued by Hampden Bancorp to or for the account of its named executive officers during the fiscal year ended June 30, 2014 and were serving as executive officers as of such date.

Name	Year(1)	Salary	Bonus	Stock Awards(2)	Option Awards(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Glenn S. Welch	2014	$231,375	$43,050	$—	$—	$26,515	$26,535	$327,475
President and Chief	2013	$205,000	$—	$—	$—	$25,099	$25,256	$255,355
Executive Officer	2012	$193,670	$20,580	$—	$51,675	$23,748	$21,554	$311,227
Robert A. Massey	2014	$137,330	$27,559	$—	$—	$41,812	$19,664	$226,365
Chief Financial	2013	$133,780	$13,378	$—	$—	$39,579	$16,523	$203,260
Officer and Treasurer	2012	$129,883	$17,663	$—	$—	$38,493	$15,538	$201,577
Luke D. Kettles(6)	2014	$182,740	$36,751	$—	$—	$10,222	$21,776	$251,489
Chief Lending Officer	2013	$175,000	$33,250	$37,530	$33,440	$8,044	$—	$287,264
	2012	$—	$—	$—	$—	$—	$—	$—
Robert J. Michel	2014	$143,102	$28,717	$—	$—	$33,715	$33,908	$239,442
Senior Vice President	2013	$139,403	$13,940	$—	$—	$55,599	$31,526	$240,468
	2012	$135,342	$18,405	$—	$—	$52,060	$30,610	$236,417
Sheryl Shinn	2014	$127,054	$25,496	$—	$—	$—	$16,626	$169,176
Senior Vice President	2013	$123,768	$6,188	$—	$—	$—	$15,617	$145,573
	2012	$120,163	$16,341	$—	$—	$—	$14,900	$151,404

(1)
Fiscal year-end is June 30.

(2)
Reflects the grant date fair value of restricted stock awards granted to executive officers under the 2008 Equity Incentive Plan. The grant date fair value of the stock awards has been computed in accordance with the stock compensation accounting rules under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. A discussion of the assumptions used in calculating the award values may be found at Note 14 to the consolidated financial statements beginning on page F-68.

(3)
Reflects the grant date fair value of stock option awards granted to the executive officers under the 2008 Equity Incentive Plan. The grant date fair value of the stock options has been computed in accordance with the stock based accounting rules under FASB ASC Topic 718. A discussion of the assumptions used in calculating the award values may be found at Note 14 to the consolidated financial statements beginning on page F-68.

(4)
This column reflects the aggregate increase in the actuarial present value of the executive officers accumulated benefit under the Executive Salary Continuation Arrangements.

(5)
Details of the amounts reported in the "All Other Compensation" column for fiscal 2014 are provided in the following table.

		Mr. Welch	Mr. Massey	Mr. Kettles	Mr. Michel	Ms.Shinn
Employer contributions to 401(k) Plan	2014	$8,860	$7,070	$5,644	$6,784	$5,345
	2013	$8,708	$5,556	$—	$6,098	$5,604
	2012	$7,118	$4,844	$—	$5,536	$5,029
Imputed income under split dollar agreements	2014	$—	$—	$—	$14,000	$—
	2013	$—	$—	$—	$14,000	$—
	2012	$—	$—	$—	$14,000	$—
Employer contributions to ESOP Plan	2014	$17,675	$12,594	$16,132	$13,124	$11,281
	2013	$16,548	$10,967	$—	$11,428	$10,013
	2012	$14,436	$10,694	$—	$11,144	$9,871
(6)
Mr. Kettles commenced employment on July 1, 2012.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding stock option and restricted stock awards granted to named executive officers that were outstanding as of June 30, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Glenn S. Welch	55,000	—	10.90	April 29, 2018	—	—
Glenn S. Welch	7,500	7,500	12.09	November 29, 2021	—	—
Robert A. Massey	28,000	—	10.90	April 29, 2018	—	—
Luke D. Kettles	2,000	8,000	12.51	August 7, 2022	2,400	40,464
Robert J. Michel	24,900	—	10.90	April 29, 2018	—	—
Sheryl Shinn	30,000	—	10.90	April 29, 2018	—	—

(1)
Options for Mr. Welch vest as to 25% of the shares subject to the grant on November 29, 2011 and an additional 25% of the shares subject to the grant vest November 29 of each year thereafter, subject to the executive's continued service on the relevant vesting dates. Options for Mr. Kettles vest as to 20% of the shares subject to the grant on August 7, 2012 and an additional 20% of the shares subject to the grant vest August 7 of each year thereafter, subject to the executive's continued service on the relevant vesting dates.

(2)
Shares of restricted stock vest as to 20% of the shares subject to the grant on August 7, 2012 and an additional 20% of the shares subject to the grant vest August 7 of each year thereafter, subject to the executive's continued service on the relevant vesting dates.

(3)
The market value of unvested restricted stock is based upon the closing price of Hampden Bancorp common stock on June 30, 2014, of $16.86 per share.

Option Exercises and Stock Vested

        The following table provides information concerning the value realized on option award exercise and vesting of stock awards for each named executive officer, on an aggregate basis, during the fiscal year ended June 30, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert A. Massey	2,000	21,800	—	—
Luke D. Kettles	—	—	600	9,312
Robert J. Michel	4,500	49,050	—	—

(1)
The value realized on vesting is based upon the closing price of Hampden Bancorp common stock on the vesting date.

Pension Benefits

        The following table sets forth information regarding pension benefits earned by named executive officers during the fiscal year ended June 30, 2014.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Accumulated Benefit at June 30, 2014 ($)
Glenn S. Welch	$—	$26,515	$—	$—	$174,131
Robert A. Massey	$—	$41,812	$—	$—	$295,740
Luke D. Kettles	$—	$10,222	$—	$—	$23,054
Robert J. Michel	$—	$47,715	$—	$—	$365,141

(1)
Represents amounts contributed by Hampden Bancorp for the ESCAs and the Split Dollar/Salary Continuation Agreements. All amounts representing contributions by Hampden Bancorp are included in the Summary Compensation Table.

Potential Payments On Termination Or Change In Control

        The following tables show the potential payments and benefits under the compensation and benefit plans and arrangements to which named executive officers would be entitled upon termination of employment, a change in control of Hampden Bancorp, or a change in the executive's responsibilities. For each executive, it is assumed that the triggering event or events occurred on June 30, 2014 (which was the last business day of Hampden Bancorp's most recently completed fiscal year). For information relating to employment and change of control agreements with named executive officers, see "Compensation Discussion and Analysis—Employment Agreement," "—Change In Control Agreements," "—Split Dollar/Salary Continuation Plans," and "—Executive Salary Continuation Arrangements."

Disability	Glenn S. Welch	Robert A. Massey	Luke D. Kettles	Robert J. Michel	Sheryl Shinn
Nonqualified Deferred Compensation(1)	$883,066	$354,364	$779,049	$364,078	$—
Split Dollar/Salary Continuation(2)	$—	$—	$—	$210,000	$—
Acceleration of unvested equity awards(3)	$35,775	$—	$75,264	$—	$—
Disability Assistance Benefit(4)	$88,456	$52,502	$69,863	$54,709	$48,574
Health Insurance	$17,727	$2,250	$5,909	$5,909	$5,909

(1)
Represents the present value of payments of $60,000 a year for Mr. Welch, $50,000 a year for Mr. Kettles, and $30,000 a year for Messrs. Massey and Michel beginning on June 30, 2014 until estimated death of 82 years old.

(2)
Represents the disability benefit Mr. Michel would receive under the salary continuation plan.

(3)
Value upon termination is calculated using a fair market value for Hampden Bancorp common stock of $16.86 per share, the closing price of Hampden Bancorp common stock on The NASDAQ Global Market on June 30, 2014.

(4)
Represents the amount that each executive would receive under the Hampden Bank short-term disability assistance benefit.

Death	Glenn S. Welch	Robert A. Massey	Luke D. Kettles	Robert J. Michel	Sheryl Shinn
Nonqualified Deferred Compensation(1)	$160,497	$274,241	$27,831	$364,988	$—
Lump Sum—Life Insurance(2)	$1,050,000	$400,000	$400,000	$400,000	$400,000
Split Dollar/Salary Continuation(3)	$—	$—	$—	$248,211	$—
Acceleration of unvested equity awards(4)	$35,775	$—	$75,264	$—	$—

(1)
Represents the accrued liability as of June 30, 2014.

(2)
Represents the Hampden Bank employee life insurance benefit and the payout from Bank Owned Life Insurance Agreements.

(3)
Represents the death benefit Mr. Michel would receive under their split dollar plan.

(4)
Value upon termination is calculated using a fair market value for Hampden Bancorp common stock of $16.86 per share, the closing price of Hampden Bancorp common stock on The NASDAQ Global Market on June 30, 2014.

Retirement or Resignation	Glenn S. Welch	Robert A. Massey	Luke D. Kettles	Robert J. Michel
Nonqualified Deferred Compensation(1)	$160,497	$274,241	$27,831	$364,988

(1)
Represents the accrued liability as of June 30, 2014.

Discharge Without Cause or Resignation With Good Reason—No Change In Control	Glenn S. Welch	Robert A. Massey	Luke D. Kettles	Robert J. Michel
Nonqualified Deferred Compensation(1)	$331,479	$314,449	$182,604	$345,595
Lump Sum—Cash Payment(2)	$325,313	$—	$—	$—
Split Dollar/Salary Continuation(3)	$—	$—	$—	$210,000

(1)
Represents the present value of payments of $60,000 a year for Mr. Welch beginning on the month after he turns 65 years old, $50,000 a year for Mr. Kettles beginning on the month after he turns 65 years old, $30,000 a year for Mr. Massey beginning on the month after he turns 65 years old, and $30,000 a year for Mr. Michel beginning on the month after he turns 62 years old and retires, until estimated death of 82 years old.

(2)
Represents the cash payment Mr. Welch would receive under his employment agreement.

(3)
Represents the benefit Mr. Michel would receive under the salary continuation plan.

Discharge Without Cause or Resignation With Good Reason—Change In Control Related	Glenn S. Welch	Robert A. Massey	Luke D. Kettles	Robert J. Michel	Sheryl Shinn
Nonqualified Deferred Compensation(1)	$331,479	$314,449	$182,604	$345,595	$—
Lump Sum—Cash Payment(2)	$935,758	$211,267	$344,143	$509,970	$172,450
Health Insurance	$17,727	$2,250	$5,909	$5,909	$5,909
Split Dollar/Salary Continuation(3)	$—	$—	$—	$210,000	$—
Acceleration of unvested equity awards(4)	$35,775	$—	$75,264	$—	$—

(1)
Represents the present value of payments of $60,000 a year for Mr. Welch beginning on the month after he turns 65 years old, $50,000 a year for Mr. Kettles beginning on the month after he turns 65 years old, $30,000 a year for Mr. Massey beginning on the month after he turns 65 years old, and $30,000 a year for Mr. Michel beginning on the month after he turns 62 years old and retires, until estimated death of 82 years old.

(2)
Represents the lump sum cash payment Mr. Welch would receive under his employment agreement or the lump sum cash payments Messrs. Massey, Kettles, and Michel and Ms. Shinn would receive under their change in control agreements.

(3)
Represents the benefit Mr. Michel would receive under the salary continuation plan.

(4)
Value upon termination is calculated using a fair market value for Hampden Bancorp common stock of $16.86 per share, the closing price of Hampden Bancorp common stock on The NASDAQ Global Market on June 30, 2014.

Director Compensation

        The following table presents director compensation for the fiscal year ended June 30, 2014.

Name	Fees	Change in Pension Value and Nonqualified Deferred Compensation Earnings(1)	Total
Thomas R. Burton	$24,650	$—	$24,650
Judith E. Kennedy(2)	$22,600	$3,173	$25,773
Richard J. Kos(2)	$28,300	$9,618	$37,918
Stanley Kowalski, Jr.(2)	$26,850	$3,097	$29,947
Kathleen O'Brien Moore(2)	$19,850	$6,314	$26,164
Arlene Putnam(2)	$25,200	$17,026	$42,226
Mary Ellen Scott(2)	$25,200	$6,216	$31,416
Linda M. Silva Thompson(2)	$22,600	$4,793	$27,393
Richard D. Suski(2)	$23,850	$4,384	$28,234

(1)
Represents contributions by Hampden Bancorp. Hampden Bank has entered into non-qualified supplemental retirement plans with certain of its non-employee directors that pay benefits in the form of a 10-year, term certain annuity in an annual amount of up to 50% of their annual director's fees. Benefits are also paid in the case of death and disability and there is a reduced benefit that is paid in case of certain termination of service prior to retirement.

(2)
Each director, except Mr. Burton, has an aggregate of 15,000 shares of stock option awards outstanding at June 30, 2014. The grant date fair value of each director's stock option award was $42,853. The grant date fair value of stock option awards have been computed in accordance with the stock based accounting rules under FASB ASC Topic 718. A discussion of the assumptions used in calculating the award values may be found at Note 14 to the consolidated financial statements beginning on page F-68.

        Each non-employee director receives $950 per meeting of the Board of Directors he or she attends. In addition, each member of a committee of either Hampden Bancorp or Hampden Bank receives $550 per meeting attended, except that Audit Committee members will receive $650 per meeting attended and the chair will receive $750 per meeting attended. In addition, each non-employee director receives a stipend of $550 per meeting attended for training.

        Non-employee directors receive a $9,500 annual retainer and the chairman receives a $11,500 annual retainer. It is anticipated that the Board of Directors of Hampden Bank and Hampden Bancorp will each meet six times a year. In the event that the Hampden Bancorp board meets immediately before or after a Hampden Bank board meeting the directors will not receive compensation with respect to the Hampden Bank meeting.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee in fiscal 2014 were Mary Ellen Scott (Chair), Stanley Kowalski, Jr., Richard J. Kos, and Arlene Putnam. No person now serving as a member of the Compensation Committee is a current or former officer or employee of Hampden Bancorp or Hampden Bank or engaged in certain transactions with Hampden Bancorp or Hampden Bank that are required to be disclosed pursuant to any rules promulgated by the SEC. Additionally, there are no compensation committee "interlocks," which generally means that no executive officer of Hampden Bancorp or Hampden Bank served as a director or member of the compensation committee of another entity, one of whose executive officers serves as a director or member of the Compensation Committee.

Certain Relationships and Related Transactions

        From time to time, Hampden Bank makes loans to directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectability nor present other unfavorable features.

        The Sarbanes-Oxley Act generally prohibits loans by Hampden Bancorp to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Hampden Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Hampden Bank is, therefore, prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. Notwithstanding this rule, federal regulations permit Hampden Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

Policies and Procedures Regarding Transactions with Related Persons

        Hampden Bancorp's Audit Committee has adopted a written policy which provides procedures for the review, approval or ratification of certain transactions required to be reported under applicable rules of the SEC. Pursuant to the Audit Committee Charter, unless otherwise reviewed by a committee of independent directors, the Audit Committee shall approve all related party transactions.

COMPARISON OF RIGHTS OF STOCKHOLDERS

        The rights of stockholders of BHLB are currently governed by BHLB's certificate of incorporation, bylaws and applicable provisions of the DGCL. The rights of stockholders of Hampden Bancorp are currently governed by Hampden Bancorp's certificate of incorporation, bylaws and applicable provisions of the DGCL. If the merger is completed, Hampden Bancorp stockholders who receive BHLB common stock will become BHLB stockholders and their rights will likewise be governed by BHLB's certificate of incorporation and bylaws and the DGCL.

        Because the rights of stockholders of both BHLB and Hampden Bancorp are governed by the DGCL, any differences between the rights of a Hampden Bancorp stockholder and the rights of a BHLB stockholder arise principally from differences between BHLB's certificate of incorporation and bylaws and Hampden Bancorp's certificate of incorporation and bylaws. There are no material differences between the rights of a Hampden Bancorp stockholder and the rights of a BHLB stockholder in the following areas: classification of the board of directors; the ability to remove a director; the right to call a special meeting of stockholders; how to provide notice of stockholder meetings; stockholder nominations and proposals; the ability of each corporation to declare and pay dividends; the ability to amend the certificate of incorporation and bylaws; the ability to fill vacancies on the board of directors and add additional directors; rights of dissenting stockholders; preemptive rights; business combinations; and anti-takeover provisions. This summary is not a complete statement of the comparison of the rights of Hampden Bancorp stockholders and the rights of BHLB stockholders and is qualified in its entirety by reference to the governing law of each corporation and to the certificate of incorporation and bylaws of each corporation. Copies of BHLB's and Hampden

Bancorp's certificate of incorporation and bylaws are on file with the SEC. Please see "Where You Can Find More Information."

        The following sections review material merger-related provisions of the DGCL, as each is modified by the certificate of incorporation and bylaws of BHLB and Hampden Bancorp, respectively:

        Rights of Dissenting Stockholders.    Under the DGCL, stockholders may, in the case of a merger or consolidation, obtain a judicial appraisal of the fair value of their shares if they have neither voted in favor of nor consented in writing to the merger or consolidation. Stockholders do not have appraisal rights with respect to shares of any class or series of stock if such shares of stock, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders, unless the stockholders receive in exchange for their shares anything other than:

  a.
  shares of stock of the surviving corporation (or depositary receipts in respect thereof), or of any other corporation that is publicly listed on a national securities exchange or held by more than 2,000 holders of record;

  b.
  cash in lieu of fractional shares or fractional depositary receipts described above; or

  c.
  any combination of the foregoing.

        The DGCL permits a corporation to provide appraisal rights in its certificate of incorporation in the case of a charter amendment, any merger or consolidation in which the corporation is a constituent corporation or a sale of all or substantially all of the assets of the corporation.

        The organizational documents of BHLB and Hampden Bancorp do not grant appraisal rights in addition to those provided by the DGCL.

        Preemptive Rights.    Under the DGCL, unless the certificate of incorporation provides otherwise, stockholders have no preemptive rights. Neither BHLB's nor Hampden Bancorp's certificate of incorporation provides for preemptive rights. Accordingly, neither BHLB stockholders nor Hampden Bancorp stockholders have preemptive rights.

        Business Combinations.    Both Hampden Bancorp's and the BHLB's respective certificates of incorporation provide that a "business combination" (as defined therein) must be approved by the affirmative vote of at least 80% of the voting power of the outstanding shares of stock of the company entitled to vote in the election of directors. However, such affirmative vote shall not be required if (i) the business combination has been approved by a majority of the "disinterested directors" (as defined in the certificate of incorporation) and (ii) the aggregate amount of cash, and the "fair market value" (as defined in the certificate of incorporation) of consideration other than cash, as of the date the business combination is consummated shall be at least equal to the higher of (a) the highest per share price paid by or on behalf of an "interested stockholder" (as defined in the certificate of incorporation) for any share of company common stock within the two-year period immediately prior to the first public announcement of the business combination or (b) the fair market value per share of Hampden Bancorp common stock on the announcement date or on the date the interested stockholder became an interested stockholder.

        Anti-Takeover Provisions.    Under the DGCL, a Delaware corporation is prohibited from engaging in any business combination with an "interested stockholder" for a period of three years from the date on which the stockholder first becomes an interested stockholder. There is an exception to the three-year waiting period requirement if:

  i.
  prior to the stockholder becoming an interested stockholder, the board of directors approves the business combination or the transaction in which the stockholder became an interested stockholder;

  ii.
  upon the completion of the transaction in which the stockholder became an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation other than shares held by directors who are also officers and certain employee stock plans; or

  iii.
  the business combination is approved by the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock not owned by the interested stockholder at a meeting.

        The DGCL defines the term "business combination" to include transactions such as mergers, consolidations or transfers of 10% or more of the assets of the corporation. The DGCL defines the term "interested stockholder" generally as any person who (together with affiliates and associates) owns (or in certain cases, within the past three years did own) 15% or more of the outstanding voting stock of the corporation.

MANAGEMENT AFTER THE MERGER

Board of Directors

        After completion of the Merger, the board of directors of BHLB will consist of the current directors of BHLB and BHLB's bylaws will be amended, to the extent required, to add two directors from the board of directors of Hampden Bancorp. William J. Ryan will continue to be Non-Executive Chairman of the Board.

        Information regarding the current directors and executive officers of BHLB, executive compensation and relationships and related transactions is included in BHLB's proxy statement for its 2014 annual meeting of stockholders, which is incorporated by reference in this Proxy Statement/Prospectus.

Management

        Glenn S. Welch will be joining BHLB's management as Regional President of the Springfield, Massachusetts and Connecticut Regions.

 HAMPDEN BANCORP, INC. STOCK OWNERSHIP

        The table below provides certain information about beneficial ownership of Hampden Bancorp common stock as of January 29, 2015. The table shows information for:

  (1)
  Each person, or group of affiliated person, who is known to Hampden Bancorp to beneficially own more than 5% of Hampden Bancorp's common stock;

  (2)
  Each of Hampden Bancorp's directors;

  (3)
  Each of Hampden Bancorp's executive officers; and

  (4)
  All of Hampden Bancorp's directors and executive officers as a group.

        Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all shares of common stock beneficially owned by them. The address of all directors and executive officers of Hampden Bancorp is c/o Hampden Bancorp, Inc., 19 Harrison Ave., Springfield, MA 01102.

Name	Number of Shares Owned (Excluding Options)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Percent of Total Common Stock Outstanding(1)
Beneficial Owners of More than 5% of Outstanding Common Stock
Hampden Bank Employee Stock Ownership Plan(2)	571,321	—	10.3%
19 Harrison Ave.
Springfield, MA 01102
(First Bankers Trust Services, Trustee)
Investors of America, Limited Partnership(3)	552,000	—	9.9%
135 North Meramec Avenue
Clayton, MO 6310
MHC Mutual Conversion Fund, L.P.(4)	513,183	—	9.2%
100 Crescent Court, Suite 575
Dallas, TX 75201
Hampden Bank Charitable Foundation	327,170	—	5.9%
19 Harrison Ave.
Springfield, MA 01102
Directors
Thomas R. Burton(5)	83,291	53,700	2.44%
Judith E. Kennedy	9,388	15,000	0.44%
Richard J. Kos(6)	12,509	15,000	0.49%
Stanley Kowalski, Jr.	29,163	0	0.53%
Kathleen O'Brien Moore	8,755	14,083	0.41%
Arlene Putnam	10,080	15,000	0.45%
Mary Ellen Scott	23,949	0	0.43%
Linda M. Silva Thompson	11,064	15,000	0.47%
Richard D. Suski(7)	18,338	15,000	0.60%
Glenn S. Welch(8)	48,730	62,500	1.98%
Executive Officers who are Not Directors
Tara G. Corthell(9)	6,383	9,500	0.29%
Luke D. Kettles(10)	6,238	2,000	0.15%
Robert A. Massey(11)	23,286	28,000	0.92%
Robert J. Michel(12)	56,978	0	1.03%
Sheryl Shinn(13)	35,556	0	0.64%
All directors and executive officers as a group (15 persons)	383,658	244,783	10.84%

(1)
Based on 5,554,440 shares of Hampden Bancorp common stock outstanding on January 29, 2015 plus, for each person, the number of shares that such person may acquire within 60 days of such date by exercising stock options.

(2)
Reflects shares held in the ESOP for the benefit of employees of Hampden Bancorp as of January 29, 2015. Includes 296,797 shares that have not been allocated to participants' accounts. Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants' accounts in the manner directed by the participants. The ESOP trustee, subject to its fiduciary responsibilities, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants. Under the terms of the ESOP, the Trustee has sole investment authority and shares voting authority over the shares in the ESOP. The Trustee, however, is subject to fiduciary duties under ERISA. The Trustee disclaims beneficial ownership of the shares of common stock held in the ESOP.

(3)
Based solely on a Schedule 13-G/A filed by Investors of America, Limited Partnership, on February 6, 2014. The filer claimed sole voting and dispositive power over all of the shares.

(4)
Based solely on a Schedule 13D/A filed by Clover Partners, L.P. on November 17, 2014 on behalf of MHC Mutual Conversion Fund, L.P., a Texas limited partnership (the "Fund"), Clover Partners, L.P., a Texas limited partnership and the general partner of the Fund (the "GP"), Clover Investments, L.L.C., a Texas limited liability company and the general partner of the GP ("Clover"), and Michael C. Mewhinney, the principal of Clover (collectively, the "MHC Mutual Conversion Fund Group"). The Fund may direct the vote and disposition of 513,183 shares of Common Stock it holds directly. The GP serves as the investment adviser and general partner to the Fund and may direct the vote and disposition of the 513,183 shares of Common Stock held by the Fund. Clover serves as the general partner of the GP and may direct the GP to direct the vote and disposition of the 513,183 shares of Common Stock held by the Fund. As the manager of Clover, Mewhinney may direct the vote and disposition of the 513,183 shares of Common Stock held by the Fund.

(5)
Shares reported as beneficially owned by Mr. Burton include 5,000 shares owned by Mr. Burton's wife; 8,848 shares held in Mr. Burton's IRA; 1,844 shares held by ESOP; and 13,000 shares held in Mr. Burton's 401(k).

(6)
Shares reported as beneficially owned by Mr. Kos include 7,373 shares held in Mr. Kos' IRA.

(7)
Shares reported as beneficially owned by Mr. Suski include 2,000 shares owned by Mr. Suski's wife.

(8)
Shares reported as beneficially owned by Mr. Welch include 100 shares held by Mr. Welch's minor children; 12,725 shares held by ESOP; and 12,000 held by Mr. Welch's 401(k).

(9)
Shares reported as beneficially owned by Ms. Corthell include 6,201 shares held by ESOP.

(10)
Shares reported as beneficially owned by Mr. Kettles include 2,740 shares of restricted stock; and 2,338 shares held by ESOP.

(11)
Shares reported as beneficially owned by Mr. Massey include 8,994 shares held by ESOP; 500 shares held by Mr. Massey's IRA; and 9,000 shares held in Mr. Massey's 401(k).

(12)
Shares reported as beneficially owned by Mr. Michel include 10,555 shares held by ESOP; 2,500 shares held by Mr. Michel's IRA; 500 shares held by Mr. Michel's wife; and 15,000 shares held in Mr. Michel's 401(k).

(13)
Shares reported as beneficially owned by Ms. Shinn include 8,386 shares held by ESOP.

PROPOSAL 2—MERGER-RELATED EXECUTIVE COMPENSATION

        As required by Item 402(t) of Regulation S-K and Regulation 14A of the Securities Exchange Act of 1934, as amended, Hampden Bancorp is providing its stockholders with the opportunity to cast an advisory, non-binding vote on the compensation that may become payable to its named executive officers in connection with the completion of the Merger, as disclosed in the section of this Proxy Statement/Prospectus captioned "The Merger—Interests of Certain Persons in the Merger that are Different from Yours," beginning on page 54 of this Proxy Statement/Prospectus, and the related table and narratives.

        Your vote is requested.    Hampden Bancorp believes that the information regarding compensation that may become payable to its named executive officers in connection with the completion of the Merger, as disclosed in the section of this Proxy Statement/Prospectus captioned "The Merger—Interests of Certain Persons in the Merger that are Different from Yours" is reasonable and demonstrates that Hampden Bancorp's executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of Hampden Bancorp's stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to Hampden Bancorp's named executive officers in connection with the completion of the Merger. In addition, this vote is separate and independent from the vote of stockholders to approve the completion of the Merger. Hampden Bancorp asks that its stockholders vote "FOR" the following resolution:

  RESOLVED, that the compensation that may become payable to Hampden Bancorp's named executive officers in connection with the completion of the Merger, as disclosed in the section captioned "The Merger—Interests of Certain Persons in the Merger that are Different from Yours" (beginning on page 54 of the proxy statement/prospectus dated January 29, 2015 and the related table and narratives, is hereby APPROVED.

        Approval of this proposal is not a condition to the completion of the Merger. Additionally, this vote is advisory and, therefore, it will not be binding on Hampden Bancorp, nor will it overrule any prior decision or require Hampden Bancorp's board of directors (or any committee thereof) to take any action. However, Hampden Bancorp's board of directors values the opinions of Hampden Bancorp's stockholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement/Prospectus, Hampden Bancorp's board of directors will consider stockholders' concerns and will evaluate whether any actions are necessary to address those concerns. Hampden Bancorp's board of directors will consider the affirmative vote of a majority of the votes cast on the matter "FOR" the foregoing resolution as advisory approval of the compensation that may become payable to Hampden Bancorp's named executive officers in connection with the completion of the Merger.

        HAMPDEN BANCORP'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE ADVISORY, NON-BINDING PROPOSAL TO APPROVE THE MERGER-RELATED EXECUTIVE COMPENSATION.

 PROPOSAL 3—ADJOURNMENT OF THE SPECIAL MEETING

        If there are not sufficient votes to approve the Merger Agreement at the time the Hampden Bancorp special meeting is held, the Merger Agreement will not be approved and the Merger will not be consummated. If at the time the special meeting is held there are not sufficient votes to approve the Merger Agreement, this proposal will permit Hampden Bancorp's board of directors to adjourn the special meeting until a later date and continue to solicit proxies in favor of the Hampden Bancorp Merger Agreement proposal. Hampden Bancorp's board of directors unanimously recommends that stockholders vote "FOR" the adjournment proposal. If it is deemed necessary to adjourn the special meeting and this proposal is approved by stockholders, a press release will be issued disclosing the place, date and time at which the meeting as adjourned will be held, but no other additional announcement will be made and no additional materials will be sent to stockholders.

LEGAL MATTERS

        The validity of the BHLB common stock to be issued in the proposed Merger has been passed upon for BHLB by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C. Luse Gorman Pomerenk & Schick, P.C. and Goodwin Procter LLP will deliver opinions to BHLB and Hampden Bancorp, respectively, as to certain federal income tax consequences of the Merger. See "The Merger—Material Tax Consequences of the Merger."

EXPERTS

        The financial statements of BHLB and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. To the extent that any information herein is considered prospective financial information, PricewaterhouseCoopers LLP has neither examined, compiled nor performed any procedures with respect to the referenced prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference herein relates to BHLB's historical financial information. It does not extend to any prospective financial information and should not be read to do so.

        The consolidated financial statements of Hampden Bancorp as of June 30, 2014 and 2013, and for each of the years in the three-year period ended June 30, 2014 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Report of Management on Internal Control over Financial Reporting) as of June 30, 2014 are included in this Proxy Statement/Prospectus beginning on page F-27 in reliance on the reports by Wolf & Company, P.C., independent registered public accounting firm, as stated in their reports appearing herein and upon the authority of said firm as experts in accounting and auditing. To the extent that any information herein is considered prospective financial information, Wolf & Company, P.C. has neither examined, compiled nor performed any procedures with respect to the referenced prospective financial information and, accordingly, Wolf & Company, P.C. does not express an opinion or any other form of assurance with respect thereto. The Wolf & Company, P.C. reports relate to Hampden Bancorp's historical financial information. It does not extend to any prospective financial information and should not be read to do so.

 STOCKHOLDER PROPOSALS

        Hampden Bancorp will hold its 2015 annual meeting of stockholders only if the Merger is not completed. Any proposal that a Hampden Bancorp stockholder wishes to have included in the proxy statement and form of proxy relating to the 2015 annual meeting of stockholders under Rule 14a-8 of the SEC must be received by the Hampden Bancorp Secretary at Hampden Bancorp, Inc., 19 Harrison Avenue, Springfield, Massachusetts 01102 by May 29, 2015. The bylaws of Hampden Bancorp provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the 2015 annual meeting of stockholders, although not included in the proxy statement, a stockholder must deliver notice of such nomination and/or proposals to the Secretary not less than 90 days before the date of the annual meeting. However, if less than 100 days' notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the Hampden Bancorp bylaws may be obtained from Hampden Bancorp and can be found on the SEC's website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

        BHLB filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act to register the shares of BHLB common stock to be issued to Hampden Bancorp stockholders in the Merger. This Proxy Statement/Prospectus is a part of that registration statement and constitutes a prospectus of BHLB and a proxy statement of Hampden Bancorp for its special meeting. As permitted by the Securities and Exchange Commission rules, this Proxy Statement/Prospectus does not contain all of the information that you can find in the registration statement or in the exhibits to the registration statement. The additional information may be inspected and copied as set forth above.

        BHLB and Hampden Bancorp each files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. These filings are available to the public over the Internet at the Securities and Exchange Commission's website at www.sec.gov. You may also read and copy any document BHLB files with the Securities and Exchange Commission at its public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of these documents also can be obtained at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission, at 100 F Street, N.E., Room 1580, Washington D.C. 20549 or by calling 1-800-SEC-0330 for additional information on the operation of the public reference facilities.

        The Securities and Exchange Commission allows BHLB to "incorporate by reference" information into this proxy statement/prospectus. This means that BHLB can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the other documents that are listed below that BHLB has previously filed with the Securities and Exchange Commission and additional documents that BHLB files with the Securities and Exchange Commission between the date of this Proxy Statement/Prospectus and the date of the Hampden Bancorp special meeting. These documents contain important information about BHLB's financial condition.

 BHLB FILINGS

Filings	Period of Report or Date Filed
• Annual Report on Form 10-K	Year ended December 31, 2013
• Quarterly Report Form 10-Q	Quarters ended March 31, 2014; June 30, 2014; and September 30, 2014
• Current Reports on Form 8-K

January 21, 2014; January 28, 2014; February 13, 2014; March 10, 2014; April 2, 2014; April 29, 2014; May 8, 2014; May 9, 2014; May 21, 2014; June 30, 2014; July 14, 2014; July 24, 2014; July 29, 2014; September, 11, 2014; October 28, 2014; November 4, 2014 (2); and November 18, 2014.

•

The description of BHLB common stock set forth in the Registration Statement on Form 8-A filed October 25, 2005, which incorporates by reference the portion of the "Description of BHLB Stock" contained in BHLB's prospectus filed pursuant to Rule 424(b)(3) on May 26, 2000.

        Documents incorporated by reference are available from BHLB without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from BHLB at the following address:

  Berkshire Hills Bancorp, Inc.
  24 North Street
  Pittsfield, Massachusetts 01201
  Attention: Investor Relations Department
  Telephone: (413) 236-3239

        If you would like to request documents from BHLB, please do so by March 5, 2015, to receive them before Hampden Bancorp's special meeting of stockholders. If you request any incorporated documents, BHLB will mail them to you by first-class mail, or other equally prompt means, within one business day of its receipt of your request.

        BHLB incorporates by reference additional documents that it may file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the date of the special meetings. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

        BHLB has supplied all information contained in this Proxy Statement/Prospectus relating to BHLB, and Hampden Bancorp has supplied all information relating to Hampden Bancorp.

        You should rely only on the information contained in this Proxy Statement/Prospectus when evaluating the Merger Agreement and the proposed Merger. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus is dated January 29, 2015. You should not assume that the information contained in this Proxy Statement/Prospectus is accurate as of any date other than such date, and neither the mailing of this Proxy Statement/Prospectus to stockholders of Hampden Bancorp nor the issuance of shares of BHLB common stock as contemplated by the Merger Agreement shall create any implication to the contrary.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

(Unaudited)

	September 30, 2014	June 30, 2014
ASSETS
Cash and due from banks	$11,621	$9,437
Federal funds sold and other short-term investments	6,735	3,230

Cash and cash equivalents	18,356	12,667
Securities available for sale, at fair value	131,235	133,936
Securities held to maturity, at cost	10,615	9,302
Federal Home Loan Bank of Boston stock, at cost	6,810	6,648
Loans held for sale	1,384	330
Loans, net of allowance for loan losses of $5,769 at September 30, 2014 and $5,651 at June 30, 2014	506,145	507,635
Other real estate owned	159	309
Premises and equipment, net	4,653	4,668
Accrued interest receivable	1,646	1,688
Deferred tax asset, net	4,315	4,182
Bank-owned life insurance	17,584	17,459
Other assets	2,779	2,673

Total assets	$705,681	$701,497

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits	$409,425	$407,508
Non-interest bearing deposits	80,193	84,224

Total deposits	489,618	491,732

Short-term borrowings	12,000	4,000
Long-term debt	111,778	112,446
Mortgagors' escrow accounts	1,201	1,184
Accrued expenses and other liabilities	5,427	4,976

Total liabilities	620,024	614,338

Commitments and contingencies (Note 4)
Preferred stock ($.01 par value, 5,000,000 shares authorized, none issued or outstanding)	—	—
Common stock ($.01 par value, 25,000,000 shares authorized; 8,039,361 issued at September 30, 2014 and 8,034,027 issued at June 30, 2014; 5,528,511 outstanding at September 30, 2014 and 5,651,130 outstanding at June 30, 2014)	80	80
Additional paid-in capital	80,474	80,389
Unearned compensation—ESOP (307,398 shares unallocated at September 30, 2014 and 317,998 shares unallocated at June 30, 2014)	(3,074)	(3,180)
Unearned compensation—equity incentive plan	(7)	(8)
Retained earnings	38,443	37,697
Accumulated other comprehensive income (loss)	(101)	158
Treasury stock, at cost (2,510,850 shares at September 30, 2014 and 2,382,897 shares at June 30, 2014)	(30,158)	(27,977)

Total stockholders' equity	85,657	87,159

Total liabilities and stockholders' equity	$705,681	$701,497

See accompanying notes to unaudited consolidated financial statements.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2014	2013
Interest and dividend income:
Loans, including fees	$5,924	$5,509
Debt securities:
Taxable	635	617
Tax-exempt	26	6
Dividends	26	5
Federal funds sold and other short-term investments	4	12

Total interest and dividend income	6,615	6,149

Interest expense:
Deposits	731	801
Borrowings:
Short-term	12	9
Long-term	540	451

Total interest expense	1,283	1,261

Net interest income	5,332	4,888
Provision for loan losses	150	100

Net interest income, after provision for loan losses	5,182	4,788

Non-interest income:
Customer service fees	550	570
Gain on sales of loans, net	115	86
Increase in cash surrender value of bank-owned life insurance	125	130
Other	179	317

Total non-interest income	969	1,103

Non-interest expense:
Salaries and employee benefits	2,483	2,221
Occupancy and equipment	440	463
Data processing services	275	202
Advertising	82	144
Net (gain) loss on other real estate owned	(44)	4
FDIC insurance and assessment	90	97
Other general and administrative	995	874

Total non-interest expense	4,321	4,005

Income before income taxes	1,830	1,886
Income tax provision	659	679

Net income	$1,171	$1,207

Earnings per share:
Basic	$0.22	$0.23
Diluted	$0.22	$0.22
Weighted average shares outstanding:
Basic	5,314,595	5,274,900
Diluted	5,442,331	5,401,982

See accompanying notes to unaudited consolidated financial statements.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2014	2013
Net income	$1,171	$1,207
Other comprehensive income (loss):
Unrealized holding losses on available-for-sale securities	(390)	(992)
Tax effect	131	357

Other comprehensive loss, net-of-tax	(259)	(635)

Comprehensive income	$912	$572

See accompanying notes to unaudited consolidated financial statements.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(Dollars in thousands, except per share data)

(Unaudited)

	Common Stock				Unearned Compensation- Equity Incentive Plan		Accumulated Other Comprehensive Income (Loss)
			Additional Paid-in Capital	Unearned Compensation- ESOP		Retained Earnings		Treasury Stock
	Shares	Amount							Total
Balance at June 30, 2013	5,629,099	$80	$79,926	$(3,604)	$(16)	$34,450	$346	$(27,523)	$83,659
Comprehensive income	—	—	—	—	—	1,207	(635)	—	572
Issuance of common stock for exercise of stock options	37,631	—	163	—	—	—	—	—	163
Cash dividends paid ($0.06 per share)	—	—	—	—	—	(317)	—	—	(317)
Common stock repurchased	(17,882)	—	—	—	—	—	—	(274)	(274)
Stock-based compensation	—	—	9	—	2	—	—	—	11
Tax benefit from Equity Incentive Plan vesting	—	—	1	—	—	—	—	—	1
ESOP shares allocated or committed to be allocated (10,600 shares)	—	—	62	106	—	—	—	—	168

Balance at September 30, 2013	5,648,848	$80	$80,161	$(3,498)	$(14)	$35,340	$(289)	$(27,797)	$83,983

Balance at June 30, 2014	5,651,130	$80	$80,389	$(3,180)	$(8)	$37,697	$158	$(27,977)	$87,159
Comprehensive income	—	—	—	—	—	1,171	(259)	—	912
Issuance of common stock for exercise of stock options	5,334	—	1	—	—	—	—	—	1
Cash dividends paid ($0.08 per share)	—	—	—	—	—	(425)	—	—	(425)
Common stock repurchased	(127,953)	—	—	—	—	—	—	(2,181)	(2,181)
Stock-based compensation	—	—	11	—	1	—	—	—	12
Tax benefit from Equity Incentive Plan vesting	—	—	1	—	—	—	—	—	1
ESOP shares allocated or committed to be allocated (10,600 shares)	—	—	72	106	—	—	—	—	178

Balance at September 30, 2014	5,528,511	$80	$80,474	$(3,074)	$(7)	$38,443	$(101)	$(30,158)	$85,657

See accompanying notes to unaudited consolidated financial statements.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$1,171	$1,207
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	150	100
Changes in fair value of mortgage servicing rights	41	137
Net amortization of securities premiums	80	143
Depreciation and amortization	151	186
Loans originated for sale	(7,988)	(6,581)
Proceeds from loan sales	7,049	7,088
Gain on sales of loans, net	(115)	(86)
Net (gain) loss on other real estate owned	(44)	4
Increase in cash surrender value of bank-owned life insurance	(125)	(130)
Deferred tax benefit	(2)	—
Employee Stock Ownership Plan expense	178	168
Stock-based compensation	12	11
Tax benefit from Equity Incentive Plan vesting	1	1
Net change in:
Accrued interest receivable	42	(9)
Other assets	(147)	(261)
Accrued expenses and other liabilities	450	(1,524)

Net cash provided by operating activities	904	454

Cash flows from investing activities:
Activity in available-for-sale securities:
Maturities and calls	2,263	—
Principal payments	6,670	9,587
Purchases	(8,015)	(11,104)
Purchase of loans	(1,169)	(3,464)
Net loan (originations) principal payments	2,367	(27,540)
Proceeds from sales of other real estate owned	336	27
Purchase of Federal Home Loan Bank stock	(162)	(1,669)
Purchase of premises and equipment	(136)	(58)

Net cash provided (used) by investing activities	2,154	(34,221)

Cash flows from financing activities:
Net change in deposits	(2,114)	10,871
Net change in short-term borrowings	8,000	10,500
Proceeds from issuance of long-term debt	12,000	28,554
Repayment of long-term debt	(12,668)	(5,714)
Net change in mortgagors' escrow accounts	17	39
Tax benefit from Equity Incentive Plan vesting	1	1
Issuance of common stock for exercise of stock options	1	163
Repurchase of common stock	(2,181)	(274)
Payment of dividends on common stock	(425)	(317)

Net cash provided by financing activities	2,631	43,823

Net change in cash and cash equivalents	5,689	10,056
Cash and cash equivalents at beginning of period	12,667	25,618

Cash and cash equivalents at end of period	$18,356	$35,674

Supplemental cash flow information:
Interest paid on deposits	$731	$801
Interest paid on borrowings	550	456
Income taxes paid	590	1,210
Transfers from loans to other real estate owned	142	15

See accompanying notes to unaudited consolidated financial statements.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Basis of Presentation and Consolidation

        The consolidated financial statements include the accounts of Hampden Bancorp, Inc. (the "Company") and its wholly-owned subsidiaries, Hampden Bank (the "Bank") and Hampden LS, Inc. Hampden Bank is a Massachusetts chartered stock savings bank. The Company contributed funds to Hampden LS, Inc. to enable it to make a 15-year loan to the employee stock ownership plan (the "ESOP") to allow it to purchase shares of the Company's common stock as part of the completion of the Company's initial public offering. Hampden Bank has three wholly-owned subsidiaries, Hampden Investment Corporation and Hampden Investment Corporation II, which engage in buying, selling, holding and otherwise dealing in securities, and Hampden Insurance Agency, which ceased selling insurance products in November of 2000 and remains inactive. All significant intercompany accounts and transactions have been eliminated in consolidation.

        These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial statements and the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management the information reflects all adjustments (consisting solely of normal recurring adjustments) that are necessary for a fair presentation. The results shown for the interim periods ended September 30, 2014 are not necessarily indicative of the results to be obtained for a full year. These consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended June 30, 2014 included in the Company's most recent Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission ("SEC") on September 12, 2014.

        In preparing the consolidated interim financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, as of the date of the statement of financial condition and reported amounts of revenues and expenses for the periods presented. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and deferred income taxes.

2. Recent Accounting Pronouncements

        In January 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-04, Receivables—Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. The ASU was issued to clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the ASU amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The ASU is effective for annual periods, and interim periods within those annual periods,

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. Recent Accounting Pronouncements (Continued)

beginning after December 15, 2014, and the ASU is to be adopted using either a modified retrospective transition method or a prospective transition method. The Company does not believe this ASU will have a material effect on the Company's consolidated financial statements for the interim and annual periods other than the additional disclosures required.

3. Earnings Per Share

        Basic earnings per share ("EPS") excludes dilution and is calculated by dividing net income available to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted EPS is computed in a manner similar to that of basic EPS except that the weighted-average number of common shares outstanding is increased to include the number of incremental common shares (computed using the treasury stock method) that would have been outstanding if all potentially dilutive common stock equivalents (such as stock options and unvested restricted stock) were issued during the period. Unallocated common shares held by the ESOP are shown as a reduction in stockholders' equity and are included in the weighted-average number of common shares outstanding for both basic and diluted EPS calculations as they are committed to be released.

        Earnings per common share have been computed based upon the following:

	Three Months Ended September 30,
	2014	2013
Net income available to common stock (in thousands)	$1,171	$1,207

Average number of shares issued	8,035,478	8,004,098
Less: average unallocated ESOP shares	(314,400)	(356,796)
Less: average treasury stock	(2,404,442)	(2,369,761)
Less: average unvested restricted stock awards	(2,041)	(2,641)

Average number of basic shares outstanding	5,314,595	5,274,900
Plus: dilutive unvested restricted stock awards	1,388	1,474
Plus: dilutive stock option shares	126,348	125,608

Average number of diluted shares outstanding	5,442,331	5,401,982

Basic earnings per share	$0.22	$0.23
Diluted earnings per share	$0.22	$0.22

4. Dividends

        On August 5, 2014, the Company declared a cash dividend of $0.08 per common share which was paid on August 29, 2014 to stockholders of record as of the close of business on August 15, 2014.

5. Loan Commitments

        Outstanding loan commitments totaled $118.2 million at September 30, 2014 and $129.7 million at June 30, 2014. Loan commitments primarily consist of commitments to originate new loans as well as

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

5. Loan Commitments (Continued)

the outstanding unused portions of home equity, business and other lines of credit, and unused portions of construction loans.

6. Fair Value of Assets and Liabilities

        GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1:	Inputs to the valuation methodology are quoted prices, unadjusted, for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and shall be used to measure fair value whenever available.
Level 2:
Inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets; and quoted prices for identical or similar assets or liabilities in markets that are not active; or inputs to the valuation methodology are derived principally from or can be corroborated by observable market data by correlation or other means.
Level 3:
Inputs to the valuation methodology are unobservable and significant to the fair value measurement. Level 3 assets and liabilities include financial instruments whose value is determined using discounted cash flow methodologies, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

        Where assets or liabilities are measured at fair value, transfers between levels are recognized at the end of the reporting period, if applicable.

        Methods and assumptions for valuing the Company's financial instruments are set forth below. Estimated fair values are calculated based on the value without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications or estimated transaction costs.

        Cash and cash equivalents:    The carrying amounts of cash and short-term investments approximate fair values.

        Securities:    The securities measured at fair value utilizing Level 1 and Level 2 inputs are government-sponsored enterprises, corporate bonds and other obligations, mortgage-backed securities and common stocks. The fair values used by the Company are obtained from an independent pricing service which are not adjusted by management and, represents either quoted market prices for identical securities, quoted market prices for comparable securities or fair values determined by pricing models that consider observable market data, such as interest rate volatilities, credit spreads and prices from market makers and live trading systems and other market indicators, industry and economic events. Municipal securities are valued utilizing Level 3 inputs. Since there is no readily available market

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

6. Fair Value of Assets and Liabilities (Continued)

pricing and no active market to sell these securities, management believes that the amortized cost of these securities approximates fair value based on their relatively short terms to maturity.

        Federal Home Loan Bank of Boston ("FHLB") stock:    The carrying amount of FHLB stock approximates fair value based upon the redemption provisions of the FHLB.

        Loans held for sale:    Fair value of loans held for sale are estimated based on commitments on hand from investors or prevailing market prices.

        Loans:    Fair values for loans are estimated using discounted cash flow analysis, using market interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. This analysis assumes no prepayment. Fair values for non-performing loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

        Mortgage servicing rights:    Mortgage servicing rights ("MSR") are the rights of a mortgage servicer to collect mortgage payments and forward them, after deducting a fee, to the mortgage lender. The fair value of servicing rights is estimated using a present value cash flow model. The fair value of MSR is highly sensitive to changes in assumptions. Changes in prepayment speed assumptions generally have the most significant impact on the fair value of our MSR. Generally, as interest rates decline, mortgage loan prepayments accelerate due to increased refinance activity, which results in a decrease in the fair value of MSR. As interest rates rise, mortgage loan prepayments slow down, which results in an increase in the fair value of MSR. Thus, any measurement of the fair value of our MSR is limited by the conditions existing and the assumptions utilized as of a particular point in time, and those assumptions may not be appropriate if they are applied at a different point in time.

        Deposits and mortgage escrow accounts:    The fair values for non-certificate accounts and mortgage escrow accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for certificate accounts are estimated using a discounted cash flow calculation that applies market interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

        Short-term borrowings:    The carrying amount of short-term borrowings approximates fair value.

        Long-term debt:    The fair values of the Company's advances are estimated using discounted cash flow analysis based on current market borrowing rates for similar types of borrowing arrangements.

        Accrued interest:    The carrying amounts of accrued interest approximate fair value.

        Off-balance-sheet instruments:    Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The estimated fair value of off-balance sheet financial instruments at September 30, 2014 and June 30, 2014 were not material.

        The Company does not measure any liabilities at fair value on either a recurring or non-recurring basis.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

6. Fair Value of Assets and Liabilities (Continued)

        The following table presents the balances of assets measured at fair value on a recurring basis as of September 30, 2014 and June 30, 2014:

	Level 1	Level 2	Level 3	Total
	(In Thousands)
September 30, 2014
Securities available for sale:
Debt securities	$—	$131,157	$—	$131,157
Marketable equity securities	78	—	—	78
Mortgage servicing rights	—	—	870	870

Total	$78	$131,157	$870	$132,105

June 30, 2014
Securities available for sale:
Debt securities	$—	$133,857	$—	$133,857
Marketable equity securities	79	—	—	79
Mortgage servicing rights	—	—	792	792

Total	$79	$133,857	$792	$134,728

        The table below presents, for the three months ended September 30, 2014 and 2013, the changes in Level 3 assets that are measured at fair value on a recurring basis:

	Mortgage Servicing Rights
	Three Months Ended September 30,
	2014	2013
	(In Thousands)
Beginning balance	792	$654
Changes in fair value	41	137
Capitalized servicing assets	37	39
Transfers in and/or out of Level 3	—	—

Ending balance	$870	$830

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

6. Fair Value of Assets and Liabilities (Continued)

        Also, the Company may be required, from time to time, to measure certain other financial assets at fair value on a non-recurring basis in accordance with GAAP. These adjustments to fair value usually result from the application of lower-of-cost-or-market accounting or write-downs of individual assets. The following table summarizes the carrying value of the related individual assets as of September 30, 2014 and June 30, 2014 all classified in Level 3 fair value hierarchy:

	September 30, 2014	June 30, 2014
	(In Thousands)
Impaired loans	$142	$461
Other real estate owned	159	309

Total	$301	$770

        During the three months ended September 30, 2014 and 2013 there were no transfers between Levels 1, 2, or 3.

        The amount of impaired loans represents the carrying value of loans that include adjustments which are based on the estimated fair value of the underlying collateral. The fair value of collateral used by the Company represents the current tax assessed value, discounted by 20%. This data includes information such as selling price of similar properties, expected future cash flows or earnings of the subject property based on current market expectations, as well as relevant legal, physical and economic factors. If the impaired loan is being actively marketed, the Company uses the realtor's market analysis or listing price discounted by 10% and less 5% for realtor commission, instead of the tax assessment. The Company had a $49,000 loss on impaired loans for the three months ended September 30, 2014. There was no gain or loss for the three months ended September 30, 2013. Any resulting losses are recognized in earnings through the provision for loan losses. The Company charges off any collateral shortfall on collateral dependent impaired loans.

        The Company classifies property acquired through foreclosure or acceptance of a deed in lieu of foreclosure as OREO in its consolidated financial statements. When property is placed into OREO, it is recorded at the fair value less estimated costs to sell at the date of foreclosure or acceptance of deed in lieu of foreclosure. At the time of transfer to OREO, any excess of carrying value over fair value is charged to the allowance for loan losses. Management, or its designee, inspects all OREO property periodically. Holding costs and declines in fair value result in charges to expense after the property is acquired. The Company had $44,000 gain on OREO for the three months ended September 30, 2014. The Company had a $4,000 loss on OREO for the three months ended September 30, 2013.

        The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Certain financial instruments and all non-financial instruments are exempt from disclosure

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

6. Fair Value of Assets and Liabilities (Continued)

requirements. Accordingly, the aggregate fair value amounts presented herein may not necessarily represent the underlying fair value of the Company.

        The carrying amounts and related estimated fair values of the Company's financial instruments are as follows. Certain financial instruments and all non-financial instruments are exempt from disclosure requirements. Accordingly, the aggregate fair value amounts presented herein may not necessarily represent the underlying fair value of the Company.

		Fair Value
	Carrying Amount
		Level 1	Level 2	Level 3	Total
	(In Thousands)
September 30, 2014
Financial assets:
Cash and cash equivalents	$18,356	$18,356	$—	$—	$18,356
Securities available for sale	131,235	78	131,157	—	131,235
Securities held to maturity	10,615	—	—	10,615	10,615
Federal Home Loan Bank stock	6,810	—	—	6,810	6,810
Loans held for sale	1,384	—	1,384	—	1,384
Loans, net	506,145	—	—	510,652	510,652
Accrued interest receivable	1,646	—	—	1,646	1,646
Mortgage servicing rights(1)	870	—	—	870	870
Financial liabilities:
Deposits	489,618	—	—	490,966	490,966
Short-term borrowings	12,000	—	12,000	—	12,000
Long-term debt	111,778	—	114,612	—	114,612
Mortgagors' escrow accounts	1,201	—	—	1,201	1,201
June 30, 2014
Financial assets:
Cash and cash equivalents	$12,667	$12,667	$—	$—	$12,667
Securities available for sale	133,936	79	133,857	—	133,936
Securities held to maturity	9,302	—	—	9,302	9,302
Federal Home Loan Bank stock	6,648	—	—	6,648	6,648
Loans held for sale	330	—	330	—	330
Loans, net	507,635	—	—	513,765	513,765
Accrued interest receivable	1,688	—	—	1,688	1,688
Mortgage servicing rights(1)	792	—	—	792	792
Financial liabilities:
Deposits	491,732	—	—	493,500	493,500
Short-term borrowings	4,000	—	4,000	—	4,000
Long-term debt	112,446	—	113,823	—	113,823
Mortgagors' escrow accounts	1,184	—	—	1,184	1,184

(1)
Included in other assets

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

7. Investment Securities

        The amortized cost and estimated fair value of the Company's investment securities, with gross unrealized gains and losses, follows:

	September 30, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
Available for Sale
Debt securities:
Corporate bonds	$3,023	$52	$—	$3,075
Residential mortgage-backed securities:
Agency	126,711	1,495	(1,743)	126,463
Non-agency	1,607	17	(5)	1,619

Total debt securities	131,341	1,564	(1,748)	131,157
Marketable equity securities	51	27	—	78

Total securities available for sale	$131,392	$1,591	$(1,748)	$131,235

Held to Maturity
Municipal bonds	$10,615	$—	$—	$10,615

Total securities held to maturity	$10,615	$—	$—	$10,615

	June 30, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
Available for Sale
Debt securities:
Corporate bonds	$3,026	$60	$—	$3,086
Residential mortgage-backed securities:
Agency	128,938	1,629	(1,494)	129,073
Non-agency	1,688	15	(5)	1,698

Total debt securities	133,652	1,704	(1,499)	133,857
Marketable equity securities	51	28	—	79

Total securities available for sale	$133,703	$1,732	$(1,499)	$133,936

Held to Maturity
Municipal bonds	$9,302	$—	$—	$9,302

Total securities held to maturity	$9,302	$—	$—	$9,302

        Residential mortgage-backed agency securities are mortgage-backed securities that have been issued by the federal government or its agencies or government-sponsored enterprises. Residential

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

7. Investment Securities (Continued)

mortgage-backed non-agency securities are mortgage-backed securities that have been issued by private mortgage originators.

        The amortized cost and estimated fair value of debt securities by contractual maturity at September 30, 2014 are set forth below. Expected maturities will differ from contractual maturities because the issuer may have the right to call or prepay obligations with or without call or prepayment penalties.

	Securities Available for Sale		Securities Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In Thousands)
Within 1 year	$999	$1,006	$8,027	$8,027
After 1 year but within 5 years	2,024	2,069	2,588	2,588

Total bonds, obligations, and municipals	3,023	3,075	10,615	10,615
Residential mortgage-backed securities:
Agency	126,711	126,463	—	—
Non-agency	1,607	1,619	—	—

Total debt securities	$131,341	$131,157	$10,615	$10,615

        Information pertaining to securities with gross unrealized losses at September 30, 2014 and June 30, 2014, aggregated by investment category and length of time that individual securities have been in a continuous loss position, are as follows:

	Less Than Twelve Months		Over Twelve Months		Total
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(In Thousands)
September 30, 2014:
Residential mortgage-backed securities:
Agency	$115	$32,523	$1,628	$50,022	$1,743	$82,545
Non-agency	1	135	4	218	5	353

	$116	$32,658	$1,632	$50,240	$1,748	$82,898

June 30, 2014:
Corporate bonds	$—		$—	$—	$—	$—
Residential mortgage-backed securities:
Agency	$38	$7,357	$1,456	$51,094	$1,494	$58,451
Non-agency	1	143	4	234	5	377

	$39	$7,500	$1,460	$51,328	$1,499	$58,828

        Management conducts, at least on a quarterly basis, a review of our investment securities to determine if the value of any security has declined below its cost or amortized cost and whether such decline represents other-than-temporary impairment ("OTTI"). There was no impairment charge recognized for the three months ended September 30, 2014 and 2013.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

7. Investment Securities (Continued)

        At September 30, 2014, 59 debt securities had unrealized losses with aggregate depreciation of 2.1% from the Company's amortized cost basis. In analyzing an issuer's financial condition, management considers whether the securities are issued by the federal government, its agencies or government-sponsored enterprises, whether downgrades by bond rating agencies have occurred, and industry analyst's reports. The unrealized losses in residential mortgage-backed securities were primarily caused by interest rate changes. As management has not decided to sell these securities, nor is it likely that the Company will be required to sell these securities, no declines are deemed to be other than temporary. At September 30, 2014, eight securities issued by private mortgage originators had unrealized losses. Such securities had an amortized cost of $358,000 and a fair value of $353,000. All of these investments are "Senior" Class tranches and have underlying credit enhancement. These securities were originated in the period 2002-2005 and are performing in accordance with contractual terms. Management estimates the loss projections for each security by evaluating the industry rating, amount of delinquencies, amount of foreclosure, amount of other real estate owned, average credit scores, average amortized loan to value and credit enhancement. Based on this review, management determined that no OTTI existed as of September 30, 2014.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. Loans

        The following table sets forth the composition of the Company's loan portfolio in dollar amounts and as a percentage of the total loan portfolio at the dates indicated.

	September 30, 2014		June 30, 2014
	Amount	Percent	Amount	Percent	Change	% Change
	(Dollars In Thousands)
Mortgage loans on real estate:
One- to four-family(1)	$107,497	21.11%	$107,498	21.05%	$(1)	—%
Commercial	202,178	39.70%	200,750	39.31%	1,428	0.7%
Home equity:
First lien	35,451	6.96%	36,299	7.11%	(848)	(2.3)%
Second lien	41,813	8.21%	39,845	7.80%	1,968	4.9%
Construction:
Residential	3,790	0.74%	3,807	0.75%	(17)	(0.4)%
Commercial	34,405	6.76%	36,189	7.09%	(1,784)	(4.9)%

Total mortgage loans on real estate	425,134	83.48%	424,388	83.11%	746	0.2%

Other loans:
Commercial	52,399	10.29%	54,756	10.72%	(2,357)	(4.3)%
Consumer:
Manufactured homes	22,157	4.35%	21,766	4.26%	391	1.8%
Automobile and other secured loans	6,680	1.31%	7,172	1.40%	(492)	(6.9)%
Other	2,910	0.57%	2,566	0.50%	344	13.4%

Total other loans	84,146	16.52%	86,260	16.89%	(2,114)	(2.5)%

Total loans	509,280	100.00%	510,648	100.00%
Net deferred loan costs	2,634		2,638
Allowance for loan losses	(5,769)		(5,651)

Total loans, net	$506,145		$507,635

(1)
Excludes loans held for sale of $1.4 million and $330,000 at September 30, 2014 and June 30, 2014, respectively.

        Management performs a quarterly evaluation of the adequacy of the allowance for loan losses. The analysis of the allowance for loan losses has two components: specific and general allocations, which are further described below.

  Specific Allocation

        Specific allocations are made for loans determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or fair value of collateral for collateral dependent loans. The Company charges off any collateral shortfall on collaterally dependent impaired loans.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. Loans (Continued)

        A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Impaired loans are generally placed on non-accrual status either when there is reasonable doubt as to the full collection of payments or when the loans become 90 days past due unless an evaluation clearly indicates that the loan is well secured and in the process of collection. Impairment is measured on a loan by loan basis for commercial loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral, adjusted for market conditions and selling expenses, if the loan is collateral dependent.

        The Company may periodically agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a troubled debt restructure ("TDR"). All TDRs are initially classified as impaired and may be evaluated for removal from impaired status after one year of current payments for a modified loan with a market rate for that borrower at the time of restructuring.

  General Allocation

        The general allocation is determined by segregating the remaining loans by type of loan and payment history. Consideration is given to historical loss experience and qualitative factors such as delinquency trends, changes in underwriting standards or lending policies, procedures and practices, experience and depth of management and lending staff, and general economic conditions. This analysis establishes loss factors that are applied to the loan groups to determine the amount of the general allocations. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revisions based upon changes in economic and real estate market conditions. Actual loan losses may be significantly more than the allowance for loan losses that have been established which could have a material negative effect on financial results. There were no changes in the Company's policies or methodology pertaining to the general component of the allowance for loan losses during the three months ended September 30, 2014.

        On a quarterly basis, management's Loan Review Committee reviews the current status of various loan assets in order to evaluate the adequacy of the allowance for loan losses. In this evaluation process specific loans with risk ratings of six (special mention) or higher are analyzed to determine their potential risk of loss. This process concentrates on watch list, non-accrual and classified loans. Any loan determined to be impaired is evaluated for potential loss exposure. Any shortfall results in a charge-off if the likelihood of loss is evaluated as probable. The Company's policy for charging off uncollectible loans is based on an analysis of the financial condition of the borrower and/or the collateral value. To determine the adequacy of collateral on a particular loan, an estimate of the fair market value of the collateral is based on the most current appraised value, discounted cash flow valuation or other available information.

        The qualitative factors are assessed based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

        Residential real estate—The Company generally does not originate loans with a loan-to-value ratio greater than 80% unless there is private mortgage insurance. All loans in this segment are

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. Loans (Continued)

collateralized by one- to four-family residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

        Commercial real estate—Loans in these segments are primarily income-producing properties throughout Massachusetts and Connecticut. The underlying cash flows generated by the properties can be adversely impacted by a downturn in the economy as evidenced by increased vacancy rates, which in turn, will have an effect on the credit quality in this segment. Management requires annual borrower financial statements, obtains rent rolls annually and continually monitors the cash flows of these loans.

        Home equity loans—Loans in this segment are secured by first or second mortgages on one- to four-family owner occupied properties, and are generally underwritten in amounts such that the combined first and second mortgage balances generally do not exceed 85% of the value of the property serving as collateral at time of origination. The lines-of-credit are available to be drawn upon for 10 to 20 years, at the end of which time they become term loans amortized over 5 to 10 years. Interest rates on home equity lines normally adjust based on the month-end prime rate published in the Wall Street Journal.

        Residential construction loans—Loans in this segment primarily include construction to permanent non-speculative real estate loans. All loans in this segment are collateralized by one- to four-family residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

        Commercial construction loans—Loans in this segment primarily include construction to permanent non-speculative real estate loans. The underlying cash flows generated by the properties may be adversely impacted by a downturn in the economy, which in turn, will have an effect on the credit quality in this segment.

        Commercial loans—Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy may have an effect on the credit quality in this segment.

        Automobile and other secured loans—Loans in this segment include consumer non-real estate secured loans that the Company originates as well as automobile loans that the Company purchases from a third party. The Company has the ability to select the automobile loans it purchases based on its own underwriting standards.

        Manufactured home loans—Loans in this segment are secured by first liens on properties located primarily in the Northeast. Repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates, will have an effect on the credit quality in this segment. The Company has the ability to select the manufactured home loans it purchases based on its own underwriting standards.

        Other consumer loans—Loans in this segment are generally unsecured and repayment is dependent on the credit quality of the individual borrower.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. Loans (Continued)

Credit Quality Information

        The Company utilizes a nine grade internal loan rating system for all loans as follows:

        Loans rated 1 - 5:    Loans in these categories are considered "pass" rated loans with low to average risk.

        Loans rated 6:    Loans in this category are considered "special mention." These loans are starting to show signs of potential weakness and are being closely monitored by management.

        Loans rated 7:    Loans in this category are considered "substandard." Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Company will sustain some loss if the weakness is not corrected.

        Loans rated 8:    Loans in this category are considered "doubtful." Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

        Loans rated 9:    Loans in this category are considered uncollectible ("loss") and of such little value that their continuance as loans is not warranted. These loans are generally charged off at each quarter end.

        On an annual basis, or more often if needed, the Company formally reviews the ratings on all commercial real estate, commercial construction and commercial loans. The Company engages an independent third-party to review a significant portion of loans within these segments. Management uses the results of these reviews as part of its annual review process. All credits rated 6 or worse are reviewed on a quarterly basis by management. At origination, management assigns risk ratings to one-to four-family residential loans, home equity loans, residential construction loans, manufactured home loans, and other consumer loans. The Company updates these risk ratings as needed based primarily on delinquency, bankruptcy, or tax delinquency.

        The following tables present the Company's loans by risk rating at September 30, 2014 and June 30, 2014:

September 30, 2014

	One- to Four- Family	Commercial Real Estate	Home Equity First Lien	Home Equity Second Lien	Residential Construction	Commercial Construction
	(In Thousands)
Loans rated 1-5	$104,020	$186,333	$35,425	$41,633	$3,790	$34,130
Loans rated 6	543	12,892	—	10	—	275
Loans rated 7	2,788	2,953	26	170	—	—
Loans rated 8	146	—	—	—	—	—
Loans rated 9	—	—	—	—	—	—

	$107,497	$202,178	$35,451	$41,813	$3,790	$34,405

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. Loans (Continued)

	Commercial	Manufactured Homes	Automobile and Other Secured Loans	Other Consumer	Total
	(In Thousands)
Loans rated 1-5	$47,899	$21,916	$6,680	$2,905	$484,731
Loans rated 6	430	99	—	—	14,249
Loans rated 7	4,070	51	—	5	10,063
Loans rated 8	—	91	—	—	237
Loans rated 9	—	—	—	—	—

	$52,399	$22,157	$6,680	$2,910	$509,280

June 30, 2014

	One- to Four- Family	Commercial Real Estate	Home Equity First Lien	Home Equity Second Lien	Residential Construction	Commercial Construction
	(In Thousands)
Loans rated 1-5	$104,221	$184,317	$36,299	$39,688	$3,807	$36,189
Loans rated 6	523	12,447	—	7	—	—
Loans rated 7	2,608	3,986	—	150	—	—
Loans rated 8	146	—	—	—	—	—
Loans rated 9	—	—	—	—	—	—

	$107,498	$200,750	$36,299	$39,845	$3,807	$36,189

	Commercial	Manufactured Homes	Automobile and Other Secured Loans	Other Consumer	Total
	(In Thousands)
Loans rated 1-5	$49,874	$21,342	$7,172	$2,564	$485,473
Loans rated 6	533	160	—	1	13,671
Loans rated 7	4,349	59	—	1	11,153
Loans rated 8	—	205	—	—	351
Loans rated 9	—	—	—	—	—

	$54,756	$21,766	$7,172	$2,566	$510,648

        The results of the Company's quarterly loan review process are summarized by, and appropriate recommendations and loan loss allowances are approved by, the Loan Review Committee (the "Committee"). All supporting documentation with regard to the evaluation process, loan loss experience, allowance levels and the schedules of classified loans is maintained by the Company. The Committee is chaired by the Company's Chief Financial Officer. The allowance for loan losses calculation is presented to the Board of Directors on a quarterly basis with recommendations on its adequacy.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. Loans (Continued)

        The following are summaries of past due and non-accrual loans as of September 30, 2014 and June 30, 2014:

	30 - 59 Days Past Due	60 - 89 Days Past Due	90 Days or Greater Past Due	Total Past Due	Loans on Non-accrual
	(In Thousands)
September 30, 2014
Mortgage loans on real estate:
One- to four-family	$946	$82	$2,681	$3,709	$2,977
Commercial	43	404	583	1,030	988
Home equity:
First lien	—	27	—	27	—
Second lien	144	27	24	195	143
Commercial	—	35	2,318	2,353	2,318
Consumer:
Manufactured homes	401	27	116	544	149
Automobile and other secured loans	—	—	—	—	—
Other	105	—	5	110	5

Total	$1,639	$602	$5,727	$7,968	$6,580

June 30, 2014
Mortgage loans on real estate:
One- to four-family	$607	$236	$2,437	$3,280	$2,755
Commercial	583	—	—	583	534
Home equity:
First lien	—	—	—	—	—
Second lien	159	—	111	270	150
Commercial	—	—	1,500	1,500	1,500
Consumer:
Manufactured homes	304	27	240	571	240
Automobile and other secured loans	—	—	—	—	—
Other	12	1	—	13	—

Total	$1,665	$264	$4,288	$6,217	$5,179

        At September 30, 2014 and June 30, 2014, there were no loans past due 90 days or more and still accruing.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. Loans (Continued)

        The following are summaries of impaired loans:

	September 30, 2014			June 30, 2014
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
	(In Thousands)
Impaired loans without a valuation allowance:
Mortgage loans on real estate:
One- to four-family	$2,977	$3,196	$—	$2,755	$2,814	$—
Commercial	3,429	3,429	—	3,147	3,147	—
Commercial construction	275	275	—	—	—	—
Home equity:
Second lien	144	163	—	150	170	—
Other loans:
Commercial	3,031	3,031	—	2,952	2,952	—
Manufactured homes	149	159	—	239	275	—
Consumer other	5	5	—	—	—	—

Total	10,010	10,258	—	9,243	9,358	—

Impaired loans with a valuation allowance:
Mortgage loans on real estate:
Commercial	534	534	10	537	537	11

Total	534	534	10	537	537	11

Total impaired loans	$10,544	$10,792	$10	$9,780	$9,895	$11

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. Loans (Continued)

        Information pertaining to impaired loans for the three months ended September 30, 2014 and 2013 are as follows:

	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013
	Average Recorded Investment on Impaired Loans	Interest Income		Average Recorded Investment on Impaired Loans	Interest Income
		Recognized	Recognized on a Cash Basis		Recognized	Recognized on a Cash Basis
	(In Thousands)
Mortgage loans on real estate:
One- to four-family	$2,986	$14	$14	$1,239	$21	$15
Commercial	3,971	31	2	7,818	106	106
Home equity:
Second lien	147	4	4	350	5	1
Construction:
Commercial	278	5	—	—	—	—
Commercial	3,052	28	16	4,799	68	36
Consumer:
Manufactured homes	150	4	4	79	1	—
Other	5	—	—	—	—	—

Total loans	$10,589	$86	$40	$14,285	$201	$158

        At September 30, 2014, the Company had one impaired loan that had $129,000 committed to be advanced. The $10.5 million of impaired loans as of September 30, 2014 includes $6.6 million of non-accrual loans and $3.7 million of accruing TDR loans. The remaining $241,000 of impaired loans, all of which are current with payments, are loans that the Company believes, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal, or interest when due according to the contractual terms of the loan agreement. Of the $10.5 million of impaired loans, $4.0 million, or 38%, are current with all payment terms. As of June 30, 2014, the $9.8 million of impaired loans included $5.2 million of non-accrual loans and $4.6 million of accruing TDRs. Of the $9.8 million of impaired loans, $4.6 million, or 47%, were current with all payment terms as of June 30, 2014.

        The Company had no new TDRs during the three months ended September 30, 2014 and 2013. As of September 30, 2014 and 2013, there were no TDRs that were restructured within the previous twelve months that had any payment defaults.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. Loans (Continued)

        Information pertaining to activity in the allowance for loan losses for the three months ended September 30, 2014 and 2013, is as follows:

	One- to Four- Family	Commercial Real Estate	Home Equity First Lien	Home Equity Second Lien	Residential Construction	Commercial Construction	Commercial	Manufactured Homes	Automobile and Other Secured Loans	Other Consumer	Total
	(In Thousands)
Balance at June 30, 2014	$697	$2,288	$204	$268	$30	$472	$1,216	$417	$30	$29	$5,651
Charge-offs	(26)	—	—	(7)	—	—	—	(14)	—	(2)	(49)
Recoveries	—	—	—	1	—	—	12	—	4	—	17
Provision (credit)	160	128	34	69	2	—	(360)	115	(4)	6	150

Balance at September 30, 2014	$831	$2,416	$238	$331	$32	$472	$868	$518	$30	$33	$5,769

Balance at June 30, 2013	$762	$2,215	$233	$302	$33	$315	$1,065	$432	$34	$23	$5,414
Charge-offs	—	(4)	—	—	—	—	—	(46)	—	—	(50)
Recoveries	—	—	1	—	—	—	1	—	—	11	13
Provision (credit)	—	90	—	—	—	—	—	10	—	—	100

Balance at September 30, 2013	$762	$2,301	$234	$302	$33	$315	$1,066	$396	$34	$34	$5,477

        Information pertaining to the allowance for loan losses and recorded investment in loans at September 30, 2014, and June 30, 2014 are as follows:

	At September 30, 2014
	One- to Four- Family	Commercial Real Estate	Home Equity First Lien	Home Equity Second Lien	Residential Construction	Commercial Construction	Commercial	Manufactured Homes	Automobile and Other Secured Loans	Other Consumer	Total
	(In Thousands)
Allowance:
Impaired loans	$—	$10	$—	$—	$—	$—	$—	$—	$—	$—	$10
Non-impaired loans	831	2,406	238	331	32	472	868	518	30	33	5,759

Total allowance for loan losses	$831	$2,416	$238	$331	$32	$472	$868	$518	$30	$33	$5,769

Loans:
Impaired loans	$2,977	$3,963	$—	$144	$—	$275	$3,031	$149	$—	$5	$10,544
Non-impaired loans	104,520	198,215	35,451	41,669	3,790	34,130	49,368	22,008	6,680	2,905	498,736

Total loans	$107,497	$202,178	$35,451	$41,813	$3,790	$34,405	$52,399	$22,157	$6,680	$2,910	$509,280

	At June 30, 2014
	One- to Four- Family	Commercial Real Estate	Home Equity First Lien	Home Equity Second Lien	Residential Construction	Commercial Construction	Commercial	Manufactured Homes	Automobile and Other Secured Loans	Other Consumer	Total
	(In Thousands)
Allowance:
Impaired loans	$—	$11	$—	$—	$—	$—	$—	$—	$—	$—	$11
Non-impaired loans	697	2,277	204	268	30	472	1,216	417	30	29	5,640

Total allowance for loan losses	$697	$2,288	$204	$268	$30	$472	$1,216	$417	$30	$29	$5,651

Loans:
Impaired loans	$2,755	$3,684	$—	$150	$—	$—	$2,952	$239	$—	$—	$9,780
Non-impaired loans	104,743	197,066	36,299	39,695	3,807	36,189	51,804	21,527	7,172	2,566	500,868

Total loans	$107,498	$200,750	$36,299	$39,845	$3,807	$36,189	$54,756	$21,766	$7,172	$2,566	$510,648

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. Loans (Continued)

        The Company has transferred a portion of its originated commercial real estate and commercial loans to participating lenders. The amounts transferred have been accounted for as sales and are therefore not included in the Company's accompanying consolidated balance sheets. The Company and participating lenders share in any gains or losses that may result from a borrower's lack of compliance with contractual terms of the loan. The Company continues to service the loans on behalf of the participating lenders and, as such, collects cash payments from the borrowers, remits payments (net of servicing fees) to participating lenders and disburses required escrow funds to relevant parties. At September 30, 2014 and June 30, 2014, the Company was servicing loans for participants aggregating $36.6 million and $34.4 million, respectively.

9. Subsequent Events

        Subsequent events represent events or transactions occurring after the balance sheet date but before the financial statements are issued or are available to be issued. Financial statements are considered "issued" when they are widely distributed to shareholders and others for general use and reliance in a form and format that complies with GAAP. Financial statements are considered "available to be issued" when they are complete in form and format that complies with GAAP and all approvals necessary for their issuance have been obtained.

        The Company is an SEC filer and management has evaluated subsequent events through the date that the financial statements were issued.

        On November 3, 2014, the Company, and Berkshire Hills Bancorp, Inc. ("Berkshire Hills"), the holding company for Berkshire Bank ("Berkshire Bank"), entered into an Agreement and Plan of Merger pursuant to which (i) the Company will merge with and into Berkshire Hills, the separate corporate existence of the Company will thereupon cease and Berkshire Hills will continue as the surviving corporation (the "Merger"), and (ii) it is anticipated that the Bank will merge with and into Berkshire Bank, the separate corporate existence of the Bank will thereupon cease and Berkshire Bank will continue as the surviving corporation. The consummation of the Merger is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the Merger by the stockholders of the Company. The Merger is currently expected to be completed early in the second quarter of 2015.

        Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, par value $0.01 per share, of the Company will be exchanged for 0.81 shares of common stock, par value $0.01 per share, of Berkshire Hills. The Merger Agreement provides each of the Company and Berkshire Hills with specified termination rights. If the Merger is not consummated under specified circumstances, including if Hampden terminates the Merger Agreement for a Superior Proposal (as defined in the Merger Agreement), Hampden has agreed to pay Berkshire Hills a termination fee equal to (i) $3.6 million, if such fee shall become payable within 45 days from the date of the Merger Agreement, or (ii) $4.7 million, if such fee shall become payable thereafter.

        On November 4, 2014, the Company announced that its Board of Directors had declared a cash dividend of $0.08 per common share. The dividend will be paid on November 28, 2014 to shareholders of record as of November 14, 2014.

        On November 10, 2014, the Company received a $601,000 recovery on a commercial loan previously charged off.

REPORT OF MANGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

        The management of Hampden Bancorp, Inc. ("the Company") is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934. The internal control process has been designed under management's supervision to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company's financial statements for external reporting purposes in accordance with accounting principles generally accepted in the United States of America.

        The Company's internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that accurately and fairly reflect, in reasonable detail, transactions and dispositions of assets; and provide reasonable assurances that: (1) transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America; (2) receipts and expenditures are being made only in accordance with authorizations of management and the directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company's assets that could have a material effect on the Company's financial statements.

        All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        Management conducted an assessment of the effectiveness of the Company's internal control over financial reporting as of June 30, 2014, utilizing the framework established in Internal Control—Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on this assessment, management has determined that the Company's internal control over financial reporting as of June 30, 2014 is effective based on those criteria.

        The effectiveness of the Company's internal control over financial reporting as of June 30, 2014 has been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report, which follows. The report expresses an unqualified opinion on the effectiveness of the Company's internal control over financial reporting as of June 30, 2014.

Date: September 12, 2014	/s/ GLENN S. WELCH Glenn S. Welch Chief Executive Officer and President
Date: September 12, 2014	/s/ TARA G. CORTHELL Tara G. Corthell Chief Financial Officer and Treasurer

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Hampden Bancorp, Inc.

        We have audited the consolidated balance sheets of Hampden Bancorp, Inc. and subsidiaries (the "Company") as of June 30, 2014 and 2013, and the related consolidated statements of net income, comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 2014. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hampden Bancorp, Inc. and subsidiaries as of June 30, 2014 and 2013, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Hampden Bancorp, Inc. and subsidiaries' internal control over financial reporting as of June 30, 2014, based on criteria established in Internal Control—Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated September 12, 2014 expressed an unqualified opinion on the effectiveness of Hampden Bancorp, Inc.'s internal control over financial reporting.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
September 12, 2014

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON
INTERNAL CONTROL OVER FINANCIAL REPORTING

The Board of Directors and Shareholders of
Hampden Bancorp, Inc.

        We have audited Hampden Bancorp, Inc. and subsidiaries' (the "Company") internal control over financial reporting as of June 30, 2014, based on criteria established in Internal Control—Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Hampden Bancorp, Inc. and subsidiaries' management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the accounting principles generally accepted in the United States of America. A company's internal control over financial reporting includes those policies and procedures that (a) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the company's financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, Hampden Bancorp, Inc. and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of June 30, 2014, based on criteria established in Internal Control—Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the June 30, 2014 consolidated financial statements of Hampden Bancorp, Inc. and our report dated September 12, 2014 expressed an unqualified opinion.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
September 12, 2014

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,
	2014	2013
	(In Thousands)
ASSETS
Cash and due from banks	$9,437	$13,737
Federal funds sold and other short-term investments	3,230	11,881

Cash and cash equivalents	12,667	25,618
Securities available for sale, at fair value	133,936	138,730
Securities held to maturity, at cost	9,302	—
Federal Home Loan Bank of Boston stock, at cost	6,648	5,092
Loans held for sale	330	1,274
Loans, net of allowance for loan losses of $5,651 at June 30, 2014 and $5,414 at June 30, 2013	507,635	450,347
Other real estate owned	309	1,221
Premises and equipment, net	4,668	5,010
Accrued interest receivable	1,688	1,636
Deferred tax asset, net	4,182	4,584
Bank-owned life insurance	17,459	16,956
Other assets	2,673	2,494

Total assets	$701,497	$652,962

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits	$407,508	$400,717
Non-interest bearing deposits	84,224	74,081

Total deposits	491,732	474,798

Short-term borrowings	4,000	4,500
Long-term debt	112,446	82,492
Mortgagors' escrow accounts	1,184	1,100
Accrued expenses and other liabilities	4,976	6,413

Total liabilities	614,338	569,303

Commitments and contingencies (Note 11)
Preferred stock ($.01 par value, 5,000,000 shares authorized, none issued or outstanding)
Common stock ($.01 par value, 25,000,000 shares authorized; 8,034,027 issued at June 30, 2014 and 7,982,976 issued at June 30, 2013; 5,651,130 outstanding at June 30, 2014 and 5,629,099 outstanding at June 30, 2013)	80	80
Additional paid-in-capital	80,389	79,926
Unearned compensation—ESOP (317,998 shares unallocated at June 30, 2014 and 360,397 shares unallocated at June 30, 2013)	(3,180)	(3,604)
Unearned compensation—equity incentive plan	(8)	(16)
Retained earnings	37,697	34,450
Accumulated other comprehensive income	158	346
Treasury stock, at cost (2,382,897 shares at June 30, 2014 and 2,353,877 shares at June 30, 2013)	(27,977)	(27,523)

Total stockholders' equity	87,159	83,659

Total liabilities and stockholders' equity	$701,497	$652,962

See accompanying notes to consolidated financial statements.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

	Years Ended June 30,
	2014	2013	2012
	(Dollars in Thousands, except per share data)
Interest and dividend income:
Loans, including fees	$22,729	$21,570	$21,805
Debt securities:
Taxable	2,615	2,713	2,981
Tax-exempt	68	1	—
Dividends	62	25	22
Federal funds sold and other short-term investments	38	39	25

Total interest and dividend income	25,512	24,348	24,833

Interest expense:
Deposits	3,009	3,664	4,197
Borrowings	2,161	1,821	1,567

Total interest expense	5,170	5,485	5,764

Net interest income	20,342	18,863	19,069
Provision for loan losses	550	675	425

Net interest income, after provision for loan losses	19,792	18,188	18,644

Non-interest income:
Customer service fees	2,168	1,989	1,712
Gain on sales of securities, net	—	114	19
Gain on sales of loans, net	276	910	625
Increase in cash surrender value of bank-owned life insurance	503	529	470
Other	691	660	414

Total non-interest income	3,638	4,202	3,240

Non-interest expense:
Salaries and employee benefits	9,132	9,959	9,870
Occupancy and equipment	1,857	1,921	1,837
Data processing services	931	1,022	593
Advertising	592	570	663
Net (gain) loss on other real estate owned	(1)	(38)	41
FDIC insurance and assessment	399	370	310
Other general and administrative	3,461	3,835	3,771

Total non-interest expense	16,371	17,639	17,085

Income before income taxes	7,059	4,751	4,799
Income tax provision	2,544	1,777	1,783

Net income	$4,515	$2,974	$3,016

Earnings per share:
Basic	$0.85	$0.55	$0.52
Diluted	$0.83	$0.54	$0.51
Weighted average shares outstanding:
Basic	5,304,151	5,414,851	5,806,977
Diluted	5,435,761	5,548,151	5,888,591

See accompanying notes to consolidated financial statements.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Years Ended June 30,
	2014	2013	2012
	(In Thousands)
Net income	$4,515	$2,974	$3,016

Other comprehensive income (loss):
Unrealized holding gains (losses) on available-for-sale securities	(308)	(2,658)	584
Reclassification adjustment for gains realized in income(1)	—	(114)	(19)

Net unrealized gains (losses)	(308)	(2,772)	565
Tax effect	120	1,001	(205)

Other comprehensive income (loss), net-of-tax	(188)	(1,771)	360

Comprehensive income	$4,327	$1,203	$3,376

(1)
Amounts are included in gain on sales of securities, net in the consolidated statements of net income. The related income tax-provision amounted to $42,000 and $6,000 for the years ended June 30, 2013 and 2012, respectively.

See accompanying notes to consolidated financial statements.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

YEARS ENDED JUNE 30, 2014, 2013 and 2012

	Common Stock				Unearned Compensation- Equity Incentive Plan		Accumulated Other Comprehensive Income
			Additional Paid-in Capital	Unearned Compensation- ESOP		Retained Earnings		Treasury Stock
	Shares	Amount							Total
	(Dollars In Thousands)
Balance at June 30, 2011	6,799,499	$80	$78,517	$(4,452)	$(871)	$30,327	$1,757	$(11,842)	$93,516
Comprehensive income	—	—	—	—	—	3,016	360	—	3,376
Issuance of common stock for exercise of stock options	1,169	—	—	—	—	—	—	—	—
Cash dividends paid ($0.14 per share)	—	—	—	—	—	(820)	—	—	(820)
Common stock repurchased	(832,273)	—	—	—	—	—	—	(10,410)	(10,410)
Stock-based compensation	—	—	330	—	596	—	—	—	926
Tax benefit from Equity Incentive Plan vesting	—	—	42	—	—	—	—	—	42
Forfeiture of restricted stock	—	—	—	—	50	(50)	—	—	—
ESOP shares allocated or committed to be allocated (42,399 shares)	—	—	106	424	—	—	—	—	530

Balance at June 30, 2012	5,968,395	80	78,995	(4,028)	(225)	32,473	2,117	(22,252)	87,160
Comprehensive income	—	—	—	—	—	2,974	(1,771)	—	1,203
Issuance of common stock for exercise of stock options	31,428	—	343	—	—	—	—	—	343
Cash dividends paid ($0.18 per share)	—	—	—	—	—	(997)	—	—	(997)
Common stock repurchased	(370,724)	—	—	—	—	—	—	(5,271)	(5,271)
Stock-based compensation	—	—	294	—	209	—	—	—	503
Tax benefit from Equity Incentive Plan vesting	—	—	105	—	—	—	—	—	105
ESOP shares allocated or committed to be allocated (42,399 shares)	—	—	189	424	—	—	—	—	613

Balance at June 30, 2013	5,629,099	80	79,926	(3,604)	(16)	34,450	346	(27,523)	83,659
Comprehensive income	—	—	—	—	—	4,515	(188)	—	4,327
Issuance of common stock for exercise of stock options	51,051	—	163	—	—	—	—	—	163
Cash dividends paid ($0.24 per share)	—	—	—	—	—	(1,268)	—	—	(1,268)
Common stock repurchased	(29,020)	—	—	—	—	—	—	(454)	(454)
Stock-based compensation	—	—	38	—	8	—	—	—	46
Tax benefit from Equity Incentive Plan vesting	—	—	1	—	—	—	—	—	1
ESOP shares allocated or committed to be allocated (42,399 shares)	—	—	261	424	—	—	—	—	685

Balance at June 30, 2014	5,651,130	$80	$80,389	$(3,180)	$(8)	$37,697	$158	$(27,977)	$87,159

See accompanying notes to consolidated financial statements.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended June 30,
	2014	2013	2012
	(In Thousands)
Cash flows from operating activities:
Net income	$4,515	$2,974	$3,016
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	550	675	425
Changes in fair value of mortgage servicing rights	41	161	(159)
Net amortization of securities premiums	372	783	199
Depreciation and amortization	671	734	764
Gain on sales of securities, net	—	(114)	(19)
Loans originated for sale	(16,615)	(31,285)	(23,073)
Proceeds from loan sales	17,835	31,848	23,171
Gain on sales of loans, net	(276)	(910)	(625)
Net (gain) loss on other real estate owned	(1)	(38)	41
Increase in cash surrender value of bank-owned life insurance	(503)	(529)	(470)
Deferred tax provision (benefit)	522	(179)	1,296
Employee Stock Ownership Plan expense	685	613	530
Stock-based compensation	46	503	926
Tax benefit from Equity Incentive Plan vesting	(1)	(105)	(42)
Net change in:
Accrued interest receivable	(52)	39	(134)
Other assets	(219)	1,031	(461)
Accrued expenses and other liabilities	(1,437)	539	(893)

Net cash provided by operating activities	6,133	6,740	4,492

Cash flows from investing activities:
Activity in available-for-sale securities:
Sales	—	3,189	1,308
Maturities and calls	6,626	178	1,000
Principal payments	29,547	45,899	29,766
Purchases	(41,361)	(47,588)	(63,620)
Purchase of loans	(5,321)	(6,576)	(8,390)
Loan originations, net of principal payments	(53,073)	(38,559)	(1,578)
Proceeds from sales of other real estate owned	1,469	1,100	304
Purchase of bank-owned life insurance	—	(222)	(5,000)
(Purchase) redemption of Federal Home Loan Bank stock	(1,556)	(133)	274
Purchase of premises and equipment	(329)	(585)	(514)

Net cash used by investing activities	(63,998)	(43,297)	(46,450)

Cash flows from financing activities:
Net change in deposits	16,934	39,966	17,577
Net change in securities sold under agreements to repurchase	—	(7,315)	82
Net change in short-term borrowings	(500)	1,500	3,000
Proceeds from issuance of long-term debt	72,203	28,135	35,411
Repayment of long-term debt	(42,249)	(22,304)	(6,228)
Net change in mortgagors' escrow accounts	84	90	80
Tax benefit from Equity Incentive Plan vesting	1	105	42
Issuance of common stock for exercise of stock options	163	343	—
Repurchase of common stock	(454)	(5,271)	(10,410)
Payment of dividends on common stock	(1,268)	(997)	(820)

Net cash provided by financing activities	44,914	34,252	38,734

Net change in cash and cash equivalents	(12,951)	(2,305)	(3,224)
Cash and cash equivalents at beginning of year	25,618	27,923	31,147

Cash and cash equivalents at end of year	$12,667	$25,618	$27,923

Supplemental cash flow information:
Interest paid on deposits	$3,009	$3,664	$4,197
Interest paid on borrowings	2,156	1,832	1,597
Income taxes paid	2,333	960	284
Securities reclassified from available-for-sale to held-to-maturity	9,302	—	—
Transfers from loans to other real estate owned	556	413	907

See accompanying notes to consolidated financial statements.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2014, 2013 and 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

        The accompanying consolidated financial statements include the accounts of Hampden Bancorp, Inc. (the "Company"), a Delaware corporation, and its wholly-owned subsidiaries, Hampden Bank (the "Bank") and Hampden LS, Inc. Hampden Bank is a Massachusetts-chartered stock savings bank. The Company contributed funds to Hampden LS, Inc. to enable it to make a 15-year loan to the Employee Stock Ownership Plan ("ESOP") to allow it to purchase shares of the Company's common stock. The Bank has three wholly-owned subsidiaries: Hampden Investment Corporation and Hampden Investment Corporation II, which engage in buying, selling, holding and otherwise dealing in securities, and Hampden Insurance Agency, which is inactive. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

        In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The determination of the allowance for loan losses and the valuation of deferred tax assets are material estimates that are particularly susceptible to significant change in the near term.

Business and Operating Segments

        The Company provides a variety of financial services to individuals and small businesses through its Internet operations and ten offices in Hampden County, Massachusetts, and surrounding communities. Its primary deposit products are checking, savings and term certificate accounts and its primary lending products are residential mortgage and commercial loans.

        Financial information is reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. Management evaluates the Company's performance and allocates resources based on a single segment concept. Accordingly, there are no separately identified material operating segments for which discrete financial information is available. The Company does not derive revenues from, or have assets located in foreign countries, nor does it derive revenues from any single customer that represents 10% or more of the Company's total revenues.

Reclassification

        Amounts in prior years consolidated financial statements are reclassified where necessary to conform to the current year presentation.

Cash and Cash Equivalents and Statements of Cash Flows

        Cash and due from banks, federal funds sold and short-term investments with original maturities of less than 90 days are recognized as cash equivalents in the consolidated statements of cash flows. Federal funds sold generally mature in one day. Cash flows from loans and deposits are reported on a

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

net basis, except for loan purchases. The Company maintains amounts due from banks that, at times, may exceed federally insured limits. The Company has not experienced any losses from such concentrations.

Securities

        Debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as "available for sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

        Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Realized gains and losses on disposition of securities are recorded on the trade date and determined using the specific identification method.

Fair Value Hierarchy

        The Company groups its assets generally measured at fair value in three levels based on the markets in which the assets are traded and the reliability of the assumptions used to determine the fair value, as follows:

Level 1:	Inputs to the valuation methodology are quoted prices, unadjusted, for identical assets in active markets. A quoted price in an active market provides the most reliable evidence of fair value and is used to measure fair value whenever available.
Level 2:
Inputs to the valuation methodology include quoted prices for similar assets in active markets; inputs to the valuation methodology include quoted prices for identical or similar assets in markets that are not active; or inputs to the valuation methodology that are derived principally from or can be corroborated by observable market data by correlation or other means.
Level 3:
Inputs to the valuation methodology are unobservable and significant to the fair value measurement. Level 3 assets include financial instruments whose value is determined using discounted cash flow methodologies, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

        Transfers between levels are recognized at the end of a reporting period if applicable.

Federal Home Loan Bank Stock

        The Bank, as a member of the Federal Home Loan Bank of Boston ("FHLB"), is required to invest in shares of $100 par value stock of the FHLB in the amount of 1% of the Bank's outstanding residential loans or 5% of its outstanding advances from the FHLB, whichever is higher. Based on redemption provisions of the FHLB, the stock has no quoted market value and is carried at cost. At its discretion, the FHLB may declare dividends on its stock. The Company reviews its investment in FHLB

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

stock for impairment based on the ultimate recoverability of the cost basis in the FHLB stock. As of June 30, 2014, no impairment has been recognized.

Loans Held for Sale

        Loans originated and intended for sale in the secondary market are carried at the lower of amortized cost or fair value in the aggregate, as determined by outstanding commitments from investors or current investor yield requirements. Net unrealized losses, if any, are recognized through a valuation allowance by charges to non-interest income. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold. As of June 30, 2014 and 2013, the Company had no material derivative loan commitments.

Loans

        The Company grants mortgage, commercial, and consumer loans to customers. A substantial portion of the loan portfolio consists of mortgage loans in Hampden and Hampshire Counties, Massachusetts, and surrounding communities. The ability of the Company's debtors to honor their contracts is dependent upon the local real estate market and economy.

        Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated and purchased loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

        The accrual of interest on mortgage and commercial loans is discontinued when reasonable doubt exists as to the full collection of interest and principal or at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Other personal loans are typically charged off no later than 180 days past due. Past due status is based on the contractual term of the loans. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not collected for loans that are placed on non-accrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Loans are reclassified to accrual status once the borrower has shown the ability and an acceptable history of repayment of six months. The Company may also return a loan to accrual status if the borrower evidences sufficient cash flow to service the debt and provides additional collateral to support the collectability of the loan.

Allowance for Loan Losses

        The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The allowance for loan losses is evaluated on a quarterly basis by management and is based upon management's periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

        The analysis of the allowance for loan losses has two components: specific and general allocations, which are further described below.

  Specific allocation

        Specific loss allocations are made for loans determined to be impaired. Specific allocations result in a charge-off if the likelihood of loss is evaluated as probable. The Company's policy for charging off uncollectible loans is based on an analysis of the financial condition of the borrower and/or the collateral value. To determine the adequacy of collateral on a particular loan, an estimate of the fair value of the collateral is based on the most current appraised value, tax assessed value, discounted cash flow valuation or other available information.

        A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Impaired loans are generally placed on non-accrual status either when there is reasonable doubt as to the full collection of payments or when the loans become 90 days past due unless an evaluation clearly indicates that the loan is well secured and in the process of collection. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral, adjusted for selling expenses, if the loan is collateral dependent.

        The Company may periodically agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a troubled debt restructuring ("TDR"). All TDRs are initially classified as impaired.

        Large groups of smaller balance homogeneous loans are collectively evaluated for impairment unless such loans are subject to a troubled debt restructuring agreement.

  General allocation

        The general allocation is determined by segregating the remaining loans, by loan segment and payment history. Consideration is given to historical loss experience, and qualitative factors such as delinquency trends, changes in underwriting standards or lending policies, procedures and practices, experience and depth of management and lending staff, and general economic conditions. This analysis establishes loss factors that are applied to the loan groups to determine the amount of the general allocations. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revisions based upon changes in economic and real estate market conditions. Actual loan losses may be significantly more than the allowance for loan losses that have been established which could have a material negative effect on financial results. There were no changes in

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the Company's policies or methodology pertaining to the general component of the allowance for loan losses during the year ended June 30, 2014.

        On a quarterly basis, management's Loan Review Committee reviews the current status of various loan assets in order to evaluate the adequacy of the allowance for loan losses. In this evaluation process, specific loans are analyzed to determine their potential risk of loss. This process concentrates on non-accrual and classified loans with risk ratings of six or higher. Any loan determined to be impaired is evaluated for potential loss exposure as previously described.

        The qualitative factors are assessed based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

        Residential real estate—The Company generally does not originate loans with a loan-to-value ratio greater than 80 percent unless there is private mortgage insurance. All loans in this segment are collateralized by one- to four-family residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

        Commercial real estate—Loans in this segment are primarily income-producing properties throughout Massachusetts and Connecticut. The underlying cash flows generated by the properties can be adversely impacted by a downturn in the economy as evidenced by increased vacancy rates, which in turn, will have an effect on the credit quality in this segment. Management requires annual borrower financial statements, obtains rent rolls annually and continually monitors the cash flows of these loans.

        Home equity loans—Home equity loans are broken out into two segments, secured by first or second mortgages on one- to four-family owner occupied properties, and are generally underwritten in amounts such that the combined first and second mortgage balances generally do not exceed 85% of the value of the property serving as collateral at time of origination. The lines of credit are available to be drawn upon for 10 to 20 years, at the end of which time they become term loans amortized over 5 to 10 years. Interest rates on home equity lines normally adjust based on the month-end prime rate published in the Wall Street Journal.

        Residential construction loans—Loans in this segment primarily include non-speculative real estate loans. All loans in this segment are collateralized by one- to four-family residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

        Commercial construction loans—Loans in this segment primarily include construction to permanent non-speculative real estate loans. The underlying cash flows generated by the properties are adversely impacted by a downturn in the economy, which in turn, will have an effect on the credit quality in this segment.

        Commercial loans—Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, will have an effect on the credit quality in this segment.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Manufactured home loans—Loans in this segment are secured by first liens on properties located primarily in the Northeast. Repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates, will have an effect on the credit quality in this segment.

        Automobile and other secured loans—Loans in this segment include consumer non-real estate secured loans that the Company originates as well as automobile loans that the Company purchases from third parties. The Company has the ability to select the automobile loans it purchases based on its own underwriting standards.

        Other consumer loans—Loans in this segment are generally unsecured and repayment is dependent on the credit quality of the individual borrower.

Troubled Debt Restructurings

        A modified loan is considered a TDR when two conditions are met: (1) the borrower is experiencing financial difficulty and (2) concessions are made by the Company that would not otherwise be considered for a borrower with similar risk characteristics. The most common types of modifications include below market interest rate reductions, deferrals of principal and maturity extensions. Modified terms are dependent upon the financial position and needs of the individual borrower. If the modification agreement is violated, the loan is handled by the Company's Collections Department for resolution, which may result in foreclosure. The Company's determination of whether a loan modification is a TDR considers the individual facts and circumstances surrounding each modification.

        The Company's nonaccrual policy is followed for TDRs. If the loan was current prior to modification, nonaccrual status may not be required. If the loan was on nonaccrual prior to modification or if the payment amount significantly increases, the loan will remain on nonaccrual for a period of at least six months. Loans qualify for return to accrual status once the borrower has demonstrated the willingness and the ability to perform in accordance with the restructured terms of the loan agreement for a period of not less than six months and future payments are reasonably assured.

        TDR classifications may be removed if the borrower demonstrates compliance with the modified terms and the restructuring agreement specifies an interest rate equal to that which would be provided to a borrower with similar risk characteristics at the time of restructuring. All TDRs are initially reported as impaired.

Loan Servicing

        Servicing assets are recognized as separate assets at fair value when rights are acquired through purchase or through sale of financial assets. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation technique using the present value of estimated future cash flows calculated using current market discount rates. Servicing assets are measured at fair value at each reporting period and changes in fair value are recognized in other non-interest income in the period in which the change occurs.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Transfers of Financial Assets

        Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

        During the normal course of business, the Company may transfer a portion of a financial asset, for example, a participation loan or the government guaranteed portion of a loan. In order to be eligible for sales treatment, the transfer of the portion of the loan must meet the criteria of a participating interest. If it does not meet the criteria of a participating interest, the transfer must be accounted for as a secured borrowing. In order to meet the criteria for a participating interest, all cash flows from the loan must be divided proportionately, the rights of each loan holder must have the same priority, the loan holders must have no recourse to the transferor other than standard representations and warranties and no loan holder can have the right to pledge or exchange the entire loan.

Bank-Owned Life Insurance

        Bank-owned life insurance policies are reflected on the consolidated balance sheet at cash surrender value. Changes in cash surrender value are reflected in non-interest income on the consolidated statement of net income and are not subject to income taxes.

Premises and Equipment

        Land is carried at cost. Buildings, leasehold improvements and equipment are stated at cost, less accumulated depreciation and amortization, computed on the straight-line method over the estimated useful lives of the assets or the expected term of the lease, if shorter. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured. The cost of maintenance and repairs is expensed as incurred.

Other Real Estate Owned

        The Company classifies property acquired through foreclosure or acceptance of a deed in lieu of foreclosure as other real estate owned ("OREO") in its consolidated financial statements. When property is placed into OREO, it is recorded at the fair value less estimated costs to sell at the date of foreclosure or acceptance of deed in lieu of foreclosure. At the time of transfer to OREO, any excess of carrying value over fair value less estimated cost to sell is charged to the allowance for loan losses. Management, or its designee, inspects all OREO property periodically. Holding costs and declines in fair value subsequent to transfer result in charges to non-interest expense.

Advertising Costs

        All advertising costs are expensed as incurred.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

        The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. As changes in the tax laws or rates are enacted, deferred tax assets and liabilities are adjusted accordingly through the provision for income taxes. The Company's base amount of its federal income tax reserve for loan losses is a permanent difference for which there is no recognition of a deferred tax liability. However, the loan loss allowance maintained for financial reporting purposes is a temporary difference with allowable recognition of a related deferred tax asset, if it is deemed realizable. The Company exercises significant judgment in evaluating the amount and timing of recognition of the resulting tax assets and liabilities. These judgments require projections of future taxable income. These judgments and estimates, which are inherently subjective, are reviewed periodically as regulatory and business factors change. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that all or some portion of the deferred tax assets will not be realized.

        The Company has no material uncertain tax positions as of June 30, 2014 or 2013.

        The Company records interest and penalties as part of income tax expense. No interest and penalties were recorded for the years ended June 30, 2014, 2013 and 2012.

        Income tax benefits related to stock compensation in excess of grant date fair value less any proceeds on exercise are recognized as an increase to additional paid-in capital upon vesting or exercising and delivery of the stock. Any income tax effects related to stock compensation that are less than grant date fair value less any proceeds on exercise would be recognized as a reduction of additional paid-in capital to the extent of previously recognized income tax benefits and then through income tax expense for the remaining amount.

Treasury Stock

        Common stock shares repurchased are recorded as treasury stock at cost.

Equity Incentive Plan

        The Company measures compensation cost relating to share-based payment transactions based on the grant date fair value of the equity instruments issued. Compensation cost is recognized over the vesting period of such awards on a straight-line basis. Unrecognized compensation cost applicable to restricted stock awards is recorded as unearned compensation and a reduction of stockholders' equity. The fair value of stock option awards are estimated on the date of grant using the Black-Scholes option pricing model, which includes several assumptions such as expected volatility, dividends, term and risk-free rate for each stock option award. See Note 14 for additional information. Reductions in compensation expense associated with forfeited awards are estimated at the grant date, and this estimated forfeiture rate is adjusted based on actual forfeiture experience.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Employee Stock Ownership Plan

        Compensation expense is recognized based on the fair value of shares at the time they are committed to be released to the Employee Stock Ownership Plan ("ESOP") participants. All shares held by the ESOP that are released and committed to be released are deemed outstanding for purposes of earnings per share calculations. The value of unearned shares to be allocated to ESOP participants for future services not yet performed is recorded as unearned compensation and a reduction of stockholders' equity.

Comprehensive Income/loss

        Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the stockholders' equity section of the consolidated balance sheet, such items, along with net income, are components of comprehensive income.

        The components of accumulated other comprehensive income and related tax effects are as follows:

	June 30,
	2014	2013
	(In Thousands)
Net unrealized gains on available-for-sale securities	$233	$541
Tax effects	(75)	(195)

Net-of-tax amount	$158	$346

Earnings Per Common Share

        Basic earnings per share ("EPS") excludes dilution and is calculated by dividing net income available to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted EPS is computed in a manner similar to that of basic EPS except that the weighted-average number of common shares outstanding is increased to include the number of incremental common shares (computed using the treasury stock method) that would have been outstanding if all potentially dilutive common stock equivalents (such as unvested restricted stock or shares subject to options) were issued during the period. Unallocated common shares held by the ESOP are shown as a reduction of stockholders' equity, and are included in the weighted-average number of common shares outstanding for both basic and diluted earnings per share calculations when committed to be released. Unvested restricted shares are not considered outstanding in the computation of basic earnings per share since the rights to the dividends are forfeitable.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Earnings per common share have been computed based upon the following:

	Years Ended June 30,
	2014	2013	2012
Net income available to common stock (in thousands)	$4,515	$2,974	$3,016

Average number of shares issued	8,019,352	7,970,174	7,950,748
Less: average unallocated ESOP shares	(340,868)	(383,264)	(425,660)
Less: average treasury stock	(2,371,873)	(2,142,150)	(1,631,852)
Less: average unvested restricted stock awards	(2,460)	(29,909)	(86,259)

Average number of basic shares outstanding	5,304,151	5,414,851	5,806,977
Plus: dilutive unvested restricted stock awards	1,487	20,942	37,545
Plus: dilutive stock option shares	130,123	112,358	44,069

Average number of diluted shares outstanding	5,435,761	5,548,151	5,888,591

Basic earnings per share	$0.85	$0.55	$0.52
Diluted earnings per share	$0.83	$0.54	$0.51

        There were 10,000 stock options for the year ended June 30, 2014, which were excluded from the diluted earnings per share because their effect is anti-dilutive. There were no anti-dilutive shares for the years ended June 30, 2013 and 2012.

Recent Accounting Pronouncements

        In February 2013, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2013-2 Comprehensive Income (Topic 220), Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The standard requires that companies present either in a single note or parenthetically on the face of the financial statements, the effect of significant amounts reclassified from each component of accumulated other comprehensive income based on its source and the income statement line items affected by the reclassification. The new requirements took effect for public companies in fiscal years, and interim periods within those years, beginning after December 15, 2012. This ASU guidance did not have a material impact on the Company's consolidated financial statements.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In January 2014, the FASB issued ASU No. 2014-04, Receivables—Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. The ASU was issued to clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the ASU amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2014, and the ASU is to be adopted using either a modified retrospective transition method or a prospective transition method. The Company does not believe such ASU will have a material effect on the Company's consolidated financial statements for the interim and annual periods in 2014, other than the additional disclosures required.

2. RESTRICTIONS ON CASH AND AMOUNTS DUE FROM BANKS

        The Company is required to maintain average balances on hand or with the Federal Reserve Bank of Boston. At June 30, 2014 and 2013, these reserve balances amounted to $7.3 million and $6.4 million, respectively.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

3. INVESTMENT SECURITIES

        The amortized cost and estimated fair value of the Company's investment securities, with gross unrealized gains and losses, follows:

	June 30, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
Available for Sale
Debt securities:
Corporate bonds	$3,026	$60	$—	$3,086
Residential mortgage-backed securities:
Agency	128,938	1,629	(1,494)	129,073
Non-agency	1,688	15	(5)	1,698

Total debt securities	133,652	1,704	(1,499)	133,857
Marketable equity securities	51	28	—	79

Total securities available for sale	$133,703	$1,732	$(1,499)	$133,936

Held to Maturity
Municipal bonds	$9,302	$—	$—	$9,302

Total securities held to maturity	$9,302	$—	$—	$9,302

	June 30, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
Available for Sale
Debt securities:
Municipal bonds	$395	$—	$—	$395
Corporate bonds	3,036	40	—	3,076
Residential mortgage-backed securities:
Agency	132,498	1,916	(1,426)	132,988
Non-agency	2,209	10	(16)	2,203

Total debt securities	138,138	1,966	(1,442)	138,662
Marketable equity securities	51	17	—	68

Total securities available for sale	$138,189	$1,983	$(1,442)	$138,730

        Residential mortgage-backed agency securities are mortgage-backed securities that have been issued by the federal government or its agencies or government-sponsored enterprises. Residential mortgage-backed non-agency securities are mortgage-backed securities that have been issued by private mortgage originators.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

3. INVESTMENT SECURITIES (Continued)

        During the year ended June 30, 2014, $9.3 million in municipal securities were transferred at fair value from the available for sale category to the held to maturity category, as management has no intentions of selling any municipal security prior to maturity. There is no readily available market pricing and no active market to sell these securities, however management believes that the amortized cost of these securities approximates fair value based on their relatively short terms to maturity.

        Certain investment securities are pledged to secure FHLB advances. See Note 8.

        The amortized cost and estimated fair value of debt securities by contractual maturity at June 30, 2014 are set forth below. Expected maturities will differ from contractual maturities because the issuer may have the right to call or prepay obligations with or without call or prepayment penalties.

	Securities Available for Sale		Securities Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In Thousands)
Within 1 year	$—	$—	$6,813	$6,813
After 1 year but within 5 years	3,026	3,086	2,489	2,489

Total bonds, obligations, and municipals	3,026	3,086	9,302	9,302
Residential mortgage-backed securities:
Agency	128,938	129,073	—	—
Non-agency	1,688	1,698	—	—

Total debt securities	$133,652	$133,857	$9,302	$9,302

        For the year ended June 30, 2014 there were no sales of securities available for sale. For the years ended June 30, 2013 and 2012, proceeds from sales of securities available for sale amounted to $3.2 million and $1.3 million, respectively. For the same periods, gross realized gains amounted to $114,000 and $19,000, respectively.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

3. INVESTMENT SECURITIES (Continued)

        Information pertaining to securities with gross unrealized losses at June 30, 2014 and 2013, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve Months		Over Twelve Months		Total
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(In Thousands)
June 30, 2014:
Residential mortgage-backed securities:
Agency	$38	$7,357	$1,456	$51,094	$1,494	$58,451
Non-agency	1	143	4	234	5	377

	$39	$7,500	$1,460	$51,328	$1,499	$58,828

June 30, 2013:
Residential mortgage-backed securities:
Agency	$1,337	$68,456	$89	$6,142	$1,426	$74,598
Non-agency	5	330	11	1,047	16	1,377

	$1,342	$68,786	$100	$7,189	$1,442	$75,975

        Management conducts, at least on a quarterly basis, a review of our investment securities to determine if the value of any security has declined below its cost or amortized cost and whether such decline represents other-than-temporary impairment ("OTTI"). There was no impairment charge recognized for the years ended June 30, 2014, 2013 and 2012.

        At June 30, 2014, 47 debt securities had unrealized losses with aggregate depreciation of 2.5% from the Company's amortized cost basis. In analyzing an issuer's financial condition, management considers whether the securities are issued by the federal government, its agencies or government-sponsored enterprises, whether downgrades by bond rating agencies have occurred, and industry analyst's reports. The unrealized losses in residential mortgage-backed securities were primarily caused by interest rate changes. As management has not decided to sell these securities, nor is it likely that the Company will be required to sell these securities, no declines are deemed to be other than temporary. At June 30, 2014, nine securities issued by private mortgage originators had unrealized losses. Such securities had an amortized cost of $382,000 and a fair value of $377,000. All of these investments are "Senior" Class tranches and have underlying credit enhancement. These securities were originated in the period 2002-2005 and are performing in accordance with contractual terms. Management estimates the loss projections for each security by evaluating the industry rating, amount of delinquencies, amount of foreclosure, amount of other real estate owned, average credit scores, average amortized loan to value and credit enhancement. Based on this review, management determined that no OTTI existed as of June 30, 2014.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

4. LOAN SERVICING

        In the ordinary course of business, the Company sells real estate loans in the secondary market. The Company retains servicing on loans sold and earns servicing fees of .25% per annum based on the monthly outstanding balances of the loans serviced. The Company recognizes servicing assets each time it undertakes an obligation to service loans sold. Calculation of the fair value of mortgage servicing assets is based on Service Release Premium ("SRP") rates for conforming fixed rate mortgages obtained from correspondent lenders. SRP rates vary based on the outstanding balances of the mortgages and are periodically adjusted based on mortgage prepayments and market conditions.

        The changes in servicing assets measured using fair value are as follows:

	Years Ended June 30,
	2014	2013
	(In Thousands)
Fair value at the beginning of year	$654	$445
Capitalized servicing assets	97	48
Changes in fair value	41	161

Fair value at end of year	$792	$654

        The unpaid principal balance of mortgages serviced for others was $71.8 million and $67.7 million at June 30, 2014 and June 30, 2013, respectively. There are no recourse provisions for the loans that are serviced for others. The risks inherent in mortgage servicing assets relate primarily to changes in prepayments that result from shifts in mortgage interest rates. For the years ended June 30, 2014, 2013, and 2012, amounts recognized for loan servicing fees amounted to $321,000, $346,000, and $239,000, respectively, which are included in other non-interest income in the consolidated statements of net income.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

5. LOANS

        A summary of the balances of loans follows:

	June 30,
	2014	2013
	(In Thousands)
Mortgage loans on real estate:
One- to four-family	$107,498	$107,617
Commercial	200,750	167,381
Home equity:
First lien	36,299	36,093
Second lien	39,845	42,328
Construction:
Residential	3,807	3,736
Commercial	36,189	21,237

Total mortgage loans on real estate	424,388	378,392

Other loans:
Commercial	54,756	43,566
Consumer:
Manufactured homes	21,766	21,716
Automobile and other secured loans	7,172	7,682
Other	2,566	1,679

Total other loans	86,260	74,643

Total loans	510,648	453,035
Net deferred loan costs	2,638	2,726
Allowance for loan losses	(5,651)	(5,414)

Total loans, net	$507,635	$450,347

        The Company has transferred a portion of its originated commercial real estate and commercial loans to participating lenders. The amounts transferred have been accounted for as sales and are therefore not included in the Company's accompanying consolidated balance sheets. The Company and participating lenders share in any gains or losses that may result from a borrower's lack of compliance with contractual terms of the loan. The Company continues to service the loans on behalf of the participating lenders and, as such, collects cash payments from the borrowers, remits payments (net of servicing fees) to participating lenders and disburses required escrow funds to relevant parties. At June 30, 2014 and June 30, 2013, the Company was servicing loans for participants aggregating $34.4 million and $35.0 million, respectively.

        During fiscal years 2014 and 2013, the Company purchased manufactured home loans aggregating $3.0 million and $2.9 million, respectively. During fiscal years 2014 and 2013, the Company purchased automobile loans aggregating $2.3 million and $3.7 million, respectively.

        Certain residential and home equity loans are subject to a blanket lien securing FHLB advances. See Note 8.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

5. LOANS (Continued)

Credit Quality Information

        The Company utilizes a nine grade internal loan rating system for all loans as follows:

        Loans rated 1 - 5:    Loans in these categories are considered "pass" rated loans with low to average risk.

        Loans rated 6:    Loans in this category are considered "special mention." These loans are starting to show signs of potential weakness and are being closely monitored by management.

        Loans rated 7:    Loans in this category are considered "substandard." Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Company will sustain some loss if the weakness is not corrected.

        Loans rated 8:    Loans in this category are considered "doubtful." Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

        Loans rated 9:    Loans in this category are considered uncollectible ("loss") and of such little value that their continuance as loans is not warranted. These loans are generally charged off at each quarter end.

        On an annual basis, or more often if needed, the Company formally reviews the ratings on all commercial real estate, commercial construction and commercial loans. The Company engages an independent third-party to review a significant portion of loans within these segments. Management uses the results of these reviews as part of its annual review process. All credits rated 6 or worse are reviewed on a quarterly basis by management. At origination, management assigns risk ratings to one-to four-family residential loans, home equity loans, residential construction loans, manufactured home loans, and other consumer loans. The Company updates these risk ratings as needed based primarily on delinquency, bankruptcy, or tax delinquency.

        The following tables present the Company's loans by risk rating at June 30, 2014 and 2013:

June 30, 2014

	One- to Four-Family	Commercial Real Estate	Home Equity First Lien	Home Equity Second Lien	Residential Construction	Commercial Construction
	(In Thousands)
Loans rated 1 - 5	$104,221	$184,317	$36,299	$39,688	$3,807	$36,189
Loans rated 6	523	12,447	—	7	—	—
Loans rated 7	2,608	3,986	—	150	—	—
Loans rated 8	146	—	—	—	—	—
Loans rated 9	—	—	—	—	—	—

	$107,498	$200,750	$36,299	$39,845	$3,807	$36,189

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

5. LOANS (Continued)

	Commercial	Manufactured Homes	Automobile and Other Secured Loans	Other Consumer	Total
	(In Thousands)
Loans rated 1 - 5	$49,874	$21,342	$7,172	$2,564	$485,473
Loans rated 6	533	160	—	1	13,671
Loans rated 7	4,349	59	—	1	11,153
Loans rated 8	—	205	—	—	351
Loans rated 9	—	—	—	—	—

	$54,756	$21,766	$7,172	$2,566	$510,648

June 30, 2013

	One- to Four-Family	Commercial Real Estate	Home Equity First Lien	Home Equity Second Lien	Residential Construction	Commercial Construction
	(In Thousands)
Loans rated 1 - 5	$105,529	$153,513	$36,093	$41,963	$3,736	$21,237
Loans rated 6	835	7,624	—	—	—	—
Loans rated 7	686	6,244	—	115	—	—
Loans rated 8	567	—	—	250	—	—
Loans rated 9	—	—	—	—	—	—

	$107,617	$167,381	$36,093	$42,328	$3,736	$21,237

	Commercial	Manufactured Homes	Automobile and Other Secured Loans	Other Consumer	Total
	(In Thousands)
Loans rated 1 - 5	$36,827	$21,398	$7,682	$1,678	$429,656
Loans rated 6	994	146	—	—	9,599
Loans rated 7	5,745	36	—	1	12,827
Loans rated 8	—	136	—	—	953
Loans rated 9	—	—	—	—	—

	$43,566	$21,716	$7,682	$1,679	$453,035

        The results of the Company's quarterly loan review process are summarized by, and appropriate recommendations and loan loss allowances are approved by, the Loan Review Committee (the "Committee"). All supporting documentation with regard to the evaluation process, loan loss experience, allowance levels and the schedules of classified loans is maintained by the Company. The Committee is chaired by the Company's Chief Financial Officer. The allowance for loan losses calculation is presented to the Board of Directors on a quarterly basis with recommendations on its adequacy.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

5. LOANS (Continued)

        The Company had no new TDR loan relationships in the year ended June 30, 2014. During fiscal 2014 and 2013, there were no TDR loans that were restructured within the previous twelve months that had any payment defaults.

        The Company had two new TDR loan relationships in the year ended June 30, 2013. One loan relationship consists of a commercial real estate loan with a pre-modification balance totaling $528,000 and post-modification balance totaling $551,000. An impairment amount of $13,000 was calculated from the present value of expected future cash flows discounted at the loan's effective interest rate. The Company capitalized the interest and expenses and restructured the payments for this loan. The second new TDR loan relationship is a commercial loan with a pre-modification and post-modification balance totaling $1.0 million. The restructure did not result in any impairment from the present value of expected future cash flows discounted at the loan's effective interest rate. The Company restructured the payments for this loan.

        The Company had two new TDR loan relationships in the year ended June 30, 2012. One loan relationship consists of a home equity loan and a one-to-four family residential loan with pre-modification balances aggregating $225,000 and post-modification balances aggregating $232,000. The Company capitalized the interest and expenses and restructured the payments for these loans. The restructure did not result in any impairment from the present value of expected future cash flows discounted at the loan's effective interest rate. The second was a commercial loan totaling $686,000 where the maturity date was extended by two years and a small impairment amount was calculated from the present value of expected future cash flows discounted at the loan's effective interest rate. One TDR loan relationship that was restructured as of June 30, 2011 had payment defaults during the year ended June 30, 2012. This loan relationship included four loans comprised of two one-to-four family residential loans totaling $199,000, one home equity loan totaling $26,000, and one commercial real estate loan totaling $170,000 as of June 30, 2012.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

5. LOANS (Continued)

        The following are summaries of past due and non-accrual loans:

	30 - 59 Days Past Due	60 - 89 Days Past Due	90 Days or Greater Past Due	Total Past Due	Loans on Non-accrual
	(In Thousands)
June 30, 2014
Mortgage loans on real estate:
One- to four-family	$607	$236	$2,437	$3,280	$2,755
Commercial	583	—	—	583	534
Home equity:
First lien	—	—	—	—	—
Second lien	159	—	111	270	150
Commercial	—	—	1,500	1,500	1,500
Consumer:
Manufactured homes	304	27	240	571	240
Automobile and other secured loans	—	—	—	—	—
Other	12	1	—	13	—

Total	$1,665	$264	$4,288	$6,217	$5,179

June 30, 2013
Mortgage loans on real estate:
One- to four-family	$642	$—	$1,013	$1,655	$1,405
Commercial	148	—	—	148	148
Home equity:
First lien	—	—	—	—	—
Second lien	180	29	268	477	335
Commercial	16	75	1,984	2,075	1,988
Consumer:
Manufactured homes	115	—	103	218	103
Automobile and other secured loans	18	—	—	18	—
Other	1	—	—	1	—

Total	$1,120	$104	$3,368	$4,592	$3,979

        At June 30, 2014 and 2013, there were no loans past due 90 days or more and still accruing.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

5. LOANS (Continued)

        The following are summaries of impaired loans:

	June 30, 2014			June 30, 2013
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
	(In Thousands)
Impaired loans without a valuation allowance:
Mortgage loans on real estate:
One- to four-family	$2,755	$2,814	$—	$1,405	$1,676	$—
Commercial	3,147	3,147	—	5,962	5,962	—
Home equity:
Second lien	150	170	—	335	335	—
Other loans:
Commercial	2,952	2,952	—	4,408	4,415	—
Manufactured homes	239	275	—	103	103	—

Total	9,243	9,358	—	12,213	12,491	—

Impaired loans with a valuation allowance:
Mortgage loans on real estate:
Commercial	537	537	11	2,208	2,208	32
Other loans:
Commercial	—	—	—	533	533	—

Total	537	537	11	2,741	2,741	32

Total impaired loans	$9,780	$9,895	$11	$14,954	$15,232	$32

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

5. LOANS (Continued)

        At June 30, 2014, the Company has no impaired loans with additional funds committed to be advanced. Information pertaining to impaired loans for the years ended June 30, 2014, 2013 and 2012 are as follows:

	Year Ended June 30, 2014			Year Ended June 30, 2013			Year Ended June 30, 2012
	Average Recorded Investment on Impaired Loans	Interest Income		Average Recorded Investment on Impaired Loans	Interest Income		Average Recorded Investment on Impaired Loans	Interest Income
		Recognized	Recognized on a Cash Basis		Recognized	Recognized on a Cash Basis		Recognized	Recognized on a Cash Basis
	(In Thousands)
Mortgage loans on real estate:
One- to four-family	$1,682	$36	$33	$1,506	$69	$69	$1,789	$89	$89
Commercial	5,905	252	17	10,795	682	682	10,482	701	685
Home equity:
First lien	—	—	—	34	2	2	—	—	—
Second lien	214	5	5	238	11	7	253	4	4
Construction:
Commercial	—	—	—	—	—	—	232	15	15
Commercial	4,199	131	6	4,294	138	138	4,606	226	226
Consumer:
Manufactured homes	112	1	1	131	11	—	104	—	1

Total loans	$12,112	$425	$62	$16,998	$913	$898	$17,466	$1,035	$1,020

        Information pertaining to activity in the allowance for loan losses for the years ended June 30, 2014, 2013 and 2012 is as follows:

	One- to Four- Family	Commercial Real Estate	Home Equity First Lien	Home Equity Second Lien	Residential Construction	Commercial Construction	Commercial	Manufactured Homes	Automobile and Other Secured Loans	Other Consumer	Total
	(In Thousands)
Balance at June 30, 2011	$893	$2,922	$196	$321	$33	$32	$1,020	$—	$—	$56	$5,473
Charge-offs	(391)	(166)	(69)	—	—	—	(213)	—	—	(20)	(859)
Recoveries	71	16	5	—	—	—	11	—	—	6	109
Provision (credit)	292	(412)	74	(41)	5	(12)	151	375	25	(32)	425

Balance at June 30, 2012	865	2,360	206	280	38	20	969	375	25	10	5,148
Charge-offs	(185)	(207)	—	(70)	—	—	—	—	(53)	(29)	(544)
Recoveries	8	—	4	—	—	—	104	—	12	7	135
Provision (credit)	74	62	23	92	(5)	295	(8)	57	50	35	675

Balance at June 30, 2013	762	2,215	233	302	33	315	1,065	432	34	23	5,414
Charge-offs	(147)	(22)	—	(19)	—	—	—	(189)	(5)	(5)	(387)
Recoveries	—	—	5	—	—	—	50	—	18	1	74
Provision (credit)	82	95	(34)	(15)	(3)	157	101	174	(17)	10	550

Balance at June 30, 2014	$697	$2,288	$204	$268	$30	$472	$1,216	$417	$30	$29	$5,651

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

5. LOANS (Continued)

        Information pertaining to the allowance for loan losses and recorded investment in loans at June 30, 2014, and 2013 are as follows:

	At June 30, 2014
	One- to Four- Family	Commercial Real Estate	Home Equity First Lien	Home Equity Second Lien	Residential Construction	Commercial Construction	Commercial	Manufactured Homes	Automobile and Other Secured Loans	Other Consumer	Total
	(In Thousands)
Allowance:
Impaired loans	$—	$11	$—	$—	$—	$—	$—	$—	$—	$—	$11
Non-impaired loans	697	2,277	204	268	30	472	1,216	417	30	29	5,640

Total allowance for loan losses	$697	$2,288	$204	$268	$30	$472	$1,216	$417	$30	$29	$5,651

Loans:
Impaired loans	$2,755	$3,684	$—	$150	$—	$—	$2,952	$239	$—	$—	$9,780
Non-impaired loans	104,743	197,066	36,299	39,695	3,807	36,189	51,804	21,527	7,172	2,566	500,868

Total loans	$107,498	$200,750	$36,299	$39,845	$3,807	$36,189	$54,756	$21,766	$7,172	$2,566	$510,648

	At June 30, 2013
	One- to Four- Family	Commercial Real Estate	Home Equity First Lien	Home Equity Second Lien	Residential Construction	Commercial Construction	Commercial	Manufactured Homes	Automobile and Other Secured Loans	Other Consumer	Total
	(In Thousands)
Allowance:
Impaired loans	$—	$32	$—	$—	$—	$—	$—	$—	$—	$—	$32
Non-impaired loans	762	2,183	233	302	33	315	1,065	432	34	23	5,382

Total allowance for loan losses	$762	$2,215	$233	$302	$33	$315	$1,065	$432	$34	$23	$5,414

Loans:
Impaired loans	$1,405	$8,170	$—	$335	$—	$—	$4,941	$103	$—	$—	$14,954
Non-impaired loans	106,212	159,211	36,093	41,993	3,736	21,237	38,625	21,613	7,682	1,679	438,081

Total loans	$107,617	$167,381	$36,093	$42,328	$3,736	$21,237	$43,566	$21,716	$7,682	$1,679	$453,035

6. PREMISES AND EQUIPMENT

        A summary of the cost and accumulated depreciation and amortization is as follows:

	June 30,
			Estimated Useful Lives
	2014	2013
	(In Thousands)
Premises:
Land	$763	$763
Buildings and improvements	5,693	5,616	5 - 39 Years
Leasehold improvements	2,902	2,811	5 - 10 Years
Equipment	3,890	3,723	3 - 10 Years

	13,248	12,913
Accumulated depreciation and amortization	(8,580)	(7,903)

	$4,668	$5,010

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

6. PREMISES AND EQUIPMENT (Continued)

        Depreciation and amortization expense for the years ended June 30, 2014, 2013 and 2012 amounted to $671,000, $734,000 and $764,000, respectively.

7. DEPOSITS

        A summary of deposit balances by type is as follows:

	At June 30,
	2014	2013
	(In Thousands)
Demand	$84,224	$74,081
NOW	42,376	46,220
Regular and other savings	102,909	104,893
Money market deposits	99,505	84,277

Total non-certificate accounts	329,014	309,471

Term certificates less than $100,000	60,027	67,398
Term certificates of $100,000 and greater	102,691	97,929

Total certificate accounts	162,718	165,327

Total deposits	$491,732	$474,798

        At June 30, 2014, the scheduled maturities of time deposits (in thousands) are as follows:

Year Ending June 30,
2015	$68,184
2016	32,233
2017	31,646
2018	13,895
2019	16,760

$162,718

8. SHORT-TERM BORROWINGS

        Short-term borrowings consist of FHLB advances with an original maturity within one year at a weighted average rate of 0.33% and 0.37%, at June 30, 2014 and 2013, respectively. All borrowings from the FHLB are secured by a blanket lien on qualified collateral, defined principally as 75% of the carrying value of first mortgage and first lien fixed rate home equity loans on owner-occupied residential property, and investments held at Hampden Investment Corporation ("HIC"). All of the assets held at HIC are pledged to the FHLB, at June 30, 2014, total assets of HIC were $108.7 million.

        At June 30, 2014 and 2013, the Company had an Ideal Way Line of Credit available with the FHLB of $2.0 million, of which there were no amounts outstanding. In addition, the Company had lines of credit with the Federal Reserve Bank of Boston and Bankers Bank Northeast totaling $10.0 million and $7.4 million at June 30, 2014, respectively, of which there were no amounts

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

8. SHORT-TERM BORROWINGS (Continued)

outstanding. As of June 30, 2014, the investments pledged for collateral with the Federal Reserve Bank of Boston had a fair value of $11.3 million.

9. LONG-TERM DEBT

        A summary of outstanding long-term fixed rate advances from the FHLB at June 30, 2014 and 2013 is as follows:

	Amount		Weighted Average Rate
	2014	2013	2014	2013
	(In Thousands)
Advances maturing in the years ending June 30,
2014	$—	$3,754	—%	1.45%
*2015	13,427	6,053	0.53%	0.85%
2016	35,800	28,800	1.30%	1.47%
2017	26,000	25,000	1.92%	1.95%
2018	18,885	18,885	2.09%	2.09%
*2021	8,992	—	1.94%	—%
*2024	9,342	—	2.75%	—%

Total FHLB advances	$112,446	$82,492	1.66%	1.71%

*
For all starred items at June 30, 2014, includes amortizing advances aggregating $19.6 million requiring combined monthly principal and interest payments of $360,000.

        At June 30, 2014, FHLB advances in the amount of $6.0 million are callable by the FHLB commencing in fiscal year 2015. These advances have maturity dates in fiscal year 2017 and 2018.

        In September 2012, the Company restructured $8.6 million of FHLB borrowings. After the restructuring, the weighted average cost of these borrowings was reduced by 1.00% to 2.74%.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

10. INCOME TAXES

        Allocation of the federal and state income taxes between current and deferred portions is as follows:

	Years Ended June 30,
	2014	2013	2012
	(In Thousands)
Current tax provision:
Federal	$1,672	$1,564	$452
State	350	392	35

	2,022	1,956	487

Deferred tax provision (benefit):
Federal	398	610	1,019
State	124	(54)	252

	522	556	1,271
Change in valuation allowance	—	(735)	25

	522	(179)	1,296

Total tax provision	$2,544	$1,777	$1,783

        The reasons for the differences between the statutory federal income tax rate and the effective tax rates are summarized as follows:

	Years Ended June 30,
	2014	2013	2012
Statutory tax rate	34.0%	34.0%	34.0%
Increase (decrease) resulting from:
State taxes, net of federal tax benefit	4.4	4.7	3.9
Tax exempt income	(0.8)	(0.6)	(0.6)
Bank-owned life insurance	(2.4)	(3.8)	(3.2)
Change in valuation allowance assumptions, net of carryover expiration	—	0.7	0.5
Stock options	(0.2)	1.3	1.8
Other, net	1.0	1.1	0.8

Effective income tax rate	36.0%	37.4%	37.2%

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

10. INCOME TAXES (Continued)

        The components of the net deferred tax asset are as follows:

	June 30,
	2014	2013
	(In Thousands)
Deferred tax assets:
Federal	$3,923	$4,297
State	1,132	1,257

	5,055	5,554

Deferred tax liabilities:
Federal	(689)	(786)
State	(184)	(184)

	(873)	(970)

Net deferred tax asset	$4,182	$4,584

        The tax effects of each item that give rise to deferred taxes are as follows:

	June 30,
	2014	2013
	(In Thousands)
Non-accrued interest income	$158	$64
Net unrealized gain on securities available for sale	(75)	(195)
Depreciation	439	547
Mortgage servicing rights	(316)	(261)
Allowance for loan losses	2,345	2,261
Employee benefit plans	1,771	2,234
Other-than-temporary impairment of securities	—	91
Other, net	(140)	(157)

Net deferred tax asset	$4,182	$4,584

        In fiscal 2013, the Company eliminated its valuation allowance against the deferred tax asset related to its charitable contribution carryforward as it expired. There was a charge of $35,000 to income tax expense as a result of the expiration. In fiscal 2012, the Company increased the valuation allowance by $25,000. The valuation allowance was established to reflect the uncertainty of fully utilizing a five-year charitable contribution carryforward of approximately $3.5 million that expired on October 31, 2012. The carryforward was created primarily by the contribution of 378,566 shares of the Company's common stock to the Hampden Bank Charitable Foundation as part of the mutual to stock conversion.

        As of June 30, 2014, management believes it is more likely than not that the net deferred tax assets will be realizable through future earnings and future reversals of existing taxable temporary differences.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

10. INCOME TAXES (Continued)

        The federal income tax reserve for loan losses at the Company's base year amounted to $2.3 million. If any portion of the reserve is used for purposes other than to absorb loan losses, approximately 150% of the amount actually used, limited to the amount of the reserve, would be subject to taxation in the fiscal year in which used. As the Company intends to use the reserves solely to absorb loan losses, a deferred income tax liability of $887,000 has not been provided.

        The Company's income tax returns are subject to review and examination by federal and state taxing authorities. The Company is currently open to audit under applicable statutes of limitation by the Internal Revenue Service for the years ended October 31, 2011 through June 30, 2013. The Company changed its tax year end to coincide with the Company's fiscal year end, and a short return was filed for the period November 1, 2012 to June 30, 2013. The years open to examination by state taxing authorities vary by jurisdiction. However, no years prior to October 31, 2011 are open.

11. COMMITMENTS AND CONTINGENCIES

        In the normal course of business, there are outstanding commitments which are not reflected in the accompanying consolidated balance sheets.

Loan commitments

        The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the accompanying consolidated balance sheets.

        The Company's exposure to credit loss is represented by the contractual amount of these commitments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of financial instruments outstanding whose contract amounts represent credit risk is as follows:

	June 30,
	2014	2013
	(In Thousands)
Commitments to grant loans	$20,380	$63,607
Unadvanced funds on home equity lines of credit	35,718	34,498
Unadvanced funds on personal lines of credit	1,828	1,852
Unadvanced funds on commercial lines of credit	37,789	29,882
Unadvanced funds on construction loans	37,889	25,164
Standby letters of credit	500	548

Total loan commitments	$134,104	$155,551

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Commitments to grant loans are generally secured by real estate. Unadvanced lines of credit do not necessarily represent future cash requirements as these commitments may expire without being drawn upon. The Company evaluates

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

11. COMMITMENTS AND CONTINGENCIES (Continued)

each customer's creditworthiness on a case-by-case basis. Funds disbursed on construction loans and home equity lines of credit are collateralized by real estate. Overdraft lines of credit are unsecured.

        Unadvanced funds on commercial lines of credit are generally secured by the business assets of the borrower.

        Standby letters of credit are conditional commitments issued by the Company to guarantee the performance by a customer to a third party. Standby letters of credit are generally secured by cash, business assets, or real estate. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The amount of the liability related to guarantees at June 30, 2014 and 2013 is not material.

Operating Leases

        Pursuant to the terms of noncancelable lease agreements in effect at June 30, 2014, pertaining future minimum rent commitments under various operating leases for the years ending June 30, 2015 through 2019 and thereafter amounted to $349,000, $331,000, $330,000, $297,000, $271,000 and $1,567,000, respectively.

        The leases contain options to extend for periods of five and ten year terms. The cost of such rentals is not included above. Rent expense amounted to $366,000, $378,000 and $324,000 for the years ended June 30, 2014, 2013 and 2012, respectively.

Contingencies

        Various legal claims arise from time to time in the ordinary course of business. In the opinion of management, these claims will have no material effect on the Company's consolidated financial position or results of operations.

Employment and change-of-control agreements

        The Company entered into an employment agreement with the Company's Chief Executive Officer and President in October 2012. The employment agreement provides for an annual base salary, subject to increase, and certain other benefits. It also guarantees customary corporate indemnification and insurance coverage under a standard directors' and officers' insurance policy throughout the employment term. The initial term of the agreement is three years. The term automatically extends at the conclusion of the initial term for a successive term of twelve months, unless notice not to renew is given by either party, or unless the agreement is earlier terminated by the parties. Following termination of the executive's employment, the executive must adhere to non-competition and non-disclosure restrictions for one year, or for a period of time equal to the officer's severance benefit, whichever is longer. Our employment agreement also provides certain termination and change in control benefits and payments. Under the agreement, if within the period ending two years after a change in control as defined in the agreement, Hampden Bank or Hampden Bancorp terminates the executive without "cause" or the executive resigns with "good reason", as defined in the agreements, the Company's Chief Executive Officer and President would be entitled to a severance payment equal to two times the average of his annual compensation for the five preceding taxable years.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

11. COMMITMENTS AND CONTINGENCIES (Continued)

        The Company entered into change-in-control agreements with certain other officers. Depending on the officer, the change-in-control agreements provide for a severance payment equal to either one or two times the individual's average annual compensation for the five most recent taxable years. The terms of each change-in-control agreement may be extended by the Board of Directors of Hampden Bank for an additional year.

12. MINIMUM REGULATORY CAPITAL REQUIREMENTS

        The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to the Company.

        Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of June 30, 2014 and 2013, that the Company and the Bank meets all capital adequacy requirements to which they are subject.

        As of June 30, 2014, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

12. MINIMUM REGULATORY CAPITAL REQUIREMENTS (Continued)

        The Company's and the Bank's actual and minimum required capital amounts and ratios are as follows:

	Actual		Minimum For Capital Adequacy Purposes		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of June 30, 2014
Total capital (to risk weighted assets):
Consolidated	$92,586	18.3%	$40,547	8.0%	N/A	N/A
Bank	80,715	15.9	40,570	8.0	$50,712	10.0%
Tier 1 capital (to risk weighted assets):
Consolidated	86,922	17.2	20,273	4.0	N/A	N/A
Bank	75,051	14.8	20,285	4.0	30,427	6.0
Tier 1 capital (to average assets):
Consolidated	86,922	12.2	28,420	4.0	N/A	N/A
Bank	75,051	10.6	28,297	4.0	35,372	5.0
As of June 30, 2013
Total capital (to risk weighted assets):
Consolidated	$88,670	19.1%	$37,077	8.0%	N/A	N/A
Bank	80,350	17.5	36,788	8.0	$45,985	10.0%
Tier 1 capital (to risk weighted assets):
Consolidated	83,248	18.0	18,538	4.0	N/A	N/A
Bank	74,928	16.3	18,394	4.0	27,591	6.0
Tier 1 capital (to average assets):
Consolidated	83,248	12.7	26,240	4.0	N/A	N/A
Bank	74,928	11.6	25,827	4.0	32,284	5.0

        In July 2013, the FDIC and the other federal bank regulatory agencies issued a final rule that will revise their leverage and risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4% to 6% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property. The final rule also requires unrealized gains and losses on certain "available-for-sale" securities holdings to be included for purposes of calculating regulatory capital unless a one-time opt-out is exercised. The rule limits a banking organization's capital distributions and certain discretionary bonus payments if the banking organization does not hold a "capital conservation buffer" consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements. The final rule becomes effective for the Company and the Bank on January 1, 2015. The capital conservation

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

12. MINIMUM REGULATORY CAPITAL REQUIREMENTS (Continued)

buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective. Management believes that the Company and the Bank will continue to exceed all minimum capital ratio requirements.

        A reconciliation of the Company's year-end total stockholders' equity to the Bank's regulatory capital is as follows:

	June 30, 2014
	Consolidated	Bank
	(In Thousands)
Total stockholders' equity per consolidated financial statements	$87,159	$87,159
Adjustments for Tier 1 capital:
Holding company equity adjustment	—	(11,871)
Accumulated gains on securities available for sale, net of tax	(158)	(158)
Mortgage servicing rights	(79)	(79)

Total Tier 1 capital	86,922	75,051

Adjustments for total capital:
Unrealized gains on securities available for sale	13	13
Allowance for loan losses	5,651	5,651

Total capital per regulatory reporting	$92,586	$80,715

	June 30, 2013
	Consolidated	Bank
	(In Thousands)
Total stockholders' equity per consolidated financial statements	$83,659	$83,659
Adjustments for Tier 1 capital:
Holding company equity adjustment	—	(8,320)
Accumulated gains on securities available for sale, net of tax	(346)	(346)
Mortgage servicing rights	(65)	(65)

Total Tier 1 capital	83,248	74,928

Adjustments for total capital:
Unrealized gains on securities available for sale	8	8
Allowance for loan losses	5,414	5,414

Total capital per regulatory reporting	$88,670	$80,350

13. EMPLOYEE BENEFIT PLANS

401(k) plan

        The Company provides a 401(k) retirement savings plan for eligible employees. Each employee reaching the age of 21 and having completed at least 1,000 hours of service in a twelve-month period automatically becomes a participant in the plan. For participating employees, the Company contributes an amount equal to 3% of each employee's compensation for the plan year to their participation

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

13. EMPLOYEE BENEFIT PLANS (Continued)

account and makes matching contributions equal to 50% of the first 2% of each participant's deferred compensation for the plan year. Contributions for the years ended June 30, 2014, 2013 and 2012 amounted to $257,000, $268,000 and $220,000, respectively.

Supplemental retirement benefits

        The Company has entered into supplemental retirement benefit agreements with certain officers and directors which provide for annual retirement benefits. The present value of future payments is being accrued monthly over the required service periods. Supplemental retirement benefit expense for the years ended June 30, 2014, 2013 and 2012 amounted to $246,000, $306,000 and $382,000, respectively. In connection with the supplemental retirement agreements, the Company maintains a liability account with balances of $2.3 million and $3.3 million at June 30, 2014 and 2013, respectively.

Employee Stock Ownership Plan

        The Company contributed funds to a subsidiary, Hampden LS, Inc., to enable it to make a 15-year loan to the ESOP to allow it to purchase shares of the Company common stock. On January 16, 2007, the ESOP purchased 635,990 shares, or 8% of the 7,949,879 shares issued in the Company's initial public offering. This plan is a tax-qualified retirement plan for the benefit of eligible Company employees. The plan is created for the purpose of providing retirement benefits to participants and their beneficiaries in a manner consistent with the requirements of the Internal Revenue Code and Title I of ERISA. Eligible employees who have attained age 21 and have been employed by the Company for three months as of January 16, 2007 were eligible to participate in the plan. Thereafter, employees who have attained the age of 21 and have completed 1,000 hours of service during a continuous 12-month period will be eligible to participate as of the first entry date following completion of the plan's eligibility requirements.

        At June 30, 2014, the principal balance on the ESOP debt is payable over the years ending June 30, 2015 to 2019 and thereafter in the amount of $399,000, $432,000, $467,000, $506,000, $548,000, and $1.9 million, respectively.

        The Company has committed to make contributions to the ESOP sufficient to support the debt service of the loan. The loan is secured by the shares purchased, which are held in a suspense account and allocated among the participants as the loan is repaid. Cash dividends paid on allocated shares are distributed to participants and cash dividends paid on unallocated shares are used to repay the outstanding debt of the ESOP.

        Shares held by the ESOP include the following:

	June 30,
	2014	2013	2012
Allocated	243,956	232,721	199,907
Committed to be allocated	21,200	21,200	21,200
Unallocated	317,998	360,397	402,796

	583,154	614,318	623,903

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

13. EMPLOYEE BENEFIT PLANS (Continued)

        Total compensation expense for the years ended June 30, 2014, 2013 and 2012 was $685,000, $613,000 and $530,000, respectively. The total fair value of the unallocated shares as of June 30, 2014, and 2013 was $5.4 million.

14. EQUITY INCENTIVE PLAN

Stock Options

        Under the Company's 2008 Equity Incentive Plan (the "Plan"), the Company may grant stock options to its directors, employees, and consultants for up to 794,987 shares of common stock. Both incentive stock options and non-qualified stock options may be granted under the Plan. On April 29, 2008, the Board of Directors of the Company granted stock options to purchase 595,000 shares of common stock to its directors and employees. The exercise price of each option equals the market price of the Company's stock on the date of grant and the maximum term of each option is 10 years. For the options that were awarded on April 29, 2008, the vesting period is five years from date of grant, with vesting at 20% per year, except that the Company's options granted to its former chief executive officer vest over four years from date of grant at 25% per year. At June 30, 2014, all of these options were fully vested. During the year ended June 30, 2013, 35,000 stock options with an exercise price of $12.51 per share were awarded to employees and the vesting period is five years from date of grant. During the year ended June 30, 2014, 10,000 stock options with an exercise price of $16.49 per share were awarded to an employee and the vesting period is five years from date of grant. There are 188,987 stock options that are available to be granted as of June 30, 2014. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for options granted during the years ended June 30, 2014, 2013 and 2012:

	Years Ended June 30,
	2014	2013	2012
Fair value	$4.45	$3.34	$3.44
Expected dividends	1.49%	1.26%	0.94%
Expected term (years)	6.50	6.50	6.25
Expected volatility	26.45%	27.97%	27.97%
Risk-free interest rate	2.84%	1.75%	2.19%

        The expected volatility is based on historical volatility through the date of grant. The risk-free interest rate for periods within the contractual life of the awards is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected term is based on the simplified method calculation allowed for "plain vanilla" share options. The dividend yield assumption is based on the Company's history and expectation of dividend payouts.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

14. EQUITY INCENTIVE PLAN (Continued)

        A summary of options under the Plan for the year ended June 30, 2014 is presented below:

	Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term (in Years)
Outstanding at June 30, 2013	555,183	$11.02
Granted	10,000	16.49
Exercised	(126,500)	10.86

Outstanding at June 30, 2014	438,683	$11.20	4.4

Exercisable at June 30, 2014	393,183	$10.95	3.9

        Share-based compensation expense applicable to stock options was $37,000, $256,000 and $330,000 for the years ended June 30, 2014, 2013 and 2012, respectively, and the recognized tax benefit related to this expense was $13,000, $63,000 and $84,000, respectively. As of June 30, 2014, unrecognized stock-based compensation expense related to nonvested options amounted to $133,000. This amount is expected to be recognized over a weighted average period of 3.3 years. The intrinsic value of all stock options outstanding and exercisable at June 30, 2014 was $2,484,000 and $2,323,000, respectively. The intrinsic value of stock options that were exercised in fiscal 2014 was $656,000.

Stock Awards

        Under the Company's 2008 Equity Incentive Plan, the Company may grant stock awards to its directors, employees and consultants for up to 317,996 shares of common stock. The stock awards vest at 20% - 25% per year. During the year ended June 30, 2013, 3,000 shares of restricted stock were awarded with a grant date fair value of $12.51 per share that vest over a five years period. There were no shares of restricted stock awarded during the year ended June 30, 2014. The fair market value of the stock awards, based on the market price at grant date, is recorded as unearned compensation. Unearned compensation is amortized over the applicable vesting period. The Company recognized compensation expense related to restricted stock awards of $9,000, $247,000 and $596,000 for the years ended June 30, 2014, 2013 and 2012, respectively. The tax benefit related to the vesting of restricted stock awards was $1,000, $105,000 and $42,000 for the years ended June 30, 2014, 2013 and 2012, respectively. As of June 30, 2014, there was $8,000 of total unrecognized compensation cost related to nonvested stock awards granted under the Plan, which is expected to be recognized over a period of 3.1 years.

        A summary of the status of the Company's stock awards is presented below:

Nonvested Shares
Balance at June 30, 2013	3,000
Granted	—
Vested	(600)

Balance at June 30, 2014	2,400

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

14. EQUITY INCENTIVE PLAN (Continued)

        The aggregate fair value of the stock awards that vested in fiscal year 2014 was $9,000.

15. RESTRICTIONS ON DIVIDENDS, LOANS AND ADVANCES

        Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Company. The total amount of dividends which may be paid at any date is generally limited to the retained earnings of the Bank, and loans or advances are limited to 10% of the Bank's capital stock and surplus on a secured basis.

        At June 30, 2014, the Bank's retained earnings available for the payment of dividends was $45.5 million. At June 30, 2014, $29.8 million of the Company's equity in the net assets of the Bank was restricted. Funds available for loans or advances by the Bank to the Company amounted to $7.5 million.

        In addition, dividends paid by the Bank to the Company would be prohibited if the effect thereof would cause the Bank's capital to be reduced below applicable minimum capital requirements.

        In 2007, as part of the conversion to a stock company, the Company established a liquidation account in an amount equal to the net worth of the Bank as of the date of the last consolidated balance sheet appearing in the final prospectus distributed in connection with the conversion. The amount of the liquidation account as of June 30, 2014 is $4.3 million; however, this amount will decline over time. The liquidation account is maintained for the benefit of eligible account holders and supplemental eligible account holders who maintain their accounts at the Company after the conversion. The liquidation account will be reduced annually to the extent that such account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible account holder will be entitled to receive balances for accounts then held.

16. FAIR VALUE OF ASSETS AND LIABILITIES

Determination of Fair Value

        The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based on quoted market prices. However, in many instances, there are no quoted market prices for the Company's assets and liabilities. In cases where quoted market prices are not available, fair vales are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates for future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the asset or liability.

        Methods and assumptions for valuing the Company's financial instruments are set forth below. Estimated fair values are calculated based on the value without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications or estimated transaction costs.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

16. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

        Cash and cash equivalents:    The carrying amounts of cash and short-term investments approximate fair values.

        Securities:    The securities measured at fair value utilizing Level 1 and Level 2 inputs are government-sponsored enterprises, corporate bonds and other obligations, mortgage-backed securities and common stocks. The fair values used by the Company are obtained from an independent pricing service which are not adjusted by management and, represents either quoted market prices for identical securities, quoted market prices for comparable securities or fair values determined by pricing models that consider observable market data, such as interest rate volatilities, credit spreads and prices from market makers and live trading systems and other market indicators, industry and economic events. Municipal securities are valued utilizing Level 3 inputs. Since there is no readily available market pricing and no active market to sell these securities, management believes that the amortized cost of these securities approximates fair value based on their relatively short terms to maturity.

        FHLB stock:    The carrying amount of FHLB stock approximates fair value based upon the redemption provisions of the FHLB.

        Loans held for sale:    Fair value of loans held for sale are estimated based on commitments on hand from investors or prevailing market prices.

        Loans:    Fair values for loans are estimated using discounted cash flow analysis, using market interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. This analysis assumes no prepayment. Fair values for non-performing loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

        Mortgage servicing rights:    Mortgage servicing rights ("MSR") are the rights of a mortgage servicer to collect mortgage payments and forward them, after deducting a fee, to the mortgage lender. The fair value of servicing rights is estimated using a present value cash flow model. The fair value of MSR is highly sensitive to changes in assumptions. Changes in prepayment speed assumptions generally have the most significant impact on the fair value of our MSR. Generally, as interest rates decline, mortgage loan prepayments accelerate due to increased refinance activity, which results in a decrease in the fair value of MSR. As interest rates rise, mortgage loan prepayments slow down, which results in an increase in the fair value of MSR. Thus, any measurement of the fair value of our MSR is limited by the conditions existing and the assumptions utilized as of a particular point in time, and those assumptions may not be appropriate if they are applied at a different point in time.

        Deposits and mortgage escrow accounts:    The fair values for non-certificate accounts and mortgage escrow accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for certificate accounts are estimated using a discounted cash flow calculation that applies market interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

        Short-term borrowings:    The carrying amount of short-term borrowings approximates fair value.

        Long-term debt:    The fair values of the Company's advances are estimated using discounted cash flow analysis based on current market borrowing rates for similar types of borrowing arrangements.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

16. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

        Accrued interest:    The carrying amounts of accrued interest approximate fair value.

        Off-balance-sheet instruments:    Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The estimated fair value of off-balance sheet financial instruments at June 30, 2014 and 2013 was not material.

        The Company does not measure any liabilities at fair value on either a recurring or non-recurring basis.

Assets Measured at Fair Value on a Recurring Basis

        The following table presents the balances of assets measured at fair value on a recurring basis as of June 30, 2014 and 2013:

	Level 1	Level 2	Level 3	Total
	(In Thousands)
June 30, 2014
Securities available for sale:
Debt securities	$—	$133,857	$—	$133,857
Marketable equity securities	79	—	—	79
Mortgage servicing rights	—	—	792	792

Total	$79	$133,857	$792	$134,728

June 30, 2013
Securities available for sale:
Debt securities	$—	$138,662	$—	$138,662
Marketable equity securities	68	—	—	68
Mortgage servicing rights	—	—	654	654

Total	$68	$138,662	$654	$139,384

        The table below presents, for the years ended June 30, 2014 and 2013, the changes in Level 3 assets that are measured at fair value on a recurring basis:

Mortgage Servicing Rights
(In Thousands)
Balance as of July 1, 2012	$445
Total realized and unrealized gains included in net income	161
Capitalized servicing assets	48

Balance as of June 30, 2013	654
Total realized and unrealized gains included in net income	41
Capitalized servicing assets	97

Balance as of June 30, 2014	$792

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

16. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets Measured at Fair Value on a Non-recurring Basis

        Also, the Company may be required, from time to time, to measure certain other financial assets at fair value on a non-recurring basis in accordance with generally accepted accounting principles. These adjustments to fair value usually result from the application of lower-of-cost-or-market accounting or write-downs of individual assets. The following table summarizes the carrying value of the related individual assets as of June 30, 2014 and 2013 all classified in Level 3 fair value hierarchy:

	June 30,
	2014	2013
	(In Thousands)
Impaired loans	$461	$292
Other real estate owned	309	1,221

Total	$770	$1,513

        During the years ended June 30, 2014, 2013 and 2012 there were no transfers from levels 1, 2, or 3.

        The amount of impaired loans represents the carrying value of loans that include adjustments which are based on the estimated fair value of the underlying collateral. The fair value of collateral used by the Company represents the current tax assessed value, discounted by 20%. This data includes information such as selling price of similar properties, expected future cash flows or earnings of the subject property based on current market expectations, as well as relevant legal, physical and economic factors. If the impaired loan is being actively marketed, the Company uses the realtor's market analysis or listing price discounted by 10% and less 5% for realtor commission, instead of the tax assessment. The Company had a $102,000 loss on impaired loans for the year ended June 30, 2014 compared to a $103,000 loss and a $121,000 loss for years ended June 30, 2013 and 2012, respectively. Any resulting losses are recognized in earnings through the provision for loan losses. The Company charges off any collateral shortfall on collateral dependent impaired loans.

        The Company classifies property acquired through foreclosure or acceptance of a deed in lieu of foreclosure as OREO in its consolidated financial statements. When property is placed into OREO, it is recorded at the fair value less estimated costs to sell at the date of foreclosure or acceptance of deed in lieu of foreclosure. At the time of transfer to OREO, any excess of carrying value over fair value is charged to the allowance for loan losses. Management, or its designee, inspects all OREO property periodically. Holding costs and declines in fair value result in charges to expense after the property is acquired. The Company had $226,000 loss on OREO, including a charge to the allowance for loan losses, for the year ended June 30, 2014. The Company had no loss on OREO, for the year ended June 30, 2013. The Company had a $362,000 loss on OREO, including a charge to the allowance for loan losses, for the year ended June 30, 2012.

Summary of Fair Values of Financial Instruments

        The carrying amounts and related estimated fair values of the Company's financial instruments are as follows. Certain financial instruments and all non-financial instruments are exempt from disclosure

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

16. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

requirements. Accordingly, the aggregate fair value amounts presented herein may not necessarily represent the underlying fair value of the Company.

		Fair Value
	Carrying Amount
		Level 1	Level 2	Level 3	Total
	(In Thousands)
June 30, 2014
Financial assets:
Cash and cash equivalents	$12,667	$12,667	$—	$—	$12,667
Securities available for sale	133,936	79	133,857	—	133,936
Securities held to maturity	9,302	—	—	9,302	9,302
Federal Home Loan Bank stock	6,648	—	—	6,648	6,648
Loans held for sale	330	—	330	—	330
Loans, net	507,635	—	—	513,765	513,765
Accrued interest receivable	1,688	—	—	1,688	1,688
Mortgage servicing rights(1)	792	—	—	792	792
Financial liabilities:
Deposits	491,732	—	—	493,500	493,500
Short-term borrowings	4,000	—	4,000	—	4,000
Long-term debt	112,446	—	113,823	—	113,823
Mortgagors' escrow accounts	1,184	—	—	1,184	1,184

(1)
Included in other assets.

June 30, 2013
Financial assets:
Cash and cash equivalents	$25,618	$25,618	$—	$—	$25,618
Securities available for sale	138,730	68	138,662	—	138,730
Federal Home Loan Bank stock	5,092	—	—	5,092	5,092
Loans held for sale	1,274	—	1,274	—	1,274
Loans, net	450,347	—	—	459,018	459,018
Accrued interest receivable	1,636	—	—	1,636	1,636
Mortgage servicing rights(1)	654	—	—	654	654
Financial liabilities:
Deposits	474,798	—	—	477,059	477,059
Short-term borrowings	4,500	—	4,500	—	4,500
Long-term debt	82,492	—	82,527	—	82,527
Mortgagors' escrow accounts	1,100	—	—	1,100	1,100

(1)
Included in other assets.

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

17. PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS

        The condensed financial information pertaining only to the parent company, Hampden Bancorp, Inc., is as follows:

  BALANCE SHEETS

	June 30,
	2014	2013
	(In Thousands)
Assets
Cash on hand	$4,920	$967
Short-term investments	—	65

Cash and cash equivalents	4,920	1,032
Investment in Hampden Bank	75,289	75,339
Investment in Hampden LS, Inc.	1,993	1,762
Deferred tax asset	700	1,221
Other assets	4,257	4,305

	$87,159	$83,659

Liabilities and Stockholders' Equity
Stockholders' equity	$87,159	$83,659

	$87,159	$83,659

  STATEMENTS OF OPERATIONS

	Years Ended June 30,
	2014	2013	2012
	(In Thousands)
Income:
Interest on securities	$—	$—	$30
Interest on cash and short-term investments	—	3	2
Non-interest income	—	—	18

Total income	—	3	50
Operating expenses	951	1,343	1,920

Loss before income taxes and equity in undistributed net income of subsidiaries	(951)	(1,340)	(1,870)
Income tax benefit	(250)	(195)	(321)

Loss before equity in undistributed net income of subsidiaries	(701)	(1,145)	(1,549)
Equity in undistributed net income of Hampden Bank	4,986	3,878	4,320
Equity in undistributed net income of Hampden LS, Inc.	230	241	245

Net income	$4,515	$2,974	$3,016

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

17. PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

  STATEMENTS OF CASH FLOWS

	Years Ended June 30,
	2014	2013	2012
	(In Thousands)
Cash flows from operating activities:
Net income	$4,515	$2,974	$3,016
Adjustments to reconcile net income to net cash provided by operating activities:
Dividends in excess of earnings of subsidiaries	5,600	4,500	3,000
Equity in undistributed net income of Hampden Bank	(4,986)	(3,878)	(4,320)
Equity in undistributed net income of Hampden LS, Inc.	(230)	(241)	(245)
Stock-based compensation	46	503	926
Deferred tax provision (benefit)	521	(69)	(30)
Net change in:
Accrued interest receivable	—	—	9
Other assets	(429)	(1,822)	16
Accrued expenses	477	1,508	1,168

Net cash provided by operating activities	5,514	3,475	3,540

Cash flows from investing activities:
Activities in available-for-sale securities:
Sales	—	15	1,309
Maturities	—	—	1,933

Net cash provided by investing activities	—	15	3,242

Cash flows from financing activities:
Payment of loan from Hampden LS, Inc.	752	752	752
Common stock repurchased	(454)	(5,271)	(10,410)
Payment of dividends on common stock	(1,268)	(997)	(820)
Other, net	(656)	(377)	(742)

Net cash used by financing activities	(1,626)	(5,893)	(11,220)

Net increase (decrease) in cash and cash equivalents	3,888	(2,403)	(4,438)
Cash and cash equivalents at beginning of year	1,032	3,435	7,873

Cash and cash equivalents at end of year	$4,920	$1,032	$3,435

HAMPDEN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED JUNE 30, 2014, 2013 and 2012

18. QUARTERLY DATA (UNAUDITED)

        Quarterly results of operations for the years ended June 30, 2014 and 2013 were as follows:

	2014				2013
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	(Dollars In Thousands, except per share amounts)
Interest and dividend income	$6,501	$6,434	$6,428	$6,149	$6,094	$5,924	$6,121	$6,209
Interest expense	1,286	1,292	1,331	1,261	1,317	1,346	1,414	1,408

Net interest income	5,215	5,142	5,097	4,888	4,777	4,578	4,707	4,801
Provision for loan losses	150	150	150	100	350	100	175	50
Non-interest income	837	788	911	1,103	986	1,177	1,072	966
Non-interest expense	3,922	4,184	4,260	4,005	4,448	4,346	4,381	4,464
Provision for income taxes	714	575	577	679	347	485	453	492

Net income	$1,266	$1,021	$1,021	$1,207	$618	$824	$770	$761

Basic earnings per share	$0.24	$0.19	$0.19	$0.23	$0.12	$0.15	$0.14	$0.14
Diluted earnings per share	$0.23	$0.19	$0.19	$0.22	$0.11	$0.15	$0.14	$0.14
Weighted average shares outstanding:
Basic	5,327,928	5,313,484	5,300,289	5,274,900	5,372,849	5,389,400	5,401,349	5,495,803
Diluted	5,458,803	5,439,177	5,443,078	5,401,982	5,519,703	5,560,481	5,527,472	5,584,946

        Quarterly data may not sum to annual data due to rounding.

19. SUBSEQUENT EVENTS

        On July 1, 2014, the Company announced that The Board of Directors the Company and the Bank unanimously elected Robert A. Massey, as Chief Operating Officer of the Company and the Bank effective as of July 1, 2014. In addition, the Board of Directors of the Company and the Bank unanimously elected Tara G. Corthell, as Chief Financial Officer and Treasurer of the Company and the Bank effective as of July 1, 2014.

        On August 5, 2014, the Company announced that its Board of Directors had declared a cash dividend of $0.08 per common share. The dividend was paid on August 29, 2014 to shareholders of record as of August 15, 2014.

        On September 10, 2014, the Company repurchased 122,700 shares of Company stock for $2.1 million, at an average price of $17.00 per share pursuant to the Company's previously announced stock repurchase programs.

 APPENDIX A

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

BERKSHIRE HILLS BANCORP, INC.

AND

HAMPDEN BANCORP, INC.

DATED AS OF

November 3, 2014

i

ii

iii

 AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of November 3, 2014 by and between Berkshire Hills Bancorp, Inc., a Delaware corporation ("BHLB"), and Hampden Bancorp, Inc., a Delaware corporation ("Hampden").

Recitals

          1.     The Board of Directors of each of BHLB and Hampden (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies and (iii) has approved this Agreement.

          2.     In accordance with the terms of this Agreement, Hampden will merge with and into BHLB (the "Merger"), and it is anticipated that Hampden Bank, which is a wholly owned subsidiary of Hampden, will be merged with and into Berkshire Bank, a wholly owned subsidiary of BHLB.

          3.     As a condition to the willingness of BHLB to enter into this Agreement, each of the directors and certain executive officers of Hampden have entered into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with BHLB (the "Voting Agreement"), pursuant to which each such director and executive officer has agreed, among other things, to vote all shares of Hampden Common Stock (as defined herein) owned by such Person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreement.

          4.     The parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be and is hereby adopted as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code.

          5.     The parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

          6.     In consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

        1.1    Certain Definitions.

        As used in this Agreement, the following terms have the following meanings.

        "Acquisition Proposal" shall have the meaning set forth in Section 6.11.2.

        "Affiliate" shall mean any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

        "Agreement" shall mean this agreement, the exhibits and schedules hereto and any amendment hereto.

        "Bank Merger" shall mean the merger of Hampden Bank with and into Berkshire Bank, with Berkshire Bank as the surviving institution.

        "Bank Regulator" shall mean any Federal or state banking regulator, including but not limited to the MDOB, FRB and FDIC, which regulates or has the statutory authority to regulate Berkshire Bank, Hampden Bank, and their respective holding companies and subsidiaries, as the case may be, and the Department of Justice or the Federal Trade Commission, or any other relevant Federal or state regulator, as it relates to anticompetitive matters.

        "Benefit Plan Determination Date" shall have the meaning set forth in Section 7.6.1.

        "Berkshire Bank" shall mean Berkshire Bank, a Massachusetts trust company with its principal offices located at 24 North Street, Pittsfield, Massachusetts 01202, which is a wholly owned subsidiary of BHLB.

        "Berkshire Insurance" means Berkshire Insurance Group, Inc., an independent insurance agency which is wholly owned by BHLB.

        "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

        "BHLB" shall mean Berkshire Hills Bancorp, Inc., a Delaware corporation, with its principal offices located at 24 North Street, Pittsfield, Massachusetts 02101.

        "BHLB Benefit Plans" shall have the meaning set forth in Section 5.11.1.

        "BHLB Common Stock" shall mean the common stock, par value $0.01 per share, of BHLB.

        "BHLB Disclosure Schedule" shall mean the collective written disclosure schedules delivered by BHLB to Hampden pursuant hereto.

        "BHLB Financial Statements" shall mean the (i) the audited consolidated statements of financial condition (including related notes and schedules) of BHLB as of December 31, 2013 and 2012 and the consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) of BHLB for each of the three (3) years ended December 31, 2013, as set forth in BHLB's annual report on Form 10-K for the year ended December 31, 2013, and (ii) the unaudited interim consolidated financial statements of BHLB as of the end of each calendar quarter following December 31, 2013, and for the periods then ended, as filed by BHLB in its Securities Documents.

        "BHLB Loan Property" shall have the meaning set forth in Section 5.14.2.

        "BHLB Loan Participation" shall have the meaning set forth in Section 5.14.2.

        "BHLB Non-qualified Deferred Compensation Plan" shall have the meaning set forth in Section 5.12.1.

        "BHLB Preferred Stock" shall have the meaning set forth in Section 5.3.1.

        "BHLB Regulatory Reports" shall mean the Call Reports of Berkshire Bank, and accompanying schedules (other than such schedules as are required to be kept confidential pursuant to applicable law or regulatory requirements), filed or to be filed with the FDIC with respect to each calendar quarter beginning with the quarter ended September 30, 2014, through the Closing Date, and all Annual Reports on Form FR H-(b)11 and any Current Report on Form FR H-(b)11 filed with the FRB by BHLB from September 30, 2014 through the Closing Date.

        "BHLB SEC Reports" shall have the meaning set forth in Section 5.16.

        "BHLB Stock" shall have the meaning set forth in Section 5.3.1.

        "BHLB Subsidiary" shall mean any corporation, 10% or more of the capital stock of which is owned, either directly or indirectly, by BHLB or Berkshire Bank, except any corporation the stock of which is held in the ordinary course of the lending activities of Berkshire Bank.

        "Business Day" shall mean any day other than a Saturday, Sunday, or day on which banks in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

        "Certificate" shall mean a certificate or book entry evidencing shares of Hampden Common Stock.

        "Claim" shall have the meaning set forth in Section 7.7.2.

        "Closing Date" shall have the meaning set forth in Section 2.2.

        "COBRA" shall have the meaning set forth in Section 4.13.5.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Confidentiality Agreement" shall mean the confidentiality agreement dated as of October 27, 2014 between BHLB and Hampden.

        "Continuing Hampden Employees" shall have the meaning set forth in Section 7.6.2.

        "CRA" shall have the meaning set forth in Section 4.12.1.

        "DGCL" shall mean the Delaware General Corporation Law.

        "Effective Time" shall mean the date and time specified pursuant to Section 2.2 as the effective time of the Merger.

        "Environmental Laws" shall mean any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity as in effect on or prior to the date of this Agreement relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern as in effect on or prior to the date of this Agreement.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" shall mean, with respect to any Person, any other Person that, together with such Person, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exchange Agent" shall mean Computershare, or such other bank or trust company or other agent as mutually agreed upon by BHLB and Hampden, which shall act as agent for BHLB in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.

        "Exchange Fund" shall have the meaning set forth in Section 3.3.1.

        "Exchange Ratio" shall have the meaning set forth in Section 3.1.3, subject to adjustment under Section 10.1.9.

        "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

        "FHLB" shall mean the Federal Home Loan Bank of Boston.

        "Foundation" shall have the meaning set forth in Section 6.15.

        "FRB" shall mean the Board of Governors of the Federal Reserve System.

        "GAAP" shall mean accounting principles generally accepted in the United States of America applied on a consistent basis.

        "Governmental Entity" shall mean any Federal or state court, department, administrative agency or commission or other governmental authority or instrumentality.

        "Hampden" shall mean Hampden Bancorp, Inc., a Delaware corporation with its principal office located at 19 Harrison Avenue, Springfield, Massachusetts 01103.

        "Hampden Bank" shall mean Hampden Bank, a Massachusetts savings bank, with its principal office located at 19 Harrison Avenue, Springfield, Massachusetts 01103, and which is a wholly owned subsidiary of Hampden.

        "Hampden Benefit Plans" shall have the meaning set forth in Section 4.13.1.

        "Hampden Common Stock" shall mean the common shares, par value $0.01 per share, of Hampden.

        "Hampden Disclosure Schedule" shall mean the collective written disclosure schedules delivered by Hampden to BHLB pursuant hereto.

        "Hampden Equity Incentive Plan" shall mean the Hampden Bancorp, Inc. 2008 Equity Incentive Plan.

        "Hampden ESOP" shall mean the Employee Stock Ownership Plan of Hampden Bank or any successor thereto.

        "Hampden Financial Statements" shall mean (i) the audited consolidated statements of financial condition (including related notes and schedules) of Hampden as of June 30, 2014 and 2013 and the related consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) of Hampden for each of the three (3) years ended June 30, 2014, as incorporated by reference in Hampden's annual report on Form 10-K for the year ended June 30, 2014 from Hampden's annual report to stockholders for such year and (ii) the unaudited interim consolidated financial statements of Hampden as of the end of each calendar quarter following June 30, 2014, and for the periods then ended, as filed by Hampden in its Securities Documents.

        "Hampden Loan Participation" shall have the meaning set forth in Section 4.15.2.

        "Hampden Loan Property" shall have the meaning set forth in Section 4.15.2.

        "Hampden Preferred Stock" shall have the meaning set forth in Section 4.3.

        "Hampden Regulatory Reports" shall mean the Call Reports of Hampden Bank, and accompanying schedules (other than such schedules as are required to be kept confidential pursuant to applicable law or regulatory requirements), filed or to be filed with the FDIC with respect to each calendar quarter beginning with the quarter ended September30, 2014 through the Closing Date, and all Annual Reports on Form FR Y-6 and any Current Report on Form FR Y-10 filed with the FRB by Hampden from September 30, 2014 through the Closing Date.

        "Hampden SEC Reports" shall have the meaning set forth in Section 4.27.

        "Hampden Stockholder Approval" shall have the meaning set forth in Section 4.4.1.

        "Hampden Stockholders Meeting" shall have the meaning set forth in Section 8.1.

        "Hampden Stock Option" shall mean an option to purchase shares of Hampden Common Stock granted pursuant to the Hampden Equity Incentive Plan and the outstanding option agreements, and outstanding as of the date hereof, as set forth in Hampden Disclosure Schedule 3.3.1.

        "Hampden Subsidiary" shall mean any corporation, 10% or more of the capital stock of which is owned, either directly or indirectly, by Hampden or Hampden Bank.

        "Indemnified Parties" shall have the meaning set forth in Section 7.7.2.

        "Insurance Regulator" shall mean the Massachusetts Division of Insurance and any other Governmental Entity which has authority to regulate a Massachusetts insurance agency.

        "IRS" shall mean the United States Internal Revenue Service.

        "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should have been known by the executive officers and directors of such Person after reasonable inquiry.

        "Material Adverse Effect" shall mean, with respect to BHLB or Hampden, respectively, any effect that (1) is material and adverse to the financial condition, results of operations or business of BHLB and the BHLB Subsidiaries, taken as a whole, or Hampden and the Hampden Subsidiaries, taken as a whole, respectively, or (2) materially impairs the ability of either Hampden, on the one hand, or BHLB, on the other hand, to perform its obligations under this Agreement or otherwise materially impedes the consummation of the transactions contemplated by this Agreement; provided, that "Material Adverse Effect" shall not be deemed to include (i) the impact of (x) changes in laws, rules or regulations affecting banks or thrift institutions or their holding companies generally, or interpretations thereof by courts or governmental agencies, (y) changes in GAAP, or (z) changes in regulatory accounting requirements, in any such case applicable to financial institutions or their holding companies generally and not specifically relating to Hampden or any of its Subsidiaries, on the one hand, or BHLB or any of its Subsidiaries, on the other hand, (ii) the announcement of this Agreement or any action or omission of Hampden or any Hampden Subsidiary on the one hand, or BHLB or any of its Subsidiaries, on the other hand, required under this Agreement or taken or omitted to be taken with the express written permission of BHLB or Hampden, respectively, (iii) any changes after the date of this Agreement in general economic or capital market conditions affecting banks or their holding companies generally, (iv) changes or events, after the date hereof, affecting the financial services industry generally and not specifically relating to Hampden or its Subsidiaries, on the one hand, or BHLB or any of its Subsidiaries, on the other hand, provided that a decrease in the trading or market prices of Hampden Common Stock or BHLB Common Stock shall not be considered, by itself, to constitute a "Material Adverse Effect", or (v) changes in the value of the securities or loan portfolio, or any change in the value of the deposits or borrowings, of BHLB or Hampden, or any of their Subsidiaries, respectively, resulting from a change in interest rates generally.

        "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic or hazardous substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

        "MDOB" shall mean the Massachusetts Division of Banks.

        "Merger" shall mean the merger of Hampden with and into BHLB pursuant to the terms hereof.

        "Merger Consideration" shall have the meaning set forth in Section 3.1.3.

        "Merger Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering the offer of shares of BHLB Common Stock to be offered to holders of Hampden Common Stock in connection with the Merger.

        "Nasdaq" shall mean The NASDAQ Stock Market, LLC.

        "New Members" shall have the meaning set forth in Section 2.4.

        "NYSE" shall mean the New York Stock Exchange.

        "Observer" shall have the meaning set forth in Section 6.13.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

        "Person" shall mean any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

        "Pre-Closing" shall have the meaning set forth in Section 2.2.

        "Proxy Statement-Prospectus" shall have the meaning set forth in Section 8.2.1.

        "Regulatory Agreement" shall have the meaning set forth in Section 4.12.3.

        "Regulatory Approval" shall mean the approval of any Bank Regulator necessary in connection with the consummation of the Merger, the Bank Merger and the related transactions contemplated by this Agreement.

        "Representatives" shall have the meaning set forth in Section 6.11.1.

        "Rights" shall mean puts, calls, warrants, options, conversion, redemption, repurchase or other rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

        "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws.

        "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Subsidiary" shall mean any corporation, 10% or more of the capital stock of which is owned, either directly or indirectly, except any corporation the stock of which is held in the ordinary course of the lending activities, of either Berkshire Bank or Hampden Bank, as applicable.

        "Superior Proposal" shall have the meaning set forth in Section 6.11.1.

        "Surviving Corporation" shall have the meaning set forth in Section 2.1.

        "Tax" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, service, use, license, lease, excise, franchise, employment, payroll, withholding, employment, unemployment insurance, workers' compensation, social security, alternative or added minimum, ad valorem, value added, stamp, business license, occupation, premium, environmental, windfall profit, customs, duties, estimated, transfer or excise tax, or any other tax, custom, duty, premium, governmental fee or other assessment or charge of any kind whatsoever, together with any interest, penalty or additional tax imposed by any Governmental Entity.

        "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Termination Date" shall mean November 3, 2015.

        "Termination Fee" shall have the meaning set forth in Section 10.2.2(C).

        "Treasury Stock" shall have the meaning set forth in Section 3.1.2.

        "Voting Agreement" shall have the meaning set forth in the recitals.

        "401(k) Plans" shall have the meaning set forth in Section 6.16.

        Other terms used herein are defined in the preamble and elsewhere in this Agreement.

ARTICLE II
THE MERGER

        2.1    Merger.

        Subject to the terms and conditions of this Agreement, at the Effective Time: (a) Hampden shall merge with and into BHLB, with BHLB as the resulting or surviving corporation (the "Surviving Corporation"); and (b) the separate existence of Hampden shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Hampden shall be vested in and assumed by BHLB. As part of the Merger, each outstanding share of Hampden Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III.

        2.2    Closing; Effective Time.

        The closing ("Closing") shall occur no later than the close of business on the fifth Business Day following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article IX (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of those conditions), or such other date that may be agreed to in writing by the parties. The Merger shall be effected by the filing of a certificate of merger with the Secretary of State of the State of Delaware on the day of the Closing (the "Closing Date"), in accordance with the DGCL. The "Effective Time" means the date and time upon which the certificate of merger is filed with the Secretary of State of the State of Delaware, or as otherwise stated in the certificate of merger, in accordance with the DGCL. A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Luse Gorman Pomerenk & Schick, P.C., at 10:00 a.m. on the day prior to the Closing Date.

        2.3    Certificate of Incorporation and Bylaws.

        The certificate of incorporation and bylaws of BHLB as in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

        2.4    Directors of the Surviving Corporation.

        Effective immediately after the Closing Date, two individuals who are directors of Hampden (as of the date hereof and as of the Effective Time) and who are designated by BHLB and Berkshire Bank, in consultation with Hampden, prior to the mailing of the Proxy Statement-Prospectus pursuant to Section 8.2 (such persons, together, the "New Members") shall be appointed and elected to the BHLB and Berkshire Bank Boards of Directors.

        2.5    Effects of the Merger.

        At and after the Effective Time, the Merger shall have the effects as set forth in the DGCL.

        2.6    Tax Consequences.

        It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code.

        2.7    Possible Alternative Structures.

        Notwithstanding anything to the contrary contained in this Agreement and subject to the satisfaction of the conditions set forth in Article IX prior to the Effective Time BHLB may revise the structure for effecting the Merger described in Section 2.1 or the Bank Merger including, without limitation, by substituting a wholly owned subsidiary for BHLB or Berkshire Bank, as applicable, provided that (i) any such subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement; (ii) there are no adverse Federal or state income tax consequences to BHLB, Berkshire Bank, Hampden, Hampden Bank or to the BHLB or Hampden stockholders, and nothing would prevent the rendering of the opinions contemplated in Sections 9.2.5 and 9.3.5, as a result of the modification; (iii) the consideration to be paid to the holders of Hampden Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iv) such modification will not delay materially the Closing or jeopardize or delay (x) the calling and holding of the Hampden Stockholders Meeting or the solicitation of proxies in connection therewith or (y) materially the receipt of any Regulatory Approvals or other consents and approvals relating to the consummation of the Merger or otherwise cause any condition to Closing set forth in Article IX not to be capable of being fulfilled. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

        2.8    Additional Actions.

        If, at any time after the Effective Time, BHLB shall consider or be advised that any further deeds, documents, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in BHLB its right, title or interest in, to or under any of the rights, properties or assets of Hampden or any Hampden Subsidiary, or (ii) otherwise carry out the purposes of this Agreement, Hampden and its officers and directors shall be deemed to have granted to BHLB an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in BHLB its right, title or interest in, to or under any of the rights, properties or assets of Hampden or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of the BHLB are authorized in the name of Hampden or otherwise to take any and all such action.

ARTICLE III
CONVERSION OF SHARES

        3.1    Conversion of Hampden Common Stock; Merger Consideration.

        At the Effective Time, by virtue of the Merger and without any action on the part of BHLB, Hampden or the holders of any of the shares of Hampden Common Stock, the Merger shall be effected in accordance with the following terms:

          3.1.1  Each share of BHLB Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

          3.1.2  All shares of Hampden Common Stock held in the treasury of Hampden and each share of Hampden Common Stock owned by BHLB prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) ("Treasury Stock") shall, at the Effective Time, cease to exist, and such shares, including any Certificates therefor, shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

          3.1.3  Subject to a potential adjustment as provided in Section 10.1.9, each outstanding share of Hampden Common Stock shall be converted into the right to receive 0.81 (the "Exchange Ratio") shares of BHLB Common Stock (the "Merger Consideration").

          3.1.4  Upon the Effective Time, outstanding shares of Hampden Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this Section 3.1 represent only the right to receive the Merger Consideration and any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by Hampden on such shares of Hampden Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

          3.1.5  Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of BHLB Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to BHLB Common Stock shall be payable on or with respect to any fractional share interests, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of BHLB. In lieu of the issuance of any such fractional share, BHLB shall pay to each former holder of Hampden Common Stock who otherwise would be entitled to receive a fractional share of BHLB Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of BHLB Common Stock as reported on the NYSE for the five (5) consecutive trading days immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of Hampden Common Stock owned by a Hampden stockholder shall be combined so as to calculate the maximum number of whole shares of BHLB Common Stock issuable to such Hampden stockholder.

          3.1.6  If BHLB changes (or the BHLB Board sets a related record date that will occur before the Effective Time for a change in) the number or kind of shares of BHLB Common Stock outstanding by way of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, then the Merger Consideration (and any other dependent items) will be adjusted proportionately to account for such change. If Hampden changes (or the Hampden Board sets a related record date that will occur before the Effective Time for a change in) the number or kind of shares of Hampden Common Stock (or Rights thereto) outstanding by way of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, then the Merger Consideration (and any other dependent items) will be adjusted proportionately to account for such change.

        3.2    Procedures for Exchange of Hampden Common Stock.

          3.2.1    BHLB to Make Merger Consideration Available.    After the Closing and at or prior to the Effective Time, BHLB shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of Hampden Common Stock, for exchange in accordance with this Section 3.2, an aggregate amount of cash sufficient to pay the aggregate amount of cash payable in lieu of the issuance of fractional shares pursuant to this Article III and shall instruct the Exchange Agent to issue such cash and shares of BHLB Common Stock for exchange in accordance with this Section 3.2 (such cash and shares of BHLB Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the "Exchange Fund").

          3.2.2    Exchange of Certificates.    BHLB shall take all steps necessary to cause the Exchange Agent, not later than five (5) Business Days after the Effective Time, to mail to each holder of a

  Certificate or Certificates a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the Hampden Common Stock represented by such Certificates shall have been converted as a result of the Merger, if any. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and the Certificate so surrendered shall be cancelled. No interest will be paid or accrued on any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

          3.2.3    Rights of Certificate Holders after the Effective Time.    The holder of a Certificate that prior to the Merger represented issued and outstanding Hampden Common Stock shall have no rights, after the Effective Time, with respect to such Hampden Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to BHLB Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.2. After the surrender of a Certificate in accordance with this Section 3.2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of BHLB Common Stock represented by such Certificate.

          3.2.4    Surrender by Persons Other than Record Holders.    If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          3.2.5    Closing of Transfer Books.    From and after the Closing Date, there shall be no transfers on the stock transfer books of Hampden of the Hampden Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.2.

          3.2.6    Return of Exchange Fund.    At any time following the nine (9) month period after the Effective Time, BHLB shall be entitled to require the Exchange Agent to deliver to it any portion of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to BHLB (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither BHLB nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

          3.2.7    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

          3.2.8    Withholding.    BHLB or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Hampden Common Stock such amounts as BHLB (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by BHLB or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Hampden Common Stock in respect of whom such deduction and withholding were made by BHLB or the Exchange Agent.

        3.3    Treatment of Hampden Stock Options and Restricted Stock Awards.

          3.3.1  Hampden Disclosure Schedule 3.3.1 sets forth all of the outstanding Hampden stock options (each, a "Hampden Stock Option") as of the date hereof. Immediately prior to the Effective Time, each Hampden stock option, whether or not vested or exercisable, shall be terminated and the holder thereof shall be paid by Hampden immediately prior to the Effective Time an amount in cash determined by multiplying (i) the excess, if any, of the average of the daily closing sales prices of a share of Hampden Common Stock as reported on the Nasdaq for the five (5) consecutive trading days immediately preceding the Effective Time over the applicable per share exercise price of that option by (ii) the number of shares of Hampden Common Stock that the holder could have purchased (assuming full vesting of that option) had that holder exercised that option immediately before the Effective Time, less applicable tax withholding. Subject to the foregoing, the Hampden Equity Incentive Plan and all Hampden stock options issued thereunder shall terminate at the Effective Time. Prior to the Effective Time, Hampden shall take such actions as may be necessary to give effect to the transactions contemplated by this Section 3.3.1, including, without limitation, the provision of any notices to holders of Hampden stock options as may be provided for in the Hampden Equity Incentive Plan and the adoption of any necessary amendments to such plans.

          3.3.2  At the Effective Time, if the terms of the Hampden Equity Plan or the underlying award agreement so provide, each share of restricted Hampden Common Stock issued pursuant to the Hampden Equity Plan ("Hampden Restricted Stock") that is outstanding immediately before the Effective Time shall vest in full and the restrictions thereon shall lapse, and, as of the Effective Time, each share of Hampden Common Stock that was formerly Hampden Restricted Stock shall be entitled to receive the Merger Consideration in accordance with Section 3.1.3.

          3.3.3  The shares of BHLB Common Stock to be issued to the holders of Hampden Stock Options and underlying each Converted Restricted Stock Award shall be registered with the SEC under the Merger Registration Statement.

        3.4    Bank Merger.

        BHLB intends to cause the merger of Hampden Bank with and into Berkshire Bank, with Berkshire Bank as the surviving institution, but retains the right to hold Hampden Bank as a separate subsidiary. Subject to the foregoing and in BHLB's sole determination, following the execution and delivery of this Agreement, BHLB will cause Berkshire Bank, and Hampden will cause Hampden Bank, to execute and deliver an agreement and plan of merger in respect of the Bank Merger.

        3.5    Reservation of Shares.

        BHLB shall reserve for issuance a sufficient number of shares of the BHLB Common Stock for the purpose of issuing shares of BHLB Common Stock to the Hampden stockholders in accordance with this Article III.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF HAMPDEN

        Hampden represents and warrants to BHLB that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), subject to the standard set forth in Section 4.1 and except as set forth in the Hampden Disclosure Schedule delivered by Hampden to BHLB on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be correct as of such earlier date, provided, however, that disclosure in any section of such Hampden Disclosure Schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent that such disclosure is relevant to another section of this Agreement. References to the Knowledge of Hampden shall include the Knowledge of Hampden Bank.

        4.1    Standard.

        Except as set forth in the following sentence, no representation or warranty of Hampden contained in this Article IV shall be deemed untrue or incorrect, and Hampden shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article IV, has had or reasonably would be expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material," "materially," "in all material respects," "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 4.2 (other than Sections 4.2.3, 4.2.4 and 4.2.5 and the last sentence of Sections 4.2.1 and 4.2.2), Section 4.3 and 4.4 (other than Section 4.4.2(iii)) which shall be true and correct in all material respects.

        4.2    Organization.

          4.2.1  Hampden is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the BHCA. Hampden has full corporate power and authority to carry on its business as now conducted. Hampden is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

          4.2.2  Hampden Bank is a Massachusetts-chartered stock savings bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The deposits in Hampden Bank are insured by the FDIC and the Depositors Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Hampden Bank when due. Hampden Bank is a member in good standing of the FHLB and owns the requisite amount of FHLB stock as set forth on Hampden Disclosure Schedule 4.2.2.

          4.2.3  Hampden Disclosure Schedule 4.2.3 sets forth each Hampden Subsidiary and its jurisdiction of incorporation or organization. Each Hampden Subsidiary (other than Hampden Bank) is a corporation, limited liability company or other legal entity as set forth on Hampden Disclosure Schedule 4.2.3, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Hampden Subsidiary is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or conduct of its business requires such qualification.

          4.2.4  The respective minute books of Hampden, Hampden Bank and each other Hampden Subsidiary accurately record all corporate actions of their respective stockholders and boards of directors (including committees).

          4.2.5  Prior to the date of this Agreement, Hampden has made available to BHLB true and correct copies of the certificate of incorporation, articles of organization or articles of association, as applicable, and bylaws or other governing documents of Hampden, Hampden Bank and each other Hampden Subsidiary.

        4.3    Capitalization.

          4.3.1  The authorized capital stock of Hampden consists of (i) 25,000,000 shares of Hampden Common Stock, $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value ("Hampden Preferred Stock" and collectively with Hampden Common Stock, "Hampden Stock"). As of October 31, 2014, there were (i) 5,498,111 shares of Hampden Common Stock validly issued and outstanding, fully paid and non-assessable and free of preemptive rights, including 1,800 shares of Hampden Restricted Stock subject to an award, and (ii) 2,541,250 shares of Hampden Common Stock held by Hampden as Treasury Stock Hampden does not own, of record or beneficially, any shares of Hampden Stock which are not Treasury Stock. Hampden Bank does not own, of record or beneficially, any shares of Hampden Stock. Neither Hampden nor any Hampden Subsidiary has or is bound by any Rights or other arrangements of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on, any capital stock of Hampden, or any other security of Hampden or a Hampden Subsidiary or any securities representing the right to vote, purchase or otherwise receive any capital stock of Hampden or a Hampden Subsidiary or any other security of Hampden or any Hampden Subsidiary, other than shares of Hampden Common Stock underlying the Hampden Stock Options and Hampden Restricted Stock. As of the date hereof, Hampden has outstanding options to acquire 423,783 shares of Hampden Common Stock at a weighted average exercise price of $11.37 per share. Hampden Disclosure Schedule 4.3.1 sets forth: the name of each holder of a Hampden Stock Option, identifying the number of shares each such individual may acquire pursuant to the exercise of such options, the plan under which such options were granted, the grant, vesting and expiration dates, and the exercise price relating to the options held, and whether the Hampden Stock Option is an incentive stock option or a nonqualified stock option. Hampden Disclosure Schedule 4.3.1 also sets forth the name of each holder of record of Hampden Restricted Stock, the vesting dates and the number of shares held by such Person. All shares of Hampden Common Stock issuable pursuant to the Hampden Equity Incentive Plan will be duly authorized, validly issued, fully paid and non-assessable when issued upon the terms and conditions specified in the instruments pursuant to which they are issuable.

          4.3.2  Hampden owns all of the capital stock of each Hampden Subsidiary, free and clear of any lien or encumbrance. Except for the Hampden Subsidiaries and as set forth in Hampden Disclosure Schedule 4.3.2, Hampden does not possess, directly or indirectly, any equity interest in any corporate or other legal entity, except for equity interests held in the investment portfolios of Hampden or any Hampden Subsidiary (which as to any one issuer, do not exceed five percent (5%) of such issuer's outstanding equity securities) and equity interests held in connection with the lending activities of Hampden Bank, including stock in the FHLB.

          4.3.3  To Hampden's Knowledge, except as set forth on Hampden Disclosure Schedule 4.3.3, as of the date hereof no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of five percent (5%) or more of the outstanding shares of Hampden Common Stock.

          4.3.4  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Hampden's stockholders may vote have been issued by Hampden and are outstanding.

        4.4    Authority; No Violation.

          4.4.1  Hampden has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals and the approval of this Agreement by Hampden's stockholders (the "Hampden Stockholder Approval"), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Hampden and the completion by Hampden of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of Hampden. This Agreement has been duly and validly executed and delivered by Hampden, and subject to Hampden Stockholder Approval (the "Hampden Stockholder Approval"), and the receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by BHLB, constitutes the valid and binding obligation of Hampden, enforceable against Hampden in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

          4.4.2  (a) The execution and delivery of this Agreement by Hampden, and (b) subject to receipt of Regulatory Approvals and Hampden's and BHLB's compliance with any conditions contained therein, the receipt of the Hampden Stockholder Approval and compliance by BHLB with the terms and conditions of this Agreement, the consummation of the transactions contemplated hereby and compliance by Hampden with the terms and provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation, articles of organization or articles of association, as applicable, and bylaws of Hampden or Hampden Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Hampden or Hampden Bank or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination or amendment of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Hampden or Hampden Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Hampden or Hampden Bank is a party, or by which they or any of their respective properties or assets may be bound or affected.

        4.5    Consents.

        Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities or "blue sky" laws, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (d) the Hampden Stockholder Approval, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of Hampden, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by Hampden, the completion by Hampden of the Merger and the performance by Hampden of its obligations hereunder or (y) the execution and delivery of the agreement and plan of merger in respect of the Bank Merger and the completion of the Bank Merger. Hampden has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition (financial or otherwise) or requirement that could reasonably be expected by Hampden to result in a Material Adverse Effect on Hampden and Hampden Bank, taken as a whole, or BHLB and Berkshire Bank, taken as a whole, or that (ii) any public body or authority having jurisdiction over the affairs of Hampden or Hampden Bank, the consent or approval of which is not required or pursuant to the rules of which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

        4.6    Financial Statements.

          4.6.1  The Hampden Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such reports, and fairly present in all material respects the consolidated financial position, results of operations and changes in shareholders' equity of Hampden as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

          4.6.2  Hampden has previously made available to BHLB the Hampden Financial Statements. The Hampden Financial Statements have been prepared in accordance with GAAP in all material respects, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Hampden and the Hampden Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

          4.6.3  At the date of the most recent consolidated statement of financial condition included in the Hampden Financial Statements or in the Hampden Regulatory Reports, Hampden did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Hampden Financial Statements or in the Hampden Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

        4.7    Taxes.

        Hampden and the Hampden Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). Hampden, on behalf of itself and its Subsidiaries, has timely filed or caused to be filed all Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Hampden and the Hampden Subsidiaries prior to the date hereof, or requests for extensions to file such returns and reports have been timely filed. All such Tax Returns are true, correct, and complete in all material respects. Hampden and the Hampden Subsidiaries have timely paid or, prior to the Effective Time will pay, all Taxes, whether or not shown on such returns or reports, due or claimed to be due to any Governmental Entity prior to the Effective Time other than Taxes which are being contested in good faith. Hampden and the Hampden Subsidiaries have declared on their Tax Returns all positions taken therein that could give rise to a substantial underpayment of United States Federal Income Tax within the meaning of Section 6662 of the Code (or any corresponding provision of state or local laws). The accrued but unpaid Taxes of Hampden and the Hampden Subsidiaries did not, as of the most recent Hampden Financial Statements, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Hampden balance sheet (rather than in any notes thereto). Hampden and its Subsidiaries are subject to Tax audits in the ordinary course of business. Hampden management does not believe that an adverse resolution to any of such audits of which it has Knowledge would be reasonably likely to have a Material Adverse Effect on Hampden. Hampden and the Hampden Subsidiaries have not been notified in writing by any jurisdiction that the jurisdiction believes that Hampden or any of the

Hampden Subsidiaries were required to file any Tax Return in such jurisdiction that was not filed. Neither Hampden nor any of the Hampden Subsidiaries (A) has been a member of a group with which they have filed or been included in a combined, consolidated or unitary income Tax Return other than a group the common parent of which was Hampden or (B) has any liability for the Taxes of any Person (other than Hampden or any of the Hampden Subsidiaries) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise. As of the date hereof, all deficiencies proposed in writing as a result of any audits have been paid or settled. There are no written claims or assessments pending against Hampden or any Hampden Subsidiary for any alleged deficiency in any Tax, and neither Hampden nor any Hampden Subsidiary has been notified in writing of any proposed Tax claims or assessments against Hampden or any Hampden Subsidiary. Hampden and the Hampden Subsidiaries each have duly and timely withheld, collected and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all applicable laws, and have duly and timely filed all Tax Returns with respect to such withheld Taxes, within the time prescribed under any applicable law. Hampden and the Hampden Subsidiaries have delivered to BHLB true and complete copies of all Income Tax Returns of Hampden and the Hampden Subsidiaries for taxable periods ending on or after October 31, 2011. Neither Hampden nor any of the Hampden Subsidiaries is or has been a party to any "reportable transaction," as defined in Code § 6707A(c)(1) and Treas. Reg. § 1.6011-4(b). Neither Hampden nor any of the Hampden Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code § 355 or Code § 361. Neither Hampden nor any of the Hampden Subsidiaries has been a United States real property holding corporation within the meaning of Code § 897(c)(2) during the applicable period specified in Code § 897(c)(1)(A)(ii).

        4.8    No Material Adverse Effect.

        Neither Hampden nor any Hampden Subsidiary has suffered any Material Adverse Effect since June 30, 2014 and, to Hampden's Knowledge, no event has occurred or circumstance arisen since that date which, in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect on Hampden.

        4.9    Material Contracts; Leases; Defaults.

          4.9.1  Except as set forth in Hampden Disclosure Schedule 4.9.1, neither Hampden nor any Hampden Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director, employee or consultant of Hampden or any Hampden Subsidiary, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors, employees or consultants of Hampden or any Hampden Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of Hampden or any Hampden Subsidiary; (iv) any agreement which by its terms limits or affects the payment of dividends by Hampden or any Hampden Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money in excess of $50,000, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Hampden or any Hampden Subsidiary is an obligor to any Person, which instrument evidences or relates to indebtedness other than deposits, FHLB advances with a term to maturity not in excess of one (1) year, repurchase agreements, bankers' acceptances, and transactions in "federal funds" or which contains financial covenants or other non-customary restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Hampden or any Hampden Subsidiary; (vi) any other agreement, written or oral, which is not terminable without cause on sixty (60) days' notice or less without penalty or payment, or that obligates Hampden or any Hampden Subsidiary for the payment of more than $30,000 annually or for the payment of more than $50,000 over its remaining term; or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that materially restricts or limits the conduct of business by Hampden or any Hampden Subsidiary.

          4.9.2  Each real estate lease that will require the consent of the lessor or its agent as a result of the Merger or the Bank Merger by virtue of the terms of any such lease, is listed in Hampden Disclosure Schedule 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge neither Hampden nor any Hampden Subsidiary is in material default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default and all such material contracts, agreements, commitments, arrangements, leases, insurance policies and other instruments are listed on Hampden Disclosure Schedule 4.9.2.

          4.9.3  True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to BHLB on or before the date hereof, are listed on Hampden Disclosure Schedules 4.9.1 and 4.9.2 and are in full force and effect without modification on the date hereof. Except as set forth in Hampden Disclosure Schedule 4.9.3, no such agreement, plan, contract, or arrangement (i) provides for acceleration of the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Hampden or any Hampden Subsidiary or upon the occurrence of a subsequent event; (ii) requires Hampden or any Hampden Subsidiary to provide a benefit in the form of Hampden Common Stock or determined by reference to the value of Hampden Common Stock or (iii) contains provisions which permit an employee, director or independent contractor to terminate such agreement or arrangement without cause and continue to accrue future benefits thereunder.

        4.10    Ownership of Property; Insurance Coverage.

          4.10.1  Hampden and each Hampden Subsidiary has good and, as to real property, marketable title to all assets and properties owned by Hampden or such Hampden Subsidiary, as applicable, in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent consolidated statement of financial condition contained in the Hampden Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such consolidated statement of financial condition), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by a Hampden Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Hampden and the Hampden Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by Hampden and the Hampden Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the Hampden Financial Statements.

          4.10.2  With respect to all material agreements pursuant to which Hampden or any Hampden Subsidiary has purchased securities subject to an agreement to resell, if any, Hampden or such Hampden Subsidiary, as the case may be, has a lien or security interest (which to Hampden's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          4.10.3  Hampden and each Hampden Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither Hampden nor any Hampden Subsidiary, has received notice from any insurance carrier on or before the date hereof that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as listed on Hampden Disclosure Schedule 4.10.3, there are presently no claims pending under such policies of insurance and no notices of claim have been given by Hampden or any Hampden Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three (3) years Hampden and each Hampden Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any claims submitted under any of its insurance policies. Hampden Disclosure Schedule 4.10.3 identifies all policies of insurance maintained by Hampden and each Hampden Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, as well as the other matters required to be disclosed under this Section 4.10.3. Hampden has made available to BHLB copies of all of the policies listed on Hampden Disclosure Schedule 4.10.3.

        4.11    Legal Proceedings.

        There is no suit, action, investigation or proceeding pending or, to its Knowledge, threatened against or affecting Hampden or any of its Subsidiaries (and it is not aware of any facts that reasonably would be expected to be the basis for any such suit, action or proceeding) (1) that involves a Governmental Entity or Bank Regulator, or (2) that, individually or in the aggregate, is (A) material to it and its Subsidiaries' businesses or, after the Effective Time, BHLB's or any of its Subsidiaries' businesses, or (B) reasonably likely to prevent or delay it from performing its obligations under, or consummating the transactions contemplated by, this Agreement. Except as set forth on Hampden Disclosure Schedule 4.11, there is no injunction, order, award, judgment, settlement, decree or regulatory restriction imposed upon or entered into by Hampden, any of its Subsidiaries or the assets of it or any of its Subsidiaries.

        4.12    Compliance with Applicable Law.

        Except as set forth on Hampden Disclosure Schedule 4.12 and in Section 4.15:

          4.12.1  To Hampden's Knowledge, Hampden and each Hampden Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, its conduct of business and its relationship with its employees, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the Community Reinvestment Act of 1977 ("CRA"), the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Hampden nor any Hampden Subsidiary has received any written notice to the contrary.

          4.12.2  Hampden and each Hampden Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Hampden, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

          4.12.3  For the period beginning January 1, 2011, neither Hampden nor any Hampden Subsidiary has received any written notification or any other communication from any Bank Regulator (i) asserting that Hampden or any Hampden Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization; (iii) requiring or threatening to require Hampden or any Hampden Subsidiary, or indicating that Hampden or any Hampden Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks, or engages in the insurance of bank deposits, restricting or limiting, or purporting to restrict or limit the operations of Hampden or any Hampden Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit the operations of Hampden or any Hampden Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Hampden nor any Hampden Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect. Hampden has disclosed to BHLB its most recent regulatory ratings.

        4.13    Employee Benefit Plans.

          4.13.1    Hampden Disclosure Schedule 4.13.1    contains a list of all written and unwritten pension, retirement, profit-sharing, thrift, savings, deferred compensation, stock option, employee stock ownership, employee stock purchase, restricted stock, severance pay, retention, vacation, bonus or other incentive plans, all employment, change in control, consulting, severance and retention agreements, all other written employee programs, arrangements or agreements, all medical, vision, dental, disability, life insurance, workers' compensation, employee assistance or other health or welfare plans, and all other employee benefit or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Hampden or any of the Hampden Subsidiaries for the benefit of employees, former employees, retirees (or the dependents, including spouses, of the foregoing), directors, independent contractors or other service providers to Hampden and under which employees, former employees, retirees, dependents, spouses, directors, or other service providers of Hampden are eligible to participate (collectively, the "Hampden Benefit Plans"). Hampden has made available to BHLB true and complete copies of (i) the plan documents and summary plan descriptions for each written Hampden Benefit Plan, (ii) a summary of each unwritten Hampden Benefit Plan (if applicable), (iii) the actuarial valuation reports with respect to each tax-qualified Hampden Benefit Plan that is a defined benefit pension plan for the three (3) most recent years, (iv) all related trust agreements, insurance contracts or other funding agreements which currently implement the Hampden Benefit Plans (if applicable), (v) the most recent IRS determination letter with respect to each tax-qualified Hampden Benefit Plan (or, for a Hampden Benefit Plan maintained under a pre-approved prototype or volume submitter plan, the IRS determination letter on such pre-approved plan) and (vi) all substantive correspondence relating to any liability of or non-compliance relating to any Hampden Benefit Plan addressed to or received from the IRS, the Department of Labor or any other Governmental Entity within the past three (3) years. Each Hampden Benefit Plan that may be subject to Section 409A of the Code ("Hampden Non-qualified Deferred Compensation Plan") has been maintained and operated in material compliance with Section 409A of the Code .

          4.13.2  All Hampden Benefit Plans are in material compliance with (and have been managed and administrated in all material respects in accordance with) the applicable terms of ERISA, the Code and any other applicable laws. Except as set forth on Hampden Disclosure Schedule 4.13.2, each Hampden Benefit Plan governed by ERISA that is intended to be a qualified retirement plan under Section 401(a) of the Code has either (i) received a favorable determination letter from the IRS (and Hampden is not aware of any circumstances likely to result in revocation of any such favorable determination letter) or timely application has been made therefore, or (ii) is maintained under a prototype plan which has been approved by the IRS and is entitled to rely upon the IRS National Office opinion letter issued to the prototype plan sponsor. To the Knowledge of Hampden and the Hampden Subsidiaries, there exists no fact which would adversely affect the qualification of any of the Hampden Benefit Plans intended to be qualified under Section 401(a) of the Code, or any threatened or pending claim against any of the Hampden Benefit Plans or their fiduciaries by any participant, beneficiary or Governmental Entity (other than routine claims for benefits).

          4.13.3  No "defined benefit plan" (as defined in Section 414(j) of the Code) has been maintained within the last six (6) years by Hampden or any of its ERISA Affiliates for the benefit of the employees or former employees of Hampden or its Subsidiaries.

          4.13.4  Within the last six (6) years, neither Hampden nor any of its ERISA Affiliates maintained or had any obligation to contribute to a Hampden Benefit Plan which is a "multiemployer plan" within the meaning of Section 3(37) of ERISA, and within the last six (6) years neither Hampden nor any of its ERISA Affiliates has incurred any withdrawal liability within the meaning of Section 4201 of ERISA to any such "multiemployer plan." Neither Hampden nor any of its ERISA Affiliates has incurred any unsatisfied liability (other than PBGC premiums) to the PBGC, the IRS or any other individual or entity under Title IV of ERISA or Section 412 of the Code, with respect to any Hampden Benefit Plan, and no event or condition exists that would reasonably be expected to result in the imposition of any liability on Hampden or any of its ERISA Affiliates under such provisions or that could reasonably be expected to have an adverse effect on BHLB or Berkshire Bank.

          4.13.5  Hampden has complied in all material respects with the notice and continuation requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA"), and the regulations thereunder. All reports, statements, returns and other information required to be furnished or filed with respect to Hampden Benefit Plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete. To Hampden's Knowledge, records with respect to Hampden Benefit Plans have been maintained in compliance with Section 107 of ERISA. To Hampden's Knowledge, neither Hampden nor any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any of Hampden Benefit Plans has any liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA. No Hampden Benefit Plan fails to meet the applicable requirements of Section 105(h)(2) of the Code (determined without regard to whether such Hampden Benefit Plan is self-insured).

          4.13.6  Hampden has not, with respect to any Hampden Benefit Plan, nor, to Hampden's Knowledge, has any administrator of any Hampden Benefit Plan, the related trusts or any trustee thereof, engaged in any non-exempt prohibited transaction which would subject Hampden, any

  ERISA Affiliate of Hampden, or any Hampden Benefit Plan to a Tax or penalty on prohibited transactions imposed by ERISA, Section 4975 of the Code, or to any other liability under ERISA.

          4.13.7  Except as set forth on Hampden Disclosure Schedule 4.13.7, Hampden has no liability for retiree health and life benefits under any Hampden Benefit Plan other than any benefits required under COBRA or similar state laws or benefits in the nature of severance pursuant to an employment agreement, severance agreement, separation agreement or similar plan, policy or arrangement.

          4.13.8  Except as set forth on Hampden Disclosure Schedule 4.13.8, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including severance) becoming due to any director or any employee of Hampden from Hampden under any Hampden Benefit Plan, (B) increase any benefits otherwise payable under any Hampden Benefit Plan or (C) result in any acceleration of the time of payment or vesting of any such benefit. Except as set forth on Hampden Disclosure Schedule 4.13.8, no payment which in connection with the transactions contemplated by this Agreement is or may reasonably be expected to be made by, from or with respect to any Hampden Benefit Plan, either alone or in conjunction with any other payment will or would properly be characterized as an "excess parachute payment" under Section 280G of the Code on which an excise tax under Section 4999 of the Code is payable or will or would, either individually or collectively, provide for any payment by Hampden or any of its ERISA Affiliates that would not be deductible under Code Section 162(m).

          4.13.9  The actuarial present values of all accrued Hampden Non-qualified Deferred Compensation Plans (including, to the extent applicable, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Hampden and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Code or Section 302 of ERISA, have been fully reflected on the Hampden Financial Statements to the extent required by and in accordance with GAAP.

          4.13.10  There is not, and has not been, any trust or fund maintained by or contributed to by Hampden or its employees to fund an employee benefit plan which would constitute a Voluntary Employees' Beneficiary Association or a "welfare benefit fund" within the meaning of Section 419(a) of the Code.

          4.13.11  No claim, lawsuit, arbitration or other action has been asserted or instituted or, to the Knowledge of Hampden, has been threatened against any Hampden Benefit Plan (other than routine claims for benefits and appeals of such claims), Hampden or any Hampden Subsidiary or any director, officer or employee thereof, or any of the assets of any trust of any Hampden Benefit Plan or any fiduciary thereof.

        4.14    Brokers, Finders and Financial Advisors.

        Neither Hampden nor any Hampden Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such Person in connection with the transactions contemplated by this Agreement except for the retention of Sterne, Agee & Leach, Inc. by Hampden and the fee payable pursuant thereto. A true and correct copy of the engagement agreement with Sterne, Agee & Leach, Inc., setting forth the fee payable to Sterne, Agee & Leach, Inc. for its services rendered to Hampden in connection with the Merger and transactions contemplated by this Agreement, is attached to Hampden Disclosure Schedule 4.14.

        4.15    Environmental Matters.

          4.15.1  Except as may be set forth in Hampden Disclosure Schedule 4.15, with respect to Hampden and each Hampden Subsidiary:

            (A)  To the Knowledge of Hampden and the Hampden Subsidiaries, each of Hampden and the Hampden Subsidiaries, and the Hampden Loan Properties (as defined in Section 4.15.2) are, and, in the last ten (10) years, have been, in material compliance with any Environmental Laws;

            (B)  Neither Hampden nor any Hampden Subsidiary has received written notice in the last five (5) years that there is any material suit, claim, action, demand, executive or administrative order, directive, request for information, investigation or proceeding pending and, to the Knowledge of Hampden and the Hampden Subsidiaries, no such action is threatened, before any court, governmental agency or other forum against them or any Hampden Loan Property (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by Hampden, or any of the Hampden Subsidiaries;

            (C)  To the Knowledge of Hampden and the Hampden Subsidiaries, the properties currently owned or operated by Hampden or any Hampden Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) do not contain any Materials of Environmental Concern in an amount, manner or condition requiring any notification, investigation, abatement, remediation or any response action under applicable Environmental Laws;

            (D)  To the Knowledge of Hampden and the Hampden Subsidiaries , there are no underground storage tanks on, in or under any properties owned or operated by Hampden or any of the Hampden Subsidiaries or any Hampden Loan Property, and no underground storage tanks have been closed or removed from any properties owned or operated by Hampden or any of the Hampden Subsidiaries or any Hampden Loan Property except as in compliance with Environmental Laws; and

            (E)  During the period of (a) Hampden's or any of the Hampden Subsidiaries' ownership or operation of any of their respective current properties or (b) Hampden's or any of the Hampden Subsidiaries' holding of a direct or indirect security interest in any Hampden Loan Property, to the Knowledge of Hampden and the Hampden Subsidiaries, there has been no material contamination by or material release of Materials of Environmental Concern in, on, under or affecting such properties. To the Knowledge of Hampden and the Hampden Subsidiaries, prior to the period of (x) Hampden's or any of the Hampden Subsidiaries' ownership or operation of any of their respective current properties or (y) Hampden's or any of the Hampden Subsidiaries' holding of a direct or indirect security interest in any Hampden Loan Property, there was no material contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties.

            (F)  Neither Hampden nor any other Hampden Subsidiary has conducted any environmental assessment or investigation during the past five (5) years (other than Phase II assessments which did not indicate any contamination of the environment by Materials of Environmental Concern above reportable levels) with respect to any properties owned or leased by it or any of its Subsidiaries, or with respect to any Hampden Loan Property.

          4.15.2  For purposes of this Section 4.15, "Hampden Loan Property" means any property in which Hampden or a Hampden Subsidiary presently holds a direct or indirect security interest securing to a loan or other extension of credit made by them, including through a Hampden Loan

  Participation, and "Hampden Loan Participation" means a participation interest in a loan or other extension of credit other than by Hampden or a Hampden Subsidiary.

        4.16    Loan Portfolio.

          4.16.1  The allowances for loan losses reflected in the notes to Hampden's audited consolidated statements of financial condition at June 30, 2014 and 2013 were, and the allowance for loan losses shown in the notes to the unaudited consolidated financial statements for periods ending after June 30, 2014 were, or will be, adequate, as of the dates thereof, under GAAP.

          4.16.2    Hampden Disclosure Schedule 4.16.2    sets forth a listing, as of the most recently available date (and in no event earlier than September 30, 2014), by account, of: (A) all loans (including loan participations) of Hampden Bank that have been accelerated during the past twelve (12) months; (B) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from Hampden Bank to any borrowers, customers or other parties during the past twelve (12) months wherein Hampden Bank has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (C) each borrower, customer or other party which has notified Hampden Bank during the past twelve (12) months of, or has asserted against Hampden or Hampden Bank, in each case in writing, any "lender liability" or similar claim, and, to the Knowledge of Hampden and Hampden Bank, each borrower, customer or other party which has given Hampden or Hampden Bank any oral notification of, or orally asserted to or against Hampden or Hampden Bank, any such claim; and (D) all loans, (1) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of September 30, 2014 are classified as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than ninety (90) days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and (E) all other assets classified by Hampden or Hampden Bank as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. Hampden Disclosure Schedule 4.16.2 may exclude any individual loan with a principal outstanding balance of less than $50,000, provided that Hampden Disclosure Schedule 4.16.2 includes, for each category described, the aggregate amount of individual loans with a principal outstanding balance of less than $50,000 that has been excluded.

          4.16.3  All loans receivable (including discounts) and accrued interest entered on the books of Hampden and Hampden Bank arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of Hampden's and Hampden Bank's respective businesses, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. The loans, discounts and the accrued interest reflected on the books of Hampden and Hampden Bank are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by Hampden or Hampden Bank free and clear of any liens.

          4.16.4  The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are valid, true and genuine, and what they purport to be.

        4.17    Related Party Transactions.

        Neither Hampden nor any Hampden Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Hampden or any Hampden Subsidiary, except as described in Hampden's proxy statement dated September 26, 2014 distributed in connection with its annual meeting of stockholders to be held on November 4, 2014 or as set forth on Hampden Disclosure Schedule 4.17. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of Hampden or any Hampden Subsidiary is presently in default or, during the three (3)-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither Hampden nor any Hampden Subsidiary has been notified that principal or interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation is inappropriate.

        4.18    Deposits.

        None of the deposits of Hampden Bank as of September 30, 2014 are a "brokered deposit" as defined in 12 C.F.R. Section 337.6(a)(2).

        4.19    Board Approval.

        The Board of Directors of Hampden determined that the Merger is in the best interests of Hampden and its stockholders, approved this Agreement, resolved to recommend approval of this Agreement by the holders of Hampden Common Stock, and directed that this Agreement be submitted to the holders of Hampden Common Stock for their approval. The Board of Directors of Hampden has taken all action so that BHLB and Berkshire Bank will not be an "interested stockholder" or prohibited from entering into or consummating a "business combination" with Hampden (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the consummation of the transactions in the manner contemplated hereby.

        4.20    Registration Obligations.

        Neither Hampden nor any Hampden Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

        4.21    Risk Management Instruments.

        All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Hampden's own account, or for the account of one or more of Hampden's Subsidiaries or their customers, in force and effect as of October 31, 2014 (all of which are set forth in Hampden Disclosure Schedule 4.21), were entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of Hampden and each Hampden Subsidiary, with counterparties believed to be financially responsible at the time; and to Hampden's and each Hampden Subsidiary's Knowledge each of them constitutes the valid and legally binding obligation of Hampden or such Hampden Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither

Hampden nor any Hampden Subsidiary, nor any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

        4.22    Fairness Opinion.

        Hampden has received an opinion, a copy of which will be provided to BHLB promptly following the date of this Agreement, from Sterne, Agee & Leach, Inc. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the stockholders of Hampden pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

        4.23    Intellectual Property.

        Hampden and each Hampden Subsidiary owns or, to Hampden's Knowledge, possesses the rights necessary (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, computer software, service marks and trademarks used in its respective business, each without payment (except for license fees or other payments pursuant to commercially available off-the-shelf technology), and neither Hampden nor any Hampden Subsidiary has received any written notice of breach or conflict with respect thereto that asserts the rights of others. Hampden and each Hampden Subsidiary have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.

        4.24    Duties as Fiduciary.

        Hampden Bank has, if required by virtue of any line of business in which it is or previously was engaged in a "fiduciary capacity," to its Knowledge performed all of its duties in a fashion that complied with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards in effect at that time. Hampden Bank has not received notice of any claim, allegation, or complaint from any Person that Hampden Bank failed to perform these duties in a manner that complied with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards, except for notices involving matters that have been resolved and any cost of such resolution is reflected in Hampden's Financial Statements. For purposes of this Section 4.24, the term "fiduciary capacity" (i) shall mean (a) acting as trustee, executor, administrator, registrar of stocks and bonds, transfer agent, guardian, assignee, receiver, or custodian under a uniform gifts to minors act and (b) possessing investment discretion on behalf of another, and (ii) shall exclude Hampden Bank's capacity with respect to individual retirement accounts or the Hampden Benefit Plans.

        4.25    Employees; Labor Matters.

          4.25.1  Hampden Disclosure Schedule 4.25.1 sets forth the following information with respect to each employee of Hampden and the Hampden Subsidiaries as of September 30, 2014: job location, job title, current annual base salary, year of hire and years of service.

          4.25.2  There are no labor or collective bargaining agreements to which Hampden or any Hampden Subsidiary is a party. There is no union organizing effort pending or, to the Knowledge of Hampden, threatened against Hampden or any Hampden Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of Hampden, threatened against Hampden or any Hampden Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Hampden, threatened against Hampden or any Hampden Subsidiary (other than routine employee grievances that are not related to union employees). Hampden and each Hampden Subsidiary is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. Neither Hampden nor any Hampden Subsidiary is a party to, or bound by, any agreement for the leasing of employees.

          4.25.3  To Hampden's Knowledge, all Persons who have been treated as independent contractors by Hampden or any Hampden Subsidiary for Tax purposes have met the criteria to be so treated under all applicable federal, state and local Tax laws, rules and regulations.

        4.26    Hampden Information Supplied.

        The information relating to Hampden and any Hampden Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

        4.27    Securities Documents.

        Since January 1, 2011, Hampden has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and information statements or other filings ("Hampden SEC Reports") required to be filed by it with the SEC. As of their respective dates, the Hampden SEC Reports complied as to form with the requirements of the Exchange Act or the Securities Act, as applicable, and the applicable rules and regulations of the SEC promulgated thereunder in all material respects. As of their respective dates and as of the date any information from the Hampden SEC Reports has been incorporated by reference, the Hampden SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein made, in light of the circumstances under which they were made, not misleading. Hampden has filed all material contracts, agreements and other documents or instruments required to be filed as exhibits to the Hampden SEC Reports.

        4.28    Internal Controls.

          4.28.1  The records, systems, controls, data and information of Hampden and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Hampden or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described in the following sentence. Hampden and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Hampden has designed and implemented disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to it and its Subsidiaries is made known to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act.

          4.28.2  Hampden's management has completed an assessment of the effectiveness of its internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended June 30, 2014, and such assessment concluded that such controls were effective. It has previously disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of the Hampden board: (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

          4.28.3  Since June 30, 2011, (A) neither Hampden nor any of its Subsidiaries nor, to its knowledge, any director, officer, employee, auditor, accountant or representative of Hampden or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of it or any of its subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that it or nay of its subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing Hampden or any of its Subsidiaries, whether or not employed by it or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary to duty or similar violation by Hampden or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors officers.

        4.29    Bank Owned Life Insurance.

        Hampden and each Hampden Subsidiary has obtained the written consent of each employee on whose behalf bank owned life insurance ("BOLI") has been purchased. Hampden Bank has taken all actions necessary to comply with applicable law in connection with its purchase of BOLI. Hampden Disclosure Schedule 4.29 sets forth all BOLI owned by Hampden or any Hampden Subsidiary, a breakdown of the cash surrender values on each policy, the purpose for which each policy was purchased, the beneficiaries of such policy and a list of the lives insured thereunder.

        4.30    Stock Transfer Records.

        The Stock transfer books and records of Hampden are materially complete and accurate.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BHLB

        BHLB represents and warrants to Hampden that the statements contained in this Article V are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), subject to the standard set forth in Section 5.1 and except as set forth in the BHLB Disclosure Schedule delivered by BHLB to Hampden on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date, provided, however, that disclosure in any section of such BHLB Disclosure Schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent that such disclosure is relevant to another section of this Agreement. References to the Knowledge of BHLB shall include the Knowledge of Berkshire Bank.

        5.1    Standard.

        Except as set forth in the following sentence, no representation or warranty of BHLB contained in this Article V shall be deemed untrue or incorrect, and BHLB shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article V, has had or reasonably could be expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material," "materially," "in all material respects," "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 5.2 (other than Sections 5.2.3, 5.2.4, and 5.2.5 and the last sentence of Sections 5.2.1 and 5.2.2), Section 5.3 and 5.4 (other than Section 5.4.2(iii)) which shall be true and correct in all material respects.

        5.2    Organization.

          5.2.1  BHLB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the BHCA. BHLB has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

          5.2.2  Berkshire Bank is a Massachusetts-chartered stock trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The deposits in Berkshire Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Berkshire Bank is a member in good standing of the FHLB and owns the requisite amount of FHLB stock as set forth on BHLB Disclosure Schedule 5.2.2.

          5.2.3  BHLB Disclosure Schedule 5.2.3 sets forth each BHLB Subsidiary and its jurisdiction of incorporation or organization. Each BHLB Subsidiary (other than Berkshire Bank) is a corporation, limited liability company or other legal entity as set forth on BHLB Disclosure Schedule 5.2.3, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each BHLB Subsidiary is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or conduct of its business requires such qualification.

          5.2.4  The respective minute books of BHLB and Berkshire Bank accurately record all corporate actions of their respective stockholders and Boards of Directors (including committees).

          5.2.5  Prior to the date of this Agreement, BHLB has made available to Hampden true and correct copies of the certificate of incorporation or articles of association, as applicable, and bylaws or other governing documents of BHLB and Berkshire Bank and each other BHLB Subsidiary.

        5.3    Capitalization.

          5.3.1  The authorized capital stock of BHLB consists of (i) 50,000,000 shares of BHLB Common Stock and (ii) 1,000,000 shares of preferred stock, $0.01 par value per share ("BHLB Preferred Stock" and collectively with the BHLB Common Stock, the "BHLB Stock"). As of October 31, 2014, there were (i) 25,183,284 shares of BHLB Common Stock validly issued and outstanding, fully paid and non-assessable and free of preemptive rights, (ii) 1,342,182 shares of BHLB Common Stock held by BHLB as treasury stock, and (iii) no shares of BHLB Preferred Stock outstanding. Berkshire Bank does not own, of record or beneficially, any shares of BHLB Stock, other than shares held as treasury stock. Neither BHLB nor any BHLB Subsidiary has or is bound by any Rights or other arrangements of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on, any capital stock of BHLB, or any other security of BHLB or an BHLB Subsidiary or any securities representing the right to vote, purchase or otherwise receive any capital stock of BHLB or an BHLB Subsidiary or any other security of BHLB or any BHLB Subsidiary, other than shares of BHLB Common Stock underlying the options and restricted stock granted pursuant to benefit plans maintained by BHLB. As of the date hereof, BHLB has outstanding options to acquire 283,364 shares of BHLB Common Stock at a weighted average exercise price of $20.63 per share. All shares of BHLB Common Stock issuable pursuant to option plans maintained by BHLB will be duly authorized, validly issued, fully paid and non-assessable when issued upon the terms and conditions specified in the instruments pursuant to which they are issuable.

          5.3.2  BHLB owns all of the capital stock of each BHLB Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. Except for the BHLB Subsidiaries and as set forth in BHLB Disclosure Schedule 5.3.2, BHLB as of the date of this Agreement does not possess, directly or indirectly, any equity interest in any corporate or other legal entity, except for equity interests held in the investment portfolios of BHLB or any BHLB Subsidiary (which as to any one issuer, do not exceed five percent (5%) of such issuer's outstanding equity securities) and equity interests held in connection with the lending activities of Berkshire Bank, including stock in the FHLB.

          5.3.3  To BHLB's Knowledge, except as set forth on BHLB Disclosure Schedule 5.3.3, as of the date hereof, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of five percent (5%) or more of the outstanding shares of BHLB Common Stock.

          5.3.4  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which BHLB's stockholders may vote have been issued by BHLB and are outstanding.

        5.4    Authority; No Violation.

          5.4.1  BHLB has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Regulatory Approvals, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by BHLB and the completion by BHLB of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of BHLB. This Agreement has been duly and validly executed and delivered by BHLB, and subject to the receipt of the Regulatory Approvals, the Hampden Stockholder Approval, and due and valid execution and delivery of this Agreement by Hampden, constitutes the valid and binding obligations of BHLB, enforceable against BHLB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

          5.4.2  (a) The execution and delivery of this Agreement by BHLB, and (b) subject to receipt of the Regulatory Approvals, and compliance by Hampden and BHLB with any conditions contained therein, the receipt of the Hampden Stockholder Approval, and compliance by Hampden with the terms and conditions of this Agreement, the consummation of the transactions contemplated hereby and compliance by BHLB with the terms and provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or articles of association, as applicable, and bylaws of BHLB or any BHLB Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BHLB or any BHLB Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination or amendment of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of BHLB or any BHLB Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which BHLB or any BHLB Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected.

        5.5    Consents.

        Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities or "blue sky" laws, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (d) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (e) notification of the listing of BHLB Common Stock to be issued in the Merger on the NYSE and (f) the approval of this Agreement by the Hampden Stockholder Approval, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of BHLB, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by BHLB, the completion by BHLB of the Merger and the performance by BHLB of its obligations hereunder or (y) the execution and delivery of the agreement and plan of merger in respect of the Bank Merger and the completion of the Bank Merger. BHLB has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition (financial or otherwise) or requirement that could reasonably be expected by BHLB to result in a Material Adverse Effect on BHLB and Berkshire Bank, taken as a whole, or Hampden and Hampden Bank, taken as a whole, or that (ii) any public body or authority having jurisdiction over the affairs of BHLB and Berkshire Bank, the consent or approval of which is not required or pursuant to the rules of which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

        5.6    Financial Statements.

          5.6.1  The BHLB Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects the consolidated financial position, results of operations and changes in shareholders' equity of BHLB as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

          5.6.2  BHLB has previously made available to Hampden the BHLB Financial Statements covering periods ended prior to the date hereof. The BHLB Financial Statements have been prepared in accordance with GAAP in all material respects, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of BHLB and the Berkshire Bank on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

          5.6.3  At the date of the most recent consolidated statement of financial condition included in the BHLB Financial Statements or in the BHLB Regulatory Reports, BHLB did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such BHLB Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

        5.7    Taxes.

          5.7.1  Except as provided in this Agreement, neither BHLB nor any of its Subsidiaries or Affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

  BHLB and the BHLB Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). BHLB, on behalf of itself and its Subsidiaries, has timely filed or caused to be filed all Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by BHLB and the BHLB Subsidiaries prior to the date hereof, or requests for extensions to file such returns and reports have been timely filed. All such Tax Returns are true, correct, and complete in all material respects. BHLB and the BHLB Subsidiaries have timely paid or, prior to the Effective Time will pay, all Taxes, whether or not shown on such returns or reports, due or claimed to be due to any Governmental Entity prior to the Effective Time other than Taxes which are being contested in good faith. BHLB and the BHLB Subsidiaries have declared on their Tax Returns all positions taken therein that could give rise to a substantial underpayment of United States Federal Income Tax within the meaning of Section 6662 of the Code (or any corresponding provision of state or local laws). The unpaid accrued but unpaid Taxes of BHLB and the BHLB Subsidiaries did not, as of the most recent BHLB Financial Statements, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent BHLB balance sheet (rather than in any notes thereto). BHLB and its Subsidiaries are subject to Tax audits in the ordinary course of business. BHLB management does not believe that an adverse resolution to any of such audits of which it has Knowledge would be reasonably likely to have a Material Adverse Effect on BHLB. BHLB and the BHLB Subsidiaries have not been notified in writing by any jurisdiction that the jurisdiction believes that BHLB or any of the BHLB Subsidiaries were required to file any Tax Return in such jurisdiction that was not filed. Neither BHLB nor any of the BHLB Subsidiaries (A) has been a member of a group with which they have filed or been included in a combined, consolidated or unitary income Tax Return other than a group the common parent of which was BHLB or (B) has any liability for the Taxes of any Person (other than BHLB or any of the BHLB Subsidiaries) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise. As of the date hereof, all deficiencies proposed in writing as a result of any audits have been paid or settled. There are no written claims or assessments pending against BHLB or any BHLB Subsidiary for any alleged deficiency in any Tax, and neither BHLB nor any BHLB Subsidiary has been notified in writing of any proposed Tax claims or assessments against BHLB or any BHLB Subsidiary. BHLB and the BHLB Subsidiaries each have duly and timely withheld, collected and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all applicable laws, and have duly and timely filed all Tax Returns with respect to such withheld Taxes, within the time prescribed under any applicable law. BHLB and the BHLB Subsidiaries have delivered to Hampden true and complete copies of all Tax Returns of BHLB and the BHLB Subsidiaries for taxable periods ending on or after December 31, 2011. Neither BHLB nor any of the BHLB Subsidiaries is or has been a party to any "reportable transaction," as defined in Code § 6707A(c)(1) and Treas. Reg. § 1.6011-4(b). Neither BHLB nor any of the BHLB Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code § 355 or Code § 361. Neither BHLB nor any of the BHLB Subsidiaries has been a United States real property holding corporation within the meaning of Code § 897(c)(2) during the applicable period specified in Code § 897(c)(1)(A)(ii).
        5.8    No Material Adverse Effect.

        Neither BHLB nor any BHLB Subsidiary has suffered any Material Adverse Effect since June 30, 2014 and, to BHLB's Knowledge, no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on BHLB.

        5.9    Ownership of Property; Insurance Coverage.

          5.9.1  Except as set forth on BHLB Disclosure Schedule 5.9.1, BHLB and each BHLB Subsidiary has good and, as to real property, marketable title to all assets and properties owned by BHLB or such BHLB Subsidiary, as applicable, in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent consolidated statement of financial condition contained in the BHLB Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such consolidated statement of financial condition), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by an BHLB Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. BHLB and the BHLB Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by BHLB and the BHLB Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the BHLB Financial Statements.

          5.9.2  With respect to all material agreements pursuant to which BHLB or any BHLB Subsidiary has purchased securities subject to an agreement to resell, if any, BHLB or such BHLB Subsidiary, as the case may be, has a lien or security interest (which to BHLB's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          5.9.3  BHLB and each BHLB Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither BHLB nor any BHLB Subsidiary, has received notice from any insurance carrier on or before the date hereof that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as listed on BHLB Disclosure Schedule 5.9.3, there are presently no claims pending under such policies of insurance and no notices of claim have been given by BHLB or any BHLB Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three (3) years BHLB and each BHLB Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any claims submitted under any of its insurance policies. BHLB Disclosure Schedule 5.9.3 identifies all policies of insurance maintained by BHLB and each BHLB Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, as well as the other matters required to be disclosed under this Section 5.9.3. BHLB has made available to Hampden copies of all of the policies listed on BHLB Disclosure Schedule 5.9.3.

        5.10    Legal Proceedings.

        Except as set forth on BHLB Disclosure Schedule 5.10, there is no suit, action, investigation or proceeding pending or, to its knowledge, threatened against or affecting BHLB or any of its Subsidiaries (and it is not aware of any facts that reasonably could be expected to form the basis for any such suit, action or proceeding) (1) that involves a Governmental Entity or Bank Regulator, or (2) that, individually or in the aggregate, is (A) material to it and its Subsidiaries, taken as a whole, or reasonably likely to result in a restriction on its or any of its Subsidiaries' businesses or, or after the

Effective Time, BHLB's or any of its Subsidiaries' businesses, or (B) reasonably likely to prevent or delay it from performing its obligations under, or consummating the transactions contemplated by, this Agreement. There is no injunction, order, award, judgment, settlement, decree or regulatory restriction imposed upon or entered into by BHLB, any of its Subsidiaries or the assets of it or any of its Subsidiaries.

        5.11    Compliance with Applicable Law.

        Except as set forth on BHLB Disclosure Schedule 5.11:

          5.11.1  To BHLB's Knowledge, BHLB and each BHLB Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, its conduct of business and its relationship with its employees, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither BHLB nor any BHLB Subsidiary has received any written notice to the contrary.

          5.11.2  BHLB and each BHLB Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of BHLB, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

          5.11.3  For the period beginning January 1, 2011, neither BHLB nor any BHLB Subsidiary has received any written notification or any other communication from any Bank Regulator or Insurance Regulator (i) asserting that BHLB or any BHLB Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator or Insurance Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization; (iii) requiring or threatening to require BHLB or any BHLB Subsidiary, or indicating that BHLB or any BHLB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks, bank holding companies or insurance agencies, or engages in the insurance of bank deposits, restricting or limiting, or purporting to restrict or limit the operations of BHLB or any BHLB Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit the operations of BHLB or any BHLB Subsidiary. Neither BHLB nor any BHLB Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect. The most recent regulatory rating given to Berkshire Bank as to compliance with the CRA is "Satisfactory" or better.

          5.11.4  Berkshire Bank is, and immediately after the Effective Time will be, "well capitalized," as such term is defined in the rules and regulations promulgated by the FDIC, as amended from time to time. BHLB is, and immediately after the Effective Time will be, "well capitalized," as such term is defined in the rules and regulations promulgated by the FRB, as amended from time to time.

        5.12    Employee Benefit Plans.

          5.12.1  BHLB Disclosure Schedule 5.12.1 contains a list of all written and unwritten pension, retirement, profit-sharing, thrift, savings, deferred compensation, stock option, employee stock ownership, employee stock purchase, restricted stock, severance pay, retention, vacation, bonus or other incentive plans, all employment, change in control, consulting, severance and retention agreements, all other written employee programs, arrangements or agreements, all medical, vision, dental, disability, life insurance, workers' compensation, employee assistance or other health or welfare plans, and all other employee benefit or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by BHLB or any of its ERISA Affiliates for the benefit of employees, former employees, retirees (or the dependents, including spouses, of the foregoing), directors, independent contractors or other service providers to BHLB and under which employees, former employees, retirees, dependents, spouses, directors, or other service providers of BHLB are eligible to participate (collectively, the "BHLB Benefit Plans"). BHLB has furnished or otherwise made available to Hampden true and complete copies of (i) the plan documents and summary plan descriptions for each written BHLB Benefit Plan, (ii) a summary of each unwritten BHLB Benefit Plan (if applicable), (iii) the actuarial valuation reports with respect to each tax-qualified BHLB Benefit Plan that is a defined benefit pension plan for the three (3) most recent years, (iv) all related trust agreements, insurance contracts or other funding agreements which currently implement the BHLB Benefit Plans (if applicable), (v) the most recent IRS determination letter with respect to each tax-qualified BHLB Benefit Plan (or, for a BHLB Benefit Plan maintained under a pre-approved prototype or volume submitter plan, the IRS determination letter on such pre-approved plan) and (vi) all substantive correspondence relating to any liability of or non-compliance relating to any BHLB Benefit Plan addressed to or received from the IRS, the Department of Labor or any other Governmental Entity within the past three (3) years. Each BHLB Benefit Plan that may be subject to Section 409A of the Code ("BHLB Non-qualified Deferred Compensation Plan") has been maintained and operated in compliance with Section 409A of the Code.

          5.12.2  All BHLB Benefit Plans are in material compliance with (and have been managed and administrated in all material respects in accordance with) the applicable terms of ERISA, the Code and any other applicable laws. Except as set forth on BHLB Disclosure Schedule 5.12.2, each BHLB Benefit Plan governed by ERISA that is intended to be a qualified retirement plan under Section 401(a) of the Code has either (i) received a favorable determination letter from the IRS (and BHLB is not aware of any circumstances likely to result in revocation of any such favorable determination letter) or timely application has been made therefore, or (ii) is maintained under a prototype plan which has been approved by the IRS and is entitled to rely upon the IRS National Office opinion letter issued to the prototype plan sponsor. To the Knowledge of BHLB and the BHLB Subsidiaries, there exists no fact which would adversely affect the qualification of any of the BHLB Benefit Plans intended to be qualified under Section 401(a) of the Code, or any threatened or pending claim against any of the BHLB Benefit Plans or their fiduciaries by any participant, beneficiary or Governmental Entity (other than routine claims for benefits).

          5.12.3  Except as set forth on BHLB Disclosure Schedule 5.12.3, no "defined benefit plan" (as defined in Section 414(j) of the Code) has been maintained within the last six (6) years by BHLB or any of its ERISA Affiliates for the benefit of the employees or former employees of BHLB or its Subsidiaries.

          5.12.4  Within the last six (6) years, neither BHLB nor any of its ERISA Affiliates maintained or had any obligation to contribute to a BHLB Benefit Plan which is a "multiemployer plan" within the meaning of Section 3(37) of ERISA, and within the last six (6) years neither BHLB nor any of its ERISA Affiliates has incurred any withdrawal liability within the meaning of

  Section 4201 of ERISA to any such "multiemployer plan." Neither BHLB nor any of its ERISA Affiliates has incurred any unsatisfied liability (other than PBGC premiums) to the PBGC, the IRS or any other individual or entity under Title IV of ERISA or Section 412 of the Code with respect to any BHLB Benefit Plan, and no event or condition exists that would reasonably be expected to result in the imposition of any liability on BHLB or any of its ERISA Affiliates under such provisions or that could reasonably be expected to have an adverse effect on BHLB or Berkshire Bank.

          5.12.5  BHLB has complied in all material respects with the notice and continuation requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA"), and the regulations thereunder. All reports, statements, returns and other information required to be furnished or filed with respect to BHLB Benefit Plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete. To BHLB's Knowledge, records with respect to BHLB Benefit Plans have been maintained in compliance with Section 107 of ERISA. To BHLB's Knowledge, neither BHLB nor any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any of BHLB Benefit Plans has any liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA. No BHLB Benefit Plan fails to meet the applicable requirements of Section 105(h)(2) of the Code (determined without regard to whether such BHLB Benefit Plan is self-insured).

          5.12.6  BHLB has not, with respect to any BHLB Benefit Plan, nor, to BHLB's Knowledge, has any administrator of any BHLB Benefit Plan, the related trusts or any trustee thereof, engaged in any non-exempt prohibited transaction which would subject BHLB, any ERISA Affiliate of BHLB, or any BHLB Benefit Plan to a Tax or penalty on prohibited transactions imposed by ERISA, Section 4975 of the Code, or to any other liability under ERISA.

          5.12.7  Except as set forth on BHLB Disclosure Schedule 5.12.7, BHLB has no liability for retiree health and life benefits under any BHLB Benefit Plan other than any benefits required under COBRA or similar state laws.

          5.12.8  Except as set forth on BHLB Disclosure Schedule 5.12.8, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including severance) becoming due to any director or any employee of BHLB from BHLB under any BHLB Benefit Plan, (B) increase any benefits otherwise payable under any BHLB Benefit Plan or (C) result in any acceleration of the time of payment or vesting of any such benefit. Except as set forth on BHLB Disclosure Schedule 5.12.8, no payment which in connection with the transactions contemplated by this Agreement is or may reasonably be expected to be made by, from or with respect to any BHLB Benefit Plan, either alone or in conjunction with any other payment will or would properly be characterized as an "excess parachute payment" under Section 280G of the Code on which an excise tax under Section 4999 of the Code is payable or will or would, either individually or collectively, provide for any payment by BHLB or any of its ERISA Affiliates that would not be deductible under Code Section 162(m).

          5.12.9  The actuarial present values of all accrued BHLB Non-qualified Deferred Compensation Plans (including, to the extent applicable, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of BHLB and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Code or Section 302 of ERISA, have been fully reflected on the BHLB Financial Statements to the extent required by and in accordance with GAAP.

          5.12.10  There is not, and has not been, any trust or fund maintained by or contributed to by BHLB or its employees to fund an employee benefit plan which would constitute a Voluntary

  Employees' Beneficiary Association or a "welfare benefit fund" within the meaning of Section 419(a) of the Code.

          5.12.11  No claim, lawsuit, arbitration or other action has been asserted or instituted or, to the Knowledge of BHLB, has been threatened against any BHLB Benefit Plan (other than routine claims for benefits and appeals of such claims), BHLB or any BHLB Subsidiary or any director, officer or employee thereof, or any of the assets of any trust of any BHLB Benefit Plan or any fiduciary thereof.

        5.13    Brokers, Finders and Financial Advisors.

        Neither BHLB nor any BHLB Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such Person in connection with the transactions contemplated by this Agreement, except for the retention of Sandler O'Neill & Partners, L.P. by BHLB and the fee payable thereto. A true and correct copy of the engagement agreement with Sandler O'Neill & Partners, L.P., setting forth the fee payable to Sandler O'Neill & Partners, L.P. for its services rendered to BHLB in connection with the Merger and transactions contemplated by this Agreement is attached to BHLB Disclosure Schedule 5.13.

        5.14    Environmental Matters.

          5.14.1  Except as may be set forth in BHLB Disclosure Schedule 5.14, with respect to BHLB and each BHLB Subsidiary:

            (A)  To the Knowledge of BHLB and the BHLB Subsidiaries, each of BHLB and the BHLB Subsidiaries, and the BHLB Loan Properties (as defined in Section 5.14.2) are, and, in the last ten (10) years, have been, in material compliance with any Environmental Laws;

            (B)  Neither BHLB nor any BHLB Subsidiary has received written notice in the last five (5) years that there is any material suit, claim, action, demand, executive or administrative order, directive, request for information, investigation or proceeding pending and, to the Knowledge of BHLB and the BHLB Subsidiaries, no such action is threatened, before any court, governmental agency or other forum against them or any BHLB Loan Property (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by BHLB, or any of the BHLB Subsidiaries;

            (C)  To the Knowledge of BHLB and the BHLB Subsidiaries, the properties currently owned or operated by BHLB or any BHLB Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) do not contain any Materials of Environmental Concern in an amount, manner or condition requiring any notification, investigation, abatement, remediation or any response action under applicable Environmental Laws;

            (D)  To the Knowledge of BHLB and the BHLB Subsidiaries, there are no underground storage tanks on, in or under any properties owned or operated by BHLB or any of the BHLB Subsidiaries or any BHLB Loan Property, and no underground storage tanks have been closed or removed from any properties owned or operated by BHLB or any of the BHLB Subsidiaries or any BHLB Loan Property except as in compliance with Environmental Laws; and

            (E)  During the period of (a) BHLB's or any of the BHLB Subsidiaries' ownership or operation of any of their respective current properties or (b) BHLB's or any of the BHLB Subsidiaries' holding of direct or indirect security interests in any BHLB Loan Property, to the

    Knowledge of BHLB and the BHLB Subsidiaries, there has been no material contamination by or material release of Materials of Environmental Concern in, on, under or affecting such properties. To the Knowledge of BHLB and the BHLB Subsidiaries, prior to the period of (x) BHLB's or any of the BHLB Subsidiaries' ownership or operation of any of their respective current properties or (y) BHLB's or any of the BHLB Subsidiaries' holding of direct or indirect security interests in any BHLB Loan Property, there was no material contamination by or material release of Materials of Environmental Concern in, on, under or affecting such properties.

            (F)  Neither BHLB nor any other BHLB Subsidiary has conducted any environmental assessment or investigation during the past five (5) years (other than Phase II assessments which did not indicate any contamination of the environment by Materials of Environmental Concern above reportable levels) with respect to any properties owned or leased by it or any of its Subsidiaries, or with respect to any BHLB Loan Property.

          5.14.2  For purposes of this Section 5.14, "BHLB Loan Property" means any property in which BHLB or an BHLB Subsidiary presently holds a direct or indirect security interest securing to a loan or other extension of credit made by them, including through an BHLB Loan Participation, and "BHLB Loan Participation" means a participation interest in a loan or other extension of credit other than by BHLB or an BHLB Subsidiary.

        5.15    BHLB Information Supplied.

        The information relating to BHLB and any BHLB Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

        5.16    Securities Documents.

        Since January 1, 2011, BHLB has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and information statements or other filings ("BHLB SEC Reports") required to be filed by it with the SEC. As of their respective dates, the BHLB SEC Reports complied as to form with the requirements of the Exchange Act or the Securities Act, as applicable, and the applicable rules and regulations of the SEC promulgated thereunder in all material respects. As of their respective dates and as of the date any information from the BHLB SEC Reports has been incorporated by reference, the BHLB SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein made, in light of the circumstances under which they were made, not misleading. BHLB has filed all material contracts, agreements and other documents or instruments required to be filed as exhibits to the BHLB SEC Reports (the "BHLB Material Agreements").

        5.17    Internal Controls.

          5.17.1  The records, systems, controls, data and information of BHLB and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of BHLB or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described in the following sentence. BHLB and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. BHLB has designed and implemented disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15D-15(e) of the Exchange Act) to ensure that material information relating to it and its Subsidiaries is made known to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act and Section 302 and 906 of the Sarbanes-Oxley Act.

          5.17.2  BHLB's management has completed an assessment of the effectiveness of its internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2013, and such assessment concluded that such controls were effective. It has previously disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of the Hampden Board; (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

          5.17.3  Since December 31, 2011, (A) neither BHLB nor any of its Subsidiaries nor, to its knowledge, any director, officer, employee, auditor, accountant or representative of BHLB or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of it or any of its subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that it or any of its subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing BHLB or any of its Subsidiaries, whether or not employed by it or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by BHLB or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.

        5.18    BHLB Common Stock.

        The shares of BHLB Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

        5.19    Available Funds

        Immediately prior to the Effective Time, BHLB will have cash sufficient to pay or cause to be deposited into the Exchange Fund as required by Section 3.2.

        5.20    Berkshire Insurance Group, Inc.

        Berkshire Insurance, a Massachusetts insurance agency, and its Affiliates are in compliance with all laws, rules, and regulations applicable to Persons engaged in the insurance agency business. Neither Berkshire Insurance nor any of its Affiliates has been a party, directly or indirectly, to the placement of insurance which is unlawful. To the Knowledge of BHLB and Berkshire Insurance, no binder of insurance has been issued or sent to any Person by or on behalf of Berkshire Insurance unless and until the relevant risk was properly bound and all binders of insurance on the part of Berkshire Insurance are complete and accurate.

        5.21    Fairness Opinion.

        BHLB has received an opinion, a copy of which will be provided to Hampden promptly following the date of this Agreement, from Sandler O'Neill & Partners, L.P., to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the stockholders of Hampden pursuant to this Agreement is fair to BHLB and its stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

        5.22    Board Approval.

        The Board of Directors of BHLB determined that the Merger is in the best interests of BHLB and its stockholders, approved this Agreement, resolved to recommend approval of this Agreement to the holders of BHLB Common Stock to the extent required, and directed that this Agreement be submitted to the holders of BHLB Common Stock for their approval. The Board of Directors of BHLB has taken all action so that Hampden and Hampden Bank will not be an "interested stockholder" or prohibited from entering into or consummating a "business combination" with BHLB (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the consummation of the transactions in the manner contemplated hereby.

        5.23    Material Agreement; Defaults.

          5.23.1  Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge neither BHLB nor any BHLB Subsidiary is in material default under any BHLB Material Agreement by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          5.23.2  Except as set forth in BHLB Disclosure Schedule 5.23.2, no BHLB Material Agreement (i) provides for acceleration of the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of BHLB or any BHLB Subsidiary or upon the occurrence of a subsequent event; (ii) requires BHLB or any BHLB Subsidiary to provide a benefit in the form of BHLB Common Stock or determined by reference to the value of BHLB Common Stock or (iii) contains provisions which permit an employee, director or independent contractor to terminate such agreement or arrangement without cause and continue to accrue future benefits thereunder.

        5.24    Loan Portfolio.

          5.24.1  The allowances for loan losses reflected in the notes to BHLB's audited consolidated statements of financial condition at December 31, 2013 and 2012 were, and the allowance for loan losses shown in the notes to the unaudited consolidated financial statements for periods ending after December 31, 2013 were, or will be, adequate, as of the dates thereof, under GAAP.

          5.24.2  BHLB Disclosure Schedule 5.24.2 sets forth a listing that as of September 30, 2014 are classified as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder.

          5.24.3  All loans receivable (including discounts) and accrued interest entered on the books of BHLB and Berkshire Bank arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of BHLB's and Berkshire Bank's respective businesses, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. The loans, discounts and the accrued interest reflected on the books of BHLB and Berkshire Bank are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by BHLB or Berkshire Bank free and clear of any liens.

          5.24.4  The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are valid, true and genuine, and what they purport to be.

        5.25    Related Party Transactions.

          5.25.1  Neither BHLB nor any BHLB Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of BHLB or any BHLB Subsidiary, except as set forth in BHLB Disclosure Schedule 5.25 or as described in BHLB's proxy statement dated April 1, 2014 distributed in connection with its annual meeting of stockholders held on May 8, 2014. Except as described in such proxy statement or in BHLB Disclosure Schedule 5.25, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of BHLB or any BHLB Subsidiary is presently in default or, during the three (3)-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither BHLB nor any BHLB Subsidiary has been notified that principal or interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation is inappropriate.

        5.26    Risk Management Instruments.

        All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for BHLB's own account, or for the account of one or more of BHLB's Subsidiaries or their customers, in force and effect as of October 31, 2014 (all of which are set forth in BHLB Disclosure Schedule 5.26), were entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of BHLB and each BHLB Subsidiary, with counterparties believed to be financially responsible at the time; and to BHLB's and each BHLB Subsidiary's Knowledge each of them constitutes the valid and legally binding obligation of BHLB or such BHLB Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither BHLB nor any BHLB Subsidiary, nor any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

        5.27    Duties as Fiduciary.

        Other than as set forth on BHLB Disclosure Schedule 5.27, Berkshire Bank has, if required by virtue of any line of business in which it is or previously was engaged in a "fiduciary capacity," to its Knowledge has performed all of its duties in a fashion that complied with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards in effect at that time. Berkshire Bank has not received notice of any claim, allegation, or complaint from any Person that Berkshire Bank failed to perform these duties in a manner that complied with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards, except for notices involving matters that have been resolved and any cost of such resolution is reflected in the BHLB Financial Statements. For purposes of this Section 5.27, the term "fiduciary capacity" (i) shall mean (a) acting as trustee, executor, administrator, registrar of stocks and bonds, transfer agent, guardian, assignee, receiver, or custodian under a uniform gifts to minors act and (b) possessing investment discretion on behalf of another, and (ii) shall exclude Berkshire Bank's capacity with respect to individual retirement accounts or the BHLB Benefit Plans.

        5.28    Employees; Labor Matters.

          5.28.1  There are no labor or collective bargaining agreements to which BHLB or any BHLB Subsidiary is a party. There is no union organizing effort pending or, to the Knowledge of BHLB, threatened against BHLB or any BHLB Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of BHLB, threatened against BHLB or any BHLB Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of BHLB, threatened against BHLB or any BHLB Subsidiary (other than routine employee grievances that are not related to union employees). BHLB and each BHLB Subsidiary is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. Neither BHLB nor any BHLB Subsidiary is a party to, or bound by, any agreement for the leasing of employees.

          5.28.2  To BHLB's Knowledge, all Persons who have been treated as independent contractors by BHLB or any BHLB Subsidiary for Tax purposes have met the criteria to be so treated under all applicable federal, state and local Tax laws, rules and regulations.

ARTICLE VI
COVENANTS OF HAMPDEN

        6.1    Conduct of Business.

          6.1.1    Affirmative Covenants.    During the period from the date of this Agreement to the Effective Time, except with the written consent of BHLB, which consent will not be unreasonably withheld, conditioned or delayed, Hampden will, and it will cause each Hampden Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would: (i) materially adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain the Regulatory Approvals, (ii) materially adversely affect its ability to perform its covenants and agreements under this Agreement or (iii) result in the representations and warranties contained in Article IV of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied.

          6.1.2    Negative Covenants.    Hampden agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement or consented to by BHLB in writing, it will not, and it will cause each of the Hampden Subsidiaries not to:

            (A)  take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

            (B)  change or waive any provision of its certificate of incorporation (or articles of organization or articles of association in the case of Hampden Bank) or bylaws, except as required by law;

            (C)  change the number of authorized or issued shares of its capital stock, issue any shares of Hampden Common Stock that are held as Treasury Stock as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the Hampden Equity Incentive Plan, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that Hampden (i) may issue shares of Hampden Common Stock upon the valid exercise, in accordance with the information set forth in Hampden Disclosure Schedule 4.3.1, of presently outstanding Hampden Stock Options issued under the Hampden Equity Incentive Plan, (ii) may permit the vesting of awards previously made under the Hampden Equity Incentive Plan, (iii) shall continue to declare and pay regular quarterly cash dividends of no more than $0.08 per share with payment and record dates consistent with past practice (provided that the declaration of the last quarterly dividend by Hampden prior to the Effective Time and the payment thereof shall be coordinated with BHLB so that holders of Hampden Common Stock do not receive dividends on both Hampden Common Stock and BHLB Common Stock received in the Merger in respect of such quarter or fail to receive a dividend on at least one of the Hampden Common Stock or BHLB Common Stock received in the Merger in respect of such quarter) and (iv) any Hampden Subsidiary may pay dividends to its parent company (as permitted under applicable law or regulations).

            (D)  enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) in excess of $100,000, except as contemplated by this Agreement;

            (E)  make application for the opening or closing of any, or open or close any, branch or automated banking facility;

            (F)  grant or agree to pay any bonus (discretionary or otherwise), severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers, employees or consultants, except (i) as required by applicable law, (ii) as may be required pursuant to commitments existing on the date hereof, (iii) for salary adjustments in the ordinary course of business consistent with past practice provided that any increases to such amounts shall not exceed four percent (4%) in the aggregate, or (iv) as otherwise contemplated by this Agreement. Neither Hampden nor any Hampden Subsidiary shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $75,000; provided, however, that that neither Hampden nor any Hampden Subsidiary shall hire any new employee without first seeking to fill any position internally. Neither Hampden nor or any Hampden Subsidiary shall pay expenses of any employee or director for attending conventions held after the date hereof;

            (G)  except as set forth on Hampden Disclosure Schedule 6.1.2(G), enter into or, except as may be required by law or any such plan or agreement or by the terms of this Agreement and the transactions contemplated herein, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees, or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

            (H)  merge or consolidate Hampden or any Hampden Subsidiary with any other Person; sell or lease all or any substantial portion of the assets or business of Hampden or any Hampden Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Hampden or Hampden Bank and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; incur deposit liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice and in keeping with prevailing competitive rates; permit the revocation or surrender by Hampden Bank of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

            (I)   sell or otherwise dispose of any asset of Hampden or of any Hampden Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of Hampden or of any Hampden Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, pledges in connection with acceptance of governmental deposits, and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

            (J)   change its method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or regulatory accounting principles or by any Bank Regulator responsible for regulating Hampden or Hampden Bank;

            (K)  waive, release, grant or transfer any rights of value or modify or change any existing agreement or indebtedness to which Hampden or any Hampden Subsidiary is a party;

            (L)  purchase any securities except securities (i) rated "A" or higher by either Standard & Poor's Ratings Services or Moody's Investors Service, (ii) having a face amount in the aggregate of not more than $500,000, (iii) with a duration of not more than five (5) years and (iv) otherwise in the ordinary course of business consistent with past practice;

            (M) except as specifically provided below, and except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on Hampden Disclosure Schedule 6.1.2(M) (which schedule need not include any individual commitment which is less than $100,000 in amount provided that such schedule includes the aggregate amount of individual commitments which are less than $100,000 that have been excluded from the schedule), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) (i) in an amount in excess of $5.0 million for commercial loans, $500,000 for residential loans and $100,000 for home equity loans or lines of credit, (ii) that involves an exception to policy or (iii) other than as qualified in subsection (i) for a one- to four-family residential real estate loan that is not eligible for sale in the secondary market to Fannie Mae or Freddie Mac; provided that BHLB shall have been deemed to have consented to any loan in excess of such amount or otherwise not permitted by this section if BHLB does not object to any such proposed loan within three business days of receipt by BHLB of a request by Hampden to exceed such limit along with all financial or other data that BHLB may reasonably request in order to evaluate such loan;

            (N)  enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

            (O)  enter into any futures contracts, options, interest rate caps, interest rate floors, interest rate exchange agreements or other agreements or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

            (P)   except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance hereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

            (Q)  make any change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other banking policies except as may be required by changes in applicable law or regulations, GAAP or regulatory accounting principles or by a Bank Regulator;

            (R)  except for the execution of this Agreement, and the transactions contemplated herein and any terminations of employment, take any action that would give rise to an acceleration of the right to payment to any individual under any Hampden Benefit Plan;

            (S)   make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof which are set forth on Hampden Disclosure Schedule 6.1.2(S) which includes the budget for each such pre-existing commitment.

            (T)  purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

            (U)  except for existing commitments to sell any participation interest in any loan, sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) unless BHLB has been given the first opportunity and a reasonable time to purchase any loan participation being sold, or purchase any participation interest in any loan other than purchases of participation interests from BHLB;

            (V)  undertake or enter into any lease, contract or other commitment for its account, other than in the ordinary course of providing credit to customers as part of its banking business, involving a payment by Hampden or any Hampden Subsidiary of more than $25,000 annually, or containing any financial commitment extending beyond twelve (12) months from the date hereof;

            (W) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

            (X)  foreclose upon or take a deed or title to any commercial real estate without having a Phase I environmental assessment of the property conducted as of a reasonably current date and, in the event such Phase I environmental assessment of the property identifies any Recognized Environmental Conditions (as that term is used in Phase I environmental assessments), providing notice to BHLB thereof prior to final sale;

            (Y)  purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

            (Z)  issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with BHLB and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of BHLB (which shall not be unreasonably withheld, conditioned or delayed) or issue any broadly distributed communication of a general nature to customers without the prior approval of BHLB (which shall not be unreasonably withheld, conditioned or delayed), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

            (AA)  make, change or rescind any material election concerning Taxes or Tax Returns, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain any Tax ruling; or

            (BB)  enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

        6.2    Subsidiaries.

        Hampden shall cause the proper and lawful dissolution of any of its Subsidiaries that are inactive as of the date of this Agreement.

        6.3    Current Information.

          6.3.1  During the period from the date of this Agreement to the Effective Time, Hampden will cause one or more of its representatives to confer with representatives of BHLB to inform BHLB regarding Hampden's operations at such times as BHLB may reasonably request. Hampden will promptly notify BHLB of any change in the ordinary course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Hampden or any Hampden Subsidiary. Without limiting the foregoing, senior officers of BHLB and Hampden shall meet monthly to review, to the extent permitted by applicable law, the financial and operational affairs of Hampden and the Hampden Subsidiaries, and Hampden shall give due consideration to BHLB's input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither BHLB nor Berkshire Bank shall under any circumstance be permitted to exercise control of Hampden or any Hampden Subsidiary prior to the Effective Time.

          6.3.2  Hampden and BHLB shall cooperate regarding a plan for the conversion of data processing and related electronic informational systems of Hampden to those used by BHLB, which planning shall include, but not be limited to, discussion of the possible termination by Hampden of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by Hampden in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Hampden shall not be obligated to take any such action prior to the Effective Time and, unless Hampden otherwise agrees and provided it is permitted by applicable law, no conversion shall take place prior to the Effective Time. BHLB and Berkshire Bank shall indemnify Hampden for any reasonable out-of-pocket fees, expenses, or charges that Hampden or any Hampden Subsidiary may incur as a result of taking, at the request of BHLB or any BHLB Subsidiary, any action to facilitate the conversion.

          6.3.3  Hampden shall provide BHLB, within fifteen (15) Business Days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Accounting Standards Codification 310-40, (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month and (v) and impaired loans. On a monthly basis, Hampden shall provide BHLB with a schedule of all (x) loan grading changes and (y) loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan. Hampden will promptly prepare and provide BHLB with the minutes of all Hampden and Hampden Bank officer and director loan committee meetings.

          6.3.4  Hampden shall promptly inform BHLB, to the extent permitted by applicable law, upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of Hampden or any Hampden Subsidiary under any labor or employment law.

        6.4    Access to Properties and Records.

        Subject to Section 11.1, Hampden shall permit BHLB access upon reasonable notice and at reasonable times to its properties and those of the Hampden Subsidiaries, and shall disclose and make available to BHLB during normal business hours all of its books and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter that Hampden reasonably determines should be kept confidential), organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which BHLB may have a reasonable interest; provided, however, that Hampden shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in Hampden's reasonable judgment, would interfere with the normal conduct of Hampden's business or would violate or prejudice the rights or business interests or confidences of any customer or other Person or entity or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or contravene any applicable law. Hampden shall provide and shall request its auditors to provide BHLB with such historical financial information regarding it (and related audit reports and consents) as BHLB may reasonably request for Securities Law disclosure purposes. BHLB shall use commercially reasonable efforts to minimize any interference with Hampden's regular business operations during any such access to Hampden's property, books and records. Hampden and each Hampden Subsidiary shall permit BHLB, at BHLB's expense, to (i) cause a Phase I environmental assessment to be performed at any physical location owned or occupied by Hampden or any Hampden Subsidiary and (ii) cause an appraisal to be performed in respect of any real property owned by Hampden or any Hampden Subsidiary.

        6.5    Financial and Other Statements.

          6.5.1  Promptly upon receipt thereof, Hampden will furnish to BHLB copies of each annual, interim or special audit of the books of Hampden and the Hampden Subsidiaries made by its independent registered public accountants and copies of all internal control reports submitted to Hampden by such accountants, or by any other accounting firm rendering internal audit services, in connection with each annual, interim or special audit of the books of Hampden and the Hampden Subsidiaries made by such accountants.

          6.5.2  As soon as reasonably available, but in no event later than the date such documents are filed with the MDOB, FRB or FDIC, Hampden will deliver to BHLB the Hampden Regulatory Report filed by Hampden or Hampden Bank. Within twenty-five (25) days after the end of each month, Hampden Bank will deliver to BHLB a consolidating balance sheet and a consolidating statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices, as well as a month-end and year to date comparison to budget.

          6.5.3  Hampden shall permit BHLB to review substantially final drafts of its quarterly and annual reports on Forms 10-Q and 10-K, respectively, at least two (2) Business Days prior to the date such documents are filed with the SEC. Hampden promptly will advise upon receipt and permit review by BHLB of any inquiry or examination report of any Bank Regulator with respect to the condition or activities of Hampden or Hampden Bank.

          6.5.4  With reasonable promptness, Hampden will furnish to BHLB such additional financial data that Hampden possesses and as BHLB may reasonably request, including without limitation, detailed monthly financial statements and loan reports and detailed deposit reports.

        6.6    Maintenance of Insurance.

        Hampden shall use commercially reasonable efforts to maintain, and to cause the Hampden Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business, with such coverage and in such amounts not less than that maintained by Hampden and the Hampden Subsidiaries as of the date of this Agreement and set forth in Hampden Disclosure Schedule 4.10.3. Hampden will promptly inform BHLB if Hampden or any Hampden Subsidiary receives notice from an insurance carrier that (i) an insurance policy will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to any policy of insurance will be substantially increased.

        6.7    Disclosure Supplements.

        From time to time prior to the Effective Time, Hampden will promptly supplement or amend the Hampden Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Hampden Disclosure Schedule or which is necessary to correct any information in such Hampden Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to such Hampden Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

        6.8    Consents and Approvals of Third Parties.

        Hampden shall use its commercially reasonable efforts, and shall cause each Hampden Subsidiary to use its commercially reasonable efforts, to obtain as soon as practicable all consents and approvals of any other Persons or entities necessary for the consummation of the transactions contemplated by this Agreement.

        6.9    All Reasonable Efforts.

        Subject to the terms and conditions herein provided, Hampden agrees to use, and agrees to cause each Hampden Subsidiary to use, all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

        6.10    Failure to Fulfill Conditions.

        In the event that Hampden determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify BHLB.

        6.11    No Solicitation.

          6.11.1  From and after the date hereof until the termination of this Agreement, neither Hampden, nor any Hampden Subsidiary, nor any of their respective officers, directors, employees, representatives, agents and affiliates including, without limitation, any investment banker, attorney or accountant retained by Hampden or any of the Hampden Subsidiaries (collectively,

  "Representatives"), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined by Section 6.11.4), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and Hampden shall notify BHLB orally and in writing (as promptly as practicable but no later than one business day of receipt of such inquiry or proposal) of all of the relevant details relating to all inquiries and proposals which Hampden or any of its Subsidiaries or any of their respective officers, directors or employees, or, to Hampden's Knowledge, investment bankers, financial advisors, attorneys, accountants or other representatives of Hampden may receive relating to any of such matters; provided, however, that nothing contained in this Section 6.11 shall prohibit the Board of Directors of Hampden from (i) complying with its disclosure obligations under federal or state law; or (ii) prior to the time of the vote to approve this Agreement at the Hampden Stockholder Meeting, furnishing information to, or entering into discussions or negotiations with, any Person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (A) such Acquisition Proposal did not result from a breach of this Section 6.11 by Hampden, and (B) the Board of Directors of Hampden or any appropriate committee thereof has determined in its good faith judgment, after consultation with Hampden's financial advisor and outside counsel, that such Acquisition Proposal is reasonably likely to result in a transaction more favorable to Hampden stockholders from a financial point of view than the Merger (taking into account all relevant factors, including, without limitation, the timing of consummation as compared to the Merger and the likelihood of consummation of such Acquisition Proposal) (such proposal that satisfies clauses (A) and (B) being referred to herein as a "Superior Proposal"); provided, however, that nothing contained in this Agreement shall prohibit Hampden and, if applicable, any of its Representatives from (i) informing any Person of the existence of the provisions of this Section 6.11, (ii) contacting any Person solely to clarify the terms and conditions of an Acquisition Proposal, (iii) issuing a "stop-look-and-listen communication" pursuant to Rule 14d-9(f) or taking and disclosing to its stockholders a position as required by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or (iv) otherwise disclosing any information to its stockholders that the Hampden Board of Directors determines in good faith (after consultation with its outside legal counsel) that (i) it is required to disclose to Hampden's stockholders under applicable law, or (ii) for the Board of Directors to comply with its fiduciary duties under applicable law, subject to compliance with the requirements of this Section 6.11 and Section 6.13. Hampden shall promptly, but in no event later than one (1) calendar day, notify BHLB of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with Hampden or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, and receives from such Person an executed confidentiality agreement in form and substance identical in all material respects to the Confidentiality Agreement.

          6.11.2  "Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving Hampden or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of Hampden and the Hampden Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of Hampden or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          6.11.3  Notwithstanding the foregoing, if at any time prior to the Hampden Stockholder Meeting, Hampden receives an Acquisition Proposal that the Board of Directors of Hampden concludes in good faith, after consultation with its outside legal counsel and financial advisors, constitutes a Superior Proposal, and the Board of Directors of Hampden determines in good faith (after consultation with outside legal counsel) that entry into a definitive agreement with respect to such Superior Proposal would be required to comply with the fiduciary duties of the Board of Directors of Hampden under applicable Laws, the Board of Directors of Hampden may enter into a definitive agreement with respect to such Superior Proposal and terminate this Agreement; provided, however that such action may not occur until after (A) the third Business Day following BHLB's receipt of written notice from Hampden that the Board of Directors of Hampden is prepared to take such action (which notice will specify the material terms of the applicable Acquisition Proposal), and (B) at the end of such period, the Board of Directors of Hampden determines in good faith, after taking into account all amendments or revisions irrevocably committed to by BHLB and after consultation with Hampden's outside legal counsel and financial advisors, that such Acquisition Proposal remains a Superior Proposal. During any such three Business Day period (the "Notice Period"), BHLB shall be entitled to deliver to Hampden one or more counterproposals to such Acquisition Proposal and Hampden will, and cause its Representatives to, negotiate with BHLB in good faith (to the extent BHLB desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the applicable Acquisition Proposal ceases to constitute a Superior Proposal.

        6.12    Reserves and Merger-Related Costs.

        Prior to the Effective Time, each of Hampden and its Subsidiaries shall, consistent with GAAP, the rules and regulations of the SEC and applicable U.S. banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of BHLB, provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Sections 9.1.1 and 9.1.3; provided further, that in any event, no accrual or reserve made by Hampden or any of its Subsidiaries pursuant to this Section 6.12 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Hampden or its management with any such adjustments.

        6.13    Board of Directors and Committee Meetings.

        Following the receipt of the Hampden Stockholder Approval and all Regulatory Approvals (without regard to any waiting periods associated therewith), Hampden and the Hampden Subsidiaries shall permit two (2) representatives of BHLB to attend any meeting of their Board of Directors, executive committee, loan (or credit) committee and asset liability committee as observers (together, the "BHLB Observers"), provided that neither Hampden nor any Hampden Subsidiary shall be required to permit the BHLB Observers to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any Acquisition Proposal or during any other matter that the respective Board of Directors has been advised of by counsel that such attendance by the BHLB Observers may violate or be inconsistent with a confidentiality obligation or fiduciary duty or any legal, regulatory or Nasdaq requirement.

        6.14    ESOP Loan.

        In no event later than five (5) Business Days prior to the Effective Time, Hampden shall cause the Hampden ESOP trustee to repay in full the outstanding indebtedness of the Hampden ESOP, subject to the terms of the Hampden ESOP, by delivering a sufficient number of unallocated shares of Hampden Common Stock to Hampden, subject to and in accordance with applicable law. No later than the occurrence of the Effective Time, all remaining shares of Hampden Common Stock held by the Hampden ESOP shall be converted into the right to receive the Merger Consideration. The Hampden ESOP account balances shall not be distributed to Hampden ESOP participants unless the Hampden ESOP has received a favorable determination letter from the IRS. Hampden and, following the Effective Time, BHLB, will adopt such amendments to the Hampden ESOP to effect the provisions of this Section 6.14.

        6.15    Hampden Bank Charitable Foundation

        Hampden agrees to recommend to the Board of Directors of the Hampden Bank Charitable Foundation ("Hampden Foundation") that the current Board of Directors of the Hampden Foundation resign as of the Closing and that the Hampden Foundation Board consist of BHLB representatives ("BHLB Foundation Representatives") as of Closing. Such BHLB Foundation Representatives shall be the same individuals that serve on the Board of Directors of the Berkshire Bank Foundation, Inc. In addition, Hampden agrees to recommend to the Hampden Foundation that Glenn Welch and Thomas Burton be appointed to the Board of Directors of the Hampden Foundation as of Closing.

        6.16    401(k) Plan Termination.

        If requested by BHLB in writing prior to the Effective Time, and subject to the occurrence of the Effective Time, Hampden shall cause to be adopted prior to the Closing Date resolutions of the Board of Directors of Hampden and any necessary amendments to cease all contributions to any and all 401(k) plans maintained or sponsored by Hampden or any of its Subsidiaries (collectively, the "401(k) Plans"), and to prohibit the entry of new participants to the 401(k) Plans as of the day preceding the Closing Date, or to terminate the 401(k) Plans as of the day preceding the Closing Date. In the sole discretion of BHLB, the 401(k) Plans may be merged into the BHLB 401(k) Plan or terminated immediately prior to the Effective Time. The form and substance of such resolutions and any necessary amendments shall be subject to the review and approval of BHLB, which shall not be unreasonably withheld. Hampden shall deliver to BHLB an executed copy of such resolutions and any necessary amendments as soon as practicable following their adoption by the Board of Directors of Hampden and shall fully comply with such resolutions and any necessary amendments. If, in accordance with this Section 6.16, BHLB requests in writing that Hampden freeze entry of new participants into the 401(k) Plans, or terminate the 401(k) Plans, Hampden shall take such actions as BHLB may reasonably require in furtherance of the assumption of the 401(k) Plans by BHLB, including, but not limited to, adopting such amendments to the 401(k) Plans as may be necessary to effect such assumption or termination.

ARTICLE VII
COVENANTS OF BHLB

        7.1    Conduct of Business.

          7.1.1    Affirmative Covenants.

            (A)  During the period from the date of this Agreement to the Effective Time, except with the written consent of Hampden, which consent will not be unreasonably withheld, conditioned or delayed, BHLB will, and it will cause each BHLB Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable best efforts to preserve intact its business organization and assets and maintain its rights and franchises;

    and voluntarily take no action which would (i) change or waive any provision of its certificate of incorporation (or articles or organization in the case of Berkshire Bank) or bylaws in any way adverse to the rights of the Hampden stockholders, except as required by law; (ii) materially adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (iii) materially adversely affect its ability to perform its covenants and agreements under this Agreement; (iv) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied; (v) prevent or impede, or be reasonably likely to prevent or impede, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (B)  Promptly after the Closing and prior to the Effective Time, BHLB shall deposit, or shall cause to be deposited, with the Exchange Agent the Exchange Fund.

        7.2    Disclosure Supplements.

        From time to time prior to the Effective Time, BHLB will promptly supplement or amend the BHLB Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such BHLB Disclosure Schedule or which is necessary to correct any information in such BHLB Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to such BHLB Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

        7.3    Consents and Approvals of Third Parties.

        BHLB shall use its commercially reasonable efforts, and shall cause each BHLB Subsidiary to use its commercially reasonable efforts, to obtain as soon as practicable all consents and approvals of any other Persons necessary for the consummation of the transactions contemplated by this Agreement.

        7.4    Reasonable Best Efforts.

        Subject to the terms and conditions herein provided, BHLB agrees to use and agrees to cause each BHLB Subsidiary to use reasonable best efforts in good faith to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.

        7.5    Employee Benefits.

          7.5.1    Definition.    "Benefit Plan Determination Date" for purposes of this Section shall mean that date selected by BHLB and consented to by Hampden, which consent shall not be withheld unreasonably, with respect to each Hampden Benefit Plan to be maintained, frozen, terminated or replaced with a similar plan or program provided by BHLB or Berkshire Bank (as used in this Section, BHLB and Berkshire Bank are collectively referred to as "BHLB") to other employees similarly situated; provided, that, the definition of "Benefit Plan Determination Date" shall be consistent with the premise that the compensation, employee benefits and terms and conditions of employment that are provided by BHLB after the Closing Date to Continuing Hampden Employees shall be no less favorable than those provided by BHLB to similarly situated employees of BHLB.

          7.5.2    General Rule: Parity in Benefits; No Gaps; Credit for Service with Hampden.    BHLB shall provide (or shall cause to be provided by a Subsidiary of BHLB) to all individuals who are employees of Hampden or any Hampden Subsidiary at the Closing Date and who remain so employed immediately following the Effective Time (the "Continuing Hampden Employees"), from and after the Closing Date, compensation, employee benefits and terms and conditions of employment, and within a reasonable period after the Closing Date, but not before the applicable Benefit Plan Determination Date, employee benefits that are, in each case, substantially similar to those provided by BHLB to similarly situated employees of BHLB. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall (i) operate to duplicate any benefit provided to any Continuing Hampden Employees or the funding of any such benefit, (ii) be construed to limit the ability of BHLB to review employee benefit plans, programs and arrangements from time to time, to make such changes as BHLB deems appropriate in its sole and absolute discretion or to terminate such employee benefit plans, programs and arrangements provided that no such action not otherwise required by this Agreement shall discriminate against Continuing Hampden Employees relative to similarly situated employees of BHLB, (iii) create third party rights against BHLB. BHLB will cause its insurance providers to waive all pre-existing condition limitations and proof of insurability provisions (to the extent such limitations and provisions did not apply to a pre-existing condition under Hampden's equivalent plan) and eligibility waiting periods under such plans that would otherwise be applicable to newly-hired employees for all Continuing Hampden Employees; provided that nothing in this sentence shall limit the ability of BHLB to amend or enter into new or different employee benefit plans or arrangements provided such plans or arrangements treat the Continuing Hampden Employees in a substantially similar manner as employees of BHLB are treated. BHLB will cause its insurance providers to honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the Continuing Hampden Employees and their covered dependents during the portion of the plan year prior to the relevant Benefit Plan Determination Date. Under all BHLB Benefit Plans, service with Hampden or a Hampden Subsidiary shall be deemed to be service with BHLB for eligibility and vesting purposes only, but not for purposes of benefit accrual under any defined benefit pension plan.

          7.5.3    BHLB 401(k) Plan Participation.    Each Continuing Hampden Employee shall be eligible to participate in BHLB's 401(k) plan on the day after the Benefit Plan Determination Date for the Hampden 401(k) Plans. All rights to participate in BHLB's 401(k) Plan are subject to BHLB's right to amend or terminate BHLB's 401(k) plan in its sole and absolute discretion and are subject to the terms of BHLB's 401(k) plan including, but not limited to, the eligibility and vesting provisions of such plan.

          7.5.4    Employee Stock Ownership Plan.    BHLB agrees to take all such actions related to the Hampden ESOP as stated in Section 6.14 of this Agreement.

          7.5.5    Welfare Benefits.    Each Continuing Hampden Employee who remains employed on the Benefit Plan Determination Date shall be eligible to participate in group hospitalization, medical, dental, life, disability and other welfare benefit plans and programs available to similarly-situated employees of BHLB, subject to the terms of such plans and programs, and subject to complying with eligibility requirements of the respective plans and programs. With respect to any welfare benefit plan or program of Hampden that BHLB determines, in its sole and absolute discretion, provides benefits of the same type or class as a corresponding plan or program maintained by BHLB, BHLB shall, unless materially financially burdensome or resulting in an excise tax payable by BHLB under Code Section 4980D, continue such Hampden plan or program in effect for the benefit of the Continuing Hampden Employees until the later of the open enrollment period with respect to the year following the year in which the Merger occurs or each Continuing Hampden Employee becomes eligible to become participants in the corresponding benefit plan or program maintained by BHLB (and, with respect to any such plan or program, subject to complying with eligibility requirements and subject to the right of BHLB to terminate or amend such plan or program) so that each Continuing Hampden Employee employed by BHLB has no gap in coverage under any hospitalization, medical, dental, life, disability or other welfare plan or program. For purposes of all employee welfare benefit plans, programs and agreements maintained by or contributed to by BHLB, BHLB shall treat, and in the case of an insured plan, shall cause the providers of each such plan, program or arrangement to treat the service with Hampden prior to the Closing Date of any Continuing Hampden Employee (to the same extent such service is recognized under analogous plans, programs or arrangements of Hampden prior to the Closing) as service rendered to BHLB for all purposes; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of such benefit available to any Continuing Hampden Employee. Persons who were employed by Hampden or any Affiliate and who were entitled to continue health coverage under COBRA or any similar state law shall continue to be entitled to COBRA coverage and coverage under similar state law under the Hampden Benefit Plans that are health plans and, in the event of a termination of such plans, BHLB shall continue to provide COBRA coverage.

          7.5.6    Paid Time Off Programs.    BHLB will give each Continuing Hampden Employee credit, for purposes of BHLB's vacation and/or other paid leave benefit programs, for such Continuing Hampden Employees' accrued and unpaid vacation and/or paid leave balance with Hampden as of the Closing Date.

          7.5.7    BHLB to Honor Agreements.    Subject to any required regulatory approval or satisfaction of a condition in any Regulatory Approval, BHLB agrees to honor all employment agreements, change in control agreements, salary continuation agreements, split dollar agreements, severance agreements, deferred compensation agreements, consulting agreements and supplemental retirement plans that Hampden has with its current and former employees and current and former directors which have been identified in Hampden Disclosure Schedule 4.9.1, except to the extent any such agreements shall be superseded or terminated at the Closing Date or following the Closing Date with the written consent of the affected parties. Prior to the execution of this Agreement, BHLB shall provide an executive compensation proposal to each of the executives named in Hampden Disclosure Schedule 4.9.1 whose agreements will be amended, revised or superseded, which shall set forth the method in which his or her rights under the specified agreements will be amended, revised or superseded in the event such individuals are entitled to payment or benefits. BHLB shall make the payments, or direct Hampden to make the payments, required under the agreements, as amended, revised or superseded.

        Except for the agreements described in the preceding sentences of this Section 7.5.7 and except as otherwise provided in this Agreement, subject to and following the occurrence of the Effective Time, the Hampden Benefit Plans shall, in the sole and absolute discretion of BHLB, be frozen, terminated or merged into comparable plans of BHLB, effective at such time as BHLB shall determine in its sole and absolute discretion.

          7.5.8    No Guarantee of Employment.    Except to the extent of commitments herein or other contractual commitments, if any, specifically made or assumed by BHLB hereunder or by operation of law, BHLB shall have no obligation arising from and after the Closing Date to continue in its employ or in any specific job or to provide to any specified level of compensation or any incentive payments, benefits or perquisites to any Person who is an employee of Hampden as of the Closing Date. Each Person who is an employee of Hampden as of the Closing Date and who is terminated by BHLB for a reason other than cause within twelve (12) months subsequent to the Closing Date or is not offered employment with BHLB as of the Effective Time or resigns for good reason, excluding those employees who are entitled to benefits under change of control arrangements, shall be entitled to severance benefits pursuant to BHLB's current severance practice as described in BHLB Disclosure Schedule 7.5.8.

          7.5.9    Offer of Employment.    BHLB will offer Messrs. Welch, Kettles and Ms. Corthell an officer level position with BHLB

          7.5.10    Retention Pool.    BHLB shall establish a retention pool providing for retention bonuses to be paid to employees of Hampden prior to or following the Closing Date.

          7.5.11    Worker Adjustment and Retraining Notification Act.    If requested by BHLB, Hampden shall take all such actions as BHLB may request in order to fully and timely comply with any and all requirements of both the federal Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act") and any state specific WARN Act statutes, including providing notices to Hampden's employees.

        7.6    Directors and Officers Indemnification and Insurance.

          7.6.1  Prior to the Effective Time, BHLB shall obtain and fully pay the premium for the extension of (i) the Side A coverage part (directors' and officers' liability) of Hampden's existing directors' and officers' insurance policies, and (ii) Hampden's existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six (6) years from and after the Effective Time, from an insurance carrier with the same or better credit rating as Hampden's current insurance carrier with respect to directors' and officers' liability insurance and fiduciary liability insurance (collectively, "D&O Insurance" and such insurance carrier, the "Insurance Carrier") with terms, conditions, retentions and limits of liability that are at least as favorable as Hampden's existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against any Person covered thereby that arose, existed, or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however, that in no event shall BHLB be required to expend for such "tail" policy a premium amount in excess of an amount equal to 300% of the annual premiums paid by Hampden for D&O Insurance in effect as of the date of this Agreement. In connection with the foregoing, Hampden agrees, in order for BHLB to fulfill its agreement, to provide the Insurance Carrier with such representations as such insurer may request with respect to the reporting of any prior claims.

          7.6.2  In addition to Section 7.6.1, BHLB shall, from and after the Effective Date, to the fullest extent that would have been permitted to Hampden under DGCL and the Hampden Certificate of Incorporation and Bylaws (to the extent not prohibited by federal law), indemnify, defend and hold harmless each Person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of Hampden or any Hampden Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of BHLB, which consent shall not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each, a "Claim") in which an Indemnified Party is or is threatened to be made a party or witness in whole or in part or arising in whole or in part out of the fact that such Person is or was an Indemnified Party if such Claim pertains to any matter of fact arising, existing, or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time and will pay all costs and expenses (including reasonable fees and expenses of counsel) as they are incurred in connection with any such Claim. Any Indemnified Party wishing to claim indemnification or advancement under this Section 7.6.2 upon learning of any Claim, shall notify BHLB (but the failure so to notify BHLB shall not relieve it from any liability which it may have under this Section 7.6.2, except to the extent such failure materially prejudices BHLB). In the event of any such Claim (whether arising before or after the Effective Time) (1) BHLB shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption BHLB shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any

  Indemnified Party in connection with the defense thereof, except that if BHLB elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between BHLB and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and BHLB shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) except to the extent required due to conflicts of interest as described above, BHLB shall be obligated pursuant to this paragraph to pay for only one (1) firm of counsel for all Indemnified Parties unless there is a conflict of interest that necessitates more than one law firm, and (3) BHLB shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

          7.6.3  In the event that either BHLB or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of BHLB shall assume the obligations set forth in this Section 7.6.

          7.6.4  The obligations of BHLB provided under this Section 7.6 are intended to be enforceable against BHLB directly by any of the Indemnified Parties and shall be binding on all respective successors and permitted assigns of BHLB.

        7.7    Stock Listing.

        BHLB agrees to file a notification form for the listing on the NYSE (or such other national securities exchange on which the shares of BHLB Common Stock shall be listed as of the Closing Date) of the shares of BHLB Common Stock to be issued in the Merger.

        7.8    Reservation of Stock.

        BHLB agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of BHLB Common Stock to fulfill its obligations under this Agreement.

        7.9    Communications to Hampden Employees; Training

        BHLB and Hampden agree that as promptly as practicable following the execution of this Agreement, meetings with employees of Hampden and the Hampden Subsidiaries shall be held at such locations as BHLB and Hampden shall mutually agree, provided that representatives of Hampden shall be permitted to attend such meetings. BHLB and Hampden shall mutually agree in advance as to the scope and content of all communications to the employees of Hampden and the Hampden Subsidiaries. At mutually agreed upon times following execution of this Agreement, representatives of BHLB shall be permitted to meet with the employees of Hampden and the Hampden Subsidiaries to discuss employment opportunities with BHLB, provided that representatives of Hampden shall be permitted to attend any such meeting. From and after the first date on which all Regulatory Approvals (and waivers, if applicable) and the Hampden Stockholder Approval necessary for the consummation of the Merger and Bank Merger (disregarding any waiting period) have been obtained, BHLB shall also be permitted to conduct training sessions outside of normal business hours or at other times as Hampden may agree, with the employees of Hampden and the Hampden Subsidiaries and may conduct such training seminars at any branch location of Hampden Bank; provided that BHLB will in good faith attempt to schedule such training sessions in a manner which does not unreasonably interfere with Hampden Bank's normal business operations.

        7.10    Current Information.

        During the period from the date of this Agreement to the Effective Time, BHLB will cause one or more of its representatives to confer with representatives of Hampden to inform Hampden regarding

BHLB's operations at such times as Hampden may reasonably request. BHLB will promptly notify Hampden of any change in the ordinary course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving BHLB or any BHLB Subsidiary.

        7.11    Access to Properties and Records.

        Subject to Section 11.1, BHLB shall permit Hampden access upon reasonable notice and at reasonable times to its properties and those of the BHLB Subsidiaries, and shall disclose and make available to Hampden during normal business hours all of its books and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter that BHLB reasonably determines should be kept confidential), organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Hampden may have a reasonable interest; provided, however, that BHLB shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in BHLB's reasonable judgment, would interfere with the normal conduct of BHLB's business or would violate or prejudice the rights or business interests or confidences of any customer or other Person or entity or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or contravene any applicable law. BHLB shall provide and shall request its auditors to provide Hampden with such historical financial information regarding it (and related audit reports and consents) as Hampden may reasonably request for Securities Law disclosure purposes. Hampden shall use commercially reasonable efforts to minimize any interference with BHLB's regular business operations during any such access to BHLB's property, books and records. BHLB and each BHLB Subsidiary shall permit Hampden, at Hampden's expense, to (i) cause a Phase I environmental assessment to be performed at any physical location owned or occupied by BHLB or any BHLB Subsidiary and (ii) cause an appraisal to be performed in respect of any real property owned by BHLB or any BHLB Subsidiary.

        7.12    Financial and Other Statements.

          7.12.1  Promptly upon receipt thereof, BHLB will furnish to Hampden copies of each annual, interim or special audit of the books of BHLB and the BHLB Subsidiaries made by its independent registered public accountants and copies of all internal control reports submitted to BHLB by such accountants, or by any other accounting firm rendering internal audit services, in connection with each annual, interim or special audit of the books of BHLB and the BHLB Subsidiaries made by such accountants.

          7.12.2  As soon as reasonably available, but in no event later than the date such documents are filed with the MDOB, FRB or FDIC, BHLB will deliver to Hampden the BHLB Regulatory Report filed by BHLB or Berkshire Bank. Within twenty-five (25) days after the end of each month, Berkshire Bank will deliver to Hampden a consolidating balance sheet and a consolidating statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices, as well as a month-end and year to date comparison to budget.

          7.12.3  BHLB promptly will advise upon receipt and permit review by Hampden of any inquiry or examination report of any Bank Regulator with respect to the condition or activities of BHLB or Berkshire Bank.

        7.13    New Members.

        Prior to the Closing, each of BHLB and Berkshire Bank shall, to the extent necessary, increase by the sufficient number of directors constituting the entire Boards of Directors of BHLB and Berkshire Bank, respectively, effective as of and contingent upon the occurrence of the Effective Time, and by a vote of a majority of the directors then in office of each of BHLB and Berkshire Bank, BHLB and Berkshire Bank shall duly elect the New Members to fill such vacancies and thereby become a director of BHLB and Berkshire Bank, effective as of and contingent upon the occurrence of the Effective Time. Subject to the requirements of BHLB's Certificate of Incorporation and Bylaws relating to the relative number of directors in each class, one New Member shall become a member of the class of BHLB's and Berkshire Bank's Boards of Directors that has the longest time remaining until its directors' terms expire and the other New Member shall become a member of the class of BHLB's and Berkshire Bank's Boards of Directors that has the second longest time remaining until its directors' terms expire.

ARTICLE VIII
REGULATORY AND OTHER MATTERS

        8.1    Meeting of Stockholders.

          8.1.1.  Hampden will (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, for the purpose of approving this Agreement (the "Hampden Stockholders Meeting"), except as otherwise provided in this section, (ii) in connection with the solicitation of proxies with respect to the Hampden Stockholders Meeting, have its Board of Directors recommend approval of this Agreement to the Hampden stockholders; and (iii) cooperate and consult with BHLB with respect to each of the foregoing matters. The Board of Directors of Hampden may fail to make such a recommendation referred to in clause (ii) above, or withdraw, modify or change any such recommendation only if such Board of Directors, after having consulted with and considered the advice of its financial and legal advisors, has determined that such action is required to comply with its fiduciary duties under applicable law ("Hampden Change of Recommendation").

        8.2    Proxy Statement-Prospectus; Merger Registration Statement.

          8.2.1  For the purposes (i) of registering BHLB Common Stock to be offered to holders of Hampden Common Stock in connection with the Merger with the SEC under the Securities Act, and (ii) of holding the Hampden Stockholders Meeting, BHLB shall draft and prepare, and Hampden shall cooperate in the preparation of, the Merger Registration Statement, including a joint proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such joint proxy statement/prospectus in the form mailed by Hampden to the Hampden stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus"). BHLB shall provide Hampden and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus, and shall incorporate all appropriate comments thereto, prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. BHLB shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of BHLB and Hampden shall use reasonable best efforts to cause the Merger Registration Statement or Proxy Statement/Prospectus, as the case may be, to comply in all material respects in form and substance with the rules and regulations promulgated by the SEC and to respond promptly to and comments of the SEC or its staff with respect to the Merger Registration Statement or Proxy Statement/Prospectus, as the case may be. Each of BHLB and Hampden shall furnish all information concerning themselves and their Subsidiaries, as applicable, as the other parties may reasonably request in connection with the preparation of the Merger Registration Statement or which may be required under applicable Law. Each party shall promptly notify the other parties upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Merger Registration Statement or Proxy Statement/Prospectus, as the case may be, shall consult with the other parties prior to responding to any such comments or requests or filing any amendment or supplement to the Merger Registration Statement or Proxy Statement/Prospectus, as the case may be, and shall provide the other parties with copies of all correspondence between such party and its Representatives on the one hand and the SEC and its staff of the other hand. Each of BHLB and Hampden shall use its reasonable best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Hampden and BHLB (if required) shall thereafter promptly mail the Proxy Statement-Prospectus to their respective stockholders. BHLB shall also use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Hampden shall furnish all information concerning Hampden and the holders of Hampden Common Stock as may be reasonably requested in connection with any such action. If BHLB or Hampden become aware of any information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Merger Registration Statement or Proxy Statement/Prospectus, as the case may be, then such party, as the case maybe, shall promptly inform the other parties thereof and shall cooperate with such other parties in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the Stockholders. Notwithstanding anything to the contrary stated above, prior to filing and mailing, as applicable, the Merger Registration Statement or Proxy Statement/Prospectus (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the party responsible for filing or mailing such document shall provide the other parties a reasonable opportunity to review and comment on such document or response and shall discuss with the other parties and include in such document or response, comments reasonably and promptly proposed by the other parties. BHLB will advise Hampden, promptly after BHLB receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of BHLB Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

          8.2.2  BHLB shall, as soon as practicable but in no event later than December 31, 2014, file the Merger Registration Statement with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement. BHLB will advise Hampden promptly after BHLB receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the registration of the shares of BHLB Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and BHLB will provide Hampden with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as Hampden may reasonably request.

          8.2.3  Hampden and BHLB shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Hampden shall cooperate with BHLB in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and BHLB shall file an amended Merger Registration Statement with the SEC, and Hampden and BHLB shall mail an amended Proxy Statement-Prospectus to their respective stockholders.

        8.3    Regulatory Approvals.

        Each of Hampden and BHLB will cooperate with the other and use reasonable efforts to promptly prepare and file all necessary documentation to obtain all necessary permits, consents, waivers, approvals and authorizations of the MDOB, the FDIC, the FRB, the Department of Justice and any other third parties and Governmental Entities or Bank Regulators necessary to consummate the transactions contemplated by this Agreement. Hampden and BHLB will furnish each other and each other's counsel with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of Hampden or BHLB to any Bank Regulator or Governmental Entity in connection with the Merger, Bank Merger and the other transactions contemplated by this Agreement. Hampden shall have the right to review and approve in advance all information relating to Hampden and any Hampden Subsidiary set forth in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity. In addition, Hampden and BHLB shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity prior to its filing. Each of Hampden and BHLB will cooperate with each other and use their reasonable best efforts to address any conditions in any regulatory approval to allow for the consummation of the transactions contemplated by this Agreement; provided, however, that BHLB shall not be required to comply with any such condition that would result in a Material Adverse Effect on BHLB or Hampden.

ARTICLE IX
CLOSING CONDITIONS

        9.1    Conditions to Each Party's Obligations under this Agreement.

        The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

          9.1.1    Stockholder Approval.    This Agreement and each transaction contemplated hereby requiring stockholder approval by stockholders of Hampden shall have been approved and adopted by the requisite votes of the stockholders of Hampden.

          9.1.2    Injunctions.    None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

          9.1.3    Regulatory Approvals.    All Regulatory Approvals shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired.

          9.1.4    Effectiveness of Merger Registration Statement.    The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of BHLB Common Stock in the Merger is subject to the state securities or "blue sky" laws of any state, shall not be subject to a stop order of any state securities commissioner.

          9.1.5    NYSE Listing.    BHLB shall have filed a notification form for the listing of the BHLB Common Stock to be issued in the Merger.

        9.2    Conditions to the Obligations of BHLB under this Agreement.

        The obligations of BHLB under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.6 at or prior to the Closing Date:

          9.2.1    Representations and Warranties.    Each of the representations and warranties of Hampden set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in Section 4.1; and Hampden shall have delivered to BHLB a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Hampden as of the Effective Time.

          9.2.2    Agreements and Covenants.    Hampden and each Hampden Subsidiary shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and BHLB shall have received a certificate signed on behalf of Hampden by the Chief Executive Officer and Chief Financial Officer of Hampden to such effect dated as of the Effective Time.

          9.2.3    Permits, Authorizations, Etc.    Hampden and the Hampden Subsidiaries shall have obtained any and all permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger, the failure of which to obtain would have a Material Adverse Effect on either Hampden or BHLB.

          9.2.4    No Material Adverse Effect.    There shall have been no changes, other than changes contemplated by this Agreement, in the business, operations, condition (financial or otherwise), assets or liabilities of Hampden and the Hampden Subsidiaries (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein) that individually or in the aggregate has had or reasonably would be expected to have a Material Adverse Effect on Hampden.

          9.2.5    Tax Opinion.    BHLB shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C., counsel to BHLB, dated the Closing Date, to the effect that the Merger will constitute a reorganization under Section 368(a) of the Code. In rendering its opinion, such counsel may require and rely upon customary representations contained in certificates of officers of BHLB, Hampden and their respective Subsidiaries, reasonably satisfactory in form and substance to such counsel.

          9.2.6    Regulatory Conditions.    No Regulatory Approval required for consummation the Merger and Bank Merger shall include any condition or requirement that would result in a Material Adverse Effect on BHLB or Hampden.

        9.3    Conditions to the Obligations of Hampden under this Agreement.

        The obligations of Hampden under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.6 at or prior to the Closing Date:

          9.3.1    Representations and Warranties.    Each of the representations and warranties of BHLB set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in Section 5.1; and BHLB shall have delivered to Hampden a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of BHLB as of the Effective Time.

          9.3.2    Agreements and Covenants.    BHLB and Berkshire Bank shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and Hampden shall have received a certificate signed on behalf of BHLB by the Chief Executive Officer and Chief Financial Officer of BHLB to such effect dated as of the Effective Time.

          9.3.3    Permits, Authorizations, Etc.    BHLB and Berkshire Bank shall have obtained any and all permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger, the failure of which to obtain would have a Material Adverse Effect on BHLB and Berkshire Bank, taken as a whole.

          9.3.4    No Material Adverse Effect.    There shall have been no changes, other than changes contemplated by this Agreement, in the business, operations, condition (financial or otherwise), assets or liabilities of BHLB and the BHLB Subsidiaries (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein) that individually or in the aggregate has had or reasonably would be expected to have a Material Adverse Effect on BHLB.

          9.3.5    Tax Opinion.    Hampden shall have received an opinion of Goodwin Procter LLP, counsel to Hampden, dated the Closing Date, to the effect that the Merger will constitute a reorganization under Section 368(a) of the Code. In rendering its opinion, such counsel may require and rely upon customary representations contained in certificates of officers of BHLB, Hampden and their respective Subsidiaries, reasonably satisfactory in form and substance to such counsel.

ARTICLE X
TERMINATION, AMENDMENT AND WAIVER

        10.1    Termination.

        This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of Hampden and, if required, the stockholders of BHLB (except as otherwise indicated below):

          10.1.1  At any time by the mutual written agreement of BHLB and Hampden;

          10.1.2  By either party (provided, that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Closing Date or shall not have been cured within thirty (30) days after written notice of such breach by the terminating party to the other party, conditioned upon the defaulting party promptly commencing to cure the default and thereafter continuing to cure the default; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 10.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by Hampden) or Section 9.3.1 (in the case of a breach of a representation or warranty by BHLB);

          10.1.3  By either party (provided, that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party or its Subsidiaries, which failure by its nature cannot be cured prior to the Closing Date or shall not have been cured within thirty (30) days after written notice of such failure by the terminating party to the other party, conditioned upon the defaulting party promptly commencing to cure the default and thereafter continuing to cure; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 10.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by Hampden) or Section 9.3.2 (in the case of a breach of covenant by BHLB);

          10.1.4  At the election of either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by BHLB and Hampden; provided, that no party may terminate this Agreement pursuant to this Section 10.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

          10.1.5  By either party, if the stockholders of Hampden shall have voted at the Hampden Stockholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve and adopt such transactions.

          10.1.6  By either party if (i) final action has been taken by a Bank Regulator whose approval is required in order to satisfy the conditions to the parties' obligations to consummate the transactions contemplated hereby as set forth in Article IX, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

          10.1.7  By the Board of Directors of BHLB if any of the following conditions are satisfied: (i) Hampden has received a Superior Proposal and the Board of Directors of Hampden has entered into an acquisition agreement with respect to the Superior Proposal in accordance with the provisions of Section 6.11, or (ii) either (x) the Board of Directors of Hampden submits this Agreement to its stockholders without a recommendation for approval or (y) a Hampden Change of Recommendation shall have occurred.

          10.1.8  By the Board of Directors of Hampden if Hampden has received a Superior Proposal and the Board of Directors of Hampden has made a determination to accept such Superior Proposal and complied with the provisions of Section 6.11.

          10.1.9.  By the Board of Directors of Hampden if it so determines by a majority vote of the members of the entire Board of Directors of Hampden, at any time during the five-day period commencing on the Determination Date, such termination to be effective on the 30th day following such Determination Date, if and only if both of the following conditions are satisfied:

          (A)  The number obtained by dividing the Average Closing Price by the Starting Price (as defined below) (the "BHLB Ratio") shall be less than 0.80; and

          (B)  (x) the BHLB Ratio shall be less than (y) the number obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (B) (y) (such number in this clause (B) (y) that results from dividing the Final Index Price by the Index Price on the Starting Date being referred to herein as the "Index Ratio");

subject, however, to the following three sentences. If Hampden elects to exercise its termination right pursuant to this Section 10.1.9, it shall give written notice to BHLB (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, BHLB shall have the option to increase the consideration to be received by the holders of Hampden Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth), or by providing, in whole or in part, the cash equivalent thereof (at the option of BHLB), to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the BHLB Ratio. If BHLB so elects within such five-day period, it shall give prompt written notice to Hampden of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1.9 and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified.)

        For purposes of this Section 10.1.9 the following terms shall have the meanings indicated:

        "Average Closing Price" shall mean the average of the daily closing prices for the shares of BHLB Common Stock as reported by the NYSE for the 10 consecutive full trading days on which such shares are actually traded on the NYSE ending at the close of trading on the Determination Date.

        "Determination Date" shall mean the first date on which all Requisite Regulatory Approvals (and waivers, if applicable, necessary for consummation of the Merger and the Bank Merger have been received (disregarding any waiting period).

        "Final Index Price" means the sum of the Final Prices, as adjusted for the index weighting, of each company comprising the Index Group.

        "Final Price" with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company (and if there is no closing sales price on any such day, then the mean between the closing bid and the closing asked prices on that day), as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the ten consecutive trading days immediately preceding the Determination Date.

        "Index Group" means the following companies and the weights attributed to them as follows:

Name	Ticker	Index Weighting (%)
National Penn Bancshares, Inc.	NPBC	14.62
Northwest Bancshares, Inc.	NWBI	9.43
TrustCo Bank Corp NY	TRST	9.41
First Commonwealth Financial Corporation	FCF	9.10
Sterling Bancorp	STL	8.30
Brookline Bancorp, Inc.	BRKL	7.02
Provident Financial Services, Inc.	PFS	6.44
United Financial Bancorp, Inc.	UBNK	5.24
NBT Bancorp Inc.	NBTB	4.34
Community Bank System, Inc.	CBU	4.04
Dime Community Bancshares, Inc.	DCOM	3.66
S&T Bancorp, Inc.	STBA	2.96
Flushing Financial Corporation	FFIC	2.94
Customers Bancorp, Inc.	CUBI	2.65
Eagle Bancorp, Inc.	EGBN	2.58
Sandy Spring Bancorp, Inc.	SASR	2.49
Independent Bank Corp.	INDB	2.38
Tompkins Financial Corporation	TMP	1.47
WSFS Financial Corporation	WSFS	0.93

        "Index Price" means the sum of the per share closing sales price of the common stock of each company comprising the Index Group, as adjusted for the index weighting.

        "Starting Date" shall mean October 31, 2014.

        "Starting Price" means $25.78, adjusted in the same manner provided for the Index Group in the penultimate sentence of this Section.

        If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 10.1.9. If a company belonging to the Index Group announces a sale between the date of this Agreement and the Determination Date, such company shall be removed from the Index Group and the relative weighting of the companies remaining in the Index Group shall be appropriately adjusted.

        10.2    Effect of Termination.

          10.2.1  In the event of termination of this Agreement pursuant to any provision of Section 10.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 10.2, 11.1, 11.2, 11.3, 11.4, 11.5, 11.6, 11.8, 11.9, 11.10, 11.11, and any other section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

          10.2.2  If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

            (A)  Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

            (B)  In the event of a termination of this Agreement because of a breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

            (C)  As used in this Agreement, "Termination Fee" shall mean $3.6 million for the period ending 45 days from the date of this Agreement and $4.7 million thereafter. As a condition of BHLB's willingness, and in order to induce BHLB to enter into this Agreement, and to reimburse BHLB for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Hampden hereby agrees to pay BHLB, and BHLB shall be entitled to payment of, the Termination Fee by wire transfer of same day funds on the earlier of (x) the date of termination or, if such date is not a Business Day, on the next following Business Day or (y) within three (3) Business Days after written demand for payment is made by BHLB, as applicable, following the occurrence of any of the events set forth below:

                (i)  Hampden terminates this Agreement pursuant to Section 10.1.8 or BHLB terminates this Agreement pursuant to Section 10.1.7; or

               (ii)  The entering into a definitive agreement by Hampden relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving Hampden within one (1) year after the occurrence of any of the following: (i) the termination of this Agreement by BHLB pursuant to Section 10.1.2 or 10.1.3 because of a breach by Hampden or any Hampden Subsidiary after the occurrence of a bona fide Acquisition Proposal has been publicly announced or otherwise made known to the senior management or board of directors of Hampden; or (ii) the termination of this Agreement by BHLB or Hampden pursuant to Section 10.1.5 because of the failure of the stockholders of Hampden to approve this Agreement at the Hampden Stockholders Meeting after the occurrence of an Acquisition Proposal has been publicly announced or otherwise made known to the stockholders of Hampden.

            (D)  Hampden and BHLB acknowledge that the agreements contained in this Section 10.2.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, BHLB would not enter into this Agreement. The amount payable by Hampden pursuant to this Section 10.2.2 constitutes liquidated damages and not a penalty and shall be the sole and exclusive monetary remedy of such party in the event of termination of this Agreement on the bases specified in such section.

        10.3    Amendment, Extension and Waiver.

        Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of Hampden or BHLB), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of Hampden, there may not be, without further approval of such stockholders, any amendment of this Agreement which decreases the amount or value, or changes the form of, the Merger Consideration to be delivered to Hampden's stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to this Article XI may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

ARTICLE XI
MISCELLANEOUS

        11.1    Confidentiality.

        Except as specifically set forth herein, BHLB and Hampden mutually agree to be bound by the terms of the Confidentiality Agreement, which are hereby incorporated herein by reference, and all information furnished by either party to the other party or its representatives pursuant hereto (including pursuant to Sections 6.3 and 6.4) shall be subject to, and the parties shall hold such information in confidence in accordance with, the provisions of the Confidentiality Agreement. The parties hereto agree that the Confidentiality Agreement shall continue in accordance with its terms, notwithstanding the termination of this Agreement.

        11.2    Public Announcements.

        Hampden and BHLB shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither Hampden nor BHLB shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto.

        11.3    Survival.

        All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

        11.4    Notices.

        All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by (i) receipted hand delivery, (ii) facsimile with confirmation of transmission, (iii) mailed by prepaid registered or certified mail (return receipt requested), or (iv) by recognized overnight courier addressed as follows:

If to Hampden, to:	Glenn S. Welch
President and Chief Executive Officer
Hampden Bancorp, Inc.
19 Harrison Avenue
Springfield, Massachusetts 01103
With required copies to:	Samantha M. Kirby, Esq.
Joseph L. Johnson III, Esq.
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, Massachusetts 02109
If to BHLB, to:	Michael P. Daly
President and Chief Executive Officer
Berkshire Hills Bancorp, Inc.
24 North Street
Pittsfield, Massachusetts 02101
With required copies to:	Wm. Gordon Prescott
Vice President and General Counsel
Berkshire Hills Bancorp, Inc.
24 North Street
Pittsfield, Massachusetts 02101
Lawrence Spaccasi, Esq.
Marc Levy, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, NW
Suite 780
Washington, DC 20015

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given, as applicable: (i) as of the date delivered by hand, (ii) upon confirmation of transmission, (iii) three (3) Business Days after being delivered to the U.S. mail, postage prepaid, or (iv) one Business Day after being delivered to the overnight courier.

        11.5    Parties in Interest.

        This Agreement and the Voting Agreements shall be binding upon and shall inure to the benefit of the parties hereto or thereto and their respective successors and assigns; provided, however, that neither this Agreement and the Voting Agreements nor any of the rights, interests or obligations hereunder or thereunder shall be assigned by any party hereto without the prior written consent of the other party. Except for Section 7.6 hereof nothing in this Agreement is intended to confer upon any Person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

        11.6    Complete Agreement.

        This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreements, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements) between the parties, both written and oral, with respect to its subject matter.

        11.7    Counterparts.

        This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile or other electronic copy of a signature page shall be deemed to be an original signature page.

        11.8    Severability.

        In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

        11.9    Governing Law.

        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

        11.10    Interpretation.

        When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Preamble to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

        11.11    Specific Performance.

        The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without the posting of bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not seek and will agree to waive any requirement for the securing or posting of a bond in connection with the other party's seeking or obtaining such relief.

        [Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

BERKSHIRE HILLS BANCORP, INC.
/s/ MICHAEL P. DALY
Name:	Michael P. Daly
Title:	President and Chief Executive Officer
HAMPDEN BANCORP, INC.
/s/ GLENN S. WELCH
Name:	Glenn S. Welch
Title:	President and Chief Executive Officer

APPENDIX B

November 3, 2014

Board of Directors
Hampden Bancorp, Inc.
19 Harrison Avenue
Springfield, MA 01102

Members of the Board of Directors:

        Hampden Bancorp, Inc. ("HBNK") and Berkshire Hills Bancorp, Inc. ("BHLB") have entered into an Agreement and Plan of Merger dated November 3, 2014 (the "Agreement"), pursuant to which HBNK will merge with and into BHLB, with BHLB continuing as the surviving corporation (the "Merger"). Under the terms of the Agreement, at the effective time of the Merger (the "Effective Time"), each share of HBNK Common Stock (the "HBNK Shares") issued and outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive 0.81 shares of common stock of BHLB Common Stock (the "BHLB Shares" or the "Merger Consideration"), subject to a potential adjustment as provided in the Agreement. The other terms and conditions of the Merger are more fully set forth in the Agreement, and capitalized terms used herein without definition shall have meanings assigned to them in the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of HBNK Shares.

        In arriving at our opinion, we have, among other things:

  1.
  Reviewed the Agreement dated November 3, 2014;

  2.
  Reviewed certain publicly-available financial and business information of HBNK, BHLB and their affiliates which we deemed to be relevant;

  3.
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities, liquidity and prospects of HBNK and BHLB;

  4.
  Reviewed materials detailing the Merger prepared by HBNK, BHLB and their affiliates and by their legal and accounting advisors including the estimated amount and timing of the cost savings and related expenses, purchase accounting adjustments and synergies expected to result from the Merger (the "Synergies");

  5.
  Conducted conversations with members of senior management and representatives of both HBNK and BHLB regarding the matters described in clauses 1-4 above, as well as their respective businesses and prospects before and after giving effect to the Merger;

  6.
  Compared certain financial metrics of HBNK and BHLB with similarly publicly available financial metrics of other selected publicly traded banks and thrifts that we deemed to be relevant;

  7.
  Analyzed the terms and structure of the Merger relative to selected prior mergers and acquisitions involving a depository institution as the selling entity that we deemed to be relevant;

  8.
  Analyzed the projected pro forma impact of the Merger on certain projected balance sheet, capital ratios, tangible book value per share and estimated earnings per share of BHLB based on assumptions relating to the Synergies estimated by the senior management of BHLB;

November 3, 2014

  9.
  Analyzed the Merger Consideration offered relative to HBNK's tangible book value, tangible book value adjusted for excess capital, core deposits and last twelve months earnings as of September 30, 2014;

  10.
  Reviewed the recent price performance of the common stock of BHLB and compared it to other selected publicly traded banks and thrifts that we deemed relevant; and

  11.
  Reviewed such other financial information, studies, analyses and investigations and took into account such other information as we deemed appropriate for purposes of this opinion, including our assessment of general economic, market and monetary conditions.

        In preparing our opinion, we assumed and relied upon, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying), the accuracy and completeness of the information that was available to us from public sources, that was provided to us by HBNK, BHLB and their affiliates or that was otherwise reviewed by us for the purposes of this opinion. We have further relied on the assurances of the management of HBNK and BHLB that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. We were not engaged to express, and are not expressing, any opinion with respect to any other transactions or alternative proposed transactions, if any, between HBNK and BHLB. In preparing our opinion, we used publicly available earnings estimates by research analysts covering BHLB, and internal projections for HBNK provided by and discussed such estimates and projections with senior management of HBNK and BHLB, respectively. With respect to the analyses and financial forecasts supplied to us, including the Synergies, we have assumed with your consent that they were reasonably prepared and reflect the best currently available estimates and judgments of HBNK and BHLB as to future operating and financial performance of HBNK, BHLB and the surviving corporation and its affiliates to which such analyses or forecasts relate. We express no opinion as to such analyses and financial forecasts (including the Synergies) or the estimates or assumptions on which they are based. In addition, we have assumed that the Agreement is a valid, binding and enforceable agreement upon the parties and their affiliates and will not be terminated or breached by either party. We have also assumed that the representations and warranties of each party in the Agreement are true and correct in all respects material to our analyses and that each party to the Agreement will perform all of the covenants and agreements required to be performed by such party under the Agreement. We have also assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Agreement, and that the definitive Agreement does not differ in any material respect from the most recent draft thereof furnished to us. We have also assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of HBNK, BHLB and their affiliates since either (i) the date of the last financial statements made available to us and (ii) the date of the Agreement, and that no legal, political, economic, regulatory or other developments have occurred or will occur that will adversely affect these entities. We did not make or have been provided an independent evaluation or appraisal of the assets or liabilities or the collateral securing such assets or liabilities of HBNK, BHLB or their affiliates, including, but not limited to, any derivative or off-balance sheet assets or contingent or other liabilities nor have we conducted any review of individual credit files of HBNK or BHLB or evaluated the solvency of HBNK or BHLB under any state or federal laws relating to bankruptcy, insolvency or similar matters. We render no opinion or evaluation on the collectability of any asset or the future performance of any loan of HBNK or BHLB. We were not retained to evaluate loan or lease portfolios for the purpose of assessing the adequacy of the allowances for losses with respect thereto and, accordingly, we did not make an independent evaluation of the adequacy of the allowance for loan and lease losses of HBNK or BHLB or on the credit mark assumed taken in the Merger, and we have assumed, with your

November 3, 2014

consent, that the respective allowances for loan and lease losses for both HBNK and BHLB, respectively, as well as the credit mark are adequate to cover such losses and will be adequate on a pro forma basis for BHLB. We are not legal, regulatory, accounting or tax experts and have relied upon the advisors to HBNK and BHLB and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, and accounting assessments and such other information provided to, discussed with or reviewed by us. We have assumed that all required governmental, regulatory, shareholder and third party approvals have or will be received in a timely fashion and without the imposition of any condition or requirement that could adversely affect HBNK or BHLB or adversely affect the pro forma impact of the Merger, including BHLB's ability to achieve the Synergies.

        Our opinion is necessarily based on economic, market, and other conditions as existed on, and could be evaluated as of, and on the information made available to us as of, the date hereof. Events and developments occurring after the date hereof could materially affect the assumptions used in preparing this opinion, and we do not have any obligation to update, revise or reaffirm this opinion.

        Sterne, Agee & Leach, Inc. ("Sterne Agee") is acting as financial advisor to HBNK in connection with the Merger and will receive fees from HBNK for our services, a significant portion of which are contingent upon the consummation of the Merger. Sterne Agee also will receive a fee in connection with the delivery of this opinion. In addition, HBNK has agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. Other than our engagement by HBNK in connection with the Merger and our engagement by HBNK in November of 2013 to provide financial advisory services to HBNK, we have not provided investment banking services to HBNK, BHLB or their affiliates over the past two years; however, we may do so in the future. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from and sell securities to HBNK, BHLB or their affiliates.

        This opinion is for the use and benefit of the Board of Directors of HBNK in connection with its consideration of the Merger and does not constitute a recommendation to any holder of HBNK Shares as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is limited to the fairness, from a financial point of view, to the holders of HBNK Shares of the Merger Consideration and does not address the underlying business decision of HBNK to enter into the transaction, or constitute a recommendation whether or not to engage in the Merger, or the relative merits of the Merger relative to any alternative that may be available to HBNK or to the effect of any other transaction in which HBNK might engage. In rendering this opinion, we express no view or opinion with respect to the price at which the BHLB Shares may trade in the future. Further, in rendering this opinion, we express no view or opinion with respect to the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation payable to or to be received in connection with the Merger by any officer, director, or employee of any of the parties to the Merger or with respect to the fairness of any such compensation. The issuance of this opinion has been approved by the Fairness Opinion Committee of Sterne Agee.

        This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of HBNK but may not otherwise be disclosed publicly in any manner without our prior written approval.

November 3, 2014

        Based on the foregoing and such other matters we have deemed relevant, it is our opinion, as of the date hereof, that the Merger Consideration is fair from a financial point of view to the holders of HBNK Shares.

Very truly yours,

Exhibit 99.1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01Z4IC 1 U P X + Special Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title. If a partnership, please sign in partnership name by general partner or other authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR proposals 1, 2 and 3 below. For Against Abstain 1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 3, 2014, by and between Berkshire Hills Bancorp, Inc. and Hampden Bancorp, Inc. (the “Merger Agreement”). 3. To approve one or more adjournments of the special meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement. For Against Abstain 2. To consider and vote upon an advisory, non-binding proposal to approve the compensation payable to the named executive officers of Hampden Bancorp, Inc. in connection with the transactions contemplated by the Merger Agreement. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. IMPORTANT SPECIAL MEETING INFORMATION MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 2 2 2 4 8 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on March 11, 2015. Vote by Internet • Go to www.investorvote.com/HBNK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. 19 HARRISON AVENUE SPRINGFIELD, MASSACHUSETTS 01102 FORM OF REVOCABLE PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Special Meeting of Stockholders To Be Held On March 12, 2015 at 10:00 a.m., Eastern Time The undersigned hereby appoints Glenn S. Welch and Tara G. Corthell, and each or any of them, as proxies (the “Proxies”) of the undersigned, with full power to act without the other and with full power of substitution in each, and hereby authorizes each of them to represent and to vote all shares of common stock, par value $0.01 per share, of Hampden Bancorp, Inc., a Delaware corporation (the “Company”), which the undersigned may be entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the Sheraton Springfield Monarch Place Hotel, located at One Monarch Place, Springfield, MA 01144, on March 12, 2015, at 10:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present. The Proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters that may properly come before the Special Meeting. Your shares of the Company’s common stock will not be voted unless a proxy form is signed and returned, a proxy is submitted by telephone or via the Internet or the shares are voted in person at the Special Meeting. The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. PLEASE VOTE, DATE AND SIGN THIS PROXY ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the proposals set forth below. In their discretion, the Proxies are each authorized to vote upon any other matters that may properly be brought before the Special Meeting and at any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope. Proxy — HAMPDEN BANCORP, INC. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q